SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

JAKKS Pacific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

JAKKS PACIFIC, INC.

22619 Pacific Coast Highway
Malibu, CA 90265

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on September 27, 2002

       The Annual Meeting of Stockholders of JAKKS PACIFIC, INC. (the “Company”) will be held at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, on September 27, 2002 at 8:00 a.m. local time, to consider and act upon the following matters:

(1)	To elect six directors to serve for the ensuing year;

(2)	To ratify and approve the amendment of the Company’s certificate of incorporation (i) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares; (ii) to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 1,000,000 shares, to 5,000,000 shares; and (iii) to implement changes to reflect recent changes to Delaware law and that remove or revise certain obsolete provisions.

(3)	To ratify the appointment by the Board of Directors of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s independent auditor for the current fiscal year;

(4)	To ratify and approve the Company’s 2002 Stock Award and Incentive Plan.

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record as of the close of business on August 27, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors

Stephen G. Berman, Secretary

Malibu, California

August 30, 2002

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

TABLE OF CONTENTS

ELECTION OF DIRECTORS (Proposal No. 1)
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Proposal No. 2)
DESCRIPTION OF SECURITIES
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (Proposal No. 3)
RATIFICATION AND APPROVAL OF OUR 2002 STOCK AWARD AND INCENTIVE PLAN (Proposal No. 4)
BOARD RECOMMENDATION
STOCKHOLDER PROPOSALS
OTHER MATTERS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
Purpose of the Special Meeting (see pages 23 and 24)
Date, Time and Place of the Special Meeting (see page 23)
Record Date and Quorum (see page 23)
Vote Required and Revocation of Proxies (see page 25)
Parties to the Merger (see page 23)
The Merger Agreement (see pages 53 through 58)
Conditions to the Merger (see page 57)
Termination of the Merger Agreement (see pages 57 and 58)
Tax Consequences of the Merger (see pages 48 and 49)
Accounting Treatment of the Merger (see page 48)
Regulatory Matters (see page 49)
Appraisal Rights (see pages 49 through 52 and Appendix C)
Comparison of Rights of Holders of JAKKS and Toymax Capital Stock (see pages 93 through 96)
Comparative Per Share Market Price Data (see page 89)
SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
TRADEMARK AND LICENSING INFORMATION
RISK FACTORS
Risks Relating to the Merger
Risks Relating to the Operation of JAKKS
PARTIES TO THE MERGER
THE SPECIAL STOCKHOLDERS MEETING
Date, Time, Place and Record Date of the Special Stockholders Meeting
Matters to Be Voted Upon
Recommendation of Toymax’s Board of Directors
Recommendation of the Board of Directors of JAKKS and the Merger Subsidiary
Voting Information
Solicitation, Revocation and Use of Proxies
Fairness of the Merger; Opinions of Financial Advisor
Effects of the Merger; Plans for Toymax Following the Merger
Risk that the Merger Will Not Be Completed
Certain Relationships and Related Transactions
Stock Options
Employment Agreements and Other Material Agreements
Accounting Treatment of the Merger
Material Federal Income Tax Consequences
Tax Consequences of the Receipt of the Merger Consideration to Holders of Toymax Common Stock
Dissenters
Tax Consequences of the Merger to Toymax, JAKKS and the Merger Subsidiary
Regulatory Matters
Dissenters’ Rights of Appraisal
Listing of JAKKS Common Stock
THE MERGER AGREEMENT
The Merger
Effective Time of the Merger
Structure; Merger Consideration
Treatment of Options
Payment for Shares; Exchange of Toymax Certificates
Transfer of Shares
Officers, Directors and Governing Documents
Representations and Warranties
Conduct of Business Pending the Merger
Stockholders Meeting; Recommendation of Board of Directors
Regulatory and Other Consents and Approvals
Conditions to the Merger
Termination of the Merger Agreement by JAKKS or Toymax
Amendment and Waiver
No Termination Fee
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
BUSINESS OF THE PARTIES TO THE MERGER
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF JAKKS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TOYMAX
PRICE RANGE OF COMMON STOCK
COMPARISON OF RIGHTS OF STOCKHOLDERS OF JAKKS AND TOYMAX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
JAKKS
Toymax
DIRECTORS AND EXECUTIVE OFFICERS OF JAKKS
EXECUTIVE COMPENSATION FOR JAKKS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR JAKKS
OTHER MATTERS
LEGAL OPINION
EXPERTS
FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSOLIDATED BALANCE SHEETS
TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2000, 2001 and 2002
APPENDIX A
EXHIBIT A
SCHEDULE 5.4 TO MERGER AGREEMENT OPTION CONVERSION
APPENDIX B
STOCK PURCHASE AGREEMENT
SCHEDULE I TO STOCK PURCHASE AGREEMENT STOCKHOLDERS
APPENDIX C
PART I
Item 1. Business
Item 2. Properties
Item 3. Legal Proceedings
Item 4. Submission of Matters to a Vote of Security Holders
PART II
Item 5. Market for the Registrant’s Common Equity and Related Stockholder Matters
Item 6. Selected Consolidated Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 7A. Quantitative and Qualitative Disclosures About Market Risk
Item 8. Financial Statements and Supplementary Data
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
PART III
Item 10. Directors and Executive Officers of the Registrant
Item 11. Executive Compensation
Item 12. Security Ownership of Certain Beneficial Owners and Management
Item 13. Certain Relationships and Related Transactions
PART IV
Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K
SIGNATURES
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSOLIDATED BALANCE SHEETS
TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2000, 2001 and 2002
TOYMAX INTERNATIONAL, INC. INDEX TO FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AUGUST 1, 2002
Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Item 3. Quantitative and Qualitative Disclosures About Market Risk
PART II. OTHER INFORMATION
Item 1. Legal Proceedings
Item 2. Changes in Securities and Use of Proceeds
Item 3. Defaults By the Company Upon Its Senior Securities
Item 4. Submission of Matters to a Vote of Security Holders
Item 5. Other Information
Item 6. Exhibits and Reports on Form 8-K
SIGNATURES

JAKKS PACIFIC, INC.

22619 Pacific Coast Highway
Malibu, CA 90265

Proxy Statement for the 2002 Annual Meeting of Stockholders

To be Held on September 27, 2002

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the “Company”) for use at the 2002 Annual Meeting of Stockholders to be held on September 27, 2002, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

      The shares of our common stock represented by each proxy will be voted in accordance with the stockholder’s instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Annual Meeting.

      We are mailing this Proxy Statement to our stockholders on or about August 30, 2002, accompanied by our Annual Report to Stockholders for our fiscal year ended December 31, 2001.

Voting Securities and Votes Required

      At the close of business on August 27, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 23,585,149 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

      The affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the ratification and approval of an amendment to the Company’s certificate of incorporation, the ratification of the appointment by the Board of Directors of PKF, Certified Public Accountants, A Professional Corporation, as our independent auditor for the current fiscal year and the ratification and approval of our 2002 Stock Award and Incentive Plan, all as hereinafter described. A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of July 9, 2002 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) each of the executive officers named below, and (4) all our directors and executive officers as a group.

	Amount and
	Nature of	Percent of
Name of	Beneficial	Outstanding
Beneficial Owner(1)	Ownership(2)	Shares

Kern Capital Management LLC(3)	1,183,800	5.0%
Jack Friedman(4)	468,717	1.9
Stephen G. Berman(5)	98,387	*
Joel M. Bennett(6)	41,698	*
Michael Bianco, Jr.(7)	75,306	*
David C. Blatte(8)	37,500	*
Robert E. Glick(9)	54,019	*
Michael G. Miller(10)	44,644	*
Murray L. Skala(11)	56,657	*
All directors and executive officers as a group (8 persons)(12)	863,981	3.6%

*	Less than 1% of our outstanding shares.

(1)	Unless otherwise indicated the address is at our executive offices, 22619 Pacific Coast Highway, Malibu, California 90265.

(2)	The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission (the “SEC”). Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after May 13, 2002. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)	Mr. Robert E. Kern, Jr. and Mr. David G. Kern (“Messrs. Kern”), principals and controlling members of Kern Capital Management LLC (“KCM”), have also reported beneficial ownership of these shares. The address of KCM and Messrs. Kern is 114 West 47th Street, Suite 1926, New York, New York 10036. All the information presented in this Item with respect to these beneficial owners was extracted solely from their Schedule 13G jointly filed on February 14, 2002.

(4)	Includes 12,947 shares held in trusts for the benefit of children of Mr. Friedman. Also includes 455,770 shares which Mr. Friedman may purchase upon the exercise of certain stock options.

(5)	Represents shares which Mr. Berman may purchase upon the exercise of certain stock options.

(6)	Includes 14,448 shares which Mr. Bennett may purchase upon the exercise of certain stock options.

(7)	Includes 35,256 shares which Mr. Bianco may purchase upon the exercise of certain stock options.

(8)	Represents shares which Mr. Blatte may purchase upon the exercise of certain stock options.

(9)	Represents shares which Mr. Glick may purchase upon the exercise of certain stock options.

(10)	Represents shares which Mr. Miller may purchase upon the exercise of certain stock options.

(11)	Includes 52,771 shares which Mr. Skala may purchase upon the exercise of certain stock options. Also includes 3,186 shares held by Mr. Skala as trustee under trusts for the benefit of children of Mr. Friedman.

(12)	Includes 12,947 shares held in trusts for the benefit of children of Mr. Friedman and an aggregate of 792,795 shares which the directors and executive officers may purchase upon the exercise of certain stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      To the best of our knowledge, all Forms 3, 4 or 5 required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the fiscal year ended December 31, 2001 were filed on a timely basis.

ELECTION OF DIRECTORS

(Proposal No. 1)

      The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

Nominees

      Certain information about the nominees to serve as our directors (all of whom are currently directors) is set forth below.

Name	Age	Positions with the Company	Director Since

Jack Friedman	63	Chairman and Chief Executive Officer	January 1995
Stephen G. Berman	37	Chief Operating Officer, President,	January 1995
		Secretary and Director
David C. Blatte	38	Director	January 2001
Robert E. Glick	56	Director	October 1996
Michael G. Miller	53	Director	February 1996
Murray L. Skala	55	Director	October 1995

      Jack Friedman has been our Chairman and Chief Executive Officer since co-founding JAKKS with Mr. Berman in January 1995. Until December 31, 1998, he was also our President. From January 1989 until January 1995, Mr. Friedman was Chief Executive Officer, President and a director of THQ Inc., a developer, publisher and distributor of interactive entertainment software (“THQ”). From 1970 to 1989, Mr. Friedman was President and Chief Operating Officer of LJN Toys, Ltd., a toy and software company. After LJN was acquired by MCA/ Universal, Inc. in 1986, Mr. Friedman continued as President until his departure in late 1988. Mr. Friedman is a director of Toymax International Inc. (“Toymax”), a publicly-held company which develops and markets toys and related products.

      Stephen G. Berman has been our Chief Operating Officer and Secretary since co-founding JAKKS with Mr. Friedman in January 1995. Since January 1, 1999, he has also served as our President. From our inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services. Mr. Berman is a director of Toymax.

      David C. Blatte has been one of our directors since January 2001. From January 1993 to May 2000, Mr. Blatte was a Senior Vice President in the specialty retail group of the investment banking division of Donaldson, Lufkin and Jenrette Securities Corporation. Since May 2000, Mr. Blatte has been a principal in Catterton Partners, a private equity fund. Mr. Blatte is a director of Case Logic, Inc., a privately-held consumer products company. Mr. Blatte is a director of Toymax.

      Robert E. Glick has been one of our directors since October 1996. He has been, for more than 20 years, an officer, director and principal stockholder in a number of privately-held companies which manufacture and market women’s apparel. Mr. Glick is a director of Toymax.

      Michael G. Miller has been one of our directors since February 1996. From 1979 until 1998, Mr. Miller was President and a director of several privately-held affiliated companies, including a list brokerage and list management consulting firm, a database management consulting firm, and a direct mail graphic and creative design firm. Mr. Miller’s interests in these companies were sold in May 1998. Since 1991, he has been President of an advertising company. Mr. Miller is a director of Toymax.

      Murray L. Skala has been one of our directors since October 1995. Since 1976, Mr. Skala has been a partner of the law firm Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our general counsel. Mr. Skala is a director of Traffix, Inc., a publicly-held company in the business of database marketing and is a director of Toymax.

Committees of the Board of Directors

      We have an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a Nominating Committee and performs the functions of a Nominating Committee itself.

      Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of our outside auditor; to monitor our relationships with our outside auditor and its interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditor; and to monitor management’s compliance with applicable legal requirements and ethical standards. Messrs. Blatte, Glick and Miller, all of whom are our non-employee directors, are the current members of the Audit Committee. The Board has adopted a written Audit Committee Charter for the Audit Committee, a copy of which was filed as Appendix A to our proxy statement for our 2001 Annual Meeting of Stockholders.

      Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives and compensation, other than our Third Amended and Restated 1995 Stock Option Plan (the “Option Plan”). Messrs. Friedman, Miller and Skala are the current members of the Compensation Committee. If the 2002 Stock Award and Incentive Plan (the “2002 Plan”) is approved, the board of directors intends to dissolve the Stock Option Committee and incorporate the duties of the Stock Option Committee into the duties of the Compensation Committee. The additional duties of the Compensation Committee would include determining the recipients of and the size of awards granted under both of the Option Plan and the 2002 Plan. Furthermore, if the 2002 Plan is approved, Messrs. Friedman and Skala will resign from the Compensation Committee and its members will be Messrs. Miller and Glick, both of whom are non-employee directors.

      Stock Option Committee. The function of the Stock Option Committee is to determine the recipients of and the size of awards granted under the Option Plan. Messrs. Glick and Miller, both of whom are non-employee directors, are the current members of the Stock Option Committee. As described above in our discussion of the Compensation Committee, if the 2002 Plan is approved, this committee will be dissolved.

      In 2001, our Board held five meetings and acted by unanimous consent four times; our Stock Option Committee acted by unanimous consent twice; and our Audit Committee met once.

Executive Officers

      Our officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. Two of our executive officers, Jack Friedman and Stephen G. Berman, are also directors of the Company. See the section above entitled “Nominees” for biographical information about these officers.

      Joel M. Bennett, 40, joined us in September 1995 as our Chief Financial Officer and was given the additional title of Executive Vice President in May 2000. From August 1993 to September 1995, he served in several financial management capacities at Time Warner Entertainment Company, L.P., including Controller of Warner Bros. Consumer Products Worldwide Merchandising and Interactive Entertainment. From June 1991 to August 1993, he was Vice President and Chief Financial Officer of TTI Technologies, Inc., a direct-mail computer hardware and software distribution company. From 1986 to June 1991, Mr. Bennett held various financial management positions at The Walt Disney Company, including Senior Manager of Finance for its international television syndication and production division. Mr. Bennett holds a Master of Business Administration degree and is a Certified Public Accountant.

      Michael Bianco, Jr., 44, has been an Executive Vice President since July 2001 and was given the additional title of Chief Merchandising Officer in February 2001. Until July 2001, he had served as a Senior Vice President of our Flying Colors division since joining us in October 1999, when we acquired Flying Colors Toys, where he had been President and a principal shareholder since July 1996. From 1994 to 1996, Mr. Bianco served as Executive Vice President of Rose Art Industries, Inc., a manufacturer of craft and activity products, and from 1976 to 1993, he served in various capacities, including Vice President of Merchandising, at toy retailer Kay Bee Toys.

Certain Relationships and Related Transactions

      One of our directors, Murray L. Skala, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, which has performed, and is expected to continue to perform, legal services for us. In 2001, we incurred approximately $1,129,000 for legal fees and reimbursable expenses payable to that firm.

      In April 2000, we loaned $1,500,000 to each of Jack Friedman and Stephen G. Berman. The entire principal amount of each loan is due on April 28, 2003 and, until repaid, interest thereon is payable semi-annually at the rate of 6.5% per annum. Mr. Berman’s indebtedness to us under his loan is secured by a deed of trust on certain real property. As of May 7, 2002, the outstanding principal balances of Mr. Friedman’s and Berman’s loans were $975,000 and $995,000, respectively. In May 2000, we loaned $250,000 to Joel M. Bennett. The entire principal amount of his loan, together with interest accrued thereon at the rate of 7.0% per annum, was due on May 12, 2002. Pursuant to our agreement with Mr Bennet, we agreed to forgive all of his indebtedness to us under his loan if he continued to be employed by us on such date. As of May 12, 2002, accrued interest to date on Mr. Bennett’s loan was $35,000.00. All three loans were made to assist our executive officers in meeting certain personal financial obligations.

      Michael Bianco, Jr., an Executive Vice President and our Chief Merchandising Officer, was one of the selling shareholders from whom we acquired Flying Colors Toys in October 1999. In connection with that acquisition, we agreed to pay an earn-out, in an amount not less than $2.5 million nor more than $4.5 million, in each of the three twelve-month periods following the closing if the gross profit of Flying Colors products achieve certain targeted levels during these periods. In 2001, we paid $1,850,000 to Mr. Bianco on account of the earn-out for the twelve-month period ended September 30, 2001.

Executive Compensation

      The following table sets forth the compensation we paid for our fiscal years ended December 31, 1999, 2000 and 2001 to our Chief Executive Officer and to our four most highly compensated executive officers (other than our Chief Executive Officer) whose compensation exceeded $100,000 on an annual basis (collectively, the “Named Officers”).

Summary Compensation Table

					Long-Term Awards
	Annual Compensation
					Restricted
				Other Annual	Stock
Name and		Salary	Bonus	Compensation	Awards	Options
Principal Position	Year	($)	($)	($)	($)	(#)

Jack Friedman	2001	821,000	1,706,390	—	—	175,000
Chairman and Chief	2000	771,000	1,613,401	—	—	207,254	(1)
Executive Officer	1999	521,000	1,750,000	—	—	232,500
Stephen G. Berman	2001	796,000	1,706,390	—	—	175,000
Chief Operating Officer,	2000	746,000	1,613,401	—	—	346,024	(2)
President and Secretary	1999	496,000	1,750,000	—	—	394,500
Joel M. Bennett	2001	247,500	160,000	—	—	20,000
Executive Vice President and	2000	225,000	140,000	—	—	211,700	(3)
Chief Financial Officer	1999	155,000	130,000	—	—	42,500
Michael Bianco, Jr.	2001	550,000	450,000	—	—	150,000
Executive Vice President and Chief	2000	450,000	300,000	—	—	75,263
Merchandising Officer	1999	75,000	—	—	—	15,000

(1)	Includes options to purchase 182,254 shares issued in replacement of options to purchase 257,500 shares pursuant to a reset in the price of those options.

(2)	Includes options to purchase 321,024 shares issued in replacement of options to purchase 419,500 shares pursuant to a reset in the price of those options.

(3)	Includes options to purchase 110,874 shares issued in replacement of options to purchase 143,326 shares pursuant to a reset in the price of those options.

      The following table sets forth certain information regarding options granted to the Named Officers in 2001.

Option/ SAR Grants in Last Fiscal Year

Individual Grants

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options/SARs			of Stock Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options/SARs	Employees in	or Base Price
Name	Granted (#)	Fiscal Year(1)	($/Share)	Expiration Date	5%($)	10%($)

Jack Friedman	175,000	26.6%	16.25	7/11/07	967,146	2,194,133
Stephen G. Berman	175,000	26.6%	16.25	7/11/07	967,146	2,194,133
Joel M. Bennett	20,000	3.0%	16.25	7/11/07	110,531	250,758
Michael Bianco, Jr.	150,000	22.8%	16.25	7/11/07	828,983	1,880,685

(1)	Options to purchase a total of 658,500 shares of our common stock were granted to our employees, including the Named Officers, during 2001.

      The following table sets forth certain information regarding options exercised and exercisable during 2001, and the value of options held as of December 31, 2001 by the Named Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year End Option/SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack Friedman	—	—	426,835	305,419	5,360,010	1,916,890
Stephen G. Berman	145,000	1,851,111	198,481	402,557	2,430,946	2,992,694
Joel M. Bennett	40,489	520,692	1,330	109,057	14,730	1,040,306
Michael Bianco, Jr.	12,756	162,781	1,466	220,813	16,236	1,189,254

(1)	The difference between (x) the product of the number of exercised options and the average sale price per share of the common stock sold on the exercise dates and (y) the aggregate exercise price of such options.

(2)	The difference between (x) the product of the number of unexercised options and $18.95 (the closing sale price of the common stock on December 31, 2001) and (y) the aggregate exercise price of such options.

Compensation of Directors

      Directors currently receive an annual cash stipend on January 1 of each year in the amount of $10,000 for serving on the Board, and are reimbursed for reasonable expenses incurred in attending meetings. In addition, our Option Plan provides for each newly elected non-employee director to receive at the commencement of his term an option to purchase 37,500 shares of our common stock at their then current fair market value, and for grants to our non-employee directors on January 1 and July 1 of each year of an option to purchase 7,500 shares of our common stock at their then current fair market value. In the event the 2002 Plan is adopted at the Meeting, no further grants of options will be made under the Option Plan. Nevertheless, the 2002 Plan also provides for similar option grants, so that, if the 2002 Plan is adopted, non-employee directors will continue to be issued the options described above. Options granted to a non-employee director expire upon the termination of the director’s services for cause, but may be exercised at any time during a one-year period after such person ceases to serve as a director for any other reason.

Employment Agreements

      On July 1, 1999, we entered into 10-year employment agreements with Jack Friedman and Stephen G. Berman, respectively, pursuant to which Mr. Friedman serves as our Chairman and Chief Executive Officer and Mr. Berman serves as our President and Chief Operating Officer. Mr. Friedman’s annual base salary in 2002 is $846,000 and Mr. Berman’s is $821,000. Their annual base salaries are subject to annual increases in an amount, not less than $25,000, determined by our Board of Directors. Each of them is also entitled to receive an annual bonus equal to 4% of our pre-tax income, but not more than $2,000,000, if our pre-tax income is are at least $2,000,000.

      On May 8, 2000, we entered into an employment agreement with Joel M. Bennett pursuant to which Mr. Bennett serves as an Executive Vice President and our Chief Financial Officer during a four-year term from January 1, 2000 to December 31, 2003. Mr. Bennett’s annual base salary in 2002 is $272,500. His annual base salary is subject to annual increases in an amount determined by our Board of Directors. He is also entitled to receive an annual bonus equal to the product of his base salary and the percentage year-over-year increase in our pre-tax income, but not less than $75,000 nor more than his base salary.

      On July 12, 2001, we amended and restated our employment agreement with Michael Bianco, Jr. The new agreement provides for Mr. Bianco to serve as an Executive Vice President during a term ending on

December 31, 2007. Mr. Bianco’s annual base salary in 2002 is $575,000. His annual base salary is subject to annual increases, in an amount not less than $25,000, determined by our Board of Directors. In February 2002, we appointed Mr. Bianco to serve as our Chief Merchandising Officer.

      If we terminate Mr. Friedman’s, Mr. Berman’s, Mr. Bianco’s or Mr. Bennett’s employment other than “for cause” or if he resigns because of our material breach of the employment agreement or because we cause a material change in his employment, we are required to make a lump-sum severance payment in an amount equal to his base salary and bonus during the balance of the term of the employment agreement, based on his then applicable annual base salary and bonus. In the event of the termination of his employment under certain circumstances after a “Change of Control” (as defined in the employment agreement), we are required to make to him a one-time payment of an amount equal to 2.99 times his “base amount” determined in accordance with the applicable provisions of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

      Mr. Friedman, Mr. Miller and Mr. Skala were the three members of our Compensation Committee in 2001. Mr. Jack Friedman, our Chairman and Chief Executive Officer, is the only member of our Compensation Committee who is or formerly was an officer or employee of JAKKS or any of its subsidiaries. Our Board believes that Mr. Friedman’s assessment of the performance and contribution of our other employees and his views on the appropriate manner and level of compensation for their services are essential to the Compensation Committee’s ability to evaluate and make determinations with respect to compensation matters. However, Mr. Friedman does not participate in any deliberations or determinations by the Compensation Committee or our Board with respect to his own compensation. Furthermore, if the 2002 Plan (see Proposal No. 4 below) is approved, Messrs. Friedman and Skala will resign from the Compensation Committee and will be replaced by Mr. Glick.

      None of our executive officers has served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview

      Our approach to employee compensation is grounded in our belief that our most important resource is our people. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets, proprietary technology or other special properties or rights, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry.

      One of our key management principles is to operate with a “lean and mean” executive staff. This allows for quick decision-making and efficient operation, but also stresses clearly delineated responsibilities and accountability for each area of business. We believe that we have assembled an outstanding management team and that this has been a primary factor in our success to date. Accordingly, we have determined that the paramount aim of our compensation policy should be to attract and retain the most promising people available to work for us and to motivate them so that they perform to their maximum potential.

      Our Board of Directors determines the compensation of our executive officers, except that Mr. Friedman and Mr. Berman do not participate in any deliberations or determinations with respect to their compensation. Mr. Friedman and Mr. Berman generally determine the compensation of other management employees, subject to oversight by the Board of Directors. Executive compensation is generally determined based on a subjective evaluation of the executive’s efforts and achievements, our overall performance and the executive’s contribution thereto. The role of our Compensation Committee in this process is to review our compensation policy for management employees, to recommend to the Board programs and policies related to employee compensation and benefits, and to administer programs and plans relating thereto, other than the Option Plan. Our Stock Option Committee is authorized to administer the Option Plan and, in particular, to determine the persons to whom, the number of shares for which, and the times and exercise prices at which options are granted.

Executive Compensation

      Our executive compensation consists of four components:

  Base Salary

      The base salaries of Mr. Friedman, Mr. Berman, Mr. Bennett and Mr. Bianco are determined by our Board of Directors in accordance with their respective employment agreements. We determine the base salary of each of our other executive officers on an annual basis.

  Incentive Bonus

      Generally, we award a cash bonus to our management employees based on their personal performance in the past year and the overall performance of the Company. Mr. Friedman, Mr. Berman, Mr. Bennett and Mr. Bianco are entitled to receive a formula-based bonus under their respective employment agreements, and may also receive additional discretionary bonuses.

  Stock Option Grants

      We believe that an important element of our compensation policy is to align the interests of our management employees with the long-term interests of our stockholders. The most direct way to accomplish this is by giving our executives an equity stake in our Company, which we do by granting stock options to our employees as a non-cash component of incentive compensation. Options are granted to employees by the Board of Directors or our Stock Option Committee, based on the recommendations of Mr. Friedman and Mr. Berman (except that they do not participate in determining their own option grants). To date, the exercise price of each option granted under our Option Plan was set equal to the Nasdaq closing price of our common stock on the date of grant (except where a higher exercise price was required in order for the option to qualify as an “incentive stock option” under the Internal Revenue Code when the option is granted to a 10% stockholder), and we intend to continue this practice in general. Beginning in 1999, we have provided for all options granted under our Option Plan to vest in increments of 15%, 15%, 15%, 25% and 30% over the five-year period beginning on the first anniversary of the date of grant, and to terminate six years after the date of grant. We believe that the relatively long and back-end weighted vesting period encourages a long-term commitment to the Company by the option grantee.

  Employee Benefits

      We provide customary employee benefits, such as medical and hospitalization insurance, paid vacation and a 401(k) retirement savings plan, to all our full-time employees. In addition, certain of our management employees are entitled to perquisites, such as an automobile allowance.

Chief Executive Officer Compensation

      In 2001, Mr. Friedman, our chief executive officer, earned a base salary of $821,000 and a bonus of $1,706,390, and was granted options to purchase 175,000 shares of our common stock, and Mr. Berman, our chief operating officer, earned a base salary of $796,000 and a bonus of $1,706,390, and was granted options to purchase 175,000 shares of our common stock. Mr. Friedman and Mr. Berman are subject to employment agreements which require us to increase their salary each year by an amount not less than $25,000 and which provide for a formula-based 4% Bonus linked to our Pre-Tax Income (as defined). The 4% Bonus accounted for their respective bonuses in 2001. In order to implement an understanding between them (and although there is no legally binding agreement that requires it) we have paid, and expect to continue to pay, substantially equal cash compensation to Mr. Friedman and Mr. Berman, the principal difference being that Mr. Friedman’s base salary is fixed in an amount $25,000 higher than that of Mr. Berman.

      We believe that our success to date has been to a significant extent attributable to the personal efforts of Mr. Friedman and Mr. Berman. They founded the Company, established its business philosophy and operating structure and were the driving force behind our central theme of focusing our business on “evergreen” products. Mr. Friedman’s long-term relationship with World Wrestling Federation Entertainment, Inc. was instrumental in our acquiring our successful World Wrestling Federation licenses. In his nearly four-decade-long career in the toy industry, he has established an important network of relationships that we have been able to exploit in product acquisition, production and sales. Both Mr. Berman and Mr. Friedman embody our management philosophy with a “hands on” approach in all areas of our business. In addition to their general supervisory functions, they are directly involved in license acquisition, product design and development, production, and sales and marketing, as well as our financing and acquisition efforts. Their efforts have resulted in our identifying and securing the World Wrestling Federation licenses and other desirable licenses and properties, the rapid expansion of our product lines, our achieving significant production efficiencies and the development of a loyal and growing customer base.

Considerations with Respect to Tax Deductibility

      The deductibility of compensation payments in excess of $1,000,000 to each of our chief executive officer or four other most highly compensated executive officers is subject to certain limitations under Section 162(m) of the Internal Revenue Code. The Board of Directors and the Compensation Committee take into account the effect of the loss of deductibility of executive compensation that exceeds $1,000,000 as one factor in its consideration of the appropriate manner and level of compensation for our executives. While they seek to minimize any adverse impact of these limitations, they may not confine compensation to the $1,000,000 limit in order to maintain flexibility to award greater compensation where appropriate.

Members of the Compensation Committee:

Jack Friedman
Michael Miller
Murray L. Skala

PERFORMANCE GRAPH

      The graph and table below display the relative performance of our common stock, the Russell 2000 Price Index (the “Russell 2000”) and a peer group index over the period from May 1, 1996 (the first day on which our common stock was publicly traded) to December 31, 2001 by comparing the cumulative total stockholder return (which assumes reinvestment of any dividends) on an assumed $100 investment in our common stock (at its initial public offering price of $4.16), the Russell 2000 and the peer group index at the market close on capitalization weighted basis, the common stocks of eight companies: Acclaim Entertainment, Inc., Action Performance Companies, Inc., Empire of Carolina, Inc., Equity Marketing, Inc., The First Years, Inc., Hasbro, Inc., Mattel, Inc. and Russ Berrie and Company, Inc. We believe that these companies represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The historical performance data presented below may not be indicative of the future performance of our common stock, either reference index or any component company in either reference index.

	Apr. 30, 1996	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001

JAKKS Pacific	100.00	127.87	127.87	171.82	448.03	218.34	451.64
Peer Group	100.00	103.54	136.79	112.78	74.65	70.59	96.47
Russell 2000	100.00	105.25	128.65	125.77	152.63	148.16	151.98

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed our audited financial statements for 2001 with our management and has discussed with PKF, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from PKF required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PKF that firm’s independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2001 for filing with the SEC.

Members of the Audit Committee:

David C. Blatte
Robert E. Glick
Michael G. Miller

ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Proposal No. 2)

      On April 8, 2002, the Board of Directors unanimously resolved, subject to stockholder approval, to amend and restate our Certificate of Incorporation (the “New Certificate”). The New Certificate would amend and restate the Certificate of Incorporation as follows:

•	increase the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares;

•	revise certain provisions of the New Certificate so that they reflect current Delaware General Corporate Law and eliminate provisions of the Certificate of Incorporation that are obsolete.

Purpose and Effect of the Amendment

      We Urge Each Stockholder to Carefully Read the New Certificate Before Voting on This Proposal.

•	Increase the number of authorized shares of common stock and preferred stock

      If Proposal 2 is approved, Article Fourth of the Certificate of Incorporation would be amended by Article Fourth of the New Certificate to increase the authorized shares of common stock to 100,000,000 shares and to increase the authorized shares of preferred stock to 5,000,000 shares.

      The additional shares of common stock to be authorized by adoption of Proposal 2 would have rights identical to the currently outstanding common stock. Adopting Proposal 2 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of common stock are actually issued, any such issuance would have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

      The additional shares of preferred stock to be authorized by adoption of Proposal 2 would be blank check preferred stock, which means that the Board of Directors may authorize and issue such preferred stock from time to time, upon such terms and conditions as the Board of Directors may approve. These rights are identical to the rights to the currently authorized preferred stock. Adopting Proposal 2 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of preferred stock are actually issued, any such issuance could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

      We currently have 25,000,000 authorized shares of common stock. As of July 8, 2002, 23,585,149 shares of common stock were outstanding and 1,745,813 shares of common stock were subject to awards under the Option Plan. We currently have 1,000,000 authorized shares of preferred stock. As of July 8, 2002, there were no shares of preferred stock issued and outstanding.

Reasons to Increase the Amount of Authorized Shares

      The principal purpose to authorize additional shares of common stock and preferred stock is to provide us with additional financial flexibility to issue common stock and/or preferred stock for purposes which may be identified in the future, including, without limitation, to distribute common stock to stockholders pursuant to stock splits and/or stock dividends, to raise equity capital, to provide sufficient shares for issuance under the existing Option Plan and proposed 2002 Plan, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of common stock, and to effect other corporate transactions, including without limitation, our agreement with Toymax to pay its stockholders a combination of cash and our common stock to complete our acquisition of the remaining outstanding shares of Toymax common stock, as described in detail in this Proxy Statement in the section entitled “Future Issuance of Our Common Stock.”

      The availability of additional shares of common stock and/or preferred stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of authorized shares of common stock and/or preferred stock would enable the Board of Directors to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If Proposal 2 is approved by our stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or preferred stock, except as may be required by applicable law or the rules of any stock exchange upon which our securities may be listed. The holders of common stock do not have preemptive rights to purchase any shares issued in the future.

      The proposed increase in the authorized number of shares of common stock and preferred stock could have a variety of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

•	Revise the Certificate of Incorporation to Reflect Current Delaware Law and Eliminate Provisions That are Obsolete

      The Certificate of Incorporation contains provisions that are obsolete or that do not reflect current Delaware corporate practice. The following is a summary description of these provisions and the proposed amendments thereto, as set forth in the New Certificate. The Board of Directors does not anticipate that any of such changes will materially affect our governance, business, operations or prospects.

      The Certificate of Incorporation provides, in Article Third, the purpose and business in which we may engage. Article Third of the New Certificate provides that “[t]he purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.” The wording of the proposed new purpose clause follows the wording of the applicable Delaware statutory provision more closely than that of the purpose clause in the Certificate of Incorporation. The Board of Directors believes the purpose clause in the Certificate of Incorporation may restrict us from engaging in business that may be in our best interests to pursue. The Board of Directors believes that the restated purpose clause in the New Certificate would allow us to engage in various activities to the maximum extent allowed by Delaware law.

      Article Seventh of the Certificate of Incorporation lists specific powers the Board of Directors may exercise “in furtherance, and not in limitation of the powers conferred by statute.” Other than the power to adopt, amend, and alter bylaws, listing specific powers of the Board of Directors is unnecessary under Delaware law. Section 141 of the Delaware General Corporation Law provides that the business and affairs of every corporation organized under the laws of Delaware shall be managed by or under the direction of the board of directors unless otherwise provided in the Delaware General Corporation Law or a corporation’s certificate of incorporation. Article Sixth of the New Certificate continues to permit the Board of Directors to adopt, amend and alter our bylaws, but does not list any additional powers of the Board of Directors because listing additional powers is unnecessary.

      Article Sixth of the Certificate of Incorporation relates to a Delaware court’s ability to order a special meeting of our creditors if we become insolvent. In such a meeting, the creditors would vote on a compromise or settlement arrangement between them and our company. It is inconsistent with current Delaware corporate practice to include such a compromise and settlement provision in the Certificate of Incorporation. Additionally, there are doubts concerning the constitutionality of whether non-resident creditors can be by required to attend such a court imposed meeting of creditors. Accordingly, Article Sixth of the Certificate of Incorporation is not included in the New Certificate.

DESCRIPTION OF SECURITIES

General

      If Proposal No. 2 is passed by our stockholders, we will be authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of August 20, 2002, 23,585,149 shares of our common stock were outstanding and owned of record by approximately 106 persons, and no shares of our preferred stock were outstanding.

Common Stock

      Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. Holders of common stock will be entitled to receive ratably dividends, if any, declared from time to time by our Board of Directors, and will be entitled to receive ratably all of our assets available for distribution to them upon liquidation. Holders of common stock have no preemptive, subscription or redemption rights. All the currently outstanding shares of our common stock are, and all shares of our common stock offered by us hereby, upon issuance and sale, will be, fully paid and nonassessable.

Preferred Stock

      Our certificate of incorporation currently provides that we are authorized to issue up to 1,000,000 shares of “blank check” preferred stock. Without any further approval by our stockholders, our Board of Directors may designate and authorize the issuance, upon the terms and conditions it may determine, of one or more classes or series of preferred stock with prescribed preferential dividend and liquidation rights, voting, conversion, redemption and other rights. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the common stock. Under certain circumstances, the issuance of preferred stock could also make it more difficult for a third party to gain control of JAKKS, discourage bids for the common stock at a premium or otherwise adversely affect the market price of our common stock. We do not currently have any shares of preferred stock outstanding.

FUTURE ISSUANCE OF OUR COMMON STOCK

Toymax Transactions

      On March 10, 2002, we acquired approximately 66.8% of the outstanding voting shares of Toymax International, Inc. (“Toymax”) pursuant to a Stock Purchase Agreement, dated as of February 10, 2002, between Toymax, certain principal stockholders of Toymax and our Company. In connection with this purchase, we entered into an Agreement of Merger, dated February 10, 2002, with Toymax and our wholly-owned merger subsidiary pursuant to which we may acquire the remaining outstanding shares of Toymax common stock (not owned by us) at a per share price of $3.00 in cash plus ..0798 shares of our common stock (325,853 shares in the aggregate), subject to certain adjustments set forth in the Agreement of Merger.

      If Proposal No. 2 is passed by our stockholders and after such time as our certificate of incorporation has been amended and restated to increase the amount of our authorized shares of common stock, we intend to issue such 325,853 shares of our common stock to complete the Toymax merger.

      For a complete description of the merger and the Agreement of Merger, see the Joint Proxy Statement/ Prospectus prepared by Toymax and us covering the merger, filed with the SEC on July 10, 2002, and which is included herein as Appendix 1.

Financial and Other Information of Toymax

      Toymax’s Audited Consolidated Financial Statements for the three-year period ended March 31, 2002, Unaudited Interim Financial Statements for the quarter ended June 30, 2002, Selected Historical Financial Data, Unaudited Pro Forma Consolidated Financial Statements, Notes to Unaudited Pro Forma Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations that are set forth in the Joint Proxy Statement/ Prospectus at Appendix 1 are incorporated herein by reference. Toymax’s principal accountant, PKF, Certified Public Accountants, A Professional Corporation, is expected to be present at the Meeting, will have the opportunity to make a statement if PKF desires to do so and is expected to be available to respond to appropriate questions.

Mergers, Consolidations, Acquisitions and Similar Matters

      As discussed above, we intend to acquire the remaining outstanding shares of Toymax pursuant to a merger of our wholly-owned merger subsidiary with and into Toymax. The complete details of our proposed merger and exchange of Toymax common stock for cash plus our common stock are set forth in the Joint Proxy Statement/ Prospectus at Appendix 1 incorporated herein by reference.

Information Incorporated by Reference

      Any document that is incorporated by reference into this proxy statement but is not delivered to our security holders, JAKKS will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). Please direct such requests to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, (310) 456-7799, Attention: Joel M. Bennett.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal No. 3)

      Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of PKF, Certified Public Accountants, A Professional Corporation, as the principal independent auditor of the Company for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. This firm has served as our independent auditor since our inception in 1995. If the appointment of this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint another independent auditor. Representatives of the firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

      In 2001 the aggregate fees billed for professional services provided by PKF to us were as follows:

Audit Fees(1)	$245,400
Financial Information Systems Design and Implementation Fees(2)	$980
All Other Fees(3)	$188,650

(1)	Audit fees relate to services rendered for the annual audit of our consolidated financial statements for 2001 and the review of the financial statements included in our quarterly reports on Form 10-Q in 2001.

(2)	Financial information systems design and implementation fees relate to operating, or supervising the operation of, our information system or managing our local area network or to services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

(3)	All other fees relate to advice and assistance provided to us in connection with tax compliance and various transactions.

      Our Audit Committee has considered whether the provisions of the non-audit services described above is compatible with maintaining PKF’s independence and determined that such services are appropriate.

RATIFICATION AND APPROVAL OF OUR

2002 STOCK AWARD AND INCENTIVE PLAN
(Proposal No. 4)

General

      The Board of Directors (“Board”) has determined that it is in our best interests to adopt the 2002 Stock Award and Incentive Plan (the “2002 Plan”), with the approval of stockholders, to enhance our ability to link pay to performance, including through the use of stock options.

      The Board and the Compensation Committee (the “Committee”) believe that attracting and retaining executives and other key employees of high quality is essential to our growth and success. To this end, the availability of a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to our future success. In particular, we intend to use stock options and stock-related awards as an important element of compensation for executives, employees, non-employee directors and certain other persons because such awards enable them to acquire or increase their proprietary interest in us, thereby promoting a closer identity of interests between them and our stockholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board and the Committee therefore view the 2002 Plan as a key part of our compensation program.

      The 2002 Plan would replace our current option plan (the “Current Option Plan”), which has been in effect since 1995. The 2002 Plan would allow us to continue to grant performance-based awards similar to those under the Current Option Plan, but would also authorize a broad range of other awards, including options, restricted and deferred stock, performance awards, stock appreciation rights (“SARs”) and other types of awards based on the our common stock (collectively, “Awards”).

Reasons for Stockholder Approval

      The Board and Committee seek stockholder approval of the 2002 Plan to satisfy certain legal requirements and to provide potential tax advantages to us and participants.

      In addition, the Board and the Committee seek to preserve our ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, we are seeking stockholder approval of the material terms of performance awards to named executives under the 2002 Plan, to meet a key requirement for such awards to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the company’s proxy statement). “Performance-based” compensation is not counted against the $1 million deductibility cap. If the 2002 Plan is approved by our stockholders, performance awards intended by the Committee to qualify as “performance-based” compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all stockholders. For purposes of Section 162(m), approval of the 2002 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption “Shares Available and Award Limitations” and the general business criteria upon which performance objectives for performance awards are based, described below under the caption “Performance-Based Awards.” Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2007. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of shares) is not subject to a time limit under Section 162(m).

      Stockholder approval will also allow the Committee to designate options as “incentive stock options,” if it chooses, to provide potential tax advantages to participants. These potential advantages are explained below under “Federal Income Tax Implications of the 2002 Plan.”

Description of the 2002 Plan

      The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix 3.

      Shares Available and Award Limitations. Under the 2002 Plan, the number of shares of common stock reserved and available for awards will be 2,300,000 plus the number of shares that remain available for issuance under the Current Option Plan after settlement of all awards under that plan. As discussed below, this number is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events. A total of 327,926 shares remain available under the Current Option Plan. Accordingly, if stockholders approve the 2002 Plan, the total number of shares available would be 2,627,926 shares, or 13.4% of the shares outstanding on May 7, 2002. Of this amount, the total number of shares with respect to which ISOs may be granted shall not exceed 2,300,000, and no more than 2,000,000 shares shall be used for Awards other than options or SARs. Any shares of stock delivered under the 2002 Plan shall consist of authorized and unissued shares or treasury shares.

      Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to us to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2002 Plan. These same share-counting rules will apply to awards under the Current Option Plan, for purposes of determining which shares will become available under the 2002 Plan. Under the 2002 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by us or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. On May 17, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $18.60 per share.

      In addition, the 2002 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit equals 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are each considered separate types of awards for purposes of the Annual Limit. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which for this purpose equals $5,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

      Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify, as “performance-based” generally must conform to requirements under Section 162(m).

      Eligibility. Our and our subsidiaries’ executive officers and other employees and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted Awards under the 2002 Plan. In addition, any person who has been offered employment by us or one of our subsidiaries may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. At present, approximately 300 persons would be eligible for Awards under the 2002 Plan.

      Administration. The 2002 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the 2002 Plan or may itself act to administer the 2002 Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the “Committee” below mean the committee or the full Board exercising authority with respect to a given Award.) The Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2002 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to any Participant, including executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

      Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2002 Plan may include “limited SARs” exercisable for a stated period of time following a “Change in Control”, as discussed below.

      Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of ours, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

      Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2002 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of our obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-

employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

      Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executive officers will be selected from among the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

      Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the 2002 Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executive officers may be intended as “performance-based compensation” not subject to the limitation on deductibility under Section 162(m). The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

      Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2002 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

      Awards under the 2002 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2002 Plan, awards under our other plans, or other rights to payment from us, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

      Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, unless otherwise provided by the Committee in writing at the time of the Award, in the event of a Change in Control of the Company, most outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of our voting securities, (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, and (iv) shareholder approval of a sale or liquidation of all or substantially all of our assets.

      Automatic Grants of Options to Non-Employee Directors. Unless otherwise determined by the Board, the 2002 Plan provides that non-employee directors be granted 37,500 shares upon the date of their initial election to the Board. In addition, non-employee directors are entitled to receive 7,500 additional shares on January 1 and July 1 of each year such director continues to serve in a non-employee capacity throughout the term of this Plan. All of the above awards to non-employee directors are to have an exercise price equal to the fair market value of our common stock on the award date, and unless otherwise provided by the Board in a written agreement at the time of the award, shall be immediately vested and have a term of 10 years from the Award date.

      Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to stockholders for approval. Under these provisions, stockholder approval will not necessarily be required for amendments, which might increase the cost of the 2002 Plan or broaden eligibility. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the Plan remain available and we have no further rights or obligations with respect to any outstanding Award.

Federal Income Tax Implications of the 2002 Plan

      The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2002 Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or us. A participant will not have taxable income upon exercising an option, which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received.

      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

      We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

      With respect to other Awards granted under the 2002 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, we generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2002 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2002 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2002 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

      The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2002 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2002 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2002 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

      Because the value of the awards to be granted under the 2002 Plan are based upon the fluctuating market price of our common stock, we cannot presently determine the benefits to be received by any particular individual or particular group of individuals for such awards under the 2002 Plan. The following table, however, sets forth the benefits (losses) that would have been received in 2001 by the Named Officers, all executive officers as a group, non-executive officer directors as a group and non-executive officer employees as a group, as if the 2002 Plan had been in effect during 2001.

The 2002 Plan(1)(2)

	Dollar	Number of
Name and Position	Value($)	Shares

Jack Friedman	*	*
Stephen G. Berman	*	*
Joel Bennett	*	*
Michael Bianco, Jr.	*	*
Executive Officer Group	*	*
Non-Executive Officer Director Group (4 Persons)(2)
January 1, 2001	$9.12 per share(3)	30,000
July 1, 2001	$16.26 per share(3)	30,000
Non-Executive Officer Employee Group	*	*

*	The 2002 Plan provides for the automatic granting of options to directors who are not employees of the Company. Such individuals would receive, subject to stockholder approval of the 2002 Plan, options to purchase 7,500 shares of common stock on January 1 and July 1 of each year the 2002 Plan is in effect. Grants of awards under the 2002 Plan to all other groups, including executive officers and non-executive officer employees, are discretionary and not determinable as to amount or dollar value as of the date of this proxy statement.

(1)	Subject to stockholder approval of the 2002 Plan.

(2)	The information provided represents the benefits (losses) that would have been received in 2001, as if the 2002 Plan had been in effect during 2001.

(3)	Represents what the exercise prices of the options would have been upon their grant, which is equal to the closing price of our common stock on the NASDAQ National Market on the date the options would have been granted, had the 2002 Plan been in effect during 2001.

Equity Compensation Plan Information

	Number of		Number of securities
	securities to be	Weighted-	remaining available
	issued upon	average exercise	for future issuance
	exercise of	price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants and	warrants and	reflected in the first
	rights	rights	column of this table)

Equity compensation plans approved by our stockholders*	6,025,000	$10.39	2,627,926
Equity compensation plans not approved by our stockholders	0	0	0
Total	6,025,000	$10.39	2,627,926

* Includes 2002 Plan

BOARD RECOMMENDATION

      The Board of Directors believes that approval of the foregoing four proposals is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR these proposals.

STOCKHOLDER PROPOSALS

      We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2003 at our principal executive offices on or before May 31, 2003. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before June 30, 2003. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

OTHER MATTERS

      We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors. With respect to any proposal that is not included in the proxy statement and proxy for our annual meeting in 2003, but which is properly presented at the meeting, the persons designated by us as proxies for that meeting will vote on any such matter in their discretion if (1) we have received notice of the proposal on or before June 30, 2003 and, subject to certain exception prescribed by the SEC’s rules, we have advised in our proxy statement for that meeting on the nature of the matter and how we intend to exercise our discretion to vote on such matter; or (2) we have not received notice of the proposal on or before June 30, 2003. Stockholders should send notices of such proposals addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

      We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

The information in this Joint Proxy Statement/ Prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission and we may not sell these securities until it becomes effective. This Joint Proxy Statement/ Prospectus is not an offer to sell, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

APPENDIX 1

SUBJECT TO COMPLETION AUGUST 20, 2002

JAKKS PACIFIC, INC.

            JAKKS Pacific, Inc. (“JAKKS”) is furnishing this joint proxy statement/ prospectus in regard to the issuance of approximately 551,282 shares of its common stock in connection with the merger of JP/TII Acquisition Corp. (the “Merger Subsidiary”), a wholly-owned subsidiary of JAKKS, with and into Toymax International Inc. (“Toymax”). This joint proxy statement/ prospectus is being delivered to those persons who held Toymax common stock, $0.01 par value per share, as of August 27, 2002, the record date for the meeting to which this joint proxy statement/ prospectus relates. Upon consummation of the merger, Toymax will become the surviving corporation and will be a wholly-owned subsidiary of JAKKS. Each outstanding share of Toymax common stock (except for shares held by the Merger Subsidiary, which will have been cancelled, and shares held by Toymax’s stockholders who perfect their statutory appraisal rights under Delaware law), will be exchanged for $3.00 in cash plus 0.0798 share of JAKKS common stock (subject to further adjustments as more fully described herein).

      The merger cannot be completed unless the Toymax stockholders adopt the merger agreement relating to the merger, approve the merger and ratify the stock purchase agreement described in this joint proxy statement/ prospectus. Toymax has scheduled a special meeting for its stockholders to vote on this matter. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Toymax special meeting, please take the time to vote by completing and mailing the enclosed proxy form.

      The date, time and place of the special meeting is:

September 27, 2002

8:30 a.m. local time
The Sherwood Country Club
320 West Stafford Road
Thousand Oaks, California 91361

      JAKKS common stock is listed on the Nasdaq National Market under the symbol “JAKK.” Toymax common stock is listed on the Nasdaq National Market under the symbol “TMAX.”

      This document provides you with detailed information about the proposed merger, the merger agreement and the stock purchase agreement. We encourage you to read this entire document carefully. In addition, you may obtain information about JAKKS and Toymax from publicly available documents that each company has filed with the Securities and Exchange Commission.

      See “Risk Factors” beginning on page 20 for a description of factors that may affect the value of JAKKS common stock to be issued in the merger along with several other risk factors that should be considered by stockholders with respect to the merger.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Prospectus/joint proxy statement dated as of August 20, 2002 and first mailed to Toymax stockholders on or about August 30, 2002.

App-1-1

HOW TO OBTAIN ADDITIONAL INFORMATION

      THIS JOINT PROXY STATEMENT/ PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT JAKKS AND TOYMAX THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR WRITTEN OR ORAL REQUEST. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES AND TELEPHONE NUMBERS.

JAKKS Pacific, Inc. 22619 Pacific Coast Highway Malibu, California 90265 (310) 456-7799	Toymax International, Inc. 22619 Pacific Coast Highway Malibu, California 90265 (310) 456-7799

      IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY September 22, 2002. Please also see “Where You Can Find More Information” beginning on page 85 to obtain further information and learn about other ways that you can get this information.

IMPORTANT INFORMATION ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

      No one has been authorized to give any information or make any representation about JAKKS or Toymax or the matters to be voted upon, that differs from, or adds to, the information:

•	contained in this joint proxy statement/prospectus;

•	contained in the documents that are referred to in this joint proxy statement/prospectus; or

•	contained in the documents JAKKS and Toymax file with the Securities and Exchange Commission and incorporated herein by reference.

      If anyone does give you different or additional information, you should not rely on it.

      This joint proxy statement/prospectus has been prepared as of August 30, 2002. There may be changes in the affairs of JAKKS or Toymax since that date that are not reflected in this document.

App-1-2

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE MERGER	App-1-6
SUMMARY	App-1-10
Purpose of the Special Meeting	App-1-10
Date, Time and Place of the Special Meeting	App-1-10
Record Date and Quorum	App-1-10
Vote Required and Revocation of Proxies	App-1-10
Parties to the Merger	App-1-11
Fairness of the Transaction	App-1-11
Purpose of the Transaction	App-1-11
Reasons for the Merger	App-1-11
The Stock Purchase Agreement	App-1-12
The Merger Agreement	App-1-12
Conditions to the Merger	App-1-12
Termination of the Merger Agreement	App-1-13
Tax Consequences of the Merger	App-1-13
Accounting Treatment of the Merger	App-1-13
Regulatory Matters	App-1-13
Appraisal Rights	App-1-13
Comparison of Rights of Holders of JAKKS and Toymax Capital Stock	App-1-14
Comparative Per Share Market Price Data	App-1-14
Selected Historical and Pro Forma Per Share Data	App-1-15
Selected Historical Consolidated Financial Data	App-1-16
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS	App-1-19
TRADEMARK AND LICENSING INFORMATION	App-1-19
RISK FACTORS	App-1-20
Risks Relating to the Merger	App-1-20
Risks Relating to the Operation of JAKKS	App-1-21
PARTIES TO THE MERGER	App-1-28
THE SPECIAL STOCKHOLDERS MEETING	App-1-28
Date, Time, Place and Record Date of the Special Stockholders Meeting	App-1-28
Matters to Be Voted Upon	App-1-28
Recommendation of Toymax’s Board of Directors	App-1-29
Recommendation of the Board of Directors of JAKKS and the Merger Subsidiary	App-1-29
Voting Information	App-1-30
Solicitation, Revocation and Use of Proxies	App-1-30
SPECIAL FACTORS	App-1-32
Background and Reasons for the Merger — Toymax	App-1-32
History of the Negotiations	App-1-32
Toymax’s Reasons for the Merger	App-1-33
Fairness of the Merger; Opinions of Financial Advisor	App-1-34

App-1-3

Page

Procedural and Substantive Fairness of the Merger	App-1-45
Effect of the Transaction	App-1-46
Background and Reasons for the Merger — JAKKS	App-1-46
History of the Negotiations	App-1-46
JAKKS’ Reasons for the Merger; Effects of the Transaction	App-1-47
The Stock Purchase Agreement	App-1-48
Reconfiguration of the Toymax Board of Directors	App-1-49
Effects of the Merger; Plans for Toymax Following the Merger	App-1-49
Risk that the Merger Will Not Be Completed	App-1-50
Certain Relationships and Related Transactions	App-1-51
Stock Options	App-1-52
Employment Agreements and Other Material Agreements	App-1-53
Accounting Treatment of the Merger	App-1-53
Material Federal Income Tax Consequences	App-1-53
Tax Consequences of the Receipt of the Merger Consideration to Holders of Toymax Common Stock	App-1-54
Dissenters	App-1-54
Tax Consequences of the Merger to Toymax, JAKKS and the Merger Subsidiary	App-1-54
Regulatory Matters	App-1-54
Dissenters’ Rights of Appraisal	App-1-54
Listing of JAKKS Common Stock	App-1-57
THE MERGER AGREEMENT	App-1-58
The Merger	App-1-58
Effective Time of the Merger	App-1-58
Structure; Merger Consideration	App-1-58
Treatment of Options	App-1-59
Payment for Shares; Exchange of Toymax Certificates	App-1-59
Transfer of Shares	App-1-59
Officers, Directors and Governing Documents	App-1-59
Representations and Warranties	App-1-60
Conduct of Business Pending the Merger	App-1-60
Stockholders Meeting; Recommendation of Board of Directors	App-1-61
Regulatory and Other Consents and Approvals	App-1-61
Conditions to the Merger	App-1-62
Termination of the Merger Agreement by JAKKS or Toymax	App-1-62
Amendment and Waiver	App-1-63
No Termination Fee	App-1-63
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	App-1-64
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	App-1-67
BUSINESS OF THE PARTIES TO THE MERGER	App-1-69
Information concerning JAKKS	App-1-69
Information concerning TOYMAX	App-1-79

App-1-4

Page

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF JAKKS	App-1-88
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TOYMAX	App-1-88
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF JAKKS	App-1-95
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF TOYMAX	App-1-95
PRICE RANGE OF COMMON STOCK	App-1-97
COMPARISON OF RIGHTS OF STOCKHOLDERS OF JAKKS AND TOYMAX	App-1-98
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	App-1-101
JAKKS	App-1-101
Toymax	App-1-101
DIRECTORS AND EXECUTIVE OFFICERS OF JAKKS	App-1-102
EXECUTIVE COMPENSATION FOR JAKKS	App-1-102
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF JAKKS	App-1-102
OTHER MATTERS	App-1-102
LEGAL OPINION	App-1-103
EXPERTS	App-1-103
FUTURE STOCKHOLDER PROPOSALS	App-1-103
WHERE YOU CAN FIND MORE INFORMATION	App-1-104
INFORMATION INCORPORATED BY REFERENCE	App-1-105
FINANCIAL STATEMENTS	F-1

Appendix A	Agreement of Merger dated as of February 10, 2002, among Toymax International, Inc., JAKKS Pacific, Inc. and JP/TII Acquisition Corp.

Appendix B	Stock Purchase Agreement dated as of February 10, 2002 among Toymax International, Inc., JAKKS Pacific, Inc. and the Selling Stockholders named therein

Appendix C	Section 262 of the Delaware General Corporation Law

Appendix D	Annual Report on Form 10-K of Toymax, Inc. for the year ended March 31, 2002

Appendix E	Fairness Opinion of Morgan Lewins & Co. Inc. dated February 10, 2002

Appendix F	Fairness Opinion of Morgan Lewins & Co. Inc. dated July 9, 2002

Appendix G	Current Report on Form 8-K of Toymax filed August 1, 2002

Appendix H	Quarterly Report on Form 10-Q of Toymax for the quarter ended June 30, 2002

App-1-5

QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following are some questions that you, as a stockholder of Toymax, may have and answers to those questions. These answers may not address all questions that may be important to you as a stockholder of Toymax. Accordingly, we urge you to read carefully the remainder of this joint proxy statement/ prospectus because additional important information is contained in the remainder of this joint proxy statement/ prospectus and the appendices to this joint proxy statement/ prospectus.

Q:	What am I being asked to vote upon?

A:	You are being asked to vote upon three matters:

•	You are being asked to adopt a merger agreement that provides for JAKKS to acquire all of the remaining outstanding shares of Toymax common stock (not owned by JAKKS) in exchange for a combination of cash and JAKKS common stock.

•	The acquisition of the remaining outstanding shares of Toymax common stock will be effected by the merger of a wholly-owned subsidiary of JAKKS into Toymax with Toymax being the surviving corporation. You are being asked to approve that merger.

•	On February 10, 2002, Toymax and four of Toymax’s principal stockholders entered into a stock purchase agreement with JAKKS, pursuant to which they agreed to sell to JAKKS approximately 8.1 million shares of Toymax common stock, representing approximately, 66.3% of Toymax’s outstanding common stock. You are being asked to ratify the stock purchase agreement.

If the merger agreement is adopted, the merger is approved and the stock purchase agreement is ratified, then the merger will be completed, Toymax will no longer be a publicly-held corporation and you will no longer own Toymax common stock.

Q:	How much of Toymax does JAKKS currently own?

A:	Based upon its purchase of Toymax common stock under the stock purchase agreement and open market purchases, JAKKS beneficially owns approximately 66.8% of Toymax’s outstanding shares of common stock.

Q:     Why is the merger being proposed?

A:	The purpose of Toymax engaging in the transactions contemplated by the merger agreement is to allow its stockholders to become part of a larger, more diverse, operating entity and thereby potentially be part of a company with improved operating and financial results and a stronger competitive position. In deciding to undertake the merger, Toymax considered the following factors, among others:

•	diminished value of Toymax’s common stock since Toymax’s initial public offering;

•	uncertainty regarding Toymax’s future growth prospects;

•	significant historical losses associated with Toymax’s acquisition strategy; and

•	the costs of, and the burdens on management associated with, being a public company.

Q:	What will I receive in the merger?

A:	Unless you seek appraisal rights, you will be entitled to receive $3.00 in cash plus .0798 of a share of JAKKS common stock in exchange for each share of Toymax common stock you own at the time of the merger. In the event that the average closing price of JAKKS common stock for the 10 days prior to the effective date of the merger is less than $16.9173 per share (the “adjusted closing price”), the amount of JAKKS common stock you receive (in addition to the cash payment described above) for each share of Toymax common stock will be determined by dividing $1.35 by the adjusted closing price. Additionally, each holder of shares of Toymax common stock that would otherwise be entitled to receive a fractional

App-1-6

share of JAKKS common stock by virtue of the merger will otherwise be paid cash without any interest, equal to the product of the fractional share that would have been issued multiplied by $18.797. Further, in the event that the ten-day average closing price of JAKKS common stock exceeds $20.6767 per share, JAKKS may elect, in its sole discretion, to pay you exclusively in cash, consideration of $4.65 in exchange for each share of Toymax common stock you own at the time of the merger.

Q:	What will happen to my Toymax options?

A:	Pursuant to the merger agreement, upon the merger, all of the outstanding options to acquire Toymax common stock that Toymax has granted will be exchanged for fully-exercisable options to acquire JAKKS common stock (or, in certain limited circumstances, for cash), in an amount and at an exercise price determined in accordance with the formula set forth in the merger agreement. The stock purchase agreement further provides that the new JAKKS options will remain exercisable for a period of six months after the effective date of the merger.

Q:	What does the Board of Directors recommend?

A:	On February 10, 2002, Toymax’s prior board of directors unanimously determined that the consummation of the merger pursuant to the merger agreement and the execution of the stock purchase agreement were fair to, and in the best interests of, Toymax’s public stockholders. The Toymax board of directors based its decision in part, upon the opinion of Toymax’s financial advisor, which determined that the merger was fair to, and in the best interests of, Toymax’s public stockholders from a financial point of view. By resolution dated February 10, 2002, the Toymax board of directors unanimously recommended that you vote FOR adoption of the merger agreement, the approval of the merger and the ratification of the stock purchase agreement.

On July 10, 2002 Toymax’s current board of directors unanimously ratified the February 10, 2002 resolution of Toymax’s prior board of directors that adopted the merger agreement, approved the merger and ratified the stock purchase agreement. Toymax’s current board of directors based its decision in part, upon the July 9, 2002 opinion of Toymax’s financial advisor which maintained its determination that the merger is fair to, and in the best interest of, Toymax’s public stockholders from a financial point of view. By resolution dated July 10, 2002, Toymax’s board of directors unanimously recommended that you vote FOR adoption of the merger agreement, the approval of the merger and the ratification of the stock purchase agreement.

Q:	Was advice obtained as to the fairness from a financial point of view of the merger exchange ratio in the merger?

A.	Yes. Toymax’s board of directors retained Morgan Lewins & Co. Inc. (“Morgan Lewins”) as its independent financial advisor to make a determination as to the fairness from a financial point of view of the merger consideration to be paid to the Toymax stockholders. Morgan Lewins rendered an opinion on each of February 10, 2002 and July 9, 2002 that the merger exchange ratio is fair, from a financial point of view, to the public stockholders of Toymax. The opinions are reproduced in their entirety in Appendices E and F to this joint proxy statement/ prospectus, respectively, and stockholders of Toymax are urged to read the opinions carefully and in their entirety for a description of the assumptions and qualifications made and other matters considered by Morgan Lewins, in rendering its opinions. See the section entitled “Fairness of the Merger; Opinion of Financial Advisor” later in this joint proxy statement/prospectus.

Q:	What happens if the Board of Directors receives a better offer for Toymax?

A:	The merger agreement provides that Toymax’s board of directors may withdraw, modify or qualify from making its recommendation to the stockholders if Toymax receives a written offer that its board of directors determines in good faith is superior, from a financial point of view, to the merger and the board

App-1-7

of directors determines in good faith that its failure to so withdraw, modify or qualify would cause it to violate its fiduciary duties under applicable law.

Q:	Who can vote on the matters presented hereby?

A:	Holders of Toymax common stock at the close of business on August 27, 2002, the record date relating to the special stockholders meeting, may vote in person or by proxy on adopting the merger agreement, approving the merger and ratifying the stock purchase agreement at the special stockholders meeting.

Q:	What vote is required to approve, adopt and ratify the matters presented hereby?

A:	The matters presented hereby require the approval of the affirmative vote of a majority of the outstanding voting shares of Toymax common stock. JAKKS beneficially owns, and as of the record date owned, approximately 66.8% of the outstanding shares of Toymax common stock. JAKKS has agreed to vote its shares of Toymax common stock to adopt the merger agreement, approve the merger and ratify the stock purchase agreement.

Q:	Is the merger subject to the fulfillment of certain conditions?

A:	Yes. Before completion of the merger, certain conditions must be satisfied, including the approval by Toymax’s stockholders as described in this joint proxy statement/prospectus. It is expected, however, that these conditions will have been met and the merger will be completed if the stockholders vote to approve, adopt and ratify the matters presented hereby.

The authorized capital stock of JAKKS is presently 26,000,000 shares, 25,000,000 of which are shares of common stock and 1,000,000 of which are shares of preferred stock. JAKKS has filed a preliminary proxy statement with the SEC for its 2002 Annual Meeting of Stockholders. One of the resolutions provided in the preliminary proxy statement that will be voted upon at that Annual Meeting will be to increase JAKKS’ authorized capital stock. If this proposal is approved, JAKKS will have authorized capital stock of 105,000,000 shares, 100,000,000 of which are shares of JAKKS common stock and 5,000,000 of which are shares of JAKKS preferred stock. The approval of this proposal is required for JAKKS to have a sufficient number of authorized shares available for issuance to the Toymax stockholders of the approximately 551,282 shares required to consummate the merger.

Q:	When do you expect the merger to be completed?

A:	Toymax hopes to complete the merger promptly following the special stockholders meeting.

Q:	Do Toymax’s officers and directors and JAKKS have interests in the merger that are different from, or in addition to, your interests?

A:	Members of Toymax’s current management and the current Toymax board of directors have interests in the transaction that are or may be different from, or in addition to, your interests as a Toymax stockholder. As of the date of this joint proxy statement/prospectus, JAKKS controls Toymax because all of Toymax’s executive officers and six of Toymax’s directors are also directors and officers of JAKKS, and owe fiduciary duties to JAKKS and its stockholders. In addition, each of them own JAKKS common stock and/or options. The interests of JAKKS are different from those of the Toymax public stockholders because JAKKS will become the sole stockholder of Toymax and hold 100% of the outstanding shares of Toymax common stock and, therefore, will be able to control Toymax’s future growth. The public stockholders of Toymax will only be able to indirectly participate in Toymax’s future growth through their receipt in the merger of JAKKS common stock.

Q:	What do I need to do now?

A:	After you have carefully reviewed this joint proxy statement/ prospectus, please mark your vote on your proxy card and sign and return the election form and proxy card in the enclosed return envelope as soon

App-1-8

as possible. This will ensure that your vote will be recorded and your shares will be represented at the special stockholders meeting. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the matters presented hereby.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide written instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	What rights do I have to dissent from the merger?

A:	If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law summarized on pages [36] through [39] and set forth in Appendix C of this joint proxy statement/prospectus. Based on the determination of the Delaware Court of Chancery, the appraised fair value of your shares of Toymax common stock may be more than, less than or equal to the value of the merger consideration to be issued in the merger. The appraised fair value of your shares of Toymax common stock would be paid to you only if the merger is completed and an appraisal proceeding follows.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote at any time before the vote is taken at the special stockholders meeting. If you are the record holder of your shares, you can change your vote in one of the following three ways:

•	You can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy.

•	You can complete and submit a new proxy card dated later than your original proxy card.

•	You can attend the special stockholders meeting and vote in person.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Toymax at 22619 Pacific Coast Highway, Malibu, California 90265. Toymax must receive the notice or new proxy card before the vote is taken at the special stockholders meeting.

Simply attending the special stockholders meeting and not voting, however, will not revoke your proxy. If you hold your shares in “street name” and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, Toymax will promptly send you written instructions for sending in your stock certificates in exchange for the merger consideration to be issued in exchange for your shares.

Q.	Who can help answer my questions?

A.	If you have more questions about the merger you should contact: Joel Bennett Toymax International, Inc. 22619 Pacific Coast Highway Malibu, California 90265 (310) 456-7799

App-1-9

SUMMARY

      This summary highlights selected information contained elsewhere in this joint proxy statement/ prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/ prospectus, including the attached appendices, and the other documents to which we refer you to in this joint proxy statement/ prospectus. See “Where You Can Find More Information” on page 99.

Purpose of the Special Meeting (see pages 23 and 24)

      At the special meeting, the stockholders of Toymax will consider and vote on proposals to adopt the merger agreement, approve the merger and ratify the stock purchase agreement. The stock purchase agreement provided for JAKKS to obtain a controlling interest in Toymax. The merger agreement provides that a wholly-owned subsidiary of JAKKS would merge with and into Toymax. Toymax would be the surviving corporation in the merger and would then be a wholly-owned subsidiary of JAKKS. Each outstanding share of common stock of Toymax, other than shares held by Toymax in treasury, shares held by JAKKS and shares held by stockholders who perfect their statutory appraisal rights under Delaware law, would be converted automatically into the right to receive $3.00 in cash plus 0.0798 shares of JAKKS common stock.

      In the event that the average closing price of JAKKS common stock for the 10 days prior to the effective date of the merger is less than $16.9173 per share (the “adjusted closing price”), the amount of JAKKS common stock you receive (in addition to the cash payment described above) for each share of Toymax common stock will be determined by dividing $1.35 by the adjusted closing price. Additionally, each holder of shares of Toymax common stock that would otherwise be entitled to receive a fractional share of JAKKS common stock by virtue of the merger will otherwise be paid cash without any interest, equal to the product of the fractional share that would have been issued multiplied by $18.797. Further, in the event that the average closing price of JAKKS common stock for the 10 days prior to the effective date of the merger exceeds $20.6767 per share, JAKKS may elect, in its sole discretion, to pay you exclusively in cash consideration of $4.65 for each share of Toymax common stock you own at the time of the merger.

Date, Time and Place of the Special Meeting (see page 23)

      The special meeting will be held on September 27, 2002, at 8:30 a.m., local time, at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361.

Record Date and Quorum (see page 23)

      You can vote at the special meeting if you owned Toymax common stock at the close of business on August 27, 2002, which is the record date for the special meeting. You are entitled to one vote for each share of Toymax common stock held by you on the record date. At the close of business on the record date, there were 12,316,586 shares of Toymax common stock outstanding. Holders of a majority of the outstanding shares of Toymax common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval will be counted as present for purposes of determining whether a quorum is present.

Vote Required and Revocation of Proxies (see page 25)

      The merger agreement requires the approval of Toymax’s stockholders of the matters presented hereby. The holders of a majority of the outstanding voting shares of Toymax common stock entitled to vote at the special meeting will be asked to approve, adopt and ratify these matters.

      JAKKS, which owns approximately 66.8% of the outstanding shares of Toymax common stock, owns enough shares of Toymax common stock to approve the merger, adopt the merger agreement and ratify the

App-1-10

stock purchase agreement without the vote of any other holders of Toymax common stock. JAKKS has indicated that it will vote its shares of Toymax common stock in favor of these matters.

      No shares of capital stock of Toymax are owned by any director or officer of JAKKS.

      You may revoke your proxy at any time before your shares are voted at the special meeting by sending a written notice to the secretary of Toymax so that it is received prior to the special meeting, by executing and returning a later-dated proxy, or by voting in person at the special meeting.

      If you send in your proxy card without instructions on how to vote, your shares will be voted “FOR” the matters presented hereby.

      No other matters are expected to be voted on at the special meeting. If any other matters do properly come before the special meeting, the people named on the accompanying proxy card will vote the shares represented by all properly executed proxies in their discretion. However, shares represented by proxies that have been voted “AGAINST” the matters presented hereby will not be used to vote “FOR” adjournment of the special meeting to allow more time to solicit additional votes “FOR” adoption of the matters presented hereby.

Parties to the Merger (see page 23)

      JAKKS Pacific, Inc. — JAKKS develops, designs, produces and markets children’s toys and related products which are sold in the United States and throughout the world.

      Toymax International, Inc. — Toymax is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products which are sold in the United States and throughout the world.

      JP/TII Acquisition Corp. — JP/TII Acquisition Corp., a newly-formed Delaware corporation, was formed solely for the purpose of completing the merger and is sometimes referred to as the merger subsidiary. It is a wholly-owned subsidiary of JAKKS.

Fairness of the Transaction (see pages 29-40)

      On February 10, 2002, Toymax’s Board of Directors received a written fairness opinion from the investment banking firm of Morgan Lewins & Co. Inc. (formerly Morgan Lewis Githen & Ahn, Inc.). Morgan Lewins’ fairness opinion stated that the merger consideration to be paid to Toymax’s unaffiliated stockholders was fair, from a financial point of view, as of February 10, 2002. On July 9, 2002, the Boards of Directors of Toymax, JAKKS and the Merger Subsidiary received a written fairness opinion from Morgan Lewins. The July 9, 2002 fairness opinion stated that the merger consideration to be paid to the unaffiliated stockholders of Toymax was fair, from a financial point of view, as of July 9, 2002. Each of Toymax, JAKKS and the Merger Subsidiary believe that the merger is procedurally and substantively fair to Toymax’s public stockholders. See page 39 of this joint proxy statement/prospectus for a complete discussion of the procedural and substantive fairness of the merger.

Purpose of the Transaction

      The purpose of the transaction is to make Toymax a wholly-owned subsidiary of JAKKS.

Reasons for the Merger (see pages 28 and 42 through 43)

      Toymax decided to be acquired by JAKKS and proceed with the merger for the following reasons:

•	diminished value of Toymax’s common stock since Toymax’s initial public offering;

•	uncertainty regarding Toymax’s future growth prospects;

•	significant historical losses associated with our acquisition strategy; and

•	the costs of, and the burdens on management associated with, being a public company.

App-1-11

      JAKKS decided to acquire Toymax and proceed with the merger for the following reasons:

•	Integrate Toymax’s operations into JAKKS, thereby reducing Toymax’s operating costs;

•	Acquire new and diversified product lines; and

•	Combine operational synergies of both companies to efficiently market and distribute toys and related products.

The Stock Purchase Agreement (see page 43)

      Between December 2, 2001 and February 4, 2002, JAKKS purchased 132,754 shares of Toymax common stock on the open market for an aggregate purchase price of $226,985.69. On March 11, 2002, JAKKS purchased 8,100,065 shares of Toymax common stock from four of Toymax’s principal stockholders, pursuant to the stock purchase agreement. As a result of these transactions, as of May 17, 2002, JAKKS owns 8,232,819 shares of Toymax common stock, representing approximately 66.8% of the outstanding shares of Toymax common stock.

The Merger Agreement (see pages 53 through 58)

      The merger agreement, including the significant conditions to the closing of the merger, is described on pages 52 through 57 and the entire text of the merger agreement is attached as Appendix A to this joint proxy statement/ prospectus. Toymax encourages you to read carefully the entire merger agreement, as it is the legal document that governs the merger.

Conditions to the Merger (see page 57)

      We will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

•	the adoption of the merger agreement, the approval of the merger and the ratification of the stock purchase agreement by stockholders who hold a majority of the outstanding voting shares of Toymax common stock;

•	the fairness opinion received by Toymax on February 10, 2002 stating that the merger is fair, from a financial point of view, has not been withdrawn, rescinded or adversely updated or modified; and

•	the consummation of the merger is not restrained, enjoined or prohibited by any order, judgment or decree of a court of competent jurisdiction or any governmental entity, including any pending action seeking damages.

      If all of these conditions are not satisfied or waived, the merger will not be completed.

      The authorized capital stock of JAKKS is presently 26,000,000 shares, 25,000,000 of which are shares of common stock and 1,000,000 of which are shares of preferred stock. JAKKS has filed a preliminary proxy statement with the SEC for its 2002 Annual Meeting of Stockholders. One of the resolutions provided in the preliminary proxy statement that will be voted upon at that Annual Meeting will be to increase JAKKS’ authorized capital stock. If this proposal is approved, JAKKS will have authorized capital stock of 105,000,000 shares, 100,000,000 of which are shares of JAKKS common stock and 5,000,000 of which are shares of JAKKS preferred stock. The approval of this proposal is required for JAKKS to have a sufficient number of authorized shares available for issuance to the Toymax stockholders of the approximately 551,282 shares required to consummate the merger.

App-1-12

Termination of the Merger Agreement (see pages 57 and 58)

      Toymax and JAKKS may agree to terminate the merger agreement at any time before the effective time of the merger. In addition, the merger agreement may be terminated:

•	by Toymax, if Toymax’s fairness opinion has been withdrawn, rescinded or adversely updated or modified;

•	by either party, if there shall be any material breach of any representation or warranty by the other party or the other fails to perform any material covenant or obligation (subject to such other party’s ability to cure such breach);

•	by either party, if the condition requiring that the merger agreement and the merger be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Toymax common stock is not met; or

•	by either party, if the merger has not been consummated on or before September 30, 2002.

      No termination fee is payable by any party in the event of a termination performed in accordance with these conditions.

Tax Consequences of the Merger (see pages 48 and 49)

      The merger will generally be treated as a taxable exchange by the Toymax stockholders of their shares of Toymax common stock for the merger consideration. Each Toymax stockholder will realize taxable gain, or loss, to the extent that the fair market value of the cash and JAKKS common stock received by the Toymax stockholder in the merger exceeds, or is less than, the stockholder’s basis in the Toymax common stock exchanged in the merger. You should consult your own tax advisor for a full understanding of the merger’s tax consequences. Additionally, no gain or loss will generally be recognized by Toymax, JAKKS or the Merger Subsidiary as a result of the merger.

Accounting Treatment of the Merger (see page 48)

      The merger will be accounted for as the acquisition of a minority interest by JAKKS, using the purchase method of accounting.

Regulatory Matters (see page 49)

      There are no federal or state regulatory approvals required that have not already been obtained in order for us to complete the merger, except for:

•	the requirements of the Delaware General Corporation Law relating to stockholder approval for and completion of the merger; and

•	the requirements of the federal and state securities laws.

Appraisal Rights (see pages 49 through 52 and Appendix C)

      Toymax is a Delaware corporation. Under the Delaware General Corporation Law, if you do not vote in favor of the merger and you follow all of the procedures for demanding appraisal rights described in Appendix C and summarized on Pages 49 through 52, you will be entitled to dissent and elect to have an appraisal of the “fair value” of your shares of common stock by the Delaware Court of Chancery. The value determined by the Delaware Court of Chancery may be more than, the same as or less than the per share payment (in cash and JAKKS common stock) you would have received for each of your shares in the merger if you had not exercised your appraisal rights. Generally, to exercise appraisal rights, among other things:

•	You must NOT vote in favor of the merger agreement and the merger; and

•	You must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the merger agreement and the merger.

App-1-13

      Merely voting against the merger agreement and the merger will not preserve your appraisal rights under Delaware law. Appendix C to this joint proxy statement/prospectus contains the Delaware statute relating to your appraisal rights. If you want to exercise your appraisal rights, you are urged to read and follow carefully the procedures on pages 49 through 52 and in Appendix C. Failure to follow all of the steps required under Delaware law will result in the loss of your appraisal rights.

Comparison of Rights of Holders of JAKKS and Toymax Capital Stock (see pages 93 through 96)

      There are differences between the rights you have as a holder of Toymax common stock and the rights you will have as a holder of JAKKS common stock. For a description of these differences, please read the section called “Comparison of Rights of Stockholders of JAKKS and Toymax.”

Comparative Per Share Market Price Data (see page 89)

      The JAKKS common stock is traded on the NASDAQ National Market under the symbol “JAKK.” The Toymax common stock is traded on the NASDAQ National Market under the symbol “TMAX.”

      The following table presents the closing prices per share of the Toymax common stock and the JAKKS common stock on the following dates:

•	February 8, 2002, the last trading day before the public announcement that JAKKS and Toymax had entered into the merger agreement; and

•	[ ,] 2002, the last trading day before the date of this joint proxy statement/ prospectus.

      The chart also presents, in the line entitled “Equivalent Per Share Price,” the price per share of Toymax common stock you would have received if the merger consideration had been set under the terms of the merger agreement on each of February 8, 2002, the trading day prior to the public announcement of the merger, and        , 2002 the day prior to mailing this joint proxy statement/prospectus.

	February 8,	[ ,]
Stock Date	2002	2002

Toymax	$3.05	$
JAKKS	18.80
Equivalent Per Share Price	4.50

      You should obtain current stock price quotations for the Toymax common stock and the JAKKS common stock.

App-1-14

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

      The following table presents historical per share data for JAKKS and pro forma per share data after giving effect to the proposed merger. The historical financial information is derived from the financial statements of JAKKS, included in or incorporated by reference into this joint proxy statement/ prospectus. The pro forma per share data is derived from the selected historical financial data and gives effect to the issuance of shares of JAKKS common stock in the merger. The pro forma per share data has been calculated based on the historical financial data of JAKKS adjusted for the acquisition of the minority interest related to Toymax upon the issuance of JAKKS common stock.

			Fiscal Year	Fiscal Year
	Six Months Ended		Ended	Ended
	June 30,		December 31,	March 31,
	2002		2001	2002

	JAKKS	Toymax	JAKKS	Toymax

	(Unaudited)
	(In thousands, except per share amounts)
Per Share Data (Historical):
Book Value per Common Share	$13.96	$1.22	$12.98	$1.19
Income (Loss) per Common Share from Continuing Operations:
Basic	$0.50	$(0.57)	$1.55	$(1.69)
Diluted	$0.47	$(0.57)	$1.45	$(1.69)
Pro Forma Per Share Amounts:
Book Value per Common Share	$14.28	$1.14	$13.17	$1.05
Income (Loss) per Common Share from Continuing Operations:
Basic	$1.18		$1.14
Diluted	$1.12		$1.07

App-1-15

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Selected Historical Financial Data of JAKKS

      The following selected historical consolidated financial data have been derived from the JAKKS’ audited and unaudited consolidated financial statements, which are incorporated by reference in this joint proxy statement. You should read the financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JAKKS” and JAKKS consolidated financial statements and notes thereto incorporated by reference in this joint proxy statement/ prospectus.

							Six Months Ended
	Year Ended December 31,						June 30,

	1997	1998	1999	2000	2001		2001	2002

	(In thousands, except per share data)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales	$41,945	$85,253	$183,685	$252,288	$284,309		$130,103	$138,887
Cost of sales	25,875	52,000	107,602	149,881	164,222		73,026	77,226

Gross profit	16,070	33,253	76,083	102,407	120,087		57,077	61,661
Income from operations	4,175	9,246	24,929	20,503	29,298	(1)	16,146	11,332	(2)
(Profit)/loss from joint venture	—	—	(3,605)	(15,906)	(6,675)		(881)	(1,969)
Net income	$2,786	$6,375	$21,970	$28,637	$28,233	(1)	$12,894	$9,988	(2)

Diluted earnings per share	$0.35	$0.59	$1.39	$1.41	$1.45	(1)	$0.67	$0.47	(2)

Weighted average shares and equivalents outstanding — diluted	9,103	11,403	15,840	20,281	19,410		19,114	21,081

	As of December 31,					As of
						June 30,
	1997	1998	1999	2000	2001	2002

	(In thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$2,536	$12,452	$57,546	$29,275	$25,036	$81,277
Marketable securities	—	—	39,334	13,618	37,119	5,813
Working capital	3,368	13,736	113,170	86,897	116,487	153,129
Total assets	43,605	58,736	232,878	248,722	284,041	406,285
Total long-term debt	6,000	5,940	9	1,000	73	77
Total stockholders’ equity	25,959	37,754	187,501	204,530	244,403	329,272

(1)	Results reflect a one-time charge of $5.0 million relating to the bankruptcy filing of Kmart.

(2)	Results reflect one-time restructuring charges of $6.6 million relating to our acquisitions of Kidz Biz and Toymax and a $1.5 million charge for the recall of one of our products.

App-1-16

Selected Historical Consolidated Financial Data of Toymax

      The following selected historical consolidated financial data have been derived from the audited consolidated financial statements of Toymax. The selected historical consolidated financial data should be read in conjunction with Toymax’s consolidated financial statements and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toymax” included elsewhere in this joint proxy statement/prospectus and incorporated herein by reference.

						Three Months Ended
	Fiscal Years Ended March 31,					June 30,

	1998	1999	2000	2001	2002	2001	2002

	(Dollars in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales	$99,367	$106,495	$109,865	$115,151	$94,852	$20,008	$18,748
Cost of goods sold	55,907	65,524	75,517	72,770	71,424	14,653	13,174

Gross profit	43,460	40,971	34,348	42,381	23,428	5,355	5,574
Selling and administrative expenses	27,268	29,740	38,220	37,719	49,760 (1)	6,405	5,256

Operating income (loss)	16,192	11,231	(3,872)	4,662	(26,332)	(1,050)	318
Income (loss) of joint venture	—	—	290	(2,560)	—	—	—
Other income (expense), net	(507)	(196)	144	(102)	(615)	(4)	75
Interest income (expense), net	(212)	985	(536)	(885)	(978)	(420)	(12)

Income (loss) before income taxes	15,473	12,020	(3,974)	(1,115)	(27,925)	(1,474)	381
Income tax expense (benefit)	4,133	3,275	(2,207)	(1,087)	(7,498)	(490)	103

Income (loss) from continuing operations	11,340	8,745	(1,767)	29	(20,427)	(984)	278
Loss from discontinued operations	—	(129)	(134)	(9,776)	(3,435)	(747)	—

Net income (loss)	$11,340	$8,616	$(1,901)	$(9,747)	$(23,861)	$(1,731)	$278

Basic and diluted loss per share from:
Continuing Operations	$1.28	$0.82	$(0.17)	$—	$(1.69)	$(0.08)	$0.02
Discontinued Operations	—	(0.01)	(0.01)	(0.86)	(0.28)	$(0.06)	—

Basic and diluted loss per share	$1.28	$0.81	(0.18)	$(0.86)	$(1.97)	$(0.14)	$0.02
Cash dividends declared per common share	$—	$—	$—	$—	$—	$—	$—

Basic average common shares outstanding	8,847,781	10,605,000	10,596,677	11,280,804	12,116,843	12,131,441	12,131,441
Diluted average common shares outstanding	8,847,781	10,605,000	10,596,677	11,280,864	12,116,843	12,131,441	12,384,162

	As of March 31,					As of
						June 30,
	1998	1999	2000	2001	2002	2002

BALANCE SHEET DATA:
Working capital (deficit)	$31,755	$30,417	$6,163	$7,693	$(14,153)	$(13,559)
Total assets	53,831	62,584	89,073	69,088	55,806	61,610
Short-term debt (including current portion of long term debt)	30	37	14,666	10,000	15	13
Long-term obligations	47	32	50	1,212	—	—
Total stockholders’ equity	34,703	43,319	41,301	35,594	14,636	14,905

(1)	Included in selling and administrative expenses for year ended March 31, 2002 is $15.6 million of restructuring charges as described in footnote 2 in the Toymax consolidated financial statements.

App-1-17

Toymax Supplemental Financial Information

      The following supplemental financial information has been derived from unaudited quarterly consolidated financial statements of Toymax.

	Fiscal Year Ended March 31, 2001					Fiscal Year Ended March 31, 2002
											Three months
	First	Second	Third	Fourth		First	Second	Third	Fourth		Ended
	Quarter	Quarter	Quarter	Quarter	Year End	Quarter	Quarter	Quarter	Quarter	Year End	June 30, 2002

	(In thousands, except per share amounts)
Net sales	$21,688	$44,348	$34,601	$14,514	$115,151	$20,008	$39,104	$25,613	$10,127	$94,852	$18,748
Gross profit	9,427	16,507	15,874	4,917	46,725	6,512	15,230	6,223	(4,537)	23,428	5,574
Net income (loss) from continuing operations	1,021	7,414	(36)	(7,283)	1,116	—	(984)	5,282	(5,294)	(19,430)	381
Net income (loss) from discontinued operations	597	4,869	(155)	(5,283)	28	(747)	(444)	(1,110)	(1,634)	(3,935)	—
Gain on disposal of discontinued operations	—	—	—	—	—	—	—	500	—	500	—
Net income	(846)	(1,314)	(1,444)	(6,172)	(9,776)	(1,732)	4,838	(5,904)	(21,064)	(23,862)	278
Basic and diluted earnings (loss) per share:
Continued operations	$0.06	$0.46	$(0.01)	$(0.44)	$—	$(0.08)	$0.44	$(0.44)	$(1.61)	$(1.69)	$0.02
Discontinued operations	$(0.08)	$(0.12)	$(0.12)	$(0.51)	$(0.86)	$(0.06)	$(0.04)	$(0.05)	$(0.13)	$(0.28)	—
Total	$(0.02)	$(0.34)	$(0.13)	$(0.95)	$(0.86)	$(0.14)	$0.40	$(0.49)	$(1.74)	$(1.97)	$0.02

App-1-18

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This joint proxy statement/prospectus includes or incorporates by reference “forward-looking statements.” For example, statements included in this joint proxy statement/prospectus regarding JAKKS’ or Toymax’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. When words like “intend,” “anticipate,” “believe,” “estimate,” “plan” or “expect,” are used these are forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under “Risk Factors” below and elsewhere in this joint proxy statement/prospectus. You should understand that forward-looking statements made in connection with this joint proxy statement/prospectus are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain information or upon the occurrence of future events or otherwise.

TRADEMARK AND LICENSING INFORMATION

      JAKKS owns or has rights to various trademarks and brand or trade names that we use in conjunction with the sale of our products. These include World Wrestling Entertainment®, Nickelodeon®, Rugrats® and Hello Kitty®, among others. We also refer in this joint proxy statement/ prospectus to other trademarks or brand or trade names that are owned or licensed by other companies.

App-1-19

RISK FACTORS

      If you hold your shares of Toymax common stock until the merger and receive JAKKS common stock, you will be investing in JAKKS. The following important factors, among others, in some cases have affected, and in the future could affect, JAKKS’ actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, JAKKS. In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the matters presented hereby and, accordingly to elect to receive JAKKS common stock.

Risks Relating to the Merger

     JAKKS may not achieve the expected benefits of the merger.

      The merger is intended to achieve certain specific benefits, such as decreasing the combined operating expenses of JAKKS and Toymax, improving JAKKS’ cash flow and increasing its net profit. The likelihood of achieving those benefits represents the subjective judgment of JAKKS’ management and board of directors. Some of those benefits may not be achieved or, if achieved, may not be achieved in the time frame in which they are expected. Whether JAKKS will actually realize these anticipated benefits may depend on future events and circumstances beyond the control of JAKKS.

      It is possible that JAKKS will not realize some or all of the benefits of the merger that formed the basis for the recommendation of Toymax’s board of directors that you vote in favor of the matters presented hereby.

     JAKKS may not have a sufficient number of shares authorized for issuance to effectuate the merger.

      The authorized capital stock of JAKKS is presently 26,000,000 shares, 25,000,000 of which are shares of common stock and 1,000,000 of which are shares of preferred stock. JAKKS has filed a preliminary proxy statement with the SEC for its 2002 Annual Meeting of Stockholders. One of the resolutions provided in the preliminary proxy statement that will be voted upon at that Annual Meeting will be to increase JAKKS’ authorized capital stock. If this proposal is approved, JAKKS will have authorized capital stock of 105,000,000 shares, 100,000,000 of which are shares of JAKKS common stock and 5,000,000 of which are shares of JAKKS preferred stock. The approval of this proposal is required for JAKKS to have a sufficient number of authorized shares available for issuance to the Toymax stockholders of the approximately 551,282 shares required to consummate the merger.

     The value of the JAKKS common stock to be received in the merger may fluctuate.

      The merger consideration may be subject to certain adjustments. For example, in the event the average closing price of JAKKS’ common stock for the 10 days prior to the effective date of the merger is greater than $20.6767 per share, JAKKS may elect, in its sole discretion, to pay the entire merger consideration in cash, at a price of $4.50 per share of Toymax common stock. If the average closing price of JAKKS’ common stock for the 10 days prior to the effective date of the merger is less than $16.9173 per share (the “adjusted closing price”), the amount of JAKKS common stock you receive will be determined by dividing $1.35 by the adjusted closing price. Other than the foregoing, the merger agreement does not contain any provisions for adjustment of the merger consideration and does not provide any right of termination by either party if there are fluctuations in the market price of either Toymax or JAKKS stock before the completion of the merger. Because no adjustment will be made to the merger consideration (except in the limited circumstances described above), Toymax stockholders that receive JAKKS common stock will not be able to determine the value of the merger consideration until the closing, which will depend upon the market price of JAKKS and Toymax common stock as of the completion of the merger. Variations in the trading prices of Toymax and JAKKS stock may result from:

•	changes in the business or results of operations of Toymax or JAKKS;

•	the prospects for the post-merger operations of JAKKS;

App-1-20

•	the timing of the merger;

•	general stock market and economic conditions; and

•	other factors beyond the control of Toymax or JAKKS, including those described elsewhere in this “Risk Factors” section.

      Before voting, stockholders are urged to obtain current market quotations for both JAKKS and Toymax common stock.

Risks Relating to the Operation of JAKKS

     JAKKS is Subject to Changing Consumer Preferences and New Product Introductions

      JAKKS’ business and operating results depend largely upon the appeal of its products. JAKKS’ continued success in the toy industry will depend on its ability to redesign, restyle and extend its existing core products and product lines as consumer preferences evolve, and to develop, introduce and gain customer acceptance of new products and product lines. Several trends in recent years have presented challenges for the toy industry, including:

•	the phenomenon of children outgrowing toys at younger ages, particularly in favor of interactive and high technology products;

•	increasing use of technology;

•	shorter life cycles for individual products; and

•	higher consumer expectations for product quality, functionality and value.

      JAKKS cannot assure you that:

•	its current products will continue to be popular with consumers;

•	the product lines or products that it introduces will achieve any significant degree of market acceptance; or

•	the life cycles of its products will be sufficient to permit JAKKS to recover licensing, design, manufacturing, marketing and other costs associated with those products.

     JAKKS is Subject to Changing Popularity of Its Products

      The success of many of JAKKS’ character-related and theme-related products depends on the popularity of characters in movies, television programs, live wrestling exhibitions and other media. JAKKS cannot assure you that:

•	media associated with our character-related and theme-related product lines will be released at the times JAKKS expects or will be successful;

•	the success of media associated with JAKKS’ existing character-related and theme-related product lines will result in substantial promotional value to its products;

•	JAKKS will be successful in renewing licenses upon expiration on terms that is favorable to JAKKS; or

•	JAKKS will be successful in obtaining licenses to produce new character-related and theme-related products in the future.

     There Are Risks Associated with JAKKS’ License Agreements

•	JAKKS’ Current Licenses Require JAKKS to Pay Minimum Royalties

      Sales of products under trademarks or trade or brand names licensed from others account for substantially all of JAKKS’ net sales. Product licenses allow JAKKS to capitalize on characters, designs,

App-1-21

concepts and inventions owned by others or developed by toy inventors and designers. JAKKS’ license agreements generally require JAKKS to make specified minimum royalty payments, even if JAKKS fail to sell a sufficient number of units to cover these amounts. In addition, under certain of our license agreements, if JAKKS fails to achieve certain prescribed sales targets, JAKKS may be unable to retain or renew these licenses.

•	Some of JAKKS’ Licenses Are Restricted as to Use

      Under some of JAKKS’ license agreements, including WWE and Nickelodeon, the licensors have the right to review and approve JAKKS’ use of their licensed products, designs or materials before we may make any sales. If a licensor refuses to permit JAKKS’ use of any licensed property in the way JAKKS proposes, or if their review process is delayed, JAKKS’ development or sale of new products could be impeded.

•	New Licenses Are Difficult and Expensive to Obtain

      JAKKS’ continued success will depend substantially on its ability to obtain additional licenses. Intensive competition exists for desirable licenses in the toy industry. JAKKS cannot assure you that it will be able to secure or renew significant licenses on terms acceptable to JAKKS. In addition, as JAKKS adds licenses, the need to fund additional royalty advances and guaranteed minimum royalty payments may strain its cash resources.

•	A Limited Number of Licensors Account for a Large Portion of JAKKS Net Sales

      JAKKS derives a significant portion of its net sales from a limited number of licensors. If one or more of these licensors were to terminate or fail to renew JAKKS’ license or not grant JAKKS new licenses, JAKKS’ business, financial condition and results of operations could be adversely affected.

     The Toy Industry Is Highly Competitive

      The toy industry is highly competitive. Globally, certain of JAKKS’ competitors have financial and strategic advantages over JAKKS, including:

•	greater financial resources;

•	larger sales, marketing and product development departments;

•	stronger name recognition;

•	longer operating histories; and

•	greater economies of scale.

      In addition, the toy industry has no significant barriers to entry. Competition is based primarily on the ability to design and develop new toys, to procure licenses for popular characters and trademarks and to successfully market products. Many of JAKKS’ competitors offer similar products or alternatives to its products. JAKKS’ competitors have obtained and are likely to continue to obtain licenses that overlap JAKKS’ licenses with respect to products, geographic areas and markets. JAKKS cannot assure you that it will be able to obtain adequate shelf space in retail stores to support its existing products or to expand its products and product lines or that JAKKS will be able to continue to compete effectively against current and future competitors.

     JAKKS’ Video Game Joint Venture with THQ Is Subject to Numerous Risks and Uncertainties

      In addition to the risks relating to JAKKS and the toy industry, JAKKS’ joint venture with THQ faces the following risks:

•	The joint venture depends entirely on a single license, which gives the venture exclusive worldwide rights to produce and market video games based on World Wrestling Entertainment characters and themes. The popularity of professional wrestling, in general, and the World Wrestling Entertainment, in particular, is subject to changing consumer tastes and demands. The relative popularity of

App-1-22

professional wrestling has fluctuated significantly in recent years. A decline in the popularity of the World Wrestling Entertainment could adversely affect the joint venture’s and JAKKS’ business, financial condition and results of operations.

•	The joint venture relies on hardware manufacturers and THQ’s non-exclusive licenses with them for the right to publish titles for their platforms and for the manufacture of the joint venture’s titles. If THQ’s manufacturing licenses were to terminate and the joint venture could not otherwise obtain these licenses from other manufacturers, the joint venture would be unable to publish additional titles for these manufacturers’ platforms, which would materially adversely affect the joint venture’s and JAKKS’ business, financial condition and results of operations.

•	The software industry has experienced periods of significant growth in consumer interest, followed by periods in which growth has substantially declined. The joint venture’s sales of software titles depend, among other factors, on the popularity and unit sales of platforms generally, as well as on the relative popularity and unit sales of various platforms. The relative popularity of certain platforms has fluctuated significantly in recent years. An unexpected decline in the popularity of a particular platform can be expected to have a material adverse affect on consumer demand for titles released or to be released by the joint venture for such platforms.

•	The joint venture’s failure to timely develop titles for new platforms that achieve significant market acceptance, to maintain net sales that are commensurate with product development costs or to maintain compatibility between its personal computer CD-ROM titles and the related hardware and operating systems would adversely affect the joint venture’s and JAKKS’ business, financial condition and results of operations.

•	In general, THQ controls the day-to-day operations of the joint venture and all of its product development and production operations. Accordingly, the joint venture relies exclusively on THQ to manage these operations effectively. THQ’s failure to effectively manage the joint venture would have a material adverse effect on the joint venture’s and JAKKS’ business and results of operations.

     JAKKS May Not Be Able To Sustain or Manage its Rapid Growth

      JAKKS has experienced rapid growth in net sales, operating income and net income over the last five years. As a result, comparing JAKKS’ period-to-period operating results may not be meaningful and results of operations from prior periods may not be indicative of future results. JAKKS cannot assure you that it will continue to experience growth in, or maintain our present level of, net sales or net income.

      JAKKS’ growth strategy calls for it to continuously develop and diversify its toy business by acquiring other companies, entering into additional license agreements, refining JAKKS’ product lines and expanding into international markets, which will place additional demands on JAKKS management, operational capacity and financial resources and systems. The increased demand on JAKKS’ management may necessitate our recruitment and retention of qualified management personnel. JAKKS cannot assure you that it will be able to recruit and retain qualified personnel or expand and manage JAKKS’ operations effectively and profitably. To effectively manage future growth, JAKKS must continue to expand its operational, financial and management information systems and to train, motivate and manage its work force. There can be no assurance that JAKKS’ operational, financial and management information systems will be adequate to support JAKKS’ future operations. Failure to expand JAKKS’ operational, financial and management information systems or to train, motivate or manage employees could have a material adverse effect on its business, financial condition and results of operations.

      In addition, implementation of JAKKS’ growth strategy is subject to risks beyond our control, including competition, market acceptance of new products, changes in economic conditions, JAKKS’ ability to obtain or renew licenses on commercially reasonable terms and its ability to finance increased levels of accounts receivable and inventory necessary to support its sales growth, if any. Accordingly, JAKKS cannot assure you that its growth strategy will continue to be implemented successfully.

App-1-23

     JAKKS Needs To Be Able To Acquire and Integrate Companies and New Product Lines Successfully

      JAKKS’ growth strategy depends in part upon its ability to acquire companies and new product lines. Future acquisitions will succeed only if JAKKS can effectively assess characteristics of potential target companies and product lines, such as:

•	attractiveness of products;

•	suitability of distribution channels;

•	management ability;

•	financial condition and results of operations; and

•	the degree to which acquired operations can be integrated with our operations.

      JAKKS’ cannot assure you that it can identify attractive acquisition candidates or negotiate acceptable acquisition terms, and its failure to do so may adversely affect our results of operations and JAKKS’ ability to sustain growth. JAKKS’ acquisition strategy involves a number of risks, each of which could adversely affect its operating results, including:

•	difficulties in integrating acquired businesses or product lines, assimilating new facilities and personnel and harmonizing diverse business strategies and methods of operation;

•	diversion of management attention from operation of JAKKS’ existing business;

•	loss of key personnel from acquired companies; and

•	failure of an acquired business to achieve targeted financial results.

     A Limited Number of Customers Account for a Large Portion of JAKKS’ Net Sales

      JAKKS’ five largest customers accounted for 54.7% of its net sales in 2001. Except for outstanding purchase orders for specific products, JAKKS does not have written contracts with or commitments from any of its customers. A substantial reduction in or termination of orders from any of JAKKS’ largest customers could adversely affect its business, financial condition and results of operations. In addition, pressure by large customers seeking price reductions, financial incentives, changes in other terms of sale or for JAKKS to bear the risks and the cost of carrying inventory also could adversely affect JAKKS’ business, financial condition and results of operations. If one or more of JAKKS’ major customers were to experience difficulties in fulfilling their obligations to JAKKS, cease doing business with JAKKS, significantly reduce the amount of their purchases from us or return substantial amounts of JAKKS’ products, it could have a material adverse effect on JAKKS’ business, financial condition and results of operations. In addition, the bankruptcy or other lack of success of one or more of JAKKS’ significant retailers could negatively impact JAKKS’ revenues and bad debt expense. Kmart, one of JAKKS’ major customers, filed for Chapter 11 bankruptcy protection on January 22, 2002. JAKKS recorded a $5.0 million charge in its 2001 financial statements to allow for any losses that may result from Kmart’s bankruptcy filing. However, it is not possible to predict the ultimate impact of Kmart’s bankruptcy filing at this time.

     JAKKS Depends on Its Key Personnel

      JAKKS’ success is largely dependent upon the experience and continued services of Jack Friedman, its Chairman and Chief Executive Officer, Stephen G. Berman, its President and Chief Operating Officer, and Michael Bianco, Jr., its Executive Vice President and Chief Merchandising Officer. JAKKS cannot assure you that it would be able to find an appropriate replacement for Mr. Friedman, Mr. Berman or Mr. Bianco if the need should arise, and any loss or interruption of Mr. Friedman’s, Mr. Berman’s or Mr. Bianco’s services could adversely affect JAKKS’ business, financial condition and results of operations. JAKKS maintains, and is the beneficiary of, a $4.0 million key-man life insurance policy on Mr. Friedman, which may be insufficient to fund the cost of employing his successor.

App-1-24

     JAKKS Depends on Third-Party Manufacturers

      JAKKS depends on approximately 20 third-party manufacturers who develop, provide and use the tools, dies and molds that JAKKS owns to manufacture its products. However, JAKKS has limited control over the manufacturing processes themselves. As a result, any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis could adversely affect our business, financial condition and results of operations.

      JAKKS does not have long-term contracts with its third-party manufacturers. Although JAKKS believes it could secure other third-party manufacturers to produce its products, JAKKS’ operations would be adversely affected if it lost its relationship with any of its current suppliers or if its current suppliers’ operations or sea or air transportation with our overseas manufacturers were disrupted or terminated even for a relatively short period of time. JAKKS’ tools, dies and molds are located at the facilities of its third-party manufacturers.

      Although JAKKS does not purchase the raw materials used to manufacture its products, it is potentially subject to variations in the prices JAKKS pays its third-party manufacturers for products, depending on what they pay for their raw materials.

JAKKS Has Substantial Sales and Manufacturing Operations Outside of the United States Subjecting It to Risks Common to International Operations.

      JAKKS sells products and operates facilities in numerous countries outside the United States. For the fiscal year ended December 31, 2001, sales to JAKKS’ international customers comprised approximately 14.1% of its net sales. JAKKS expects its sales to international customers to account for a greater portion of our revenues in future fiscal periods. Additionally, JAKKS utilizes third-party manufacturers located principally in The People’s Republic of China. These sales and manufacturing operations are subject to the risks normally associated with international operations, including:

•	currency conversion risks and currency fluctuations;

•	limitations, including taxes, on the repatriation of earnings;

•	political instability, civil unrest and economic instability;

•	greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

•	complications in complying with laws in varying jurisdictions and changes in governmental policies;

•	greater difficulty and expenses associated with recovering from natural disasters;

•	transportation delays and interruptions; and

•	the potential imposition of tariffs.

      JAKKS’ reliance on external sources of manufacturing can be shifted, over a period of time, to alternative sources of supply, should such changes be necessary. However, if JAKKS were prevented from obtaining products or components for a material portion of our product line due to political, labor or other factors beyond its control, its operations would be disrupted while alternative sources of products were secured. Also, the imposition of trade sanctions by the United States against a class of products imported by JAKKS from, or the loss of “normal trade relations” status by China, could significantly increase JAKKS’ cost of products imported from that nation. Because of the importance of our international sales and international sourcing of manufacturing to JAKKS’ business, its financial condition and results of operations could be significantly and adversely affected if any of the risks described above were to occur.

JAKKS’ Business Is Subject to Extensive Government Regulation and to Potential Product Liability Claims

      JAKKS’ business is subject to various laws, including the Federal Hazardous Substances Act, the Consumer Product Safety Act, the Flammable Fabrics Act and the rules and regulations promulgated under

App-1-25

these acts. These statutes are administered by the Consumer Product Safety Commission (CPSC), which has the authority to remove from the market products that are found to be defective and present a substantial hazard or risk of serious injury or death. The CPSC can require a manufacturer to recall, repair or replace these products under certain circumstances. JAKKS cannot assure you that defects in its products will not be alleged or found. Any such allegations or findings could result in:

•	product liability claims;

•	loss of sales;

•	diversion of resources;

•	damage to our reputation;

•	increased warranty costs; and

•	removal of our products from the market.

      Any of these results may adversely affect JAKKS’ business, financial condition and results of operations. There can be no assurance that JAKKS’ product liability insurance will be sufficient to avoid or limit JAKKS’ loss in the event of an adverse outcome of any product liability claim.

     JAKKS Depends on Its Proprietary Rights

      JAKKS relies on trademark, copyright and trade secret protection, nondisclosure agreements and licensing arrangements to establish, protect and enforce its proprietary rights in its products. The laws of certain foreign countries may not protect intellectual property rights to the same extent or in the same manner as the laws of the United States. JAKKS cannot assure you that JAKKS or its licensors will be able to successfully safeguard and maintain JAKKS’ proprietary rights. Further, certain parties have commenced legal proceedings or made claims against JAKKS based on our alleged patent infringement, misappropriation of trade secrets or other violations of their intellectual property rights. JAKKS cannot assure you that other parties will not assert intellectual property claims against it in the future. These claims could divert JAKKS’ attention from operating its business or result in unanticipated legal and other costs, which could adversely affect JAKKS’ business, financial condition and results of operations.

Market Conditions and Other Third-Party Conduct Could Negatively Impact JAKKS’ Margins and Implementation of Other Business Initiatives.

      Economic conditions, such as rising fuel prices and decreased consumer confidence, may adversely impact JAKKS’ margins. In addition, general economic conditions were significantly and negatively affected by the September 11thterrorist attacks and could be similarly affected by any future attacks. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could adversely affect JAKKS’ sales and profitability. Other conditions, such as the unavailability of electronics components, may impede JAKKS’ ability to manufacture, source and ship new and continuing products on a timely basis. Significant and sustained increases in the price of oil could adversely impact the cost of the raw materials used in the manufacture of JAKKS’ products, such as plastic.

     The Market Price of JAKKS’ Common Stock May Be Volatile

      Market prices of the securities of toy companies are often volatile. The market price of our common stock may be affected by many factors, including:

•	fluctuations in our financial results;

•	the actions of our customers and competitors, including new product line announcements and introductions;

•	new regulations affecting foreign manufacturing;

App-1-26

•	other factors affecting the toy industry in general; and

•	sales of JAKKS’ common stock into the public market.

      In addition, the stock market periodically has experienced significant price and volume fluctuations, which may have been unrelated to the operating performance of particular companies.

JAKKS’ Ability to Issue Blank Check Preferred Stock and JAKKS’ Obligation to Make Severance Payments Could Prevent or Delay Takeovers

      JAKKS’ certificate of incorporation authorizes the issuance of blank check preferred stock (that is, preferred stock that our board of directors can create and issue without prior stockholder approval) with rights senior to those of its common stock. In addition, JAKKS’ employment agreements with certain of its senior officers require JAKKS, under certain conditions, to make substantial severance payments to them if they resign after a change of control. These provisions could delay or impede a merger, tender offer or other transaction resulting in a change in control of JAKKS, even if such a transaction would have significant benefits to its stockholders. As a result, these provisions could limit the price that certain investors might be willing to pay in the future for shares of JAKKS’ common stock.

JAKKS has not paid dividends on its common stock and does not expect to in the foreseeable future.

      JAKKS has not paid dividends on its common stock since its inception and does not expect to in the foreseeable future, so JAKKS’ stockholders will not be able to receive a return on their investments without selling their shares. JAKKS presently anticipates that all earnings, if any, will be retained for development of its business and for future acquisitions. Any future dividends will be subject to the discretion of JAKKS’ board of directors and will depend on, among other things, future earnings, JAKKS’ operating and financial condition, JAKKS’ capital requirements and general business conditions.

      The market price of JAKKS’ common stock could be adversely affected by sales of substantial amounts of common stock in the public market or the perception that such sales could occur.

      As of August 20, 2002, JAKKS had 23,585,149 shares of common stock outstanding. The market price of JAKKS’ common stock could be adversely affected by the issuance of shares of common stock pursuant to the terms of the merger.

App-1-27

PARTIES TO THE MERGER

JAKKS Pacific, Inc.

      JAKKS develops, designs, produces and markets childrens toys and related products which are sold in the United States and throughout the world. JAKKS’ principal offices are located at 22619 Pacific Coast Highway, Malibu, California 90265 and the telephone number is (310) 456-7799.

      JAKKS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, as amended, and June 30, 2002, are incorporated by reference into this joint proxy statement/prospectus.

Toymax International, Inc.

      Toymax is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products which are sold in the United States and throughout the world. Toymax’s principal offices are located at 22619 Pacific Coast Highway, Malibu, California 90265 and the telephone number is (310) 456-7799.

      Toymax’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and its consolidated financial statements for the three year period ended March 31, 2002 and Toymax’s Report on Form 10-Q for the quarter ended June 30, 2002 accompany this joint proxy statement/prospectus.

JP/TII Acquisition Corp.

      The merger subsidiary was formed in February 2002 solely for the purposes of engaging in the merger. The merger subsidiary is a wholly-owned subsidiary of JAKKS. The merger subsidiary has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement. The merger subsidiary’s principal offices are located at 22619 Pacific Coast Highway, Malibu, California 90265 and the telephone number is (310) 456-7799.

THE SPECIAL STOCKHOLDERS MEETING

Date, Time, Place and Record Date of the Special Stockholders Meeting

      The special stockholders meeting will be held on Friday, September 27, 2002, 8:30 a.m., local time, at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361. The accompanying proxy is being solicited by Toymax’s Board of Directors and is to be voted at the special stockholders meeting or any adjournment(s) or postponement(s) thereof. The holders of record of Toymax’s common stock as of the close of business on August 27, 2002 are entitled to receive notice of, and to vote at, the special stockholders meeting. On the record date, there were 12,316,586 shares of Toymax common stock entitled to vote. No other voting securities of Toymax are outstanding.

Matters to Be Voted Upon

      At the special stockholders meeting, you will be asked to consider and vote upon three matters:

•	You are being asked to adopt a merger agreement that provides for JAKKS to acquire all of the remaining outstanding shares of Toymax common stock (not owned by JAKKS) in exchange for a combination of cash and JAKKS common stock.

•	The acquisition of the remaining outstanding shares of Toymax common stock will be effected by the merger of a wholly-owned subsidiary of JAKKS into Toymax with Toymax being the surviving corporation. You are being asked to approve that merger.

•	On February 10, 2002, Toymax and four of Toymax’s principal stockholders entered into a stock purchase agreement with JAKKS, pursuant to which they agreed to sell to JAKKS approximately

App-1-28

8.1 million shares of Toymax common stock, representing approximately, 66.3% of Toymax’s outstanding common stock. You are being asked to ratify the stock purchase agreement.

      If the merger agreement is adopted, the merger approved and subsequently completed and the stock purchase agreement ratified, Toymax will no longer be a publicly-held corporation and you will no longer own Toymax common stock. In the merger, unless you seek appraisal rights or except as described in the next paragraph, each issued and outstanding share of Toymax common stock held by you will be canceled and converted into the right to receive $3.00 in cash plus .0798 shares of JAKKS common stock.

      In the event the average closing price of JAKKS common stock for the 10 days prior to the effective date of the merger is less than $16.9173 per share (the “adjusted closing price”), the amount of JAKKS common stock you receive (in addition to the cash payment described above) for each share of Toymax common stock will be determined by dividing $1.35 by the adjusted closing price. Additionally, each holder of shares of Toymax common stock that would otherwise be entitled to receive a fractional share of JAKKS common stock by virtue of the merger will otherwise be paid cash without any interest, equal to the product of the fractional share that would have been issued multiplied by $18.797. Further, in the event that the average closing price of JAKKS common stock for the 10 days prior to the effective date of the merger exceeds $20.6767 per share, JAKKS may elect, in its sole discretion, to pay you exclusively in cash consideration of $4.65 for each share of Toymax common stock you own at the time of the merger.

      Following the merger, JAKKS will hold directly 100% of the outstanding shares of stock in the surviving corporation. Treasury shares and shares of Toymax common stock owned by JAKKS or the merger subsidiary will be canceled. Shares held by stockholders who perfect their dissenters’ rights will be subject to appraisal in accordance with Delaware law.

Recommendation of Toymax’s Board of Directors

      On February 10, 2002, Toymax’s prior board of directors unanimously approved the merger agreement, the merger and the stock purchase agreement. The Toymax board of directors believed the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of the stockholders of Toymax. The Toymax board of directors based its decision, in part, upon the opinion of its independent financial advisor, Morgan Lewins & Co. Inc. (formerly known as Morgan, Lewis, Githen & Ahn, Inc.), which stated that the merger agreement is fair, from a financial point of view, to Toymax’s public stockholders. By resolution dated February 10, 2002, Toymax’s board of directors unanimously recommended the Toymax common stockholders vote “FOR” adoption of the merger agreement, approval of the merger and ratification of the stock purchase agreement.

      On July 9, 2002, Toymax’s current board of directors unanimously approved the merger agreement and the merger. The Toymax board of directors believed that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of the unaffiliated stockholders of Toymax. The Toymax board of directors based its decision, in part, upon Morgan Lewins’ July 9, 2002 opinion, which stated that the merger agreement is fair, from a financial point of view, to Toymax’s unaffiliated stockholders. By resolution dated July 9, 2002, Toymax’s current board of directors unanimously recommended that Toymax’s common stockholders vote “FOR” adoption of the merger agreement and approval of the merger.

      For a more detailed discussion of the specific factors the Toymax board considered in making these recommendations, see “Background and Reasons for the Merger — Toymax”, pages 26 to 38.

Recommendation of the Board of Directors of JAKKS and the Merger Subsidiary

      On July 9, 2002 the board of directors of both JAKKS and the Merger Subsidiary received the July 9, 2002 fairness opinion of Morgan Lewins. The board of directors of both JAKKS and the Merger Subsidiary believe that the merger consideration is fair, from a financial point of view, to the unaffiliated stockholders of Toymax. The board of directors of both JAKKS and the Merger Subsidiary based their respective decisions, in part, upon Morgan Lewins’ July 9 fairness opinion.

App-1-29

Voting Information

      Each outstanding share of Toymax common stock is entitled to one vote. The three matters being voted upon must each be approved by holders of a majority of the outstanding shares of Toymax common stock entitled to vote at the special meeting. JAKKS, which owns approximately 66.8% of the outstanding Toymax common stock, owns enough shares of Toymax common stock to satisfy this vote requirement without the vote of any other holders of Toymax common stock. JAKKS has indicated that it will vote its shares of Toymax common stock in favor of the three matters being voted upon.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Toymax’s common stock entitled to vote at the special stockholders meeting is necessary to constitute a quorum for the transaction of business at the special stockholders meeting. Abstentions are counted for purposes of determining whether a quorum exists at the special stockholders meeting.

      Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval and adoption of non-routine matters such as the three matters being voted upon. Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special stockholders meeting for purposes of determining whether a quorum exists and will have the same effect as a vote against approval of such matters.

Solicitation, Revocation and Use of Proxies

      Toymax will pay the costs of all mailing and filing fees incurred in connection with this joint proxy statement/prospectus. Some of Toymax’s directors, officers and employees may solicit proxies by telephone, facsimile and personal contact, without separate compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.

      The grant of a proxy on the enclosed form does not preclude you from attending the special stockholders meeting and voting in person. You may revoke your proxy at any time before it is voted at the special stockholders meeting. If you are a record holder, you may revoke your proxy by:

•	delivering to the Secretary of Toymax, before the vote is taken at the special stockholders meeting, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Toymax before the vote is taken at the special stockholders meeting; or

•	attending the special stockholders meeting and voting in person.

      Attendance at the special stockholders meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to the Secretary of Toymax at 22619 Pacific Coast Highway, Malibu, California 90265, or hand delivered to the Secretary of Toymax before the vote is taken at the special stockholders meeting. All valid proxies will be voted at the special stockholders meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the special stockholders meeting for adoption of the merger agreement, approval of the merger and ratification of the stock purchase agreement. If you hold your shares in “street name” and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

App-1-30

      Stockholders who do not vote in favor of adoption of the merger agreement, approval of the merger and ratification of the stock purchase agreement, and who otherwise comply with the applicable statutory procedures of the Delaware General Corporation law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their common stock under Section 262 of the Delaware General Corporation law. See “The Merger — Dissenters’ Rights of Appraisal.”

      Please do not send in your stock certificates at this time. Once the merger is completed, Toymax will send you instructions regarding the procedures for exchanging your existing stock certificates for the merger consideration.

App-1-31

SPECIAL FACTORS

      This section of the joint proxy statement/ prospectus describes the proposed merger, reasons for the proposed merger and the fairness of the proposed merger to Toymax’s public stockholders. While Toymax and JAKKS believe that this description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/ prospectus and the documents we incorporate by reference for a more complete understanding of the merger. In addition, certain important business and financial information are incorporated about each of JAKKS and Toymax into this joint proxy statement/ prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/ prospectus without charge by following the instructions in the section entitled “How to Obtain Additional Information” on the inside front cover of this joint proxy statement/prospectus and in the section entitled “Where You Can Find More Information” that begins on page 99.

Background and Reasons for the Merger — Toymax

History of the Negotiations

      On July 17, 2001, Jack Friedman, JAKKS’ Chairman and Chief Executive Officer, and Murray L. Skala, a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, outside counsel to JAKKS, and a director of JAKKS, had a conference with Joel Handel, a director of Toymax and a member of the firm of Brown, Raysman Millstein Felder & Steiner LLP (then Baer Marks & Upham LLP), counsel to Toymax, regarding JAKKS’ interest in acquiring Toymax. On November 5, 2001, Steve Lebensfeld, Toymax’s Chief Executive Officer, and Mr. Friedman met to discuss the possible acquisition by JAKKS of Toymax. In early December 2001, Mr. Skala and Mr. Handel discussed the possibility of the acquisition of Toymax by JAKKS. On December 12, 2001, a meeting was held at Mr. Skala’s office with Mr. Handel and Mr. Dan Almagor, also a director of Toymax and a partner in the investment banking firm Datex Consulting Group, which firm was later retained to provide investment banking services to Toymax, to discuss this possible transaction. A general outline of preliminary terms for the transaction was discussed and a memorandum with those terms, subject to numerous conditions, was prepared. On January 10, 2002, non-disclosure agreements were signed by each of the parties and the preparation of documents and due diligence was commenced.

      On December 31, 2001, the Toymax board of directors was notified of the possibility of a transaction with JAKKS. At a meeting of the Toymax board of directors held on January 28, 2002, a special committee, consisting of Oren Asher and Eric Inspektor, was formed for the purpose of reviewing the terms of the proposed transaction with JAKKS and providing a recommendation to the full board of directors. After interviewing several firms, the special committee retained the investment banking firm of Morgan Lewins & Co. Inc. (formerly Morgan Lewis Githens & Ahn Inc. (“Morgan Lewins”)) to review the transaction with the purpose of providing a recommendation and a fairness opinion. On January 29-30, 2002, JAKKS performed a due diligence review of Toymax at the offices of Brown Raysman Millstein Felder & Steiner, LLP. Present at that time were Joel Bennet, JAKKS Executive Vice President and Chief Financial Officer, Jason Bitsky of the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, Michael Sabatino, Toymax’s Chief Financial Officer, and Betty Tse, assistant to Farra Chan, an employee of David Chu (who at that time was the majority stockholder and Chairman of Toymax). Others present at that time were Mr. Almagor and Mr. Handel. On February 7, 2002, representatives of Morgan Lewins met with the special committee and reviewed in great detail their opinion and analysis concerning the transaction. On the afternoon of February 7, 2002, the entire board of directors of Toymax met with representatives of Morgan Lewins. The information that Morgan Lewins presented to both the special committee and the entire board of directors is identical to the information set forth on pages 28-35 of this joint proxy statement/ prospectus. Morgan Lewins’ representatives reviewed the entire transaction for the board of directors and recommended that the transaction was fair, from a financial point of view, to Toymax’s stockholders. The special committee recommended to the full board at that time that Toymax proceed with the transaction. The full Toymax board, by resolution dated February 10, 2002, unanimously approved the transaction. The stock purchase agreement (providing for the sale to JAKKS by the principal stockholders of Toymax of their approximately

App-1-32

8.1 million shares of Toymax) and the agreement of merger, along with other significant documents, were executed on Saturday evening, February 9, 2002, and dated as of February 10, 2002.

Toymax’s Reasons for the Merger

      The Toymax board of directors, in reaching its unanimous recommendation, considered a number of factors, both positive and negative, including the following:

•	Toymax’s ability to sustain the continuation of its business and products and to avoid the need for a potential restructure or reorganization of its business. During the fiscal years ended March 31, 2000 and 2001, and during the year that was to end March 31, 2002, Toymax suffered significant operating losses. Prior to this period when losses were sustained, Toymax had sufficient capital to maintain its operations and had planned to continue its growth. However, both the slow down in the economy and losses incurred in an unsuccessful attempt to develop certain electronic and musical products produced significant reduction in available capital. Toymax did not believe it had sufficient capital as a result of such losses and accordingly was considering a substantial downsizing of its business in order to survive and return to profitability. The price for Toymax’s common stock when negotiations commenced with JAKKS was between $1 and $2 per share. At one point during the year 2001, Toymax’s stock price had dropped below $1.00 per share and Toymax was concerned about being delisted from NASDAQ. The offer of $4.50 per share, consisting of cash and common stock of JAKKS, appeared to the Toymax Board to be a very favorable price and at a price level that might not be reached by Toymax, standing alone, for a significant period of time.

•	The valuation of Toymax’s outstanding shares of common stock had diminished substantially from the time of its initial public offering, at a price of $8.50 per share, and had traded at prices from below $1.00 to $1.50 per share during a recent period. The proposal from JAKKS would enable the Toymax stockholders to receive significantly enhanced value for their shares.

•	Toymax had suffered significant operating losses during the last several years stemming in large part from its acquisition and operation of the Monogram companies and its investments in the Yaboom joint venture and the Maxverse subsidiary. As a result of the losses, Toymax lacked any excess working capital for possible future acquisitions or investments in the expansion and growth of its existing business. The low price for Toymax’s common stock made acquisitions through the use of its securities difficult, if not impossible.

•	Toymax’s business plan for a return to profitability would have resulted in a potential downsizing of its business and the risks inherent in continuation of operating a public company and its overhead with a business on a smaller scale. Moreover, the business relied heavily on credit extended to Toymax, principally through the personal credit of David Chu, Chairman of the board. There was no assurance that this credit would or could continue to be available indefinitely in the future which may have caused significant financial problems for Toymax.

•	Based on the current financial condition of Toymax, it was becoming exceedingly difficult for Toymax to attract and keep key executives with the risk that persons important to Toymax might leave if new capital and expansion was not provided for the business.

      The only alternative that Toymax was considering when it entered into negotiations with JAKKS was to continue as an independent company. Toymax had lost a significant amount of money for the fiscal years ended March 31, 2000 and 2001 and appeared to be losing money in the fiscal year that was to end March 31, 2002. The lack of capital and the low selling price of Toymax’s common stock made growth through acquisition or other means of expansion unavailable. Toymax had reduced its staff and was facing significant reductions in overhead that threatened the loss of key personnel. The concerns about the continuing viability of Toymax made the offer from JAKKS a more attractive one than standing alone.

App-1-33

      Although JAKKS elected a majority of the Board of Directors after acquiring 66.8% of the outstanding stock of Toymax on March 11, 2002, the stock purchase agreement required that two of the Toymax members remain on the Board of Directors to protect the interest of the unaffiliated security holders.

      The Board of Directors of Toymax viewed the entire transaction with JAKKS as fair to the unaffiliated stockholders of Toymax and deemed the only unfavorable aspect of the transaction was that Toymax was giving up any independent future apart from its participation with JAKKS.

Fairness of the Merger; Opinions of Financial Advisor

      The members of Toymax’s board of directors also determined that the merger was fair to the public stockholders because, among other things:

•	at the time the board of directors adopted the merger agreement, Toymax’s board of directors consisted solely of directors who are not officers or employees of JAKKS or Toymax, and was given exclusive authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the merger;

•	the Toymax board of directors retained and received advice from legal counsel selected and engaged by it in negotiating and evaluating the terms of the JAKKS proposal and the merger agreement; and

•	the merger consideration and the other terms and conditions of the merger agreement resulted from arm’s-length bargaining between the Toymax board of directors and its representatives, on the one hand, and JAKKS and its representatives, on the other hand.

     February 2002 Fairness Opinion

      Prior to adopting the merger and the merger agreement, Toymax’s board of directors sought independent verification of its conclusions as to the fairness of the merger to Toymax’s public stockholders by obtaining a fairness opinion from an independent financial advisor. The Board appointed a committee of two independent directors, Oren Asher and Eric Inspektor, to select an investment banking firm to pass on the fairness of the transaction and to provide their own recommendation to the Board of Directors in reliance on the recommendation of the investment bankers. No special person or committee was appointed to represent solely the unaffiliated stockholders. Several names of investment banking firms were provided to the Committee, but some firms were eliminated because of cost considerations (they would not consider providing a fairness opinion for a fee of $100,000 which was the maximum that Toymax was prepared to spend). The four firms interviewed by the independent committee were Rodman & Renshaw, Inc., Fahenstock & Co., Inc., Corporate Solutions Group, an American Express Company, and Morgan Lewins. After interviewing all of the firms, the independent committee chose Morgan Lewins. All four had agreed to undertake the assignment for the same fee so cost was not a consideration. The decision was made based on the personal impressions created by those interviewed and consideration given to their experience and knowledge of the industry. The investment bankers at Morgan Lewins have had over 25 years of experience in a wide range of investment banking transactions and have worked on over 250 mergers and acquisitions. Pursuant to an engagement letter dated February 5, 2002, the independent committee retained Morgan Lewins as Toymax’s financial advisor in order to render an opinion as to the fairness of the proposed merger.

      At the meeting of Toymax’s board of directors on February 9, 2002, Morgan Lewins gave its oral opinion, subsequently confirmed in writing, to the board of directors that, as of such date and based upon and subject to various considerations set forth in the opinion, the consideration to be paid pursuant to the proposed merger was fair from a financial point of view to Toymax’s public stockholders. Toymax’s board of directors did not limit Morgan Lewins in any way in the investigations it made or the procedures it followed in giving its opinion.

      The Board of Directors of Toymax in considering the fairness of the proposed transaction with JAKKS relied on the analysis and opinion of Morgan Lewins. Morgan Lewins reviewed the proposed transaction, studied both companies and focused on the financial condition of Toymax, its historical and current stock prices and key financial and operating issues. In reviewing the prices for the common stock of Toymax, it was

App-1-34

noted that the offer of $4.50 per share from JAKKS was a 228% premium over the 90-day average of Toymax’s common stock at an average price of $1.37, 190% premium over the 60-day average price of $1.55 and 143% premium over the 30-day average price of $1.35. The common stock of Toymax had not traded above $4.00 per share since December 1999. While the initial offering price of Toymax in 1997 had been at $8.50 per share, over the past two years, based on a volume of trading, over 100% of Toymax’s shares had changed hands at a price below $4.50 per share. Morgan Lewins also analyzed the financial statements of Toymax and it was noted that its tangible net worth was approximately $23 million, or less than $2.00 per share, including approximately $18 million of inventory which on a liquidation basis would produce substantially less value than on a going concern basis. Accordingly, JAKKS’s offer was substantially higher than an estimated liquidation value. Morgan Lewins compared the proposed Toymax transaction to other transactions in the industry, reviewed the structure of the transaction and reviewed the contractual arrangements of the Toymax affiliates. Based on its entire analysis, Morgan Lewins concluded that in its opinion, as investment bankers, the consideration to be received by Toymax’s public stockholders was fair from a financial point of view.

      Morgan Lewins addressed its written opinion only to the Toymax board of directors. The opinion addressed only the consideration pursuant to the merger and was not a recommendation to any Toymax stockholder as to how such stockholder should vote at the Toymax special meeting. The summary of the opinion of Morgan Lewins set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Toymax’s stockholders are urged to, and should, read the opinion carefully and in its entirety.

      In arriving at its opinion, Morgan Lewins reviewed and analyzed, among other things, the following:

(i) the merger agreement dated as of February 10, 2002;

(ii) the stock purchase agreement dated as of February 10, 2002;

(iii) Toymax’s Form 10-K for the year ended March 31, 2001, Toymax’s Forms 10-Q for the three months ended June 30, 2001 and the six months ended September 30, 2001, and Toymax’s Form 8-K dated November 9, 2001;

(iv) JAKKS’ Form 10-K for the year ended December 31, 2000, and JAKKS’ Forms 10-Q for the three months ended March 31, 2001, the six months ended June 30, 2001, and the nine months ended September 30, 2001;

(v) certain other publicly available information concerning Toymax and JAKKS and the trading markets for their respective common stocks;

(vi) certain internal information and other data relating to Toymax and JAKKS and their business and prospects, including forecasts and projections provided to Morgan Lewins by management of Toymax and JAKKS, respectively;

(vii) certain publicly available information concerning certain other companies engaged in businesses which Morgan Lewins believed to be generally comparable to Toymax and JAKKS and the trading markets for certain of such other companies’ securities; and

(viii) the financial terms of certain recent business combinations which Morgan Lewins believed to be relevant.

      Morgan Lewins also held discussions with members of the management of Toymax and JAKKS on various aspects of the merger, the past and current business operations of Toymax and JAKKS, the financial condition and future prospects and operations of Toymax and JAKKS, the effect of the merger on the financial condition and future prospects and operations of Toymax and JAKKS and other matters that Morgan Lewins believed necessary or appropriate to its inquiry. In addition, Morgan Lewins visited representative facilities of Toymax and reviewed other financial studies and analyses and considered other information that it deemed appropriate for the purposes of its opinion.

App-1-35

      Morgan Lewins relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or furnished to it by Toymax or JAKKS or otherwise reviewed by Morgan Lewins from third party sources. Morgan Lewins has stated that it is not responsible or liable for that information or its accuracy. Morgan Lewins did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to Morgan Lewins.

      In relying on other financial analyses provided to it, Morgan Lewins stated that it assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates as to the financial condition of Toymax to which those analyses relate.

      Morgan Lewins based its opinion on economic, market and other conditions as in effect on, and the information made available to Morgan Lewins as of, the date of the opinion. Morgan Lewins stated that subsequent developments may affect Morgan Lewins’s opinion and Morgan Lewins does not have any obligation, to update, revise, or reaffirm its opinion. Morgan Lewins expressed no opinion as to the price at which JAKKS Common Stock will trade at any future time.

      The terms of the proposed merger were determined through negotiations between Toymax and JAKKS and were approved by the Toymax board of directors. Although Morgan Lewins provided advice to Toymax during the course of these negotiations, the decision to enter into the merger was solely that of Toymax’s board of directors. As described above, the opinion of Morgan Lewins and its presentation to the Toymax board of directors were only two of a number of factors taken into consideration by the Toymax board of directors in making its determination to approve the proposed merger.

Valuation Methods

      Morgan Lewins employed generally accepted valuation methods that it considered customary and appropriate in reaching its opinion. As part of its valuation analysis, Morgan Lewins reviewed certain financial factors of Toymax in determining if the merger consideration was fair to Toymax’s public stockholders. Those factors included Toymax’s:

      • current market price;

      • historical market prices;

      • net book value;

      • going concern value; and

      • liquidation value.

      Morgan Lewins did not give particular weight to any factor, but used each of them in conjunction with its analysis.

      The following is a summary of the material financial analyses and valuation methods that Morgan Lewins utilized in providing its opinion. Some of the summaries of financial analyses and valuation methods have been presented in tabular format. In order to understand the financial analyses and valuation methods used by Morgan Lewins more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Morgan Lewins’s financial analyses and valuation methods.

Premium Analysis

      Morgan Lewins reviewed the premium by which the estimated offer price for Toymax exceeded Toymax’s stock price prior to the announcement of the transaction and compared such merger premium to other historical merger and acquisition transactions that Morgan Lewins determined to be relevant to the proposed acquisition of Toymax.

      Based on JAKKS’ average stock price for the 10 business days prior to February 7, 2002, the implied value of the consideration to be received by Toymax’s stockholders was estimated to be approximately $4.50 per share (the “Offer Price”). The Offer Price presents a premium to the last reported sales price of Toymax

App-1-36

common stock on the NASDAQ National Market System during each of the following periods prior to the signing of the merger agreement:

	February 7,	February 6,	February 5,	30-Day	60-Day	90-Day
	2002	2002	2002	Average(a)	Average(a)	Average(a)

Price	$2.62	$2.40	$2.09	$1.85	$1.55	$1.37
Premium	72%	88%	115%	143%	190%	228%

(a)	All averages calculated for the period ending February 5, 2002.

      Morgan Lewins also reviewed a sample of historical merger and acquisition transactions that were determined to be relevant to the proposed acquisition of Toymax. The following represents the median premiums paid for the sample transactions reviewed by Morgan Lewins:

	Median
	Premium
	Paid in			Premium/(Discount)
	Comparable	Toymax	Implied	of Estimated Offer
	M&A	Stock	Toymax	Price to Implied
	Transactions	Price(a)	Price	Price(b)

1 Day Prior to Announcement	50%	$2.09	$3.14	44%
4 Weeks Prior to Announcement	84%	$1.75	$3.22	40%

(a)	Assumed an announcement date of February 6, 2002.

(b)	Assumed an implied value for the Toymax acquisition of $4.50 per share.

      Morgan Lewins concluded that the premium by which the estimated Offer Price for Toymax exceeded Toymax’s stock price prior to the announcement of the transaction exceeded the premium for comparable merger and acquisition transactions.

Comparable Transaction Analysis

      Morgan Lewins computed the estimated enterprise value for Toymax of $71.3 million implied by the Offer Price (representing the estimated equity value implied by the Offer Price plus Toymax’s total debt and minority interest minus its cash and cash equivalents) and compared such enterprise value to Toymax’s then recent operating results, including revenues, operating income (“EBIT”) and operating cash flow before depreciation and amortization (“EBITDA”) each for the then latest twelve month period for which such financial information was available. In addition, Morgan Lewins compared such valuation multiples for Toymax to the valuation multiples for other historical merger and acquisition transactions that it determined

App-1-37

to be relevant to the proposed acquisition of Toymax. The following table presents a comparison of the merger valuation multiples for the then latest available twelve month period:

Selected Historical Transactions

     Acquiror/Target

Department 56/Axis Corp.
DSI Toys/Meritus Industries
Toymax International/Funnoodle
JAKKS Pacific/Flying Colors
JAKKS Pacific/Berk Corp.
Toymax International/Monogram
Racing Champions/The Ertle Company

Selected Valuation Multiples for
Comparable M&A Transactions

Enterprise Value as a Multiple of		Mean of Comparable
Latest Twelve Months:	Toymax Acquisition(a)	Company Transactions

Revenue	0.6x	0.7x
EBITDA	Not meaningful	7.2x
EBIT	Not meaningful	12.8x

(a)	Assumes an implied value for the Toymax acquisition of $4.50 per share.

      Toymax’s EBITDA and EBIT for the period examined by Morgan Lewins were negative. Therefore, the multiple of Toymax’s estimated enterprise value (as implied by the Offer Price) to its historical EBITDA and EBIT was not meaningful. The fact that Toymax’s historical EBITDA and EBIT for the then latest available twelve months were negative was a factor considered by Morgan Lewins in rendering its fairness opinion. Comparable transaction values to EBIT and EBITDA calculations were computed to illustrate that other companies for which revenue multiples were calculated were, on average, profitable on an EBIT and EBITDA basis. We believe that these multiples illustrate a measure of financial health for comparable companies analyzed that is relevant and informative to our analysis. Morgan Lewins also compared the multiple of Toymax’s estimated enterprise value (as implied by the Offer Price) to its historical revenues and compared such valuation multiple to the valuation multiples for other historical merger and acquisition transactions that it determined to be relevant to the proposed acquisition of Toymax. Morgan Lewins concluded that the revenue multiple implied by the proposed acquisition of Toymax was comparable to the mean revenue multiple for the other historical merger and acquisition transactions that Morgan Lewins determined to be relevant to the proposed acquisition of Toymax (as summarized above).

App-1-38

Selected Public Trading Multiples

      Morgan Lewins computed the estimated enterprise value for Toymax implied by the Offer Price and compared such enterprise value to Toymax’s then recent operating results, including revenues, EBIT and EBITDA for the then latest twelve month period for which such financial information was available. In addition, Morgan Lewins compared such valuation multiples for Toymax to the valuation multiples for selected publicly traded companies engaged in businesses that Morgan Lewins judged to be reasonably comparable to Toymax. These companies were:

Action Performance
DSI Toys
Equity Marketing
JAKKS Pacific
Marvel Enterprises
Ohio Art
Racing Champions
Radica Games

Morgan Lewins selected these companies because they engaged in businesses reasonably comparable to those of Toymax. Morgan Lewins used publicly available financial information to determine the ratio of enterprise value to the then latest twelve months revenues for each of these companies. The following table presents a comparison of the mean revenue multiples of the comparable companies and the implied merger multiples for Toymax based on a range of the then latest twelve months revenues:

Selected Trading Valuation
Multiples for Comparable Companies

Mean of
Enterprise Value as a Multiple of		Comparable
Latest Twelve Months:	Toymax(a)	Companies

Revenue	0.6x	1.2x
EBITDA	Not meaningful	7.2x
EBIT	Not meaningful	10.4x

(a)	Assumes an implied value for the Toymax acquisition of $4.50 per share.

      Toymax’s EBITDA and EBIT for the period examined by Morgan Lewins were negative. Therefore, the multiple of Toymax’s estimated enterprise value (as implied by the Offer Price) to its historical EBITDA and EBIT is not meaningful. The fact that Toymax’s historical EBITDA and EBIT for the then latest twelve months were negative was a factor considered by Morgan Lewins in rendering its fairness opinion. Morgan Lewins also compared the multiple of Toymax’s estimated enterprise value (as implied by the Offer Price) to its historical revenues and compared such valuation multiple to the valuation multiples for selected publicly traded companies engaged in businesses that Morgan Lewins judged to be reasonably comparable to Toymax. Morgan Lewins concluded that the revenue multiple implied by the proposed acquisition of Toymax was below the mean revenue multiple for the selected publicly traded companies engaged in businesses that Morgan Lewins judged to be reasonably comparable to Toymax. (as summarized above).

      No company or transaction used in the premium analysis, the comparable transaction analysis or the comparable public company trading analysis is identical to Toymax. Accordingly, an evaluation of the results of these analyses is not simply a mathematical calculation. It involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies being analyzed. The summary above is not a comprehensive description of all analyses and examinations actually conducted by Morgan Lewins in the preparation of its opinion. In evaluating companies and transactions identified by Morgan Lewins as comparable to Toymax and the acquisition of Toymax, Morgan Lewins made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which were beyond the control of Toymax, such as the impact of competition on the business of Toymax and the

App-1-39

industry generally, industry growth and the absence of any material change in the financial condition and prospects of Toymax or the industry or in the financial markets in general. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses and of the factors considered by Morgan Lewins, without considering all analyses and factors would create an incomplete view of the process underlying Morgan Lewins’s presentation to the board of directors of Toymax. In addition, Morgan Lewins may have given some analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. For a description of the assumptions Morgan Lewins made in rendering its fairness opinion see the actual text of the fairness opinion which is attached as Appendix F to this joint proxy statement/ prospectus. The ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Lewins’s or Toymax’s view of the actual value of Toymax or the shares of Toymax common stock. To the contrary, Morgan Lewins expressed no opinion on the actual value of Toymax, or shares of Toymax’s common stock.

      The analyses performed by Morgan Lewins are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. Morgan Lewins prepared these analyses as part of its analysis for the board of directors of Toymax of the fairness from a financial point of view of the merger consideration to be received by holders of Toymax common stock and provided these analyses to the Toymax board of directors and the special committee in connection with their consideration of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. Morgan Lewins used in its analyses various projections of future performance prepared and supplied by the management of Toymax. The projections were based on numerous uncertain variables and assumptions that are inherently unpredictable. Accordingly, actual results could vary significantly from those assumed in these projections.

      The opinion of Morgan Lewins and the presentation to the special committee and the board of directors summarized above were among the many factors taken into consideration by the board of directors of Toymax in determining whether to approve and to recommend that the Toymax stockholders vote in favor of the matters being presented hereby. During Morgan Lewins’s presentations to the special committee and the board of directors, the members of the special committee and board of directors asked numerous questions regarding the analyses performed by Morgan Lewins and its conclusion as to the fairness from a financial point of view of the consideration to be received pursuant to the merger agreement. Morgan Lewins, however, did not make any recommendation to any stockholders or to any other person or entity as to how any stockholder should vote with respect to the merger agreement. Morgan Lewins’s opinion did not address the relative merits of the merger, any alternatives to the merger, or Toymax’s underlying business decision to proceed with or effect the merger.

      Under its engagement letter with Morgan Lewins, Toymax agreed to pay Morgan Lewins $100,000 for the financial advisory services provided by Morgan Lewins in connection with the delivery of the fairness opinion. In addition, Toymax agreed to reimburse Morgan Lewins for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify Morgan Lewins against certain liabilities, including liabilities arising under the federal securities laws.

      Prior to advising Toymax on this transaction, Morgan Lewins had no relationship with Toymax. Morgan Lewins has no financial advisory or other relationship with JAKKS. In the ordinary course of their businesses, Morgan Lewins and its affiliates may actively trade the equity securities of Toymax and JAKKS for their own accounts or for the accounts of customers and, accordingly, they may hold long or short positions in those securities at any given time.

      The foregoing discussion addresses the material information and factors considered by the Toymax board of directors in their consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the Toymax board did not find it practicable to, and did not specifically, make assessments of, quantify or otherwise assign relative weights to the various factors and analyses considered in reaching its determination. The determination to approve the merger agreement and the merger was made after consideration of all the factors as a whole.

App-1-40

July 2002 Fairness Opinion

      The boards of directors of Toymax, JAKKS and the Merger Subsidiary engaged Morgan Lewins, pursuant to an engagement letter dated July 2, 2002, to render a written opinion as to the fairness, from a financial point of view, to the stockholders of Toymax other than JAKKS of the consideration to be received in the merger. On July 10, 2002, the boards of directors of each of Toymax, JAKKS and the Merger Subsidiary reviewed a written opinion from Morgan Lewins that, as of July 9, 2002 and based upon and subject to various considerations set forth in the opinion, the consideration to be received in the merger was fair from a financial point of view to Toymax’s stockholders other than JAKKS. Attached as Appendix F to this joint proxy statement/prospectus is the full text of Morgan Lewins’ written opinion dated July 9, 2002. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. The opinion addresses only the fairness, from a financial point of view, of the merger consideration and is not a recommendation to any Toymax stockholder as to how such stockholder should vote with regard to the merger. The summary of the opinion of Morgan Lewins set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Toymax’s stockholders are urged to, and should, read the opinion carefully and in its entirety. The opinion rendered by Morgan Lewins on July 9, 2002, was in addition to an opinion rendered by Morgan Lewis Githens & Ahn, Inc. (whose name was subsequently changed to Morgan Lewins) to the board of directors of Toymax on February 10, 2002, that is attached as Appendix E to this joint proxy statement/prospectus.

      In arriving at its opinion dated July 9, 2002, Morgan Lewins reviewed and analyzed, among other things, the following:

(i) the Merger Agreement dated February 10, 2002;

(ii) the Stock Purchase Agreement dated February 10, 2002;

(iii) JAKKS’ Form S-4 registration statement filed with the Securities and Exchange Commission on May 21, 2002, and its Schedule 13E-3 dated May 22, 2002;

(iv) certain other publicly available financial statements and other business and financial information concerning Toymax and JAKKS and the trading markets for their respective common stocks;

(v) certain internal information and other data relating to Toymax and JAKKS and their business and prospects, including forecasts and projections provided by the management of Toymax and JAKKS, respectively;

(vi) certain publicly available information concerning certain other companies engaged in businesses which Morgan Lewins believed to be generally comparable to Toymax and JAKKS and the trading markets for certain of such other companies’ securities; and

(vii) the financial terms of certain recent business combinations which Morgan Lewins believed to be relevant.

      In rendering its opinion dated July 9, 2002, Morgan Lewins also held discussions with members of the management of Toymax and JAKKS on various aspects of the merger, the past and current business operations of Toymax and JAKKS, the financial condition and future prospects and operations of Toymax and JAKKS, the effect of the merger on the financial condition and future prospects and operations of Toymax and JAKKS and other matters that Morgan Lewins believed necessary or appropriate to its inquiry. In addition, Morgan Lewins reviewed other financial studies and analyses and considered other information that it deemed appropriate for the purposes of its opinion dated July 9, 2002. Toymax, JAKKS or the Merger Subsidiary did not limit Morgan Lewins in any way in the investigations it made or the procedures it followed in giving its opinion.

      Morgan Lewins relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or furnished to it by Toymax, JAKKS or the Merger Subsidiary or otherwise reviewed by Morgan Lewins from third party sources and is not responsible or liable

App-1-41

for the accuracy of such information. Morgan Lewins did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to Morgan Lewins.

      In relying on other financial analyses provided to it, Morgan Lewins assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates as to the financial condition of Toymax to which those analyses relate.

      Morgan Lewins based its opinion dated July 9, 2002, on economic, market and other conditions as in effect on, and the information made available to Morgan Lewins as of, the date of the opinion. Subsequent developments may affect Morgan Lewins’ opinion and Morgan Lewins does not have any obligation to update, revise, or reaffirm its opinion. Morgan Lewins expressed no opinion as to the price at which JAKKS common stock will trade at any future time.

      Morgan Lewins employed generally accepted valuation methods in reaching its opinion dated July 9, 2002. As part of its valuation analysis, Morgan Lewins reviewed certain financial factors of Toymax in determining if the merger consideration was fair to Toymax’s public stockholders. Those factors included Toymax’s:

      • current market price;

      • historical market prices;

      • net book value;

      • going concern value; and

      • liquidation value.

      Morgan Lewins did not give particular weight to any factor, but used each of them in conjunction with its analysis.

      The following is a summary of the material financial analyses that Morgan Lewins utilized in providing such opinion. Some of the summaries of financial analyses have been presented in tabular format. In order to understand the financial analyses used by Morgan Lewins more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Morgan Lewins’ financial analyses.

Comparable Transaction Analysis

      Morgan Lewins computed the estimated enterprise value for Toymax implied by the offer price (representing the estimated equity value implied by the offer price plus the Toymax’s total debt and minority interest minus its cash and cash equivalents) and compared such enterprise value to the Toymax’s estimated operating results, including earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period ending December 31, 2002. Toymax’s EBITDA and EBIT for the twelve months ended March 31, 2002 were negative, therefore Toymax’s estimated enterprise value (as implied by the offer price) as a multiple of its historical EBITDA and EBIT is not meaningful. However, the fact that Toymax’s EBITDA and EBIT for the twelve months ended March 31, 2002 were negative was a factor considered by Morgan Lewins in support of its fairness opinion. Morgan Lewins compared the valuation multiples based on Toymax’s estimated EBITDA and EBIT for the twelve month period ending December 31, 2002 to the valuation multiples for selected merger and acquisition transactions that we determined to be relevant to the proposed acquisition of Toymax. The following table presents a comparison of the merger valuation multiples:

	Toymax Valuation	Mean of Selected Merger
	Multiples Based on	and Acquisition
Enterprise Value as a Multiple of:	Implied Acquisition Price(a)	Transactions(b)

EBITDA	10.6x	7.2x
EBIT	22.3x	12.8x

App-1-42

(a)	Based on estimated operating results for the twelve months ended December 31, 2002. Assumes an implied value for the Toymax acquisition of $4.37 per share.

(b)	Based on operating results for the latest twelve months prior to the relevant acquisition date.

Selected Public Trading Multiples

      Morgan Lewins computed the estimated enterprise value for Toymax implied by the offer price and compared such enterprise value to the Toymax’s recent operating results, including revenues, EBIT and EBITDA for the twelve month period ended March 31, 2002, and estimated operating results for the year ending December 31, 2002 for which such financial information was available. Morgan Lewins also computed the estimated equity value for Toymax implied by the offer price and compared such equity value to Toymax’s net income and book value for the twelve month period ended March 31, 2002, and estimated operating results for the year ending December 31, 2002 for which such financial information was available. In addition, Morgan Lewins compared such valuation multiples for Toymax to the valuation multiples for selected publicly traded companies engaged in businesses that Morgan Lewins judged to be reasonably comparable to Toymax. These companies were:

Action Performance	Marvel Enterprises
DSI Toys	Ohio Art
Equity Marketing	Racing Champions
JAKKS Pacific	Radica Games

      Morgan Lewins selected these companies because they engage in businesses reasonably comparable to those of Toymax. Morgan Lewins used publicly available financial information to determine the ratio of enterprise value to latest twelve months and estimated revenues, EBITDA, EBIT and the ratio of equity value to latest twelve months and estimated net income and book value for each of these companies. The following table presents a comparison of the mean multiples of the comparable companies and the implied merger multiples for Toymax based on a range of 2002 estimated operating data:

Selected Mean Trading
	Toymax Valuation	Valuation Multiples
	Multiples Based on	for Comparable
Enterprise Value as a Multiple of:	Implied Acquisition Price(a)	Companies

Estimated 2002 Revenue	0.9x	1.1x
Estimated 2002 EBITDA	10.6x	6.4x
Estimated 2002 EBIT	22.3x	7.9x

Equity Value as a Multiple of:

Estimated 2002 Net Income	41.9x	10.7x
March 31, 2002 Book Value	3.9x	1.9x

(a)	Assumes an implied value for the Toymax acquisition of $4.37 per share.

      No company or transaction used in the comparable transaction analysis or the comparable public company trading analysis is identical to Toymax. Accordingly, an evaluation of the results of these analyses is not simply a mathematical calculation. It involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies being analyzed. The summary above is not a comprehensive description of all analyses and examinations actually conducted by Morgan Lewins in the preparation of its opinion. In evaluating companies and transactions identified by Morgan Lewins as comparable to Toymax and the acquisition of Toymax, Morgan Lewins made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Toymax, such as the impact of competition on the business of Toymax and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of

App-1-43

Toymax or the industry or in the financial markets in general. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses and of the factors considered by Morgan Lewins, without considering all analyses and factors would create an incomplete view of the process underlying Morgan Lewins’ presentation to the board of directors of Toymax, JAKKS and the Merger Subsidiary. In addition, Morgan Lewins may have given some analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. For a description of the assumptions Morgan Lewins made in rendering its fairness opinion dated July 9, 2002, see the actual text of the fairness opinion which is attached as Appendix F to this joint proxy statement/ prospectus. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Lewins’ or Toymax’s view of the actual value of Toymax or the shares of Toymax common stock. To the contrary, Morgan Lewins expressed no opinion on the actual value of Toymax, or shares of Toymax’s common stock.

      The analyses performed by Morgan Lewins are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. Morgan Lewins prepared these analyses as part of its analysis for the board of directors of Toymax, JAKKS and the Merger Subsidiary as to the fairness from a financial point of view of the merger consideration to be received by stockholders of Toymax other than JAKKS and provided these analyses to Toymax, JAKKS and the Merger Subsidiary in connection with their consideration of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. Morgan Lewins used in its analyses various projections of future performance prepared and supplied by the management of Toymax. The projections were based on numerous uncertain variables and assumptions that are inherently unpredictable. Accordingly, actual results could vary significantly from those assumed in these projections.

      In connection with rendering its February 10, 2002 fairness opinion, Morgan Lewins did not consider the $15.6 million restructuring charge that Toymax took with respect to Toymax’s 2002 consolidated financial statements because that charge was not taken until JAKKS acquired control of Toymax in March 2002. However, Morgan Lewins did take such restructuring charge into consideration when Morgan Lewins rendered its July 9, 2002 fairness opinion. Morgan Lewins does not make any recommendation to any stockholders or to any other person or entity as to how any stockholder should vote with respect to the merger agreement. Morgan Lewins’ opinion did not address the relative merits of the merger, any alternatives to the merger, or Toymax’s underlying business decision to proceed with or effect the merger.

      Under its engagement letter with Morgan Lewins dated July 2, 2002, Toymax, JAKKS and the Merger Subsidiary have agreed to pay Morgan Lewins an aggregate of $50,000 in connection with the delivery of the fairness opinion. In addition, Toymax, JAKKS and the Merger Subsidiary have agreed to reimburse Morgan Lewins for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify Morgan Lewins against certain liabilities, including liabilities arising under the federal securities laws.

      Prior to being retained by Toymax pursuant to the February 5, 2002, engagement letter, Morgan Lewins had no relationship with either Toymax or JAKKS. In the ordinary course of their businesses, Morgan Lewins and its affiliates may actively trade the equity securities of Toymax and JAKKS for their own accounts or for the accounts of customers and, accordingly, they may hold long or short positions in those securities at any given time.

      Appendices E and F that accompany this joint proxy statement/ prospectus are the full text of Morgan Lewins’s written opinions of February 10, 2002 and July 9, 2002. These opinions set forth the assumptions made, matters considered and limits on the review undertaken. Morgan Lewins’s opinion is incorporated in its entirety into this document by reference. These opinions are available for inspection and copying at Toymax’s principal executive offices, 22615 Pacific Coast Highway, Malibu, California 90265, during its regular business hours by any interested equity security holder of Toymax or representative who has been so designated in writing.

App-1-44

Procedural and Substantive Fairness of the Merger

      Each of Toymax, JAKKS and the Merger Subsidiary have determined that the merger is both procedurally and substantively fair to Toymax’s public stockholders. The factors that JAKKS, Toymax and the Merger Subsidiary considered in connection with determining the procedural fairness of the merger include:

•	The negotiations between Toymax and JAKKS were conducted at arms-length;

•	JAKKS and Toymax were each represented by separate legal counsel;

•	Toymax appointed a special committee to select an independent financial adviser to determine if the transaction was fair to Toymax’s unaffiliated stockholders; and

•	After JAKKS acquired control of Toymax, both JAKKS and Toymax determined that an additional fairness opinion from Morgan Lewins would be required.

      With respect to the procedural fairness of the merger, Toymax’s board of directors did not require that a majority of its directors who were not Toymax employees retain an unaffiliated representative to act solely on behalf of Toymax’s unaffiliated stockholders to negotiate the merger or prepare a report in connection with the fairness of the merger. Further, Toymax’s board of directors did not structure the merger to require the approval of a majority of Toymax’s unaffiliated stockholders. Nevertheless, Toymax’s board of directors believes the transaction is procedurally fair to Toymax’s public stockholders for the reasons set forth above, and believes the merger is substantively fair for the reasons discussed in the following paragraphs.

      In connection with determining the substantive fairness of the merger, Toymax relied on Morgan Lewins February 2002 presentation and fairness opinion. In this regard, the Toymax board of directors adopted Morgan Lewins’ findings with respect to the substantive fairness of the merger. Further, each of Toymax, JAKKS and the Merger Subsidiary relied on Morgan Lewins’ July 9, 2002 report and fairness opinion in determining the substantive fairness of the merger. In this regard, the board of directors of Toymax, JAKKS and the Merger Subsidiary have adopted Morgan Lewins’ findings with respect to the substantive fairness of the merger.

      With respect to the substantive fairness of the merger, Toymax’s prior board of directors was unaware of the $15.6 million restructuring charge that Toymax took in the fiscal year ended March 31, 2002 because such charge was accrued after March 11, 2002 when JAKKS acquired control of Toymax. Toymax’s current board of directors was aware of this charge with respect to the substantive fairness of the transaction.

      Further, in connection with determining the fairness of the merger to Toymax’s unaffiliated stockholders, the boards of directors of Toymax, JAKKS and the Merger Subsidiary evaluated certain financial factors to determine if the merger consideration was fair with respect to Toymax’s public stockholders. These factors included Toymax’s current market prices, Toymax’s historical market prices, Toymax’s net book value, Toymax’s going concern value, Toymax’s liquidation value, prior purchases of Toymax common stock by JAKKS during the last two years and any firm offers to acquire Toymax during the past two years. Although each of the boards of directors of Toymax, JAKKS and the Merger Subsidiary reviewed each of those foregoing factors, each respective board of directors did not give any weight to Toymax’s current market prices, historical market prices, net book value and going concern value because such values are not reliable indicators of the fair value of the merger consideration. With respect to these factors, each respective board of directors looked at more reliable indicators of value such as EBITDA and EBIT, which are more accurate measures of Toymax’s future performance and operating value. Further, each respective board of directors determined that it would rely on the fairness opinion of Morgan Lewins dated July 9, 2002 with respect to the substantive fairness of the merger and each respective board of directors adopted such fairness opinion.

      Each respective board of directors did not give any weight to Toymax’s liquidation value as a measure of the fairness of the merger consideration because JAKKS does not intend to liquidate or sell substantially all of the assets of Toymax. Additionally, any value associated with Toymax’s liquidation would be unable to include the value of certain intangible assets, such as good will for example, with respect to determining a fair value to compensate Toymax’s unaffiliated stockholders.

App-1-45

      Each respective board of directors did not give any weight to the purchase prices that JAKKS paid for Toymax common stock during the past two years because the purchase prices that JAKKS paid when it acquired Toymax common stock in the open market during December 2001 and January 2002 were at prices substantially less than the merger consideration, and the shares of Toymax common stock that JAKKS acquired in connection with the stock purchase agreement are for the same cash and stock consideration (without any adjustments) as the merger consideration offered in connection with this joint proxy statement/prospectus.

      Finally, because there have been no firm offers to acquire Toymax within the last two years, each respective board of directors did not give any weight to this factor.

Effect of the Transaction

      The effect of the transaction on Toymax is that Toymax will no longer be an independent public company but will become a wholly owned subsidiary of JAKKS. The benefit to Toymax, its affiliates and its unaffiliated security holders is that the Company is able to survive in business as a wholly-owned subsidiary of JAKKS and the unaffiliated security holders will receive $4.50 per share, which they might not have received without the transaction. The detriment to the affiliated and unaffiliated stockholders is that they will not receive the benefit of any future growth of Toymax that they might have if it had remained an independent company. To the extent that each stockholder receives part of the stockholders’ consideration in common stock of JAKKS, they may obtain a benefit of Toymax growth through the increased value of JAKKS common stock.

      The three principal affiliates of Toymax, David Chu, Steve Lebensfeld and Harvey Goldberg, gave up their long term contracts with Toymax for short term employment or consulting agreements with respect to Messrs. Lebensfeld and Goldberg and an ongoing manufacturing contract for a company controlled by David Chu. The manufacturing contract with JAKKS replaced one that Mr. Chu’s company had with Toymax. All three gave up their positions on the Board of Directors and the Executive Committee of Toymax. One of David Chu’s companies which provided agency services to Toymax had the contract terminated. Additionally, David Chu’s position with the Company as Chairman of the Board was terminated, as was the compensation he received for such position.

Background and Reasons for the Merger — JAKKS

History of the Negotiations

      On February 11, 2001, Jack Friedman, JAKKS’ Chairman and Chief Executive Officer, and Stephen Berman, JAKKS’ President and Chief Operating Officer, advised Murray L. Skala, a director of JAKKS and partner of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, the law firm that represents JAKKS, of JAKKS’ interest in the acquisition of Toymax. Mr. Skala then discussed with Mr. Friedman and Mr. Berman a possible structure for the deal. On July 17, 2001, Mr. Skala had a conference with Mr. Friedman and Joel Handel, a director of Toymax and a member of the firm of Brown, Raysman Millstein Felder & Steiner LLP (then Baer Marks & Upham LLP), counsel to Toymax, regarding the possibility of a transaction. In early September 2001, Mr. Skala discussed with Mr. Friedman a potential purchase price. In October 2001, Mr. Skala discussed the possible terms of the acquisition with Mr. Friedman and Mr. Berman on a continuing basis.

      On November 5, 2001, Mr. Friedman informed Joel Bennett, Executive Vice President and Chief Financial Officer of JAKKS, of a meeting scheduled for the evening of November 5, 2001 in New York, New York between Mr. Friedman and Steve Lebensfeld, Chief Executive Officer of Toymax, the purpose of which was to discuss a potential transaction. From that time until the execution of the stock purchase agreement, there was constant communication amongst Messrs. Friedman, Berman and Bennett regarding the transaction.

      During early December 2001, Mr. Skala, Mr. Handel and Dan Almagor, a director of Toymax and a partner in the investment banking firm of Datex Consulting Group, which firm was later retained to provide investment banking services to Toymax, began working through the terms of the transaction.

App-1-46

      During such period, Messrs. Friedman and Berman were in constant communication with Mr. Skala concerning the status and terms of the transaction. On or about December 10, 2001, Mr. Berman informed Mr. Bennett of the status of the transaction and that JAKKS was going to commence purchasing shares of Toymax in the open market.

      On December 11, 2001, Mr. Berman informed George Bevis, Senior Managing Director of the investment banking firm Advest, Inc., via telephone of the pending transaction on a confidential basis and instructed his firm to begin purchasing for JAKKS Toymax common stock in the open market. Mr. Bevis conferred with Larry McIntosh, Supervisor Compliance Officer of Advest, and Advest commenced purchasing Toymax shares for JAKKS on December 12, 2001.

      On or about December 19, 2002, Mr. Bennett informed Rex Poulsen, Director of Audit, and John Englebrecht, Director of Taxation, of PKF, Certified Public Accountants, A Professional Corporation, JAKKS’ independent accounting firm, to discuss the transaction including the structure, timing, financial reporting and tax implications of the transaction.

      On January 10, 2002, JAKKS and Toymax signed non-disclosure agreements and on January 29-30, 2002, JAKKS performed a due diligence review at the offices of Brown Raysman Millstein Felder & Steiner LLP. The primary participants were Mr. Bennett, Jason Bitsky, of Feder, Kaszovtiz, Isaacson, Weber, Skala, Bass & Rhine LLP, JAKKS’ outside counsel, Michael Sabatino, Chief Financial Officer of Toymax, and Betty Tse, assistant to Farra Chan, an employee of David Chu (who at that time was the majority stockholder and Chairman of Toymax). Others present from time to time were Mr. Almagor, and Mr. Handel.

      On January 29, 2002, Mr. Berman advised Genna Goldeberg, JAKKS’ Director of Corporate Communications, of the pending transaction so that she would be able to prepare the necessary press release announcing the transaction.

      On February 1, 2002, Mr. Bennett informed JAKKS’ senior lender, the Bank of America, N.A., of the details of the transaction in order to obtain the waivers that would be necessary for JAKKS to remain in compliance with its senior credit facility and provide guidance to JAKKS on various other aspects of the transaction including structure and financing. Draft purchase agreements were provided to the Bank of America along with public financing information relating to Toymax to facilitate this process.

      On February 1, 2002, written materials about the transaction including a description of the transaction and Toymax along with public historical Toymax operating results were sent via Federal Express for delivery on Saturday, February 2, 2002, to the non-employee directors of JAKKS’ board of directors, David Blatte, Robert Glick, Michael Miller and Murray L. Skala, in preparation for their meeting held on February 4, 2002 in New York, NY.

      On or about February 7 and 8, 2002, Mr. Bennett discussed details relating to the transaction and JAKKS via telephone with J. Buckner Brown, Managing Director, and Jeffrey Jacobs, Associate, of Morgan Lewins in connection with Toymax’s fairness opinion on the transaction. The discussion included JAKKS’ business strategy and how Toymax fits into JAKKS’ business strategy.

      On February 9, 2002, the JAKKS board of directors reviewed Morgan Lewins’ fairness opinion and discussed the transaction. The full board then adopted the merger agreement and approved the merger and stock purchase agreement.

JAKKS’ Reasons for the Merger; Effects of the Transaction

      On February 10, 2002, the JAKKS board of directors adopted the merger agreement and approved the merger and stock purchase agreement. The JAKKS board of directors considered a number of factors, as more fully described below, in making its determination and unanimous recommendation. The JAKKS board of directors in reaching its unanimous recommendation considered a number of factors, both positive and negative, including the following material factors:

•	JAKKS has consummated several acquisitions since its inception as a means of supplementing internal growth to maintain or increase its competitive position in the toy industry. In addition to efficiencies of

App-1-47

scale, JAKKS strives through acquisition to diversify its portfolio of products to expand opportunities and reduce risk associated with having limited product offerings. By the second quarter of 2001, JAKKS completed the integration of its acquisition of Pentech and was prepared operationally and financially to undertake its next acquisition. With its extensive experience in and knowledge of the toy industry, it had been familiar with Toymax and based on Toymax’s most recent stock price during the course of the early discussions, there was a reasonable value proposition in JAKKS acquiring Toymax for Toymax’s diverse products and certain key personnel and operations.

      • recent trends in the price of Toymax common stock;

•	the relative lack of liquidity for Toymax common stock;

•	JAKKS’ ability to finance the merger, including its available working capital;

•	the net overall cost of the transaction and its benefits, including the transaction’s contribution to JAKKS’ earnings;

•	the impact on JAKKS’ common stock of the issuance of shares proposed to be used for this transaction; and

      • the conclusions of the fairness opinion provided to the Toymax board of directors.

      After consideration of the factors identified above, JAKKS determined that the advantages of acquiring all of the outstanding shares of Toymax common stock outweighed the disadvantages and approved JAKKS’ acquisition of the outstanding shares of Toymax common stock not already owned by JAKKS pursuant to the terms of the merger agreement.

      The addition of the Toymax product lines to JAKKS’ portfolio of products further diversified its product lines and increased its position in the toy industry, and the combining of the operations of Toymax into those of JAKKS has resulted in a number of efficiencies, including the elimination of personnel and facilities in redundant operations, elimination of debt and related interest expense, as well as the elimination of various costs associated with complying with federal securities laws. JAKKS expects to save $5.3 million from the integration of Toymax into JAKKS and $500,000 in legal, accounting, printing and miscellaneous fees associated with Toymax no longer being a public company.

The Stock Purchase Agreement

      Between December 2, 2001 and February 4, 2002, JAKKS purchased 132,754 shares of Toymax common stock on the open market at prices ranging between $1.3792 per share to $2.00 per share with an average per share price of $1.71 for an aggregate purchase price of approximately $0.2 million. On March 11, 2002, JAKKS purchased 8,100,065 shares of Toymax common stock (the “Shares”) from four of Toymax’s principal stockholders, in a transaction pursuant to a stock purchase agreement dated as of February 10, 2002 among JAKKS, Toymax and those four principal stockholders. Steven Lebensfeld, Stanley Goldberg and David Chu, three of the four principals stockholders who are parties to the stock purchase, were directors of Toymax who approved the merger agreement and the merger.

      The aggregate purchase price for the Shares was approximately $24.3 million in cash and 646,384 shares of JAKKS common stock, based on a price per share consisting of $3.00 in cash and 0.0798 share of JAKKS common stock (with cash payable in lieu of any fractional share). In connection with the JAKKS’ acquisition of the Shares, all options to purchase Toymax common stock held by the principal stockholders or David Chu (an affiliate of one of the principal stockholders) were cancelled. In addition, JAKKS entered into employment or consulting agreements with certain Toymax executives, whose prior employment agreements with Toymax were terminated, and Toymax entered into new agreements with certain affiliates of one of the principal stockholders with respect to certain of Toymax’s manufacturing and agency arrangements.

      The purchase price and the compensation payable under the employment, consulting, manufacturing and agency agreements were determined through arms’ length negotiations between JAKKS, on the one hand, and Toymax and the other respective parties to such agreements, on the other hand.

App-1-48

      The entire cost of the Shares, including, without limitation, the purchase price, the closing payments to certain former affiliates of Toymax and the fees and expenses incurred by JAKKS, was funded out of JAKKS’ working capital/cash reserves.

      As a result of these transactions, as of May 17, 2002, JAKKS owns 8,232,819 shares of Toymax common stock, representing approximately 66.8% of the outstanding shares of Toymax common stock.

Reconfiguration of the Toymax Board of Directors

      Pursuant to the stock purchase agreement, Toymax’s board of directors was reconfigured to consist of six directors designated by JAKKS and two directors designated by Toymax. In addition, the executive officers of JAKKS were appointed to serve as the executive officers of Toymax. Further, until the effective time of the merger, Toymax’s board of directors is required to consult with the individuals who were officers and directors of Toymax immediately prior to the closing of the transactions set forth in the stock purchase agreement with respect to any matter that may arise significantly affecting Toymax, its business or its assets.

      To complete JAKKS’ acquisition of Toymax, JAKKS and Toymax propose to effect the merger of JAKKS’ wholly-owned merger subsidiary with and into Toymax. JAKKS currently estimates that the merger consideration payable in the merger (which is subject to certain conditions and contingent adjustments) will consist of approximately $11.7 million in cash and approximately 551,282 shares of JAKKS common stock.

Effects of the Merger; Plans for Toymax Following the Merger

      At the effective time of the merger, Toymax’s public stockholders will cease to have ownership interests in Toymax or rights as Toymax stockholders. Upon completion of the merger, Toymax will be a wholly-owned subsidiary of JAKKS. JAKKS will be the sole beneficiary of the future earnings and growth of Toymax, if any.

      As a result of the merger, Toymax will be a privately-held corporation with no public market for its common stock. After the merger, the common stock will cease to be quoted on the Nasdaq National Market System and bid and ask prices with respect to sales of shares of common stock in the public market will no longer be available. After the effective time of the merger, Toymax will no longer be required by law to file periodic reports with the Securities and Exchange Commission.

      At the effective time of the merger, the certificate of incorporation and bylaws of JAKKS’ merger subsidiary in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving corporation; provided however, that the certificate of incorporation will be amended to provide that the name of the surviving entity is “Toymax International, Inc.” Subject to applicable law, the directors of Toymax immediately prior to the effective time of the merger will be the directors of the surviving corporation immediately following the effective time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Toymax immediately prior to the effective time of the merger will be the officers of the surviving corporation immediately following the effective time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      Following the merger, JAKKS expects that it will manage Toymax’s business and assets in a manner to appropriately address the existing condition of Toymax’s business and the toy industry in general. In this regard, after the merger, JAKKS expects it will evaluate Toymax’s business practices, operations, properties, corporate structure, management and personnel to determine what changes, if any, are desirable.

      JAKKS does not have any current plans or proposals relating to any extraordinary corporate transactions, such as a merger, reorganization, or liquidation involving Toymax, any sale or transfer of a material amount of the assets of Toymax or any other material change in Toymax’s corporate structure or business. JAKKS will continue, however, to review and explore any opportunities to maximize stockholder value and may elect in the future to evaluate any transactions involving its business, including a potential sale of Toymax or some or all of its assets, as they arise.

App-1-49

Risk that the Merger Will Not Be Completed

      JAKKS currently owns 66.8% of the outstanding voting securities of Toymax and intends to vote such shares in favor of the merger, thereby assuring its approval by the stockholders of Toymax. Nevertheless, completion of the merger is subject to certain additional conditions.

      The obligations of Toymax, JAKKS and the merger subsidiary to complete the merger are subject to the satisfaction of the following conditions:

•	the February 10, 2002 fairness opinion stating that the merger and the merger consideration was fair, from a financial point of view, to the holders of Toymax common stock, will not have been withdrawn, rescinded or adversely updated or modified; and

•	the consummation of the merger is not restrained, enjoined or prohibited by any order, judgment or decree of a court of competent jurisdiction or any governmental entity, including any pending action seeking damages.

      The obligations of JAKKS and the Merger Subsidiary to complete the merger are subject to the satisfaction of each of the following conditions:

•	each of the representations and warranties made by Toymax in the merger agreement that is qualified by materiality or a material adverse effect on Toymax must be true and each of the representations and warranties made by Toymax in the merger agreement that is not so qualified must be true, in each case, as of the date of the merger agreement and, with respect to certain representations and warranties, as of the effective time of the merger (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date);

•	Toymax must have observed and performed in all material respects all of its material covenants under the merger agreement;

•	each holder of a Toymax option that does not by its terms or pursuant to the Toymax option plan terminate at the effective time of the merger, executes and delivers to JAKKS an agreement terminating such option as of the effective time of the merger; and

•	there will have not been any event or occurrence that has had or would reasonably be expected to have a material adverse effect on Toymax.

      The obligation of Toymax to complete the merger is subject to the satisfaction of each of the following conditions:

•	each of the representations and warranties made by JAKKS in the merger agreement that is qualified by materiality or a material adverse effect on JAKKS must be true and each of the representations and warranties made by JAKKS in the merger agreement that is not so qualified must be true, in each case, as of the date of the merger agreement and as of the effective time of the merger (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date); and

•	each of JAKKS and the Merger Subsidiary must have observed and performed in all material respects all of its material covenants under the merger agreement.

      The merger agreement defines a “material adverse effect” as a material adverse effect on the business, assets or the operations, financial conditions or results of operation of Toymax and its subsidiaries, taken as a whole.

      The merger agreement contains various representations and warranties made by Toymax to JAKKS, subject to identified exceptions, including representations and warranties relating to:

•	the due incorporation, valid existence, good standing, and full corporate power and authority of Toymax to own its assets and carry on its business;

•	the capitalization of Toymax;

App-1-50

•	Toymax having full corporate power and authority to execute, deliver and enforce the merger agreement;

•	the Toymax board of directors’ unanimous (i) determination that the merger agreement and the merger are advisable and in the best interests of Toymax, (ii) approval of the merger agreement and the merger and (iii) recommendation that Toymax’s stockholders adopt the merger agreement, approve the merger and ratify the stock purchase agreement;

•	the absence of any conflicts between the merger agreement and Toymax’s certificate of incorporation or bylaws, any applicable laws and any other material contracts or documents; and

•	the absence of any required consents, approvals or authorizations of any governmental authorities, except those specified in the merger agreement, in order for Toymax to complete the merger.

      The merger agreement contains various representations and warranties made by JAKKS and the Merger Subsidiary to Toymax, subject to identified exceptions, including representations and warranties relating to:

•	the due incorporation, valid existence, good standing and full corporate power and authority of JAKKS and the merger subsidiary;

•	the authorization, execution, delivery and enforceability of the merger agreement;

•	JAKKS having full corporate power and authority to execute, deliver and enforce the merger agreement;

•	the absence of any conflicts between the merger agreement and JAKKS’ or the Merger Subsidiary’s certificate of incorporation or bylaws, any applicable laws and any other material contracts or documents; and

•	the absence of any required consents, waivers, approvals or authorizations of governmental authorities, except those specified in the merger agreement, in order for JAKKS and the Merger Subsidiary to complete the merger.

      None of the representations and warranties in the merger agreement will survive the completion of the merger.

      The authorized capital stock of JAKKS is presently 26,000,000 shares, 25,000,000 of which are shares of common stock and 1,000,000 of which are shares of preferred stock. JAKKS has filed a preliminary proxy statement with the SEC for its 2002 Annual Meeting of Stockholders. One of the resolutions provided in the preliminary proxy statement that will be voted upon at that Annual Meeting will be to increase JAKKS’ authorized capital stock. If this proposal is approved, JAKKS will have authorized capital stock of 105,000,000 shares, 100,000,000 of which are shares of JAKKS common stock and 5,000,000 of which are shares of JAKKS preferred stock. The approval of this proposal is required for JAKKS to have a sufficient number of authorized shares available for issuance to the Toymax stockholders of the approximately 551,282 shares required to consummate the merger.

      As a result of these various conditions to the completion of the merger, we cannot assure you that the merger will be completed even if the requisite stockholder approval is obtained.

      It is expected that, if Toymax stockholders do not approve and adopt the merger agreement and the merger, or if the merger is not completed for any other reason, the current management of Toymax, under the direction of the Toymax board, will continue to manage Toymax as an ongoing business.

Certain Relationships and Related Transactions

      Pursuant to the sale of Toymax common stock as described in the stock purchase agreement, JAKKS owns approximately 66.8% of Toymax’s common stock. JAKKS also controls the Toymax board of directors with six members of the Toymax board of directors also being members of the JAKKS board of directors and/or officers of JAKKS. Those six individuals owe fiduciary duties to JAKKS and its stockholders and each of them also owns securities of JAKKS.

App-1-51

      Joel Handel, one of Toymax’s directors who is not an employee, director or officer of JAKKS, is a partner in the law firm of Brown Raysman Millstein Felder & Steiner, LLP which provided approximately $905,540 of legal services to Toymax during Toymax’s fiscal year ended March 31, 2002.

      Dan Almagor, one of Toymax’s directors who is not an employee, director or officer of JAKKS, is a principal in an investment banking firm that received approximately $700,000 from Toymax for services rendered thereby in connection with the stock purchase agreement and which firm is entitled to receive an additional approximately $300,000 from Toymax upon completion of the merger.

Stock Options

      Pursuant to the merger agreement, upon the merger, all of the outstanding options to acquire Toymax common stock that Toymax has granted will be exchanged for fully-exercisable options to acquire JAKKS common stock (or, in certain limited circumstances, for cash), in an amount and at an exercise price determined in accordance with the following formula:

•	The exercise price and number of shares of JAKKS common stock subject to each JAKKS option will be determined in accordance with the following:

V =	lower of (1) the value of JAKKS common stock on the closing date with respect to the stock purchase agreement and (2) the value of JAKKS common stock on the closing date with respect to the merger agreement

R	=	V ---- 4.50

      E = exercise price of JAKKS option = R × exercise price of corresponding Toymax option

Number of shares
subject to corresponding
Toymax option
N	=	number of shares subject to JAKKS option =
R

      • Notwithstanding the foregoing, if the aggregate number of shares of JAKKS common stock subject to JAKKS options being granted as a result of the calculation set forth in (I), above, together with the aggregate number of shares of JAKKS common stock issued as part of the purchase price under the stock purchase agreement and as part of the merger consideration under the merger agreement, would exceed the maximum number of shares of JAKKS common stock which could be issued without obtaining stockholder approval if and as required pursuant to the Nasdaq Rule (such maximum number, “M”), then the total number of shares of JAKKS common stock to be subject to JAKKS options, the total number of shares of JAKKS common stock subject to each JAKKS option to be granted pursuant to the merger agreement and the exercise price of such JAKKS options, shall each be subject to adjustment, in accordance with the following:

(A) The total number of shares of JAKKS common stock to be subject to JAKKS options (T) shall be the excess of M over the aggregate number of shares of JAKKS common stock issued as part of the purchase price under the stock purchase agreement and as part of the merger consideration under the merger agreement.

(B) The number of shares subject to a JAKKS option (N’) shall be determined by multiplying the number of shares subject to the JAKKS option, calculated as set forth in (I), above, by F, where:

T
F	=

Aggregate number of shares of JAKKS common stock that would be subject to JAKKS options, calculated as set forth in (I)

N’ = N × F

App-1-52

(C) Subject to (III), below, the adjusted exercise price of each JAKKS option (E’) shall be calculated in accordance with the following formula:

E’ = V - (N/N’ × (V - E))

•	Notwithstanding the foregoing, if the value of E’ with respect to a JAKKS option calculated as set forth in (C) above, is less than $0.01, then: (i) E’ shall be deemed to equal $0.01, (ii) the holder of the Toymax option shall be entitled to receive N’ JAKKS Options with an exercise price of $0.01, and (iii) JAKKS shall be required to pay to the holder of the applicable JAKKS Option cash in an amount calculated as follows:

Cash Payment = N’ × ($0.01 - actual value of E’)

      The stock purchase agreement further provides that the new JAKKS options will remain exercisable for a period of six months after the effective date of the merger.

Employment Agreements and Other Material Agreements

      At the time the stock purchase agreement closed, the employment agreements with Toymax and its officers and executives were terminated.

      JAKKS entered into an employment agreement with Steven Lebensfeld, one of Toymax’s former directors and one of the selling stockholders in the stock purchase agreement, pursuant to which he serves as JAKKS’ Senior Vice President for Product Development for a period of one year for total compensation of $250,000, paid in equal monthly installments, less applicable withholdings. The agreement prohibits Mr. Lebensfeld from competing with JAKKS or soliciting any of JAKKS’ employees, suppliers or customers for one year following its termination. The agreement does not contain any change of control provision.

      JAKKS entered into a consulting agreement with Harvey Goldberg, one of Toymax’s former directors and one of the selling stockholders in the stock purchase agreement. The agreement engages Mr. Goldberg as a consultant to JAKKS regarding the international sales and marketing of JAKKS’ products for a period of one year for a consulting fee of $325,000, paid in equal monthly installments. The agreement prohibits Mr. Goldberg from competing with JAKKS or soliciting any of JAKKS’ employees, suppliers or customers for one year following its termination. The agreement does not contain any change of control provision.

      JAKKS entered into a termination and replacement of manufacturing agreement with Tai Nam Industrial Company Limited, a Hong Kong private limited company (“Tai Nam”), controlled by David Chu, one of Toymax’s former directors and one of the selling stockholders in the stock purchase agreement. The term of the agreement is for three years, and the agreement may be terminated by either party by providing twenty days’ written notice. The total consideration to be paid by JAKKS pursuant to this agreement is expected to exceed $60,000 per year. The consideration paid by Toymax in its fiscal year ended March 31, 2002 for a similar agreement was $57.9 million. The agreement permits Tai Nam to continue to manufacture existing Toymax products for JAKKS, as well as manufacture new products for JAKKS and Toymax. The agreement prohibits Mr. Chu and Tai Nam from competing with JAKKS or soliciting any of JAKKS’ employees, suppliers or customers for one year following its termination.

      Consummation of the merger will not trigger any severance payments under any agreements of Toymax.

Accounting Treatment of the Merger

      The merger will be accounted for as the acquisition of a minority interest by JAKKS using the “purchase” method of accounting.

Material Federal Income Tax Consequences

      The following is a summary of the material United States federal income tax consequences of the merger. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the United States federal

App-1-53

income tax consequences that may be applicable to a particular holder of Toymax’s common stock or to holders who are subject to special treatment under United States federal income tax law (including, for example, banks, insurance companies, tax-exempt investors, S corporations, dealers in securities, non-United States persons, holders who hold their Toymax common stock as part of a hedge, straddle or conversion transaction, and holders who acquired Toymax common stock through the exercise of employee stock options or other compensation arrangements). In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign tax laws.

Tax Consequences of the Receipt of the Merger Consideration to Holders of Toymax Common Stock

      The merger will be treated as a taxable transaction, and not a tax free reorganization, by the Toymax stockholders with respect to their shares of Toymax common stock. As a result, subject to certain exceptions, each Toymax stockholder will have a sale or exchange and recognize taxable gain, or loss, to the extent that the fair market value of the cash and JAKKS common stock received by the stockholder in the merger exceeds, or is less than, the stockholder’s basis in the Toymax stock surrendered. Such gain or loss will be a capital gain if the stockholder’s Toymax shares are held as a capital asset. The stockholder’s basis in any JAKKS common stock received in the merger will equal its fair market value at the effective time of the merger, and the holding period for such stock will commence on the day following the merger.

     Dissenters

      A holder of Toymax common stock who perfects dissenters’ rights will recognize capital gain or loss at the effective time of the merger equal to the difference between the “amount realized” by such holder and such holder’s basis in such holder’s shares of common stock. For this purpose, the amount realized generally will equal the trading value per share of JAKKS common stock at the effective time of the merger. Such gain or loss will be capital gain or loss and will be long-term if such holder’s holding period for the common stock at the effective time of the merger exceeds one year. Additional capital gain (or loss) will be recognized by such holder at the time the appraised fair value is received to the extent such payment exceeds (or is less than) the amount realized by such holder at the effective time of the merger. Also, a portion of such payment may be characterized as interest income.

Tax Consequences of the Merger to Toymax, JAKKS and the Merger Subsidiary

      No gain or loss will be realized by Toymax, JAKKS or the Merger Subsidiary as a result of the merger.

      You should consult your tax advisor as to the particular tax consequences to you of the merger, including the application of any state, local or foreign tax laws.

Regulatory Matters

      Toymax and JAKKS have determined that no material governmental or regulatory approvals are required for the merger to occur. In particular, on February 26, 2002 JAKKS and Toymax received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Dissenters’ Rights of Appraisal

      Under Section 262 of the Delaware General Corporation Law, which is referred to as the “DGCL” in this joint proxy statement/prospectus, any holder of Toymax common stock who does not wish to accept the merger consideration being paid by JAKKS as described in this joint proxy statement/prospectus may dissent from the merger and elect to have the fair value of their shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the holder in cash, together with a fair rate of interest, if any, provided that the holder complies with the provisions of Section 262 of the DGCL.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as

App-1-54

Appendix C to this joint proxy statement/prospectus. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Toymax common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.

      Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special stockholders meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This joint proxy statement/prospectus constitutes that notice and the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix C to this joint proxy statement/ prospectus. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, Toymax believes that stockholders who consider exercising such appraisal rights should seek the advice of counsel.

      Any holder of Toymax common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

•	as more fully described below, the holder must deliver to Toymax a written demand for appraisal of the holder’s shares before the vote on the merger agreement at the special stockholders meeting, which demand will be sufficient if it reasonably informs Toymax of the identity of the holder and that the holder intends to demand the appraisal of the holder’s shares;

•	the holder must not vote the holder’s shares of common stock in favor of the merger agreement; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement and, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

•	the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time of the merger will lose any right to appraisal in respect of those shares.

      Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement and the merger will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

      Only a holder of record of shares of Toymax common stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares in that holder’s name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates, and should specify the stockholder’s name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the stockholder’s common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of

App-1-55

the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by the nominee.

      A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to: Toymax International, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Corporate Secretary.

      Within ten days after the effective time of the merger, Toymax must send a notice as to the effectiveness of the merger to each former Toymax stockholder who has made a written demand for appraisal in accordance with Section 262 and who has not voted to approve and adopt the merger agreement and the merger. Within 120 days after the effective time of the merger, but not thereafter, either Toymax or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all dissenting stockholders. Toymax is under no obligation to and has no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Toymax will file such a petition or that Toymax will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as Toymax has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder’s previous written demand for appraisal.

      Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from Toymax, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Toymax must mail that statement to the stockholder within 10 days after receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

      A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to Toymax, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

      After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of the shares of JAKKS common stock they would receive under the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that banking opinions, such as the one obtained by Toymax from Morgan Lewins and otherwise described herein, are not opinions as to fair value under Section 262.

      In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the

App-1-56

factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

      Any Toymax stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

      Any stockholder may withdraw its demand for appraisal and accept the merger consideration shares by delivering to Toymax a written withdrawal of the stockholder’s demand for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Toymax and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If Toymax does not approve a stockholder’s request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same or less than the value of the JAKKS shares to be received under the merger agreement.

      Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights.

Listing of JAKKS Common Stock

      JAKKS will apply for listing on the Nasdaq National Market of the shares of JAKKS common stock to be issued in the merger.

App-1-57

THE MERGER AGREEMENT

      The description of the merger agreement contained in this joint proxy statement/prospectus describes the material terms of the merger agreement. The merger agreement may be found in its entirety in Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. You are urged to read the entire merger agreement as it is the legal document that governs the merger.

The Merger

      The merger agreement provides that, subject to conditions summarized below, the merger subsidiary, a Delaware corporation and wholly-owned subsidiary of JAKKS, will merge with and into Toymax. Following the completion of the merger, the merger subsidiary will cease to exist as a separate entity, and Toymax will be the surviving corporation and a wholly-owned subsidiary of JAKKS.

Effective Time of the Merger

      The merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger. This time is referred to as the “effective time” in this joint proxy statement/prospectus. The filing is expected to occur as soon as practicable after approval and adoption of the merger agreement by Toymax’s stockholders at the special stockholders meeting and satisfaction or waiver of the other conditions to the merger contained in the merger agreement. Toymax cannot guarantee that all conditions contained in the merger agreement will be satisfied or waived. See “— Conditions to the Merger.”

Structure; Merger Consideration

      Unless you seek appraisal rights, you will be entitled to receive $3.00 in cash plus .0798 of a share of JAKKS common stock in exchange for each share of Toymax common stock you own at the time of the merger. In the event that the average closing price of JAKKS common stock for the 10 days prior to the effective time of the merger is less than $16.9173 per share (the “adjusted closing price”), the amount of JAKKS common stock you receive (in addition to the cash payment described above) for each share of Toymax common stock will be determined by dividing $1.35 by the adjusted closing price. In the event that the average closing price of JAKKS common stock for the 10 days prior to the effective time of the merger exceeds $20.6767 per share, JAKKS may elect, in its sole discretion, to pay you exclusively in cash consideration of $4.65 for each share of Toymax common stock you own at the time of the merger.

      The merger agreement provides for the following further conditions relating to the payment of the merger consideration:

•	Each holder of shares of Toymax common stock that would otherwise be entitled to receive a fractional share of JAKKS common stock by virtue of the merger will otherwise be paid cash without any interest, equal to the product of the fractional share that would have been issued multiplied by $18.797. If the average closing price of JAKKS common stock for the 10 days prior to the effective time of the merger is less than $16.9173 per share at the effective time of the merger, then the cash to be paid to each Toymax stockholder for such fractional share will be the product of such fractional share that would have been issued and the average closing price of JAKKS common stock for the ten days prior to the effective time of the merger;

•	Treasury shares and shares of Toymax common stock owned by any wholly-owned subsidiary of Toymax will be canceled without any payment therefor;

•	Shares of Toymax common stock owned by JAKKS or the merger subsidiary will be canceled without any payment therefor; and

•	Shares held by stockholders who have perfected their dissenters’ rights will be subject to appraisal in accordance with Delaware law.

App-1-58

Treatment of Options

      Pursuant to the merger agreement, upon the merger, all of the outstanding options to acquire Toymax common stock will be exchanged for fully-exercisable options to acquire JAKKS common stock (or, in certain limited circumstances, for cash), in an amount and at an exercise price determined in accordance with the formula set forth in the merger agreement (and more fully described on page      of this joint proxy statement/ prospectus). The stock purchase agreement further provides that the new JAKKS options will remain exercisable for a period of six months after the effective date of the merger.

Payment for Shares; Exchange of Toymax Certificates

      At the effective time, JAKKS will deliver the cash, certificates representing the shares of JAKKS common stock to be issued and the cash to be paid in lieu of fractional shares in the merger, which is referred to as the “merger consideration” in this joint proxy statement/ prospectus, to American Stock Transfer and Trust Company, the paying agent. Promptly after the effective time, the paying agent will mail to each record holder of Toymax common stock a letter of transmittal and instructions to effect the surrender of the stock certificates that, immediately before the effective time, represented the record holder’s shares of Toymax common stock in exchange for payment of the merger consideration. When you deliver your certificates of Toymax common stock to the paying agent, along with a properly executed letter of transmittal and any other required documents, you will receive cash and certificates representing, or statements indicating book-entry ownership of, the number of shares of JAKKS common stock that you are entitled to receive under the merger agreement. The surrendered certificates will be canceled.

      Each holder of Toymax common stock will be entitled to receive the merger consideration only upon surrender to the paying agent the relevant share certificates. No interest will accrue or will be paid on the cash portion, if any, of the merger consideration upon the surrender of any certificate. The paying agent will not issue any securities or make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such certificates or payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the paying agent that such tax has been paid or is not payable.

      Neither JAKKS, the paying agent nor any other person will be liable to any former Toymax stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      YOU SHOULD NOT FORWARD STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU SHOULD SUBMIT YOUR STOCK CERTIFICATES WHEN YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE PAYING AGENT.

Transfer of Shares

      At and after the effective time, Toymax’s transfer agent will not record on the stock transfer books transfers of any shares of Toymax common stock that were outstanding immediately prior to the effective time of the merger.

Officers, Directors and Governing Documents

      Pursuant to the transactions set forth in the stock purchase agreement, between February 10, 2002 and March 10, 2002 five of Toymax’s directors resigned and were replaced by six directors, all of whom are members of JAKKS’ board of directors. After the effective time, the current Toymax board of directors will resign and the board of directors of the merger subsidiary will serve as the Toymax board of directors until their successors are duly elected and qualified. At the effective time of the merger, Toymax’s officers will resign and the officers of the merger subsidiary will serve as the officers of Toymax until their successors are duly elected and qualified.

App-1-59

      From and after the effective time of the merger, the certificate of incorporation and by-laws of the merger subsidiary will become the certificate of incorporation and by-laws of the surviving corporation unless and until the same are amended, restated or revoked, as the case may be.

Representations and Warranties

      The merger agreement contains various representations and warranties made by Toymax to JAKKS, subject to identified exceptions, including representations and warranties relating to:

•	the due incorporation, valid existence, good standing, and full corporate power and authority of Toymax to own its assets and carry on its business;

•	the capitalization of Toymax;

•	Toymax having full corporate power and authority to execute, deliver and enforce the merger agreement;

•	the Toymax board of directors’ unanimous (i) determination that the merger agreement and the merger are advisable and in the best interests of Toymax, (ii) approval of the merger agreement and the merger and (iii) recommendation that Toymax’s stockholders adopt the merger agreement, approve the merger and ratify the stock purchase agreement;

•	the absence of any conflicts between the merger agreement and Toymax’s certificate of incorporation or bylaws, any applicable laws and any other material contracts or documents; and

•	the absence of any required consents, approvals or authorizations of any governmental authorities, except those specified in the merger agreement, in order for Toymax to complete the merger.

      The merger agreement contains various representations and warranties made by JAKKS and the merger subsidiary to Toymax, subject to identified exceptions, including representations and warranties relating to:

•	the due incorporation, valid existence, good standing and full corporate power and authority of JAKKS and the merger subsidiary;

•	the authorization, execution, delivery and enforceability of the merger agreement;

•	JAKKS having full corporate power and authority to execute, deliver and enforce the merger agreement;

•	the absence of any conflicts between the merger agreement and JAKKS’ or the merger subsidiary’s certificate of incorporation or bylaws, any applicable laws and any other material contracts or documents; and

•	the absence of any required consents, waivers, approvals or authorizations of governmental authorities, except those specified in the merger agreement, in order for JAKKS and the merger subsidiary to complete the merger.

      None of the representations and warranties in the merger agreement will survive after the completion of the merger.

Conduct of Business Pending the Merger

      In the merger agreement, Toymax and its subsidiaries has agreed, before completion of the merger, to:

•	conduct its business in its ordinary course;

•	use commercially reasonable efforts to preserve the business and maintain its respective relations with suppliers, customers and others having material business dealings with Toymax;

•	use commercially reasonable efforts to maintain all material permits and consents; and

•	not amend Toymax’s articles of incorporation or bylaws.

App-1-60

Stockholders Meeting; Recommendation of Board of Directors

      In the merger agreement, Toymax has agreed to:

•	prepare and file with the Securities and Exchange Commission preliminary proxy materials including the notice of the special meeting, proxy statement and form of proxy and make any changes thereto pursuant to Securities and Exchange Commission comment;

•	duly call, give notice of, and hold a special stockholders meeting as soon as reasonably practicable after the date of the merger agreement including printing and mailing definitive proxy materials; and

•	except as described below, include in the proxy statement sent to stockholders in connection with the solicitation of proxies relating to the merger the recommendation of Toymax’s board of directors that Toymax’s stockholders vote in favor of adoption of the merger agreement, approval of the merger and ratification of the stock purchase agreement, unless that inclusion would cause any of Toymax’s directors to breach his fiduciary duty or cause Toymax or any of its directors, officers, employees or agents to violate the law.

      The merger agreement also provides that Toymax shall not take any action to:

•	withdraw its approval or recommendation of the merger;

•	modify or qualify such approval or recommendation in a manner materially adverse to JAKKS or which would prevent, impede or materially delay the consummation of the merger; or

•	accept or recommend any Alternative Proposal (as defined in the next paragraph) except, subject to the provisions of the merger agreement and the payment of the Termination Fee, if applicable, that (i) is made in writing, (ii) Toymax’s board of directors determines in good faith in the exercise of its business judgment is reasonably capable of being completed on the terms proposed and if so completed would result in an Alternative Transaction (as defined in the next paragraph) that, from a financial point of view, would be superior and more beneficial to Toymax’s stockholders than the merger, and (iii) Toymax’s board of directors determines in good faith that its failure to consider such Alternative Proposal or to withdraw, modify or qualify its approval or recommendation of the merger would cause it to violate its fiduciary duties under applicable law.

      The merger agreement defines “Alternative Proposal” as any bona fide bid, offer or other proposal relating to an Alternative Transaction. The merger agreement defines “Alternative Transaction” as (a) any merger, consolidation or other business combination or reorganization pursuant to which a substantial portion of Toymax’s business or assets (including without limitation any portion that accounts for, or is reasonably expected to generate over the ensuing 12-month period, 10% or more of Toymax’s accounts) is sold or otherwise transferred to, or combined with that or those of, another person; (b) a transaction as a result of which any person (other than JAKKS, Toymax or one of Toymax’s subsidiaries) becomes the holder, directly or indirectly, of securities of Toymax having 10% or more of the voting power of all voting securities of Toymax; or (c) the acquisition, directly or indirectly, by another person (other than JAKKS) of control of Toymax, in each case, other than the merger.

Regulatory and Other Consents and Approvals

      Subject to the terms and conditions of the merger agreement, Toymax, JAKKS and the merger subsidiary have agreed to cooperate and use their reasonable best efforts to make all filings necessary, proper or advisable under applicable laws to consummate the merger and to do all other things necessary, proper or advisable under applicable laws to consummate the merger. Each of the parties has also agreed to use its reasonable best efforts to obtain as promptly as practicable all consents of any governmental entity or any other person required in connection with the consummation of the merger.

App-1-61

Conditions to the Merger

      The obligations of Toymax, JAKKS and the merger subsidiary to complete the merger are subject to the satisfaction of certain conditions, including the following:

•	stockholders who hold a majority of the voting power of the outstanding shares of Toymax common stock must adopt the merger agreement, approve the merger and ratify the stock purchase agreement;

•	the fairness opinion that Toymax received stating that the merger and the merger consideration is fair, from a financial point of view, to the holders of Toymax common stock, will not have been withdrawn, rescinded or adversely updated or modified; and

•	the consummation of the merger is not restrained, enjoined or prohibited by any order, judgment or decree of a court of competent jurisdiction or any governmental entity, including any pending action seeking damages.

      The obligations of JAKKS and the merger subsidiary to complete the merger are subject to the satisfaction of each of the following conditions:

•	each of the representations and warranties made by Toymax in the merger agreement that is qualified by materiality or a material adverse effect on Toymax must be true and each of the representations and warranties made by Toymax in the merger agreement that is not so qualified must be true, in each case, as of the date of the merger agreement and, with respect to certain representations and warranties, as of the effective time (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date);

•	Toymax must have observed and performed in all material respects all of its material covenants under the merger agreement;

•	each holder of a Toymax option that does not by its terms or pursuant to the Toymax option plan terminate at the effective time of the merger, executes and delivers to JAKKS an agreement terminating such option as of the effective time of the merger; and

•	there shall have not been any event or occurrence that has had or would reasonably be expected to have a material adverse effect on Toymax.

      The obligations of Toymax to complete the merger is subject to the satisfaction of each of the following conditions:

•	each of the representations and warranties made by JAKKS in the merger agreement that is qualified by materiality or a material adverse effect on JAKKS must be true and each of the representations and warranties made by JAKKS in the merger agreement that is not so qualified must be true, in each case, as of the date of the merger agreement and as of the effective time (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date); and

•	each of JAKKS and the merger subsidiary must have observed and performed in all material respects all of its material covenants under the merger agreement.

      The merger agreement defines a “material adverse effect” as a material adverse effect on the business, assets or the operations, financial conditions or results of operation of Toymax and its subsidiaries, taken as a whole.

Termination of the Merger Agreement by JAKKS or Toymax

      At any time before the effective time of the merger, JAKKS and Toymax may terminate the merger agreement and abandon the merger by mutual written consent, regardless of whether the stockholders of

App-1-62

Toymax have adopted and approved the merger and the merger agreement. Either party may also terminate the merger agreement if:

•	Toymax stockholder approval of the matters presented hereby is not obtained; or

•	the effective time has not occurred on or before September 30, 2002, or such later date to which JAKKS or Toymax may agree.

      Termination by JAKKS. JAKKS may terminate the merger agreement before the effective time of the merger upon a material breach by Toymax of any of its representations, warranties, covenants or agreements which would give rise to a material change relating to Toymax and is not cured within 30 days after written notice thereof or is not curable by Toymax.

      Termination by Toymax. Toymax may terminate the merger agreement before the effective time of the merger upon a breach by JAKKS or the merger subsidiary of any of their representations, warranties, covenants or agreements which would give rise to a material change relating to JAKKS and is not cured within 30 days after written notice thereof or is not curable by JAKKS.

Amendment and Waiver

      Any provision of the merger agreement may be amended before the effective time of the merger provided that after stockholder approval has been obtained no further amendment may be made which is prohibited by law or would require further stockholder action. Further, at any time before the effective time, any party to this agreement may extend, in writing, the time for the performance of any obligation of any other party, waive any inaccuracy in the representations and warranties of any other party in the merger agreement or in any other document and waive compliance with any agreement or condition to its obligations.

No Termination Fee

      Toymax is not required by the terms of the merger agreement to pay any termination fees to JAKKS if the merger agreement is terminated in accordance with its terms.

App-1-63

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma consolidated financial statements as of June 30, 2002 and for the year ended December 31, 2001 and six months ended June 30, 2002 give effect to the acquisition of Toymax. The pro forma consolidated balance sheet presents JAKKS’ financial position as if the acquisition of Toymax had occurred on March 31, 2002. The pro forma consolidated statement of operations presents JAKKS’ results as if the acquisition of Toymax had occurred on January 1, 2001. JAKKS’ fiscal year end is December 31 and Toymax’s fiscal year end is March 31. The fourth quarter for JAKKS’ most recent fiscal year ended December 31, 2001, while the third quarter of Toymax’s fiscal year ended December 31, 2001. The historical consolidated balance sheet represents the initial acquisition by JAKKS on March 11, 2002 of 66.8% of Toymax’s common stock. The pro forma consolidated balance sheet reflects the acquisition of the remaining shares described herein. The consolidated statements of operations for the year ended December 31, 2001 and six months ended June 30, 2002 reflect both the initial acquisition of 66.8% of Toymax’s common stock and the acquisition of the remaining shares of Toymax common stock described herein. The pro forma consolidated statement of operations for the year ended December 31, 2001 is based on JAKKS’ historical consolidated statement of operations and the statement of operations of Toymax for the twelve months ended December 31, 2001.

      The pro forma consolidated statement of operations for the six months ended June 30, 2002 is based on JAKKS’ historical consolidated statement of operations including Toymax from March 12, 2002 to June 30, 2002 and the statement of operations of Toymax for the period January 1, 2002 to June 30, 2002.

      The combined consolidated financial statements include, in JAKKS’ opinion, all material adjustments necessary to reflect the acquisition of Toymax. The pro forma consolidated financial statements do not represent JAKKS’ actual results of operations, including the acquisitions, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The pro forma consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” JAKKS’ consolidated financial statements and the related notes thereto and Toymax’s consolidated financial statements and the related notes thereto either incorporated herein by reference or included with this joint proxy statement/prospectus.

App-1-64

JAKKS PACIFIC, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

	June 30, 2002

	Historical	Pro Forma		Pro Forma
	JAKKS	Adjustments		Balance Sheet

	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	81,276,777	$(12,253,000	)(1)	$69,023,777
Marketable securities	5,813,342	—		5,813,342
Accounts receivable, net	78,080,430	—		78,080,436
Inventory, net	49,911,765	—		49,911,765
Prepaid expenses and other current assets	5,826,372	—		5,826,372
Notes Receivables — Officers	1,974,000	—		1,974,000

Total current assets	222,882,686	(12,253,000)		210,629,686

Property and equipment, at cost	36,770,336	—		36,770,336
Less accumulated depreciation and amortization	21,653,028	—		21,653,028

Property and equipment, net	15,117,308	—		15,117,308

Deferred income taxes	13,805,932	—		13,805,932
Goodwill, net	136,360,429	19,358,852	(1)	155,719,281
Trademarks, net	11,567,679	—		11,567,679
Investment in joint venture	3,831,317	—		3,831,317
Other	2,719,345	—		2,719,345

Total assets	$406,284,696	$7,105,852		$413,390,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	61,118,676	—		$61,118,676
Short term debt including current portion of long term debt	22,560	—		22,560
Income taxes payable	8,612,930	—		8,612,930

Total current liabilities	69,754,166	—		69,754,166

Long term debt	77,457	—		77,457
Deferred income taxes	2,207,429	—		2,207,429

Total liabilities	72,039,052	—		72,039,052

Minority interest	4,973,237	(4,973,237	)(1)	—
STOCKHOLDERS’ EQUITY
Common stock	23,585	326	(1)	23,911
Additional paid-in capital	230,081,185	12,078,763	(1)	242,159,948
Treasury stock	—	—		—
Retained earnings	99,167,637	—		99,167,637

Total stockholders’ equity	329,272,407	12,079,089		341,351,496

Total liabilities and stockholders’ equity	$406,284,696	$7,105,852		413,390,548

See notes to unaudited pro forma consolidated financial statements.

App-1-65

JAKKS PACIFIC, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2001

	Actual
				Pro Forma		Pro Forma
	JAKKS	Toymax	Combined	Adjustments		Results

Net Sales	$284,309,021	$102,894,216	$387,203,237	$(3,655,610	)(2)	$383,547,627
Cost of sales	164,222,261	75,893,456	240,115,717	(6,937,612	)(2),(4)	233,178,105

Gross Profit	120,086,760	27,000,760	147,087,520	3,282,002		150,369,522
Selling, general and administrative expenses	89,574,503	36,366,509	125,941,012	(2,584,728	)(2),(5)	123,356,284
Acquisition shutdown & product recall costs	1,214,101	—	1,214,101	—		1,214,101

Income from operations	29,298,156	(9,365,749)	19,932,407	5,866,730		25,799,137
Interest, net	(2,056,526)	827,069	(1,229,457)	961,923	(7)	(267,534)
Other (income) expense	(6,675,428)	7,783,336	1,107,908	(5,257,793	)(2)	(4,149,885)

Income (loss) before provision for income taxes	38,030,110	(17,976,154)	20,053,956	10,162,600		30,216,556
Provision for (benefit from) income taxes	9,797,209	(3,574,398)	6,222,811	2,237,825	(2),(8)	8,460,636
Minority interest		(858,297)	(858,297)	858,297	(9)	—

Income (loss) from continuing operations	$28,232,901	$(13,543,459)	$14,689,442	$7,066,478		$21,755,920

Basic earnings per share	$1.55					$1.13

Weighted average shares outstanding	18,199,108			972,303		19,171,411

Diluted earnings per share	$1.45					$1.07

Weighted average shares and equivalents outstanding	19,409,925			972,303		20,382,228

	Six Months Ended June 30, 2002

		Pro Forma		Pro Forma
	Combined	Adjustments		Results

Net Sales	$138,886,969	2,200,000	(3)	$141,086,969
Cost of sales	77,225,515	(1,146,700	)(4)	76,078,815

Gross Profit	61,661,454	3,346,700		65,008,154
Selling, general and administrative expenses	42,208,116	(12,379,272	)(5)	29,828,844
Acquisition shutdown expense	8,121,497	(4,634,149	)(6)	3,487,348

Income from operations	11,331,841	20,360,121		31,691,962
Interest, net	(532,941)	207,338	(7)	(325,603)
Other (income) expense	(1,968,865)	—		(1,968,865)

Income (loss) before provision for income taxes	13,833,647	20,152,783		33,986,430
Provision for (benefit from) income taxes	3,735,085	5,441,251	(8)	9,176,336
Minority interest	110,662	(110,662	)(9)	—

Net income (loss)	$9,987,900	$14,822,194		$24,810,094

Basic earnings per share	$0.50			$1.18

Weighted average shares outstanding	20,004,500	1,054,284		21,058,784

Diluted earnings per share	$0.47			$1.12

Weighted average shares and equivalents outstanding	21,080,870	1,054,284		22,135,154

See notes to unaudited pro forma consolidated financial statements.

App-1-66

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The unaudited pro forma consolidated financial statements have been adjusted for the items relating to the acquisition of Toymax as set forth below:

Balance Sheet

(1) Consideration paid for 4,084,197 shares of Toymax stock on or about the closing of the merger with Toymax:
Cash of $3.00 per share of Toymax stock paid to Toymax Stockholders	$12,253,000

325,919 shares of JAKKS common stock issued to Toymax Stockholders	$6,127,000

Conversion of 2,147,863 Toymax Stock Options to 514,243 JAKKS Stock Options at a ratio of 4.18 to 1 based on the ratio of the values of JAKKS common stock at $18.80 per share and Toymax common stock at $4.50	$5,952,089

Statement of Operations
(2) Adjustments to reflect the divestiture of the discontinued operations of Toymax:

	Year Ended	Six Months Ended
	December 31, 2001	June 30, 2002
	Total	Total

Net sales	$3,655,610	—
Cost of sales	3,310,028	—

Gross profit	345,582	—
Selling, general and administrative expenses	3,427,700	—

Loss from operations	(3,082,118)	—
Other (income) expense	5,257,793	—

Loss before provision for income taxes	(8,339,911)
Benefit from income taxes	(218,934)	—
Minority interest	(1,716,594)	—

Loss from continuing operations	$(6,404,383)	—

	Pro Forma	Pro Forma
	Year Ended	Six Months Ended
	Dec. 31, 2001	June 30, 2002

(3) Net sales is adjusted to reflect:
Restructuring charge	$—	$2,200,000

(See Note 2 of the Toymax consolidated financial statements.)
(4) Cost of sales is adjusted to reflect:
Elimination of agency fee	$(3,627,584)	$(146,700)
(Toymax cancelled an agency agreement March 11, 2002 for services that JAKKS does internally.)
Restructuring charge		$(1,000,000)
(See Note 2 of the Toymax consolidated financial statements.)

	$(3,627,584)	$(1,146,700)

App-1-67

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pro Forma	Pro Forma
	Year Ended	Six Months Ended
	Dec. 31, 2001	June 30, 2002

(5) Selling, general and administrative expenses are adjusted to reflect:
Adjustment in salaries and fees to Toymax Directors	$(697,544)	$(103,689)
Adjustment in severance to Toymax employees	$—	$357,307
(Adjustments to reflect new employment agreements as a result of the transaction.)
Restructuring charge	$—	$(12,632,690)
(See Note 2 of the Toymax consolidated financial statements.)

Amortization of goodwill	$1,540,516	$—
(Toymax early adopted FAS 142)

	$842,972	$(12,379,272)

(6) Acquisition and shutdown expense is adjusted to reflect:
Restructuring charge	$—	$(4,634,149)

(See Note 2 of the Toymax consolidated financial statements.)
(7) Other (income) expense is adjusted to reflect:
The elimination of interest expense related to borrowings made by Toymax as if they had been repaid on January 1, 2001	$(950,077)	$(172,917)
The elimination of interest income related to lower cash balances held by JAKKS	$1,912,000	$380,255

	$961,923	$207,338

(8) Provision for income taxes is adjusted to reflect the tax effect of pro forma adjustments	$2,018,891	$5,441,251

(9) Elimination of Toymax minority interest	$858,297	$(110,662)

App-1-68

BUSINESS OF THE PARTIES TO THE MERGER

INFORMATION CONCERNING JAKKS

      In this section “— Information Concerning JAKKS,” references to “we,” “us” and “our” refer to JAKKS and, where the context requires (such as when JAKKS discusses its business, operations properties or products) its subsidiaries.

Company Overview

      We are a leading multi-line, multi-brand toy company that designs, develops, produces and markets toys and related products. We focus our business on acquiring or licensing well-recognized trademarks and brand names with long product histories (evergreen brands). We seek to acquire these evergreen brands because we believe they are less subject to market fads or trends. Our products are typically simpler, lower-priced, toys and accessories and include:

•	Action figures and accessories including licensed characters, principally based on the World Wrestling Entertainment, and toy vehicles, including Road Champs die-cast collectibles and Remco toy vehicles and role-play toys and accessories;

•	Craft, activity and stationery products, including Flying Colors activity sets, compounds, playsets and lunch boxes, and Pentech writing instruments, stationery and activity products;

•	Child Guidance infant and pre-school electronic toys, toy foam puzzle mats and blocks, activity sets, outdoor products, plush toys and slumber bags; and

•	Fashion and mini dolls and related accessories, including Disney Princesses sold exclusively in the Disney Store.

      We continually review the marketplace to identify and evaluate evergreen brands that we believe have the potential for significant growth. We generate growth within these brands by:

•	creating innovative products under established brand names;

•	focusing our marketing efforts to enhance consumer recognition and retailer interest;

•	linking them with our evergreen portfolio of brands;

•	adding new items to the branded product lines that we expect will enjoy greater popularity; and

•	adding new features and improving the functionality of products in the line.

      In addition to developing our proprietary brands and marks, we license brands such as World Wrestling Entertainment, Nickelodeon, Rugrats, Blue’s Clues, Mickey Mouse, Barney, Sesame Street, Winnie the Pooh and Hello Kitty and Car and Driver. Licensing enables us to use these high-profile marks at a lower cost than we would incur if we purchased these marks or developed comparable marks on our own. By licensing marks, we have access to a far greater range of marks than would be available for purchase. We also license technology produced by unaffiliated inventors and product developers to improve the design and functionality of our products.

      We have capitalized on our relationship with the WWE by obtaining an exclusive worldwide license for our joint venture with THQ, which develops, produces, manufactures and markets video games based on World Wrestling Entertainment characters and themes. Since the joint venture’s first title release in 1999, it has released 12 new titles. We have received $28.2 million as our share of the joint venture’s profit through June 30, 2002.

      Our March 11, 2002, we acquired a controlling interest in Toymax, a developer and marketer of toys and related products, which added toy brand names such as Laser Challenge and Creepy Crawlers to our brand portfolio. In addition, pool-related products branded under the name Funnoodle and kites branded under the name Go Fly a Kite further diversify our portfolio with products popular in the spring and summer seasons.

      Most of our current products are relatively simple and inexpensive toys. In 2001, approximately 70% of our revenue came from products priced less than ten dollars at retail. We believe that these products have enduring appeal and are less subject to general economic conditions, toy product fads and trends, and changes

App-1-69

in retail distribution channels. As of March 31, 2002, we had over 4,300 products and 19 product categories. In addition, the simplicity of these products enables us to choose among a wider range of manufacturers and affords us greater flexibility in product design, pricing and marketing. Our product development process typically takes from three to nine months from concept to production and shipment to our customers. We believe that many licensors and retailers recognize and reward our ability to bring product to market faster and more efficiently than many of our competitors.

      We sell our products through our in-house sales staff and independent sales representatives to toy and mass-market retail chain stores, department stores, office supply stores, drug and grocery store chains, club stores, toy specialty stores and wholesalers. The Road Champs, Flying Colors and Pentech products also are sold to smaller hobby shops, specialty retailers and corporate accounts, among others. Our five largest customers are Target, Kmart, Toys ‘R’ Us, Wal-Mart, and Kay Bee Toys, which collectively accounted for approximately 54.7% of our net sales in 2001. We have over 10,000 other customers, none of which accounted for more than 2.0% of our net sales in 2001.

Our Growth Strategy

      The successful execution of our growth strategy has resulted in increased revenues and earnings. From 1996 to 2001, our net sales, EBITDA and net income grew at a compound annual rate of 88.2%, 95.0% and 88.7%, respectively. In 2001, we generated net sales and EBITDA of $284.3 million and $44.1 million, respectively. Key elements of our growth strategy include:

•	Expand Core Products. We manage our existing and new brands through strong product development initiatives, including introducing new products, modifying existing products and extending existing product lines. Our product designers strive to develop new products or product lines to offer added technological, aesthetic and functional improvements to our product lines. In 2001, we expanded the use of real-scan technology in our action toys, which produces higher quality and better likenesses of the representative characters and vehicle parts. In addition, we introduced action figures with significantly greater ranges of motion, and expanded our electronic action figure recognition play sets.

•	Enter New Product Categories. We will continue to use our extensive experience in the toy and other industries to evaluate products and licenses in new product categories and to develop additional product lines. We have entered the plush toy category through the licensing of Pound PuppiesTM, as well as through the creation of our own Limbo Legs, and expanded into slumber bags through the licensing of this category from our current licensors, such as Nickelodeon.

•	Pursue Strategic Acquisitions. We intend to supplement our internal growth rate with selected strategic acquisitions. Since our inception in 1995, we have successfully completed and integrated nine acquisitions of companies and trademarks. These include our acquisitions of Justin Products, Road Champs, Remco, Child Guidance, Berk, Flying Colors, Pentech, Kidz Biz and most recently, our controlling interest in Toymax. We will continue focusing our acquisition strategy on businesses or brands that have compatible product lines and offer valuable trademarks or brands.

•	Acquire Additional Character and Product Licenses. We have acquired the rights to use many familiar corporate, trade and brand names and logos from third parties that we use with our primary trademarks and brands. Currently, we have license agreements with the WWE, Nickelodeon, Disney, and Warner Bros., as well as with the licensors of the many popular licensed children’s characters previously mentioned, among others. We intend to continue to pursue new licenses from these entertainment and media companies and other licensors. We also intend to continue to purchase additional inventions and product concepts through our existing network of product developers.

•	Expand International Sales. We believe that foreign markets, especially Europe, Australia, Canada, Latin America and Asia, offer us significant growth opportunities. In 2001, our sales generated outside the United States grew 78% to approximately $40.0 million, or 14.1% of total sales. We intend to continue to expand our international sales by capitalizing on our experience and our relationships with foreign distributors and retailers. Our recent expansion efforts included entering into a distribution agreement with Funtastic Ltd., an Australia based toy distributor. In addition, in December 2001, we

App-1-70

acquired Kidz Biz for its distribution channels in the United Kingdom and surrounding territories. We expect both initiatives to contribute to our continued international growth in 2002.

•	Capitalize On Our Operating Efficiencies. We believe that our current infrastructure and low-overhead operating model can accommodate significant growth without a proportionate increase in our operating and administrative expenses, thereby increasing our operating margins.

Industry Overview

      According to the TIA, the leading toy industry trade group, the United States is the world’s largest toy market, followed by Japan and Western Europe. Total retail sales of toys, excluding video games, in the United States, were approximately $25.0 billion in 2001. Sales by domestic toy manufacturers to foreign customers exceeded $5.0 billion in 2001. We believe the two largest United States toy companies, Mattel and Hasbro, collectively hold a dominant share of the domestic non-video toy market. In addition, hundreds of smaller companies compete in the design and development of new toys, the procurement of character and product licenses, and the improvement and expansion of previously introduced products and product lines. In the United States video game segment, total retail sales of video game software were approximately $9.4 billion in 2001.

      Over the past few years, the toy industry has experienced substantial consolidation among both toy companies and toy retailers. We believe that the ongoing consolidation of toy companies provides us with increased growth opportunities due to retailers’ desire to not be entirely dependent on a few dominant toy companies. Retailer concentration also enables us to ship products, manage account relationships and track retail sales more effectively and efficiently.

Products

      We focus our business on acquiring or licensing well-recognized trademarks or brand names, and we seek to acquire evergreen brands which are less subject to market fads or trends. Some of our license agreements for products and concepts call for royalties ranging from 1% to 6% of net sales, and some may require minimum guarantees and advances. Our principal products include:

     World Wrestling Entertainment Action Figures and Accessories

      We have an extensive toy license with the WWE pursuant to which we have the exclusive worldwide right, until December 31, 2009, to develop and market a full line of toy products based on the popular World Wrestling Entertainment professional wrestlers. These wrestlers perform throughout the year at live events that attract large crowds, many of which are broadcast on free and cable television, including pay-per-view specials. We launched this product line in 1996 with various series of 6 inch articulated action figures that have movable body parts and feature real-life action sounds from our patented bone-crunching mechanism that allows the figures’ “bones” to crack when they are bent. We continually expand and enhance this product line by using technology in the development and in the products themselves. The 6 inch figures currently make up a substantial portion of our overall World Wrestling Entertainment line, which has since grown to include many other new products including playsets using interactive technology. Our strategy has been to release new figures and accessories frequently to keep the line fresh and to retain the interest of the consumers.

     Flying Colors/ Pentech Activity Sets, Compound Playsets, Writing Instruments and Lunch Boxes

      Through our acquisition of Flying Colors Toys we entered into the toy activity category with compounds and plastic molded activity cases containing a broad range of activities, such as make and paint your own characters, jewelry making, art studios, posters, puzzles and other projects. The activity cases, with molded and painted likenesses of popular characters, such as Nickelodeon’s Rugrats and Blue’s Clues, Powerpuff Girls®, Looney Tunes®, Hello Kitty and Scooby Doo®, have immediate visual appeal. Using a related production technology, our lunch boxes complement this line with similarly-styled molded and painted likenesses featuring these and other popular characters. Through our acquisition of Pentech International in 2000, we expanded the other categories of products offered by Flying Colors, which now include stationery, back-to-school pens, pencils, markers and notebooks.

App-1-71

      Our compounds represent another significant area of emphasis for Flying Colors. Launched under the Blue’s Clues license, this line has expanded from play clay in a bucket to an entire Blue’s Clues playset featuring book molds, extrusion and other devices. We are continuing to expand the compound area and have introduced a full line of innovative compounds under the Nickelodeon brand, including Goooze®, Zyrofoam® and Gak SplatTM, among others.

     Wheels Division Products

          • Road Champs die-cast collectible and toy vehicles

      The Road Champs product line consists of highly detailed, die-cast replicas of new and classic cars, trucks, motorcycles, emergency vehicles and service vehicles, primarily in 1/43 scale (including police cars, fire trucks and ambulances), buses and aircraft (including propeller planes, jets and helicopters). Through licenses, we produce replicas of well-known vehicles including those from Ford®, Chevrolet® and Porsche®. We believe that these licenses, increase the perceived value of the products and enhance their marketability.

          • Extreme sports die-cast collectibles and toy vehicles and action figures

      In 1999, we launched our extreme sports category with a new line of die-cast bicycles called BXS®. These BMX-style bicycles feature removable and interchangeable parts for complete customization by users as well as working cranks. We have licensed the Schwinn®, GT® and Haro® brand names, among others, as well as the names of some of the top riders, such as Dave Mirra and Ryan Nyquist, for use in connection with this product line.

      In 2000, we expanded our extreme sports offerings with the introduction of our MXS® line of motorcycles with riders featuring “click n grip” functionality which allows the user to release the rider from the motorcycle seat and perform the signature moves of the sport’s top riders. Other additions included off-road vehicles, personal watercraft, surfboards and skateboards, all sold individually and with playsets and accessories.

          • BattleBots® and Junkyard WarsTM

      We introduced product lines featuring assembled and non-assembled vehicles and playsets, which create a do-it-yourself play pattern, based on the BattleBots and Junkyard Wars television shows.

          • Remco toy vehicles and role-play

      Our Remco toy line includes toy vehicles, role-play and other toys. Our toy vehicle line is comprised of a large assortment of rugged die-cast and plastic vehicles that range in size from four and three-quarter inch to big-wheeled seventeen inch vehicles. The breadth of the line is extensive, with themes ranging from emergency, fire, farm and construction, to racing and jungle adventure.

      We offer a variety of branded and non-branded role playsets in this new category under the Remco name. Themes include Caterpillar® construction, B.A.S.S. Masters® fishing, police, fire and NASA®. Additionally, capitalizing on the popularity of the World Wrestling Entertainment, we introduced a World Wrestling Entertainment role-play product, which will give children the opportunity to dress like and imagine being one of their favorite wrestling superstars.

     Child Guidance

          • Infant and pre-school toys

      Our line of pre-school electronic toys features products that enhance sensory stimulation and learning through play, while offering value to the trade as well as to the consumer. Our products are designed for children ages two and under. We have combined the fun of music, lights, motion and sound with the early introduction of numbers, letters, shape and color recognition, all at a value price. These products carry the Good Housekeeping Seal of Approval®. In 2001, we introduced a line of musical toys in conjunction with Baby Genius, the marketer of a popular line of music-oriented CDs and home videos whose aim is to stimulate the development of young children through music.

      In addition to creating products internally, we often acquire products and concepts from numerous toy inventors with whom we have ongoing relationships. Both development of internally-created items and

App-1-72

acquiring items are ongoing efforts. In either case, it may take as long as nine months for an item to reach the market. As part of an effort to keep the product line fresh and to extend the life of the item, we create new packaging, change sound chips and change product colors from time to time.

          • Plush toys

      In 2000, we entered this category by licensing for reintroduction Pound Puppies and have since expanded our offerings with the internally developed Limbo Legs, a collection of 6 inch and 12 inch long-legged animals in a variety of colors and fabrics.

          • Foam puzzle mats and playsets

      The acquisition of Berk in 1999 added the foam toy category to our business. We incorporated this new toy category into our Child Guidance product line, based on the demographics and target market for foam toy products. This line further expanded the breadth of our Child Guidance brand. The foam toy products include puzzle mats featuring licensed characters, such as Winnie the Pooh, Blue’s Clues, Barney, Teletubbies® and Sesame Street, among others, as well as letters of the alphabet and numbers. The inter-locking puzzle pieces can also be used to build houses and other play areas. Other products include foam puzzles of the United States, foam vehicles and outdoor foam products.

     Fashion and Mini Dolls and Related Accessories

      We produce various proprietary and licensed fashion and mini dolls and accessories for children between the ages of three and ten. The proprietary product lines include 11 1/2 inch fashion dolls customized with high-fashion designs that correspond with particular holidays, events or themes, and fashion dolls based on children’s classic fairy tales and holidays. We also produce licensed 15 1/2 inch dolls based on the fashion magazine Elle®, and 11 1/2 inch dolls based on the feature films, Charlie’s AngelsTM and Josie and the PussycatsTM. These dolls feature a new skeleton with more realistic features and movement. We also have an agreement with The Disney Store to manufacture a full line of dolls under a private label which features Disney Princesses and classic Disney characters.

      For 2002, we created a new assortment of 6 inch dolls called the Fresh Look FriendsTM and a line of 4 inch dolls consisting of puppies that have magnetic mechanisms that allow children to perform tricks and to create action with the toys. We also created playsets in the form of houses for these dolls, which are sold under the Tiny Tots in Puppy TowneTM label.

      Our in-house product developers originate the design and functionality of most of our fashion dolls. In many cases, they work with retailers and incorporate their input on doll characteristics, packaging and other design elements to create exclusive product lines for them.

     World Wrestling Entertainment Video Games

      In June 1998, we formed a joint venture with THQ, a developer, publisher and distributor of interactive entertainment software for the leading hardware game platforms in the home video game market. The joint venture entered into a license agreement with the WWE under which it acquired the exclusive worldwide right to publish World Wrestling Entertainment video games on all hardware platforms. The term of the license agreement expires on December 31, 2009, and the joint venture has a right to renew the license for an additional five years under various conditions.

      The games are designed, developed, manufactured and distributed by THQ. THQ arranges for the manufacture of the CD-ROMs and game cartridges used in the various video game platforms, under non-exclusive licenses held by Sony, Nintendo, Sega and Microsoft. No other licenses are required for the manufacture of the personal computer titles.

      Through June 30, 2006, we are entitled to receive a guaranteed preferred return from the joint venture at varying rates of net sales of the video games depending on the cumulative unit sales and platform of each particular game, as well as on the royalties earned by the joint venture from the publishing of game guides by third parties. After June 30, 2006, the amount of our preferred return from the joint venture will be subject to renegotiation between THQ and us. The minimum preferred return from the joint venture to be distributed to

App-1-73

us in each of the years in the period ending December 31, 2003 is $2.6 million per year. THQ is entitled to receive the balance of the profits.

      The joint venture currently publishes titles for the Sony PlayStation® and PlayStation 2®, Nintendo 64® and GameCube® and Microsoft Xbox® consoles, Nintendo Game Boy Color® and Game Boy Advance® hand-held platforms and personal computers. The joint venture launched its first products, a video game for the Nintendo 64 platform and a video game for Game Boy Color, in November 1999. It will also publish titles for new hardware platforms, when and as they are introduced to the market and have established a sufficiently installed base to support new software. These titles are marketed to our existing customers as well as to game, electronics and other specialty stores, such as Electronics Boutique and Best Buy.

      The following table presents our past results with the joint venture:

	New Game Titles
			Profit from Joint
	Console Platforms	Hand-held Platforms	Venture(1)

			($ in millions)
1999	1	1	$3.6
2000	4	1	15.9
2001	1	2	6.7
2002 (through June 30, 2002)	2	—	2.0

(1)	Profit from the joint venture reflects our preferred return on joint venture revenue less certain costs incurred directly by us.

      In the first half of 2002, we released one new game title for Xbox and one new game title for GameCube. We anticipate releasing several other titles during the second half of the year which include titles for PlayStation 2, personal computers and Game Boy Advance.

      Wrestling video games have demonstrated consistent popularity, with five of our wrestling-theme video games each having sold in excess of 1 million units in 1999, 2000 and 2001, at retail prices ranging from approximately $42 to $60. We believe that the success of the World Wrestling Entertainment titles is dependent on the graphic look and feel of the software, the depth and variation of game play and the popularity of the World Wrestling Entertainment. We believe that as a franchise property, the World Wrestling Entertainment titles have brand recognition and sustainable consumer appeal, which may allow the joint venture to use titles over an extended period of time through the release of sequels and extensions and to re-release such products at different price points in the future. In 2001, our PlayStation title SmackDownTM was re-released as a “greatest hit.”

      The joint venture uses external software developers to conceptualize and develop titles. These developers receive advances based on specific development milestones and royalties in excess of the advances based on a fixed amount per unit sold or on a percentage, typically ranging from 8% to 12%, of net sales. Upon completion of development, each title is extensively play-tested by us and THQ and sent to the manufacturer and licensor for their review and approval.

App-1-74

Sales, Marketing and Distribution

      We sell all of our products through our own in-house sales staff and independent sales representatives to toy and mass-market retail chain stores, department stores, office supply stores, drug and grocery store chains, club stores, toy specialty stores and wholesalers. The Road Champs, Flying Colors and Pentech product lines are also sold to smaller hobby shops, specialty retailers and corporate accounts, among others. Our five largest customers are Target, Kmart, Toys ‘R’ Us, Wal-Mart, and Kay Bee Toys, which accounted for approximately 63.2% of our net sales in 2000 and 54.7% of our net sales in 2001. Except for purchase orders relating to products on order, we do not have written agreements with our customers. Instead, we generally sell products to our customers pursuant to letters of credit or, in some cases, on open account with payment terms typically varying from 30 to 90 days. From time to time, we allow our customers credits against future purchases from us in order to facilitate their retail markdown and sales of slow-moving inventory. We also sell our products through e-commerce sites, including Toysrus.com.

      We contract the manufacture of most of our products to unaffiliated manufacturers located in China. We sell the finished products on a letter of credit basis or on open account to our customers, who take title to the goods in Hong Kong or China. These methods allow us to reduce certain operating costs and working capital requirements. A portion of our sales originate in the United States, so we hold certain inventory in our warehouse and fulfillment facilities. To date, a significant portion of all of our sales has been to domestic customers. We intend to continue expanding distribution of our products into foreign territories and, accordingly, we have:

•	acquired Kidz Biz, a United Kingdom-based distributor of toys and related products,

•	engaged representatives to oversee sales in certain territories,

•	engaged distributors in certain territories, such as Funtastic in Australia, and

•	established direct relationships with retailers in certain territories.

      Outside of the United States, we currently sell our products primarily in Europe, Australia, Canada, Latin America and Asia. Sales of our products abroad accounted for approximately $22.5 million, or 8.9% of our net sales, in 2000 and approximately $40.0 million, or 14.1% of our net sales, in 2001. We believe that foreign markets present an attractive opportunity, and we plan to intensify our marketing efforts and further expand our distribution channels abroad.

      We establish reserves for sales allowances, including promotional allowances and allowances for anticipated defective product returns, at the time of shipment. The reserves are determined as a percentage of net sales based upon either historical experience or on estimates or programs agreed upon by our customers.

      We obtain, directly, or through our sales representatives, orders for our products from our customers and arrange for the manufacture of these products as discussed below. Cancellations generally are made in writing, and we take appropriate steps to notify our manufacturers of these cancellations.

      We maintain a full-time sales and marketing staff, many of whom make on-site visits to customers for the purpose of showing product and soliciting orders for products. We also retain a number of independent sales representatives to sell and promote our products, both domestically and internationally. Together with retailers, we sometimes test the consumer acceptance of new products in selected markets before committing resources to large-scale production.

      We advertise our products in trade and consumer magazines and other publications, market our products at international, national and regional toy trade shows, conventions and exhibitions and carry on cooperative advertising programs with toy retailers and other customers which include the use of in-store displays. We produce and broadcast television commercials for our World Wrestling Entertainment action figure line as well as for some of our Flying Colors and Road Champs extreme sports products. We may also advertise some of our other products on television, if we expect that the resulting increase in our net sales will justify the relatively high cost of television advertising.

App-1-75

Product Development

      Each of our product lines has an in-house manager responsible for product development. The in-house manager identifies and evaluates inventor products and concepts and other opportunities to enhance or expand existing product lines or to enter new product categories. In addition, we create proprietary products, the principal source of products for our fashion doll line, and products to more fully exploit our concept and character licenses. Although we do have the capability to create and develop products from inception to production, we generally use third-parties to provide a substantial portion of the sculpting, sample making, illustration and package design required for our products in order to accommodate our increasing product innovations and introductions. Typically, the development process takes from three to nine months from concept to production and shipment to our customers.

      We employ a staff of designers for all of our product lines. We occasionally acquire our other product concepts from unaffiliated third parties. If we accept and develop a third party’s concept for new toys, we generally pay a royalty on the toys developed from this concept that are sold, and may, on an individual basis, guarantee a minimum royalty. Royalties payable to developers generally range from 1% to 6% of the wholesale sales price for each unit of a product sold by us. We believe that utilizing experienced third-party inventors gives us access to a wide range of development talent. We currently work with numerous toy inventors and designers for the development of new products and the enhancement of existing products. We believe that toy inventors and designers have come to appreciate our practice of acting quickly and decisively to acquire and market licensed products. In addition, we believe that all of these factors, as well as our recent success in developing and marketing products, make us more attractive to toy inventors and developers than some of our competitors.

      Safety testing of our products is done at the manufacturers’ facilities by an engineer employed by us or by independent third-party contractors engaged by us. Safety testing is designed to meet regulations imposed by federal and state governmental authorities. We also monitor quality assurance procedures for our products for safety purposes. In addition, independent laboratories engaged by some of our larger customers test certain of our products.

Manufacturing and Supplies

      Our products are currently produced by overseas third-party manufacturers, which we choose on the basis of quality, reliability and price. Consistent with industry practice, the use of third-party manufacturers enables us to avoid incurring fixed manufacturing costs, while maximizing flexibility, capacity and production technology. All of the manufacturing services performed overseas for us are paid for on open account with the manufacturers. To date, we have not experienced any material delays in the delivery of our products; however, delivery schedules are subject to various factors beyond our control, and any delays in the future could adversely affect our sales. Currently, we have ongoing relationships with approximately 20 manufacturers. We believe that alternative sources of supply are available, although we cannot be assured that we can obtain adequate supplies of manufactured products.

      Although we do not conduct the day-to-day manufacturing of our products, we participate in the design of the product prototype and production tools, dies and molds for our products and we seek to ensure quality control by actively reviewing the production process and testing the products produced by our manufacturers. We employ quality control inspectors who rotate among our manufacturers’ factories to monitor the production of substantially all of our products.

      The principal raw materials used in the production and sale of our toy products are plastics, zinc alloy, plush, printed fabrics, paper products and electronic components, all of which are currently available at reasonable prices from a variety of sources. Although we do not manufacture our products, we own the tools, dies and molds used in the manufacturing process, and these are transferable among manufacturers if we choose to employ alternative manufacturers. Tools, dies and molds represent substantially all of our long-lived assets, and amounted to $14.4 million in 2000 and $10.7 million in 2001. Substantially all of these assets are located in China.

App-1-76

Trademarks and Copyrights

      Most of our products are produced and sold under trademarks owned by or licensed to us. We typically register our properties, and seek protection under the trademark, copyright and patent laws of the United States and other countries where our products are produced or sold. These intellectual property rights can be significant assets. Accordingly, while we believe we are sufficiently protected, the loss of some of these rights could have an adverse effect on our business, financial condition and results of operations.

      The two most material trademarks used in our products are the ones we license from World Wrestling Entertainment, Inc. (“WWE”) and MTV Networks (“Nickelodeon”).

      Our licensing agreement with WWE expires in 2010. This agreement gives us the non-exclusive use of WWE’s trademarks, logos, copyrights and rights of publicity. The agreement provides for a $1,000,000 advance royalty payment, with annual guaranteed royalty payments of $850,000 per year and royalties of 10% of net sales of our WWE products.

      Our licensing agreement with Nickelodeon expires in December 2003. The agreement gives us the non-exclusive use of Nickelodeon trademarks, logos and characters. The agreement provides that we pay a $925,000 advance royalty with guaranteed minimum royalties of $1.1 million in 2002 and $1.7 million in 2003. The agreement also requires us to pay royalties of 10% of wholesale sales equal to or less than $25 million and 12% of wholesale sales in excess of $25 million.

Competition

      Competition in the toy industry is intense. Globally, certain of our competitors have greater financial resources, larger sales and marketing and product development departments, stronger name recognition, longer operating histories and benefit from greater economies of scale. These factors, among others, may enable our competitors to market their products at lower prices or on terms more advantageous to customers than those we could offer for our competitive products. Competition often extends to the procurement of entertainment and product licenses, as well as to the marketing and distribution of products and the obtaining of adequate shelf space. Competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition and results of operations. In each of our product lines we compete against one or both of the toy industry’s two dominant companies, Mattel and Hasbro. In addition, we compete, in our Flying Colors and Pentech product categories, with Rose Art Industries, Hasbro (Play-doh) and Binney & Smith (Crayola), and, in our toy vehicle lines, with Racing Champions. We also compete with numerous smaller domestic and foreign toy manufacturers, importers and marketers in each of our product categories. Our joint venture’s principal competitors in the video game market are Electronic Arts, Activision and Acclaim Entertainment.

Seasonality and Backlog

      In 2001, approximately 54.3% of our net sales were made in the third and fourth quarters. Generally, the first quarter is the period of lowest shipments and sales in our business and the toy industry generally and therefore the least profitable due to various fixed costs. Seasonality factors may cause our operating results to fluctuate significantly from quarter to quarter. However, Pentech’s writing instrument and activity products generally are counter-seasonal to the traditional toy industry seasonality due to the higher volume generally shipped for back-to-school beginning in the second quarter. In addition, Toymax’s Funnoodle and Go Fly a Kite products are primarily sold in the spring and summer seasons. Our results of operations may also fluctuate as a result of factors such as the timing of new products (and related expenses) introduced by us or our competitors, the advertising activities of our competitors, delivery schedules set by our customers and the emergence of new market entrants. We believe, however, that the low retail price of most of our products may be less subject to seasonal fluctuations than higher priced toy products.

      We ship products in accordance with delivery schedules specified by our customers, which usually request delivery of their products within three to six months of the date of their orders. Because customer orders may be canceled at any time without penalty, our backlog may not accurately indicate sales for any future period.

App-1-77

Government and Industry Regulation

      Our products are subject to the provisions of the Consumer Product Safety Act (CPSA), the Federal Hazardous Substances Act (FHSA), the Flammable Fabrics Act (FFA) and the regulations promulgated thereunder. The CPSA and the FHSA enable the Consumer Products Safety Commission (CPSC) to exclude from the market consumer products that fail to comply with applicable product safety regulations or otherwise create a substantial risk of injury, and articles that contain excessive amounts of a banned hazardous substance. The FFA enables the CPSC to regulate and enforce flammability standards for fabrics used in consumer products. The CPSC may also require the repurchase by the manufacturer of articles. Similar laws exist in some states and cities and in various international markets. We maintain a quality control program designed to ensure compliance with all applicable laws. In addition, many of our Child Guidance products are sold under the Good Housekeeping Seal of Approval. To qualify for this designation, our products are tested by Good Housekeeping to ensure compliance with its product safety and quality standards.

Employees

      As of August 20, 2002, we employed 289 persons, all of whom are full-time employees. We employ 200 people in the United States, 16 in the United Kingdom, 51 in Hong Kong and 22 in China. Of these employees, 63 are engaged in sales and marketing, 60 in product development, 121 in operations and 38 in administration. Included with the United States employees are all 47 Toymax employees, of which 19 are engaged in sales and marketing, 3 in product development, 10 in operations and 15 in administration. We believe that we have good relationships with our employees. None of our employees is represented by a union.

Environmental Issues

      We are subject to legal and financial obligations under environmental, health and safety laws in the United States and in other jurisdictions where we operate. We are not currently aware of any material environmental liabilities associated with any of our operations.

Properties

      Our principal executive offices occupy approximately 17,000 square feet of space in Malibu, California under a lease expiring on February 28, 2008. In addition, we have a lease, expiring August 31, 2007, for approximately 11,000 square feet of space in Malibu, California which contains our design offices. We lease showroom and office space of approximately 8,000 square feet at the International Toy Center in New York City. We also have leased office and showroom space of approximately 5,000 square feet in Hong Kong from which we oversee our China-based third-party manufacturing operations, 318,000 square feet of warehouse space in City of Industry, California, 10,000 square feet of office space in Surrey, England and approximately 100,000 square feet of warehouse space in New Brunswick, New Jersey. In connection with our acquisition of Toymax, we have assumed various leases for office, warehouse and showroom space. Relating to Toymax, we occupy approximately 27,000 square feet of office space in Plainview, New York under a lease expiring on April 30, 2004. We lease showroom and office space of approximately 14,500 square feet at the International Toy Center in New York City. We occupy approximately 25,000 square feet of office and warehouse space in Clinton, Connecticut under a lease expiring September 30, 2007 from which the operations of Toymax’s Go Fly a Kite division are carried out. We also lease an additional 4,800 square feet of office space in Hong Kong. We believe that our facilities in the United States, Hong Kong and England are adequate for the reasonably foreseeable future.

Legal Matters

      We are a party to, and certain of our property is the subject of, various pending claims and legal proceedings that routinely arise in the ordinary course of our business, but we do not believe that any of these claims or proceedings will have a material effect on our business, financial condition or results of operations.

App-1-78

INFORMATION CONCERNING TOYMAX

      In this section, “— Information Concerning Toymax,” references to “we,” “us,” “our” and the “Company” refer to Toymax and, where the context requires (such as when Toymax discusses its business, operations, properties or products) its subsidiaries.

Company Overview

      Toymax is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products, which are sold in the United States (“United States”) and throughout the world. Toymax products promote fun and creative play, and are available under several brands: Toymax® toys, such as R.A.D.TM Robot, Mighty Mo’sTM vehicles, the award-winning Laser ChallengeTM brand, Creepy CrawlersTM activities brand and TMX RCTM radio control vehicles; Funnoodle® pool and water toys and accessories; and Go Fly a Kite® kites, banners, WindWheelsTM, weathervanes and wind chimes. Management believes that the major strengths of Toymax include its ability to develop and design new toys, such as Singing StarzTM Video Karaoke; to identify and satisfy niche opportunities with brands such as Mighty Mo’s; to extend existing core brands such as Laser Challenge; and to identify acquisitions, such as Go Fly A Kite, Inc. (“GFK”), and Funnoodle Inc. (“Funnoodle”), that further its plan to diversify into other leisure product categories and selling seasons.

      In 1998, we began to take a number of important steps designed to better position us for future and balanced growth through the diversification of our product line. In December 1998, we acquired the business of Go Fly A Kite, Inc., a leading developer and marketer of kites, windsocks, banners, mini flags and WindWheelsTM. In November 1999, we completed the acquisition of the Funnoodle product line. Funnoodle Inc. is a leader in the pool and backyard water recreational products categories.

      Effective November 30, 2001, we sold the assets of Monogram International, Inc., Monogram Products (H.K.) Limited and our Candy Plant division to an entity controlled by David Chu, the former Chairman of our board of directors.

      We have incurred losses for the past three fiscal years. For the year ended March 31, 2002, we had net sales of $94.9 million and a pre-tax loss from continuing operations of $12.3 million, excluding restructuring charges of $15.6 million, compared to a pre-tax loss from continuing operations of $1.1 million in fiscal 2001. The restructuring charges relate to the acquisition of 66% of the outstanding common stock by JAKKS, by which we were reorganized. The restructuring charges include the write-off of assets that will not be utilized by the combined companies, the accrual of certain fees for the early terminations of certain agreements, severance payments and a one time charge for the changing of the terms of our stock options.

      Our Internet address is www.toymax.com, which provides information about us and our products. The site also contains games, information about where to purchase our products, a strictly monitored kid’s chat area and hotlinks to affiliated web sites, such as those of licensors, industry related parties and financial institutions. Our GFK affiliate has a separate Internet addresses at www.goflyakite.com.

      Notwithstanding the proposed merger, we believe that we are well positioned for future growth and have taken steps to return to profitability. The key elements of our growth strategy are to: (i) penetrate new markets, by product and customer expansion and diversification; (ii) smooth our revenue stream throughout the year by adding non-promotional items to our product portfolio; (iii) extend existing core brands; (iv) develop new core product categories; and (v) continue to license recognized brand names such as Jeep, Chevrolet and Mercedes-Benz.

Industry and Competition

      We compete in several industries, with toys representing the largest portion. The majority of the toys sold in the United States are manufactured, either in whole or in part, overseas where labor rates are comparatively lower than in the United States. The largest foreign manufacturing market is the People’s Republic of China (“China”), followed by Japan and Taiwan. Such operations require greater lead times than domestic manufacturing operations and also result in greater shipping costs, particularly for larger toys. The design,

App-1-79

production and sale of toy products in the United States and throughout most of the world are subject to various regulations.

      Toy manufacturers sell their products either directly to retailers or to wholesalers who carry the product lines of many manufacturers. There are thousands of retail outlets in the United States which sell toys and games. These outlets include: mass merchandisers, small independent toy stores, gift and novelty shops, grocery and drug chains, warehouse clubs, e-retailers and mail order catalogs. Despite the broad number of toy outlets, retail toy sales have been increasingly generated by a small number of large chains, such as Toys “R” Us, Wal-Mart, Kay-Bee, Kmart and Target. Despite this consolidation in recent years, both at the retail and manufacturing level, many small and mid-sized companies continue to compete in the design and development of new toys, the procurement of licenses, the improvement and expansion of previously introduced products and product lines and the marketing and distribution of toy products. This has resulted in an increased reliance among retailers on the large toy companies because of their financial stability and ability to support products through advertising and promotion and to distribute products on a national basis. Such consolidation may have a negative effect on small and mid-sized toy companies, such as Toymax.

      The toy industry is highly competitive. Competition within the industry is based on consumer preferences, order fulfillment, pricing and new product development. In recent years, the toy industry has experienced rapid consolidation. We compete with many toy companies that have greater financial resources, greater name recognition, larger sales, marketing and product development departments and greater economies of scale. Due to the low barriers to entry into the toy industry, we also compete with smaller domestic and foreign toy manufacturers, importers and marketers.

      We chose to expand into new leisure product categories in order to decrease reliance on the highly competitive toy industry. In this regard we acquired GFK and Funnoodle.

      GFK competes in the kite, flag/windsock and lawn ornament markets in which it is estimated to have a large share. There are numerous specialty kite manufacturers, which are characterized by very small volume and higher pricing, and several larger companies distributing banners and lawn ornaments. Funnoodle competes primarily in the water and pool toy market, in which it is a leader.

Seasonality and Backlog

      Sales of toy products are seasonal, with the majority of retail sales occurring in the third and fourth calendar quarters. We have taken steps to reduce our dependence on these highly seasonal products, including the acquisitions of GFK and Funnoodle, which are largely sold in the first and second calendar quarters. While we have taken these steps to level sales over the entire year, sales are expected to remain heavily influenced by the seasonality of our toy products.

      The result of these seasonal patterns is that operating results and demand for working capital vary significantly by quarter and net losses may be expected in the first and last quarters of the fiscal year for the foreseeable future. Orders placed with us for shipment are cancelable until the date of shipment. The combination of seasonal demand and the potential for order cancellation makes accurate forecasting of future sales difficult and causes us to believe that backlog may not be an accurate indicator of our future sales. Similarly, financial results for a particular quarter may not be indicative of results for the entire year.

Products

      Our existing product lines and calendar 2002 product introductions and extensions fall into six categories: Action Toys, Spring/ Summer, Children’s Activity Toys, Girls’ Toys, Vehicles and Electronics.

Action Toys

      The Laser Challenge brand was introduced in 1996, and continues to be the top-selling laser game. The Laser Challenge system uses an advanced infrared light technology, which is effective at longer firing distances than competing systems. We continue to redesign and extend the Laser Challenge brand, a strategy which supports our expectation that Laser Challenge will be marketed over a long period of time. In fiscal 2002, we introduced Laser Challenge Gotcha Extreme Mini MayhemTM, a compact sized version of the Extreme segment first introduced in 2000 as Gotcha ExtremeTM and extended in 2001 as Radar ExtremeTM. In fiscal

App-1-80

2002, we launched Virtual PaintballTM, which combines the technology and proven play pattern of Laser Challenge with the excitement of paintball, one of the fastest growing alternative sports in the United States.

      In fiscal 2003, we intend to introduce a new and improved N.R.G. PaintballTM for “tween” consumers who may be too mature to play Laser Challenge but are too young to be playing real paintball. N.R.G. Paintball includes a blaster which fires totally safe “blobs” of paint.

Spring/Summer

      We entered the Spring/ Summer seasonal business in fiscal 1999 with the acquisition of GFK, whose product line includes youth and adult kites and a wide array of decorative flags, windsocks, door banners, mini flags and the WindWheels line of colorful lawn ornaments. In fiscal 2001, a series of kites designed by Joel K. Scholz, a renowned designer, was added to the GFK product line. In addition, the lawn ornament line was expanded to include weathervanes and wind chimes. In fiscal 2000, we expanded our seasonal offerings in this category with the acquisition of the Funnoodle product line. Funnoodle is a highly recognized brand of pool and recreational products. The product line’s most visible item, the basic Funnoodle, is a 5-foot long, brightly colored, floating foam tube that has been one of the best selling summer toys in the United States since its introduction in 1994. The Funnoodle product line continues to be expanded with the introduction of products such as pool floats, swim rings, lawn sprinklers, and tumbling and exercise mats.

Children’s Activity Toys

      We have historically been a significant factor in Children’s Activity Toys and reestablished ourself in fiscal 2001 with the successful re-introduction of the Creepy Crawlers® brand. We extended the brand in fiscal 2002 to include Creeple People® and Graveyard GhouliesTM Creator Paks®, which are mold and play sets. In fiscal 2002, we also re-introduced the DollymakerTM Fashion Maker consisting of a molding oven, molds and Glamour-GoopTM compound whereby girls can design and make mini dolls and fashions in an endless variety of designs and colors.

Girls’ Toys

      Our Girls’ Toys product line includes the Beauty WorksTM brand of role play activities such as Nail Salon and Fragrance DesignerTM; the Jam RopeTM, a musical jump rope; and the Talking Tina® brand of fashion dolls and soft furniture which fits any 11 1/2” fashion doll.

Vehicles

      In fiscal 2003, we intend to introduce the TMX RCTM EqualizerTM a radio control vehicle with X-Tech Wheels technology, which allows the vehicle to slide across the floor and to perform a series of exciting stunts.

      We introduced the Mighty Mo’sTM brand of innovative vehicles late in fiscal 1998. The first product utilized an infrared “key chain controller” to activate these light, sound and motion vehicles and is marketed in our patented “try me” package. In fiscal 2000, the Mighty Mo’s Infrared Vehicles category was extended to include specialty vehicles with unique, stunt actions; this line expanded in fiscal 2002 to include a rollover car and a wheelie quad. The Mighty Mo’s brand also includes monster trucks and a line of flywheel powered endurance vehicles. We currently have license arrangements to produce Mighty Mo’s versions of Chevrolet, Jeep, Dodge, Mercedes, BMW, Porsche, Audi, Porsche, Humvee and Ford styles.

      Mighty Mo’s Jr., the pre-school segment of our vehicle business, is a line of products with moving eyes and mouth, and speech and motion capabilities. This segment includes Preston PushbuttonTM, a battery operated programmable robot which walks, talks and has light-up eyes and mouth; Denny the Dump TruckTM and Dougie Chug-AlongTM, which are infrared remote control vehicles; and Rick and Robbie RacersTM, which are infrared remote vehicles which interact with each other as they race.

App-1-81

Electronics

      We continue to successfully manage our key brands in this category while expanding our popular T.V. games line of palm sized controllers that plug directly into a television set and includes 10 classic video games licensed from Activision. New for fiscal 2003, we plan to ship Atari T.V. games utilizing a joystick that connects directly to the television. The controller is completely portable and does not require a console. Additionally in the current fiscal year, we have introduced Singing StarzTM Video Karaoke, the first home karaoke player with a built in video camera that puts you on the television screen.

Product Design and Development

      We have built a knowledgeable in-house product development team and a network of independent designers to create new products. Employees in the Marketing and Research and Development departments coordinate efforts to design and develop the majority of our toy and innovative new product lines. Current technologies have been utilized to redesign, redevelop and extend major brands and products from the past, E.G. Creepy Crawlers and Popples. GFK strives to maintain a product line that displays cutting edge graphics and reflects current cultural trends. Funnoodle has sought to develop new products largely by applying extruded foam manufacturing techniques and designs to traditionally successful products. Our success is dependent on our ability to continue these activities. Our sponsored research and development expenses for fiscal 2000, 2001 and 2002 were $4.2 million, $3.4 million and $3.7 million, respectively.

      We continually evaluate new product ideas generated by a number of outside designers to maintain access to a wide range of development talent. When a product is developed based on the idea presented by an independent designer, we typically enter into a royalty agreement with the designer.

Licensing

      Licensing is a major influence on the leisure products industry affecting virtually all product categories. Although historically we have not significantly relied on entertainment-related licenses, we have marketed and continue to market products based on licensed popular characters and trademarks from major entertainment companies and other widely known corporate trademarks. This allows us to benefit from pre-existing awareness of a character or brand and from the marketing efforts and prior goodwill attached to it. A principal licensor is Activision©, as well as many of the world’s leading auto makers for use of their most popular model names on our Mighty Mo’s vehicle line.

      In return for the use of the licensed character or brand name, we typically pay licensing fees based upon net sales from products marketed under the subject license. Furthermore, the acquisition of a license generally involves the payment of non-refundable minimum royalty payments.

Sales and Distribution

      We operate in two reporting segments: (i) Toymax Brands (primarily consisting of sales activities conducted through Toymax Inc. (“TMI”); and (ii) Toymax (H.K.) Limited (“THK”) and Toymax Enterprises (consisting of GFK and Funnoodle).

      Sales conducted by TMI consist of sales of our promotional product lines to primarily United States customers pursuant to customer purchase orders. Customers purchasing products on this basis include Toys “R” Us, Kay-Bee Toys, Costco Wholesale, Wal-Mart Stores, Inc., and Target Stores, Inc. Sales conducted by THK consist of sales on a free on board (“FOB”) Hong Kong basis which are generally based on letters of credit, and include sales of primarily lower priced basic products to the United States and international retailers including Toys “R” Us International, Index (U.K.), Wal-Mart (Canada) and sales of our promotional product lines to approximately 50 international distributors.

      Funnoodle and GFK sales are made primarily to United States customers, on standard credit terms, pursuant to customer purchase orders. Sales conducted by GFK are on a COD, prepaid or credit card basis for those customers who do not qualify for credit terms. Extended credit terms are periodically offered to qualifying customers. To a lesser extent, the GFK operations sell to customers internationally. These

App-1-82

international customers generally purchase products utilizing a direct letter of credit and shipments are made directly from the overseas factory on a FOB Hong Kong basis.

      Our products are sold in over 45 countries around the world. The following table depicts our net sales in these two segments for the last three fiscal years:

Sales

	Fiscal Year

	2000	2001	2002

	(In thousands)
Toymax Brands	$91,062	$85,496	$65,568
Toymax Enterprises	18,803	29,655	29,284

Net Sales	$109,865	$115,151	$94,852

      Toymax Brands Sales. This segment’s United States sales activities are conducted through its nationwide network of independent sales representatives, an in-house sales staff and, with respect to certain major accounts, by senior management. Comprised of more than 50 sales executives and 14 sales organizations at March 31, 2002, this sales network maintains close customer relationships, develops new accounts and presents new products to its established customers. Our leading United States customers (not including THK sales to the United States) include major toy retailers, mass merchandisers, department stores and catalog companies. TMI sales constituted 55.3%, 41.0% and 37.5% of consolidated net sales in fiscal 2000, 2001 and 2002, respectively.

      THK sales are comprised of sales to international retailers and distributors and to certain United States retailers. Such sales are conducted on a FOB Hong Kong basis and generally require either the opening of a letter of credit or are backed by credit insurance. Since our inception in 1990, we have emphasized international sales, and today our products are sold in over 50 countries worldwide. Our international sales network consists of approximately 50 international distributors and 11 international sales representative organizations. In fiscal 2000, 2001 and 2002, Toymax HK sales accounted for 27.5%, 26.3% and 31.6% of net sales, respectively.

      Toymax Enterprises Sales. GFK sales are comprised primarily of sales to kite stores, hobby stores, gift, specialty and bookstores and toy stores. Products are also distributed by mail order catalogs, such as L.L. Bean, sporting goods stores, and other mass-market retailers. In addition to our in-house sales and customer service staff, GFK employs a network of 96 independent sales representatives. GFK products are currently sold to over 20,000 customers.

      Funnoodle products were sold through the in-house sales staff of the prior owner under a servicing agreement and a network of sales representative organizations primarily to the largest mass-market chains in the United States The servicing agreement terminated effective August 2001, and, thereafter, such activities have been performed by our personnel. Historically, domestic sales have accounted for substantially all of Funnoodle’s sales.

Customers

      Only Toys “R” Us and WalMart each accounted for more than 10% of invoiced sales during fiscal 2002.

Marketing

      We employ a variety of methods to market our new and existing products. New toys, existing toys and line extensions are marketed primarily by members of our executive and sales management at our showrooms in Hong Kong, New York and Dallas during major international toy shows. We are also represented at additional toy and kite shows both domestically and internationally.

App-1-83

      Product packaging and placement is a large part of our overall marketing strategy. Our products are sold in brightly colored, eye-catching packages with strong brand identity. All packaging must meet strict guidelines for communication effectiveness and for the ability to stand out from the competitive clutter. We utilize “try me” packaging whenever possible. We also employ traditional marketing methods such as couponing, in-store demonstrations adjacent to our toy products, and public relations.

      We currently allocate a significant portion of our marketing resources to television advertising, which we believe is the most cost-effective way to reach our primary target audience of children. The commercials are run on national television and in local spot television markets to support the promotional efforts and distribution patterns of our key retailers. We use other media, such as print and on-line advertising, when appropriate.

      Our GFK subsidiary primarily markets its products through its annual catalogs. GFK’s and Funnoodle’s other marketing channels include trade shows, seasonal brochures, advertisements in trade magazines, personal sales calls, co-op advertising and telemarketing.

Purchasing and Manufacturing

      TMI and THK currently contract for all of their manufacturing requirements. We believe that this practice provides us with the most efficient use of our capital at this time. Tai Nam Industrial Company Limited (“Tai Nam”), which is based in Hong Kong, served as our purchasing agent for our core toy business pursuant to an agency agreement (the “Agency Agreement”) which terminated March 11, 2002, between Tai Nam and Toymax NY. Tai Nam is owned by David Chu, our former Chairman and principal stockholder. As our purchasing agent, Tai Nam arranged for the manufacturing of our products based on purchase orders placed with Tai Nam by us. In addition, Tai Nam handled all shipping documents, letters of credit, bills and payments, served as liaison with other vendors and performed quality control functions. For these services, Tai Nam generally received an agency fee of 7% of the gross invoiced value of products purchased by us. Pursuant to the Agency Agreement, we purchase products from Tai Nam at Yantian (China) FOB prices. We paid all expenses associated with the making of molds for new products. Pursuant to the Agency Agreement, we owned the tooling and molds for our products. Effective March 12, 2002, we perform these functions directly.

      As purchasing agent, Tai Nam arranged for the manufacturing of our toy products based on purchase orders placed with Tai Nam by us. The majority of such products have been and are currently manufactured by Jauntiway Investments Limited (“Jauntiway”). Jauntiway is an OEM toy manufacturer with two ISO certified manufacturing facilities in the southern portion of China. Jauntiway is also owned by Mr. Chu. Since our inception, Jauntiway has been our single most important manufacturer and we have been Jauntiway’s leading customer. In fiscal 2001 and 2002, approximately 60% and 56%, respectively, of all our products were manufactured by Jauntiway (some utilizing subcontractors). We entered into a manufacturing agreement with Tai Nam and Jauntiway dated September 22, 1997. Effective March 11, 2002, this agreement was terminated and replaced by a new three-year agreement with standard manufacturing terms.

      Manufacturing commitments are made on a purchase order basis. We base our production schedules on customer estimates and orders, historical trends, the results of market research and current market information. We closely monitor market activity and adjust production schedules accordingly. We utilize Electronic Data Interchange programs maintained by certain of our largest customers, which allows us to monitor actual store sales and inventories, and thereby to schedule our production to meet anticipated re-orders.

      Jauntiway also obtains products or components from other independent manufacturers located principally in the southern portion of China, particularly during peak production periods. These suppliers are selected based on the quality of their products, prices and service.

      The basic raw materials used by Jauntiway in manufacturing our toy products are petrochemical resin derivatives. Integrated circuits have also become an important component of our technologically advanced toys. Costs of petrochemical derivatives and integrated circuits are affected by demand and supply as well as the value of the United States dollar in relation to foreign currencies, and have been subject to volatility in

App-1-84

recent years. There can be no assurance as to the timing or extent to which we will be able to pass on any raw material or component price increases to our customers.

      In addition, a large portion of Jauntiway’s petrochemical derivates and integrated circuits are imported from Taiwan via Hong Kong. Any disruption of trade between Taiwan and China may have a significant adverse effect on Jauntiway’s operations and, therefore, could have a significant adverse effect on our results of operations.

      GFK utilizes four manufacturers, three in China and one in Taiwan, to make approximately 85% of its products, based upon its product specifications. Tai Nam acted as its agent in Hong Kong for all products produced in China pursuant to an agency agreement dated September 1, 2000. This agreement was also terminated on March 11, 2002. Manufacturing commitments are made on a purchase order basis. GFK typically has an annual agreement with each supplier, which is cancelable at any time. The suppliers are paid primarily on terms, and occasionally in cash or on terms with a letter of credit.

      The bulk of Funnoodle’s products are manufactured through an exclusive outsourcing arrangement with two United States-based manufacturers. This arrangement allows us to minimize capital investments in tools and fixtures, reduces our working capital requirements and eliminates the need for warehousing facilities. The remainder of Funnoodle’s products are manufactured through outsourcing arrangements with various other contract manufacturers. Although Tai Nam and Funnoodle did not currently execute an agency agreement, Funnoodle and Tai Nam do have an existing relationship, whereby Tai Nam was acting as a purchasing agent for Funnoodle. Effective March 11, 2002, this arrangement was terminated.

Government and Industry Regulation

      We are subject to the provisions of the Federal Hazardous Substances Act, the Federal Consumer Product Safety Act, the Flammable Fabrics Act and the regulations promulgated under each such act. Such acts empower the Consumer Product Safety Commission (“CPSC”) to protect the public from hazardous goods. The CPSC has the authority to exclude from the market goods that are found to be hazardous and requires a manufacturer to repurchase such goods under certain circumstances. We send samples of all of our marketed products to independent laboratories to test for compliance with the CPSC’s rules and regulations, as well as with the product standards of the Toy Manufacturers of America, Inc. (“TMA”). We are not required to comply with the product standards of the TMA, but do so voluntarily. Similar consumer protection laws exist in state and local jurisdictions within the United States, as well as certain foreign countries. We design our products to exceed the highest safety standards imposed or recommended either by government or industry regulatory authorities.

      We are not required by the United States government to obtain any quality or safety approvals prior to sales in the United States. However, prior to shipment, our products are tested by independent laboratories on behalf of us and major retailers. We, however, are required to have and have obtained European Community (CE) approval, European’s toy safety standard, for our products sold in Europe.

      Our advertising is subject to the Children’s Television Act of 1990 and the rules promulgated by the United States Federal Communications Commission as well as the laws of certain countries that place certain limitations on television commercials during children’s programming. We are subject to various other federal, state and local laws and regulations applicable to our business and believe that we are in substantial compliance with these laws and regulations.

Tariffs and Duties

      In December 1994, the United States approved a trade agreement pursuant to which import duties on toys, games, dolls and other specified items were eliminated effective January 1, 1995 from products manufactured in all most favored nation countries (including China). The imposition or increases in quotas, duties, tariffs or other changes or trade restrictions, which may be imposed in the future, would have a material adverse effect on our financial condition, operating results or ability to import products. In particular, our costs would be increased if China’s most favored nation status was revoked. In October 2000, the United

App-1-85

States Congress approved “permanent normal trade relations” status for China, which was intended to eliminate the United States’ annual review of China’s trade relation’s status. China has signed similar agreements with the European Union and other World Trade Organization members in order to gain support for its entry into the World Trade Organization, although such entry is not guaranteed at this time. However, the imposition of trade sanctions by the United States or the European Union, or the loss of permanent normal trade relations status by China could result in substantial duties on the cost of toy, candy and kite related products manufactured in China and imported into the United States and Europe.

      In addition, several of our operations and our primary agent, Tai Nam, are based in Hong Kong, formerly a British Crown Colony. On July 1, 1997, sovereignty of Hong Kong reverted back to China. To date, this change has not impacted our business.

Patents, Trademarks and Proprietary Technology

      We own or control numerous patents and trademarks, which limit the ability of third parties to directly compete with us in our major brands. Key patents cover the Creepy Crawlers Workshop and the Creature Creator ovens, as well as aspects of the Laser Challenge system and infrared remote control vehicles. Key trademarks include Creepy Crawlers, Plasti-Goop, Laser Challenge, Arcadia, Mighty Mo’s, R.A.D.TM, Funnoodle, WindWheels and WindDesigns.

      Certain of our product lines also incorporate concepts or technologies created by outside designers, some of which are patented. In addition, many of our products incorporate intellectual property rights, such as characters or brand names that are proprietary to third parties. We typically enter into a license agreement to acquire the rights to the concepts, technologies or other rights for use with our products. These license agreements typically provide for the retention of ownership of the technology, concepts or other intellectual property by the licensor and the payment of a royalty to the licensor. Such royalty payments generally are based on the net sales of the licensed product for the duration of the license and, depending on the revenues generated from the sale of the licensed product, may be substantial. In addition, such agreements often provide for an advance payment of royalties and may require us to guarantee payment of a minimum level of royalties that may exceed the actual royalties generated from net sales of the licensed product. Some of these agreements have fixed terms and may need to be renewed or renegotiated prior to their expiration in order for us to continue to sell the licensed product.

Inflation

      We do not believe that the relatively moderate rates of inflation in the United States in recent years have had a significant effect on our operations. Although rates of inflation in Asia have periodically resulted in an increase in the cost of manufacturing our products and such increased costs have had a modest impact on margins, we do not believe that inflation in Asia has had a materially adverse effect on our results of operations. We will continue our policy of monitoring costs and adjusting prices accordingly.

Employees

      As of August 20, 2002, we had 47 employees, substantially all of which were full time. We are not subject to any collective bargaining agreements. We believe that our relationship with our employees is satisfactory.

Legal Proceedings

      In March 2001, George G. Grillo, a product consultant, filed a complaint against us as well as against Monogram International, Inc., Monogram Products (H.K.) Ltd., Steven Lebensfeld and David Ki Kwan Chu, in the Supreme Court of the State of New York, County of Suffolk, alleging breach of express and implied contracts, violation of New York State Labor Law, unjust enrichment and unfair competition. The plaintiff seeks monetary damages totaling $280,000 in compensatory damages, $2,500,000 in exemplary damages plus costs and attorney’s fees. We intend to defend the action vigorously, as well as file

App-1-86

counterclaims, and do not believe that the lawsuit will have a material adverse effect on our financial position or results of operations, however, there can be no assurance of the outcome of the lawsuit.

      We are involved in various other legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial position or results of operations.

      Our federal tax returns for 1992 through 2000 are under examination by the Internal Revenue Service and the statute has been extended through December 2002. Our New York State tax returns for 1999 through 2001 are also under examination by the New York State Division of Taxation. We cannot predict at this time what the outcome of the examination will be or the impact, if any, on our results of operations.

Submission of Matters to a Vote of Security Holders

      No matters were submitted to a vote of security holders during the first quarter ended June 30, 2002.

App-1-87

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF JAKKS

      The information contained in JAKKS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, and in JAKKS’ quarterly report on Form 10-Q for the quarter ended June 30, 2002 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TOYMAX

      Toymax and its subsidiaries is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products, which are sold in the United States and throughout the world. Toymax products promote fun and creative play, and are available under several brands: Toymax® toys, such as R.A.D.TM Robot, Mighty Mo’sTM vehicles, the award-winning Laser ChallengeTM brand, Creepy CrawlersTM activities brand and TMX RCTM radio control vehicles; Funnoodle® pool and water toys and accessories; Go Fly a Kite® kites, banners, WindWheelsTM, weathervanes and wind chimes.

Critical Accounting Policies

      Financial Reporting Release No. 60, which was recently released by the SEC, requires all companies to include in this item a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 1 of the Notes to the Consolidated Financial Statements includes a summary of the significant accounting policies and methods used by us in the preparation of our Consolidated Financial Statements. The following is a brief discussion of the more critical of these accounting policies and methods.

      Revenue recognition. Our revenue recognition policy is significant because our revenue is a key component of our results of operations. In addition, our revenue recognition determines the timing of certain expenses, such as commissions and royalties. We follow very specific and detailed guidelines in measuring revenues; however, certain judgments affect the application of our revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter and could result in future operating losses.

      Valuation of long-lived assets and goodwill. We assess the impairment of long-lived assets and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

•	significant negative industry or economic trends;

•	significant decline in our stock price for a sustained period; and

•	our market capitalization relative to net book value.

      When we determine that the carrying value of long-lived assets and goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. Net long-lived assets and goodwill amounted to $18.0 million as of June 30, 2002.

      In fiscal 2002, Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” became effective and as a result, we will cease to amortize approximately $14.5 million of goodwill. We had recorded approximately $1.1 million of amortization on these amounts during fiscal 2001 and would have recorded approximately $1.5 million of amortization during fiscal 2002. In lieu of amortiza-

App-1-88

tion, we performed an initial impairment review of our goodwill in fiscal 2002 and an annual impairment reviews thereafter.

      We did not have to record an impairment charge upon completion of the initial impairment review.

Results of Operations

      The following table sets forth the percentages of net sales of certain income and expense items of Toymax for the last three fiscal years:

	Percentage of Net Sales

				Three Months
				Ended
	Year Ended March 31,			June 30,

	2000	2001	2002	2001	2002

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	68.7	63.2	75.3	73.2	68.9

Gross profit	31.3	36.8	24.7	26.8	31.1
Selling and administrative expenses	34.8	32.8	52.5	32.0	29.4

Operating income (loss)	(3.5)	4.0	(27.8)	(5.2)	1.7
Income (loss) of joint venture	0.3	(2.2)	—	—	—
Other income (expense), net	0.1	(0.1)	(0.6)	0.0	.4
Interest income (expense), net	(0.5)	(0.8)	(1.0)	(2.1)	(.1)
Provision (benefit)for income taxes	(2.0)	(0.9)	(7.9)	(2.4)	0.5
Income (loss) from continuing operations	(1.6)	—	(21.5)	(4.9)	1.5
Loss from discontinued operations	(0.1)	(8.5)	(3.6)	(3.7)	—

Net loss	(1.7)%	(8.5)%	(25.1)%	(8.6)%	1.5%

      For purposes of the fiscal year comparisons which follow, figures referring to the financial performance of Toymax Inc. (“TMI”) and Toymax (H.K.) Limited (“THK”), are referred to as “Toymax Brands” and those referring to the performance of Go Fly a Kite, Inc. (“GFK”), and the Funnoodle product line (“Funnoodle”) are referred to as “Toymax Enterprises”.

Recent Developments:

      On March 11, 2002, JAKKS acquired approximately a 66.8% controlling interest in Toymax. In connection with this acquisition by JAKKS, Toymax developed and began to implement a restructuring plan to maximize its future operating results. The fiscal 2002 results reflect this restructuring plan. As part of this plan Toymax has determined not to continue the operations of Maxverse Interactive, Inc, (“Maxverse”) thus, Maxverse is treated as a discontinued operation along with Monogram International, Inc. and Candy Plant which were both sold effective November 30, 2001.

Three months ended June 30, 2002 compared with the three months ended June 30, 2001

      Net Sales. Net sales for the quarter ended June 30, 2002 decreased $1.3 million, or 6.3%, to $18.7 million from $20.0 million for the quarter ended June 30, 2001.

      Net sales of Toymax Brands for the quarter ended June 30, 2002 increased 5.7% to $7.2 million, or 38.3% of total net sales, from $6.8 million, or 34.0% of total net sales for the quarter ended June 30, 2001. The increase in net sales was primarily due to a concentrated effort to reduce on hand inventory in connection with the restructuring plan implemented in March 2002.

App-1-89

      Net sales of Toymax Enterprises for the quarter ended June 30, 2002, decreased 12.5% to $11.6 million, or 61.7% of total net sales, from $13.2, or 66.0% of total net sales for the quarter ended June 30, 2001. The decrease in net sales was primarily due to reduced sales of water leisure products and wind wheels.

      Gross Profit. Gross profit for the quarter ended June 30, 2002, increased by $0.5 million, or 8.8%, to $5.8 million, or 31.1% of net sales, from $5.4 million, or 26.8% of net sales, for the quarter ended June 30, 2001.

      The gross profit of Toymax Brands for the quarter ended June 30, 2002 increased by $0.5 million to $1.7 million, or 24.2% of net sales, from $1.2 million, or 18.6% of net sales for the quarter ended June 2001. The increase in gross margin was primarily the result of product mix. The gross profit of Toymax Enterprises remained unchanged at $4.1 million or 35.3% of net sales compared to 31.0% of net sales for the quarter ended June 30, 2001. The increase in the gross profit percentage was primarily due to the product mix of kites and banners and to a lesser extent water leisure products.

      Selling and Administrative Expenses. Selling and administrative expenses for the quarter ended June 30, 2002 decreased by $0.9 million, or 14.0%, to $5.5 million from $6.4 million for the quarter ended June 30, 2001.

      Selling and administrative expenses of Toymax Brands for the quarter ended June 30, 2002 decreased $0.7 million, or 17.9%, to $3.4 million from $4.1 million for the quarter ended June 30, 2001. The decrease was primarily due to the benefits being realized from the restructuring which began in March 2002. Selling and administrative expenses of Toymax Enterprises for the quarter ended June 30, 2002 decreased by $0.2 million, or 7.1%, to $2.1 million from $2.3 million for the quarter ended June 30, 2001. The decrease was primarily due to the benefits being realized from the restructuring which began in March 2002.

      Operating Income (Loss). As a result of the foregoing, operating income for the quarter ended June 30, 2002 increased by $1.4 million, to $0.3 million from a operating loss of $1.1 million.

      The operating loss of Toymax Brands for the quarter ended June 30, 2002 decreased by $1.2 million to $1.6 million from $2.8 million for the quarter ended June 30, 2001. Operating income for Toymax Enterprises increased by $0.2 million to $2.0 million from $1.8 million for the quarter ended June 30, 2001.

      Other Expense, Net. Other expense, net decreased to other income of $0.1 million for the quarter ended June 30, 2002 compared to other expenses of $0.4 million primarily due to the termination of both the bank facility and the factoring agreement.

      Income (Loss) Before Income Taxes. Income before income taxes for the quarter ended June 30, 2002 was $0.4 million compared to a loss before income taxes of $1.5 million for the quarter ended June 30, 2001. Toymax Brands had a loss before income taxes for the quarter ended June 30, 2002 of $1.6 million compared to a loss of $3.2 million for the quarter ended June 30, 2001. Toymax Enterprises had income before income taxes of $2.0 million for the quarter ended June 30, 2002 compared to $1.7 million for the quarter ended June 30, 2001.

      Provision (Benefit) For Income Taxes. The effective rate for the quarter ended June 30, 2002 is 27% compared to a benefit of 33% for the quarter ended June 30, 2001 which approximates the expected annual effective rate.

      Income (Loss) From Continuing Operations. Income from continuing operations is $0.3 million for the quarter ended June 30, 2002 compared to a loss of $1.0 million for the quarter ended June 30, 2001.

      Loss From Discontinued Operations. The loss from discontinue operations for the quarter ended June 30, 2001 was $0.7 million, for the quarter ended June 30, 2002 there was no discontinued operations.

      Net Income (Loss). As a result of the foregoing, net income for the quarter ended June 30, 2002 increased $2.0 million to $0.3 million ($0.02 per diluted share) from a net loss of $1.7 million ($0.14 per diluted share) for the quarter ended June 30, 2001.

App-1-90

Liquidity and Capital Resources

      The Company historically has funded its operations and capital requirements from cash generated from operations and from financing activities. During the three months ended June 30, 2002, cash and cash equivalents increased $4.1 million to $5.0 million.

      Cash used in operating activities was approximately $2.6 million in 2002, as compared to $3.4 million in 2001. The increase was primarily due to the net income for the period and the decrease in prepaid expenses and inventories, which was partially offset by the increase in due from factor and accounts receivable and the decrease in accounts payable and accrued expenses and income taxes payable.

      Investing activities used $0.1 million in net cash in 2002, as compared to $0.8 million in 2001. Investing activities in the current and prior year periods consisted of capital expenditures, principally for the purchase of molds and equipment for new products.

      Financing activities provided $6.8 million in net cash in 2002 primarily due to funding received by JAKKS partially offset by the decrease in long-term obligations. In 2001, financing activities provided $3.5 million in net cash due to an increase in our bank credit facility, partially offset by a decrease in long term obligations.

      In March 2002, Toymax’s $25.0 million bank facility was paid off in full and terminated.

      In April 2002, Toymax (H.K.) Limited subsidiary terminated its credit facility with The Hongkong and Shanghai Banking Corporation Limited. The facility had provided for an import line of credit of $500,000 and the acceptance of an export letter of credit guarantee for documents presented with discrepancies of up to approximately $2.3 million.

      Toymax expects to fund its near-term and long-term cash requirements from a combination of existing cash balances, cash flow from operations and borrowings from JAKKS. There can be no assurance that sufficient cash flows from operations will materialize or that financing from JAKKS will be available in amounts, at rates, or on terms and conditions acceptable to Toymax. In such event, additional funding would be required.

Fiscal Year Ended March 31, 2002 Compared With Fiscal Year Ended March 31, 2001

      Net Sales. Net sales for fiscal 2002 decreased $20.3 million, or 17.6%, to $94.9 million from $115.2 million in fiscal 2001.

      Net sales of Toymax Brands decreased 23.3% to $65.6 million, or 69.1% of total net sales, from $85.5 million, or 74.2% of total net sales, in fiscal 2001. The decrease in net sales was primarily due to a decrease in sales of IR and programmable vehicles and an increase in sales discounts and allowances.

      Net sales of Toymax Enterprises decreased 1.3% to $29.3 million, or 30.9% of total net sales, from $29.7 million, or 25.8% of total net sales, in fiscal 2001. The decrease in net sales was primarily the result of a decrease in the selling prices of pool and backyard water recreational products offset somewhat by an increase in kites and windwheels.

      Gross Profit. Gross profit for fiscal 2002 decreased by $19.0 million, or 44.7%, to $23.4 million from $42.4 million for fiscal 2001, with a decrease in gross margin from 36.8% of net sales for fiscal 2001 to 24.7% in fiscal 2002.

      The gross profit for Toymax Brands decreased by $16.9 million, or 53.3%, to $14.8 million, or 22.7% of net sales, from $31.8 million, or 37.2% of net sales for fiscal 2001. The decrease in the gross profit and margin was primarily the result of the decrease in sales volume, along with the increase in sales discounts and allowances.

      The gross profit for Toymax Enterprises decreased $2.0 million, or 19.0%, to $8.6 million, or 29.3% of net sales, from $10.6 million, or 35.7% of net sales for fiscal 2001. The decrease in both gross profit and margin

App-1-91

was primarily the result of reduced selling prices of Toymax’s pool and backyard water recreation products and to a lesser extent margins realized by GFK primarily as a result of product mix.

      Selling and Administrative Expenses. Selling and administrative expenses for fiscal 2002 increased by $12.0 million, or 31.9%, to $49.8 million, or 52.5% of net sales, from $37.7 million, or 32.8% of net sales, for fiscal 2001. Selling and administrative expenses of Toymax Brands for fiscal 2002 increased by $13.5 million, or 44.1%, to $44.1 million, or 67.2% of net sales, from $30.6 million, or 35.8% of net sales, for fiscal 2001. This increase was a result of the restructuring charge of $15.6 million relating to the acquisition of approximately 66.8% of Toymax by JAKKS. This charge includes a $7.1 million write-off of certain assets which will not be utilized by the combined companies, as well as severance accruals of $1.4 million, termination costs of certain agreements of $2.2 million, professional fees and other charges of $2.2 million and a one time charge of $2.7 million for changing the terms of the existing stock options. This charge was offset by decreases in advertising and royalties related to the decrease in sales. Selling and administrative expenses of Toymax Enterprises for fiscal 2002 decreased $1.5 million, or 20.0%, to $5.6 million, or 19.4% of net sales, from $7.1 million, or 23.9% of net sales, for fiscal 2001. The decrease was primarily the result of a decrease in amortization of goodwill and consulting fees offset by the restructuring charge.

      Operating Income (Loss). As a result of the foregoing, fiscal 2002 had a loss of $26.3 million compared to income of $4.6 million in fiscal 2001. Toymax Brands incurred an operating loss of $29.2 million in fiscal 2002 compared to operating income of $1.2 million in fiscal 2001. Toymax Enterprises had operating income of $2.9 million in fiscal 2002, compared to operating income of $3.5 million in fiscal 2001.

      Other Income (Expense), Net. Net other expense decreased from $2.8 million, in fiscal 2001, to $0.6 million, in fiscal 2002. This decrease was the result of the write-off of advances and the investment in the Yaboom Limited joint venture of $1.9 million and the equity in the loss of the joint venture of $0.7 million in fiscal 2001. In fiscal 2002, there were no such charges.

      Interest Income (Expense), Net. Net interest expense for fiscal 2002 increased $0.1 million, or 10.5%, to $1.0 million from $0.9 million in fiscal 2001. The increase in net interest expense was primarily due to increased bank borrowings in fiscal 2002.

      Income (Loss) Before Income Taxes. Loss before income taxes for fiscal 2002 was $27.9 million, compared to income before income taxes of $1.1 million in fiscal 2001. In fiscal 2002, Toymax Brands had a loss before income taxes of $30.6 million, compared to a loss of $2.3 million in fiscal 2001. Toymax Enterprises had income before taxes of $2.7 million in fiscal 2002, compared to income before income taxes of $3.4 million in fiscal 2001.

      Provision (Benefit) For Income Taxes. The effective rate for fiscal 2002 decreased to a benefit of 26.9% from an effective rate of 97.4% for fiscal 2001. The change in the effective rate is primarily related to the write-off of the investment in and advances to the joint venture in fiscal 2001 which did not result in any income tax benefit.

      Income (Loss) From Continuing Operations. Loss from continuing operations was $20.4 million in fiscal 2002, compared to a nominal profit in fiscal 2001.

      Loss From Discontinued Operations. The loss from discontinued operations decreased by $6.3 million, to a net loss of $3.4 million in fiscal 2002, compared to a loss of $9.8 million in fiscal 2001.

      Net Loss. As a result of the foregoing, the net loss for fiscal 2002 increased $14.1 million to $23.9 million ($1.97 per diluted share) from $9.7 million ($0.86 per diluted share) for fiscal 2001.

Fiscal Year Ended March 31, 2001 Compared with Fiscal Year Ended March 31, 2000

      Net Sales. Net sales for fiscal 2001 increased $5.3 million, or 5.0%, to $115.2 million from $109.9 million in fiscal 2000.

      Net sales of Toymax Brands decreased 6.1% to $85.5 million, or 74.2% of total net sales, from $91.1 million, or 82.9% of total net sales, in fiscal 2000. The decrease in net sales was primarily due to a

App-1-92

decrease in the sales of electronic toys that was partially offset by an increase in sales of infrared, radio-controlled and programmable vehicles.

      Net sales of Toymax Enterprises increased 57.7% to $29.7 million, or 25.8% of total net sales, from $18.8 million, or 17.1% of total net sales, in fiscal 2000. The increase was primarily the result of the incorporation of a full year’s net sales of Funnoodle, which was acquired in November 1999.

      Gross Profit. Gross profit for fiscal 2001 increased by $8.0 million, or 23.4%, to $42.4 million from $34.3 million the gross margin also increased from 31.3% in fiscal 2000 to 36.8% in fiscal 2001.

      The gross profit of Toymax Brands increased by $4.1 million, or 14.6%, to $31.8 million, or 37.2% of net sales, from $27.7 million, or 30.5% of net sales, for fiscal 2000. The increase in gross margin was primarily attributable to the decrease in markdowns, allowances and other promotional costs, which were adversely affected by the product recall in the prior year.

      The gross profit of Toymax Enterprises increased by $4.0 million, or 60.1%, to $10.6 million, or 35.7% of net sales, from $6.6 million, or 35.2% of net sales, for fiscal 2000. The increase in gross profit was primarily due to a full year’s net sales of Funnoodle combined with better pricing.

      Selling and Administrative Expenses. Selling and administrative expenses for fiscal 2001 decreased by $0.5 million, or 1.3%, to $37.7 million, or 32.8% of net sales, from $38.2 million, or 34.8% of net sales, for fiscal 2000. Selling and administrative expenses of Toymax Brands for fiscal 2001 decreased by $3.1 million, or 9.2%, to $30.6 million, or 35.8% of net sales, from $33.7 million, or 37.0% of net sales, for fiscal 2000. The decrease reflects a decrease in advertising costs of almost 30%, which was partially offset by higher royalties and research and development costs. Selling and administrative expenses of Toymax Enterprises were $7.1 million, or 23.9% of net sales, as compared to $4.2 million, or 22.4% of net sales in fiscal 2000. Selling and administrative expenses for Toymax Enterprises in fiscal 2001 reflect a full year’s operating expenses of Funnoodle.

      Operating Income (Loss). As a result of the foregoing, the operating income for fiscal 2001 increased by $8.5 million, or 220.4%, to $4.7 million from an operating loss of $3.9 million for fiscal 2000. Operating income for Toymax Brands increased by $7.4 million, or 118.4%, to $1.2 million from an operating loss of $6.3 million for fiscal 2000. Operating income for Toymax Enterprises increased by $1.1 million to $3.5 million from operating income of $2.5 million in fiscal 2000.

      Other Income (Expense), Net. In fiscal 2001, Toymax recorded a write-off of its advances and investment in the Yaboom joint venture of $1.9 million. Including this charge and the increase in the Company’s equity in the operating loss of the Yaboom venture in fiscal 2001, net other income for fiscal 2001 decreased by $3.2 million from $0.4 million in fiscal 2000 to net other expense of $2.8 million in fiscal 2001.

      Interest Income (Expense), Net. Net interest expense for fiscal 2001 increased by $0.4 million, or 65.1%, to $0.9 million from $0.5 million in fiscal 2000. The increase in net interest expense was primarily due to the use of working capital funds to finance Toymax’s acquisitions and operations.

      Income (Loss) Before Income Taxes. Income before taxes for fiscal 2001 increased by $5.1 million to $1.1 million, compared to a loss before taxes of $4.0 million for fiscal 2000. Income before taxes for Toymax Brands increased by $4.0 million, or 63.8%, to a loss before taxes of $2.3 million, compared to a loss before taxes of $6.3 million for fiscal 2000. Income before taxes for Toymax Enterprises increased by $1.1 million to $3.4 million, compared to income before taxes of $2.3 million in fiscal 2000.

      Provision (Benefit) for Income Taxes. The effective tax rate for fiscal 2001 increased to 97.4% from a benefit of 55.5% for fiscal 2000. The increase in the effective tax rate was primarily a result of the geographic distribution of income, as well as the reduction in the tax benefit attributable to the write-off of the investment in and advances to the joint venture.

      Income (Loss) From Continuing Operations. Income from continuing operations increased from a loss of $1.8 million in fiscal 2000, compared to break even in fiscal 2001.

App-1-93

      Loss From Discontinued Operations. The loss from discontinued operations increased by $9.7 million, to a net loss of $9.8 million, in fiscal 2001, from a loss of $0.1 million in fiscal 2000.

      Net Income (Loss). As a result of the foregoing, the net loss for fiscal 2001 increased $7.8 million to $9.7 million ($0.86 per diluted share) from $1.9 million ($0.18 per diluted share) for fiscal 2000.

New Accounting Standards

      The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Intangible Assets.” SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that Toymax recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that Toymax reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

      In April 2001, Toymax elected to adopt SFAS No. 142. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that Toymax identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

      Toymax’s previous business combinations were accounted for using the purchase method and as of April 1, 2001, the net carrying amount of goodwill from prior purchase transactions was approximately $14.5 million. Annual amortization of this amount, which ceased being effective as of April 1, 2001, amounted to approximately $1.5 million.

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. We believe the adoption of this statement will have no material impact on the financial statements.

      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 14, 2001 and, generally, is to be applied prospectively. Toymax has elected to early adopt SFAS No. 144 in the current fiscal year.

Barter Transaction

      In December 1998 and April 1999, Toymax entered into agreements with a broker of media advertising, whereby Toymax sold and transferred title to merchandise of Toymax having a fair value of approximately $6.9 million in exchange for approximately $8.7 million in trade credits. In March, 2002, the total remaining net asset balance of approximately $4.0 million which is not expected to be utilized as a result of the acquisition by JAKKS, was expensed.

App-1-94

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF JAKKS

      The information contained in JAKKS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, and JAKKS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, under the caption “Quantitative and Qualitative Disclosures About Market Risk” is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF TOYMAX

      Toymax is exposed to certain market risks, which arise from transactions entered into in the normal course of business. Toymax’s primary exposures are changes in interest rates with respect to its debt and foreign currency exchange fluctuations.

Interest Rate Risk

      The interest payable on Toymax’s revolving line-of-credit is variable based on LIBOR and/or the prime rates in the United States and Hong Kong, and therefore, affected by changes in market interest rates. Toymax does not use derivative financial instruments.

Foreign Currency Risk

      While the Toymax product purchases are transacted in United States dollars, most transactions among the suppliers and subcontractors of Jauntiway Investments Limited, an OEM toy manufacturer that has been Toymax’s most important manufacturer since inception, are effected in Hong Kong dollars. Accordingly, fluctuations in Hong Kong monetary rates may have an impact on Toymax’s cost of goods. However, since 1983, the value of the Hong Kong dollar has been tied to the value of the United States dollar, eliminating fluctuations between the two currencies. Despite the announcements by the Hong Kong Government that it is determined to maintain such fixed exchange rate, there can be no assurance that the Hong Kong dollar will continue to be tied to the United States dollar in the near future or longer term. Furthermore, appreciation of Chinese currency values relative to the Hong Kong dollar could increase the cost to Toymax of the products manufactured in China, and thereby have a negative impact on Toymax.

Financial Statements and Supplementary Data

      The Consolidated Financial Statements and Financial Statement Exhibits are included in this joint proxy statement/ prospectus beginning on page F-1 and incorporated herein by reference.

App-1-95

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

      BDO Seidman, LLP was previously the principal accountants for Toymax. On July 29, 2002, that firm’s appointment as the Toymax’s principal accountants was terminated by Toymax. PKF, Certified Public Accountants, A Professional Corporation (“PKF”) was engaged as Toymax’s principal accountants effective as of that date. The decision to change accountants was approved by the Toymax board of directors.

      In connection with the audits of the two fiscal years ended March 31, 2002, and the subsequent interim period through July 29, 2002, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of BDO Seidman, LLP on the consolidated financial statements of Toymax as of and for the years ended March 31, 2001 and March 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During Toymax’s two most recent fiscal years and through July 29, 2002, neither Toymax nor anyone acting on its behalf consulted with PKF with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Toymax’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

App-1-96

PRICE RANGE OF COMMON STOCK

      JAKKS’ common stock is traded on the Nasdaq National Market under the symbol “JAKK.” The following table sets forth the high and low closing sale prices of JAKKS common stock for the periods indicated as reported by the Nasdaq National Market. The prices have been adjusted to give retroactive effect to the two-for-one stock split effected on May 11, 2000.

	High	Low

2000
First Quarter	$25.19	$13.91
Second Quarter	25.00	13.25
Third Quarter	20.75	9.00
Fourth Quarter	10.56	7.00
2001
First Quarter	$15.00	$8.00
Second Quarter	19.44	8.78
Third Quarter	21.80	12.68
Fourth Quarter	25.38	12.44
2002
First Quarter	$25.70	$15.85
Second Quarter	23.49	15.91
Third Quarter (through August 20, 2002)	17.26	10.09

      Toymax’s common stock is traded on the Nasdaq National Market under the symbol “TMAX.” The following table sets forth the high and low closing sale prices of Toymax’s common stock for the periods indicated as reported by the Nasdaq National Market.

	High	Low

Fiscal Year Ended March 31, 2001
First Quarter	$3.25	$2.31
Second Quarter	3.69	2.31
Third Quarter	2.63	1.19
Fourth Quarter	2.69	1.38
Fiscal Year Ended March 31, 2002
First Quarter	$2.50	$1.27
Second Quarter	1.78	0.89
Third Quarter	1.70	0.80
Fourth Quarter	4.49	1.50
Fiscal Year Ended March 31, 2003
First Quarter	$4.50	4.33
Second Quarter (through August 20, 2002)	4.35	4.18

      As of August 20, 2002, JAKKS had 106 stockholders of record, as indicated on the records of its transfer agent, and Toymax had 2,051 stockholders of record, as indicated on the records of its transfer agent.

      The table below sets forth the high and low sale prices per share of JAKKS common stock on the Nasdaq National Market on February 8, 2002, the last completed trading day prior to the public announcement of the proposed merger. Also set forth is the implied equivalent value of one share of JAKKS common stock on such date, using an exchange ratio of .0798 of a share of Toymax common stock for each share of JAKKS common stock.

Approximate
Toymax
	JAKKS Common		Common Stock
	Stock		Equivalent

	High	Low	High	Low

February 8, 2002	$18.82	$17.41	$1.50	$1.39

App-1-97

COMPARISON OF RIGHTS OF STOCKHOLDERS OF JAKKS AND TOYMAX

      Both Toymax and JAKKS were incorporated under the laws of the State of Delaware. At the time the merger becomes effective, the stockholders of Toymax who elect to receive JAKKS common stock will become stockholders of JAKKS. As stockholders of JAKKS, their rights will be governed by the Delaware General Corporation Law and JAKKS’ certificate of incorporation and bylaws, which differ in certain respects from Toymax’s certificate of incorporation and bylaws.

      The following is a summary of the material differences between the rights of the holders of JAKKS common stock and Toymax capital stock. You might regard as important other differences that we do not include here. You should refer to the documents and statutory sections we mention in this section if you want more information. The summary contained in the chart below is not intended to be a complete statement of the rights of holders of JAKKS common stock and Toymax common stock under the Delaware General Corporation Law or the charter or bylaws of either company.

	Toymax	JAKKS

Authorized Capital Stock	The authorized capital stock of Toymax consists of 55,000,000 shares, 50,000,000 of which are shares of common stock and 5,000,000 of which are shares of preferred stock. The Toymax charter grants specific authority to the board of directors, without action by the stockholders, to issue preferred stock with designations, preferences, and special rights and qualifications, limitations, or restrictions designated by the board of directors. At August 20, 2002, 12,316,586 shares of Toymax common stock were outstanding, and no shares of Toymax preferred stock were outstanding. Toymax’s charter does not provide for cumulative voting and no preemptive rights are granted by Toymax’s charter or bylaws.	The authorized capital stock of JAKKS is presently 26,000,000 shares, 25,000,000 of which are shares of common stock and 1,000,000 of which are shares of preferred stock. JAKKS has filed a preliminary proxy statement with the SEC for its 2002 Annual Meeting of Stockholders. One of the resolutions provided in the preliminary proxy statement that will be voted upon at that Annual Meeting will be to increase JAKKS’ authorized capital stock. If this proposal is approved, JAKKS will have authorized capital stock of 105,000,000 shares, 100,000,000 of which are shares of JAKKS common stock and 5,000,000 of which are shares of JAKKS preferred stock. The approval of this proposal is required for JAKKS to have a sufficient number of authorized shares available for issuance to the Toymax stockholders of the approximately 551,282 shares required to consummate the merger. The JAKKS charter grants specific authority to the board of directors, without action by the stockholders, to issue preferred stock with designations, preferences, and special rights and qualifications, limitations, and restrictions designated by the board of directors. At August 20, 2002, 23,585,149 shares of

App-1-98

	Toymax	JAKKS

JAKKS common stock were outstanding. No preemptive rights are granted by JAKKS’ charter or bylaws.
Number, Term and Election of Directors	The Toymax charter and bylaws provides for three classes of directors and a board which shall consist of not less than three directors. One-third of the directors is to be elected at every annual meeting of stockholders, and each director shall serve until the director’s successor shall be elected and qualified.	The JAKKS bylaws provide that the number of directors shall be determined from time to time by the board of directors and without any such determination the number of directors on the board shall be at least one. Each director shall be elected at the annual meeting and each director shall hold office for the term for which he is elected, until a successor shall have been elected and qualified or until his earlier resignation, or removal.
Vacancies on the Board of Directors	The Toymax bylaws provide that if there is any vacancy on the board of directors, the directors, by a majority vote, may appoint any qualified person to fill such vacancy, and that person shall hold office for the unexpired term until his successor shall be duly chosen.	The JAKKS bylaws provide that vacancies may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director, and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and qualified.
Removal of Directors	The Toymax bylaws provide that any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose of removal.	The JAKKS charter and bylaws do not contain any specific provisions regarding the procedures to be followed in removing directors, and, therefore, such removal is governed by the Delaware General Corporation Law, which provides that a director or the full board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
Action by Written Consent and Special Meetings of Stockholders	Toymax’s bylaws provide that any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of	JAKKS’ bylaws provide that special meetings may be held by resolution of JAKKS’ board of directors.

App-1-99

	Toymax	JAKKS

outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Toymax bylaws also provide that special meetings of the stockholders for any purpose or purposes may be called by resolution of the board of directors or by the Secretary of the board of directors upon the written request stating the purpose of such meeting by the holders of at least 30% of the outstanding shares of Toymax’s capital stock.
Indemnification of Directors and Officers	The Toymax charter provides that the corporation shall have the power to indemnify and advance expenses to the fullest extent permitted by Section 145 of the Delaware General Corporation Law any person who was or is a director or officer of the corporation. Any expenses (including attorneys’ fees) incurred by each person who is or was a director or officer of the corporation, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by the corporation; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such indemnitee, including, without limitation, service in an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced. If it shall	The JAKKS charter provides that the corporation indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law each person who may be so indemnified thereunder.

App-1-100

	Toymax	JAKKS

ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this article or otherwise.
Limitation of Director Liability	Toymax’s charter provides that the personal liability of directors is eliminated, to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.	JAKKS’ charter provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except if and to the extent required by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

JAKKS

      The information in JAKKS’ Annual Report on Form 10K for the fiscal year ended December 31, 2001, as amended, under the caption “Security Ownership of Certain Beneficial Owners and Management”, is incorporated herein by reference.

Toymax

      The following table furnishes information concerning all persons known to beneficially own 5% or more of Toymax common stock as of August 16, 2002.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

JAKKS Pacific, Inc.	8,232,819	66.8%
22619 Pacific Coast Highway Malibu, California 90265

App-1-101

      The following table furnishes information concerning the ownership by directors, officers and directors and officers as a group of Toymax common stock as of August 16, 2002.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned	Class

Jack Friedman(2)(3)	0	*
Stephen G. Berman(2)(3)	0	*
Joel M. Bennett(2)	0	*
David C. Blatte(3)	0	*
Robert E. Glick(3)	0	*
Michael G. Miller(3)	0	*
Murray L. Skala(3)	0	*
Joel Handel(3)(4)	73,476	*
Dan Almagor(3)(5)	30,000	*
Directors and officers as a group (9 persons)	103,476	*

(1)	The address of Toymax’s directors is 22619 Pacific Coast Highway, Malibu, California 90265.

(2)	Serves as an executive officer of Toymax. None of Toymax’s executive officers own Toymax stock or have employment agreements with Toymax. All of Toymax’s executive officers are executive officers of JAKKS and have employment agreements with JAKKS.

(3)	Serves as a director of Toymax.

(4)	Includes 73,476 options that will become exercisable upon the earlier of the effective date of the merger and September 30, 2002.

(5)	Includes 30,000 options that will become exercisable upon the earlier of the effective date of the merger and September 30, 2002.

*	Represents less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS OF JAKKS

      The information in JAKKS’ Annual Report on Form 10K for the fiscal year ended December 31, 2001, as amended, under the caption “Directors and Executive Officers”, is hereby incorporated by reference.

EXECUTIVE COMPENSATION FOR JAKKS

      The information in JAKKS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, under the caption “Executive Compensation”, is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR JAKKS

      The information contained in JAKKS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, under the caption “Certain Relationships and Related Transactions”, is incorporated herein by reference.

OTHER MATTERS

      The Toymax board of directors does not presently know of any matters to be presented for consideration at the special stockholders meeting other than matters described in the notice of special stockholders meeting mailed together with this joint proxy statement/ prospectus. If other matters are presented, the persons named in the accompanying proxy to vote on such matters will have discretionary authority to vote in accordance with their best judgment.

App-1-102

LEGAL OPINION

      The validity of the shares of JAKKS common stock offered by this joint proxy statement/prospectus will be passed upon for JAKKS by the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP.

EXPERTS

      The consolidated financial statements and schedule of JAKKS Pacific, Inc. as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, have been included in and incorporated by reference herein in reliance upon the reports of PKF, Certified Public Accountant, Professional Corporation, included in and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

      The consolidated financial statements and schedule of Toymax International, Inc. at March 31, 2002 and 2001, and for each of the three years in the period ended March 31, 2002, appearing in this joint proxy statement/ prospectus and the Toymax financial statements and schedule incorporated by reference in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent auditors as set forth in their reports thereon appearing elsewhere herein and incorporated by reference, and are included and incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

      If the merger is completed there will be no public participation in any future meetings of stockholders of Toymax.

App-1-103

WHERE YOU CAN FIND MORE INFORMATION

      Both JAKKS and Toymax file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that JAKKS or Toymax files at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. JAKKS’ and Toymax’s Securities and Exchange Commission filings are also available to the public on the SEC Internet site (http://www.sec.gov). As described below under “INFORMATION INCORPORATED BY REFERENCE,” you may also obtain the documents that JAKKS and Toymax are incorporating by reference into this prospectus/ joint proxy statement at no charge from JAKKS or Toymax.

      JAKKS has filed a Registration Statement on Form S-4 (File No. 333-88778) to register with the Securities and Exchange Commission the JAKKS common stock to be issued to Toymax stockholders in the merger. This joint proxy statement/prospectus is part of that Registration Statement and constitutes a prospectus of JAKKS in addition to being a proxy statement of Toymax for the Toymax special stockholders meeting. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all of the information that you can find in the Registration Statement or the exhibits to the Registration Statement.

      JAKKS Internet address is www.jakkspacific.com. Toymax’s Internet address is www.toymax.com. The information contained on either website, and on any website linked to either JAKKS’ or Toymax’s website, is not part of this joint proxy statement/prospectus and you should not rely on such information in deciding whether to invest in the securities offered hereby or approve the matters presented hereby.

App-1-104

INFORMATION INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows JAKKS and Toymax to “incorporate by reference” information into this prospectus/ joint proxy statement, which means that JAKKS and Toymax can disclose important information to you by referring you to another document filed separately by JAKKS and Toymax with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus/ joint proxy statement, except for any information superseded by any information in this prospectus/ joint proxy statement.

      This joint proxy statement/ prospectus incorporates by reference the documents set forth below that JAKKS has previously filed with the Securities and Exchange Commission. These documents contain important information about JAKKS and its finances:

•	Annual Report on Form 10-K for the year ended December 31, 2001, as amended;

•	Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2002;

•	Current Reports on Form 8-K filed on March 5, 2002, March 22, 2002, an amendment to the March 22, 2002 filing on April 23, 2002 (which includes pro forma information about JAKKS’ acquisition of Toymax) and July 18, 2002;

•	JAKKS’ Statement on Schedule 13D relating to JAKKS’ acquisition of a controlling interest in Toymax filed March 20, 2002; and

•	The “Description of Registrant’s Securities to be Registered” contained in JAKKS’ Registration Statement on Form 8-A (File No. 0-28104), filed March 29, 1996 and the “Description of Securities — Common Stock” incorporated therein by reference to JAKKS’ Registration Statement on Form SB-2 (Reg. No. 333-2048-LA).

      This joint proxy statement/prospectus also incorporates by reference the documents set forth below and that accompany this joint proxy statement/ prospectus that Toymax has previously filed with the Securities and Exchange Commission. These documents contain important information about Toymax:

•	Annual Report on Form 10-K for the year ended March 31, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002; and

•	Current Report on Form 8-K filed August 1, 2002.

      Any documents JAKKS or Toymax files pursuant to Section 13(a) or 15(d) of the Exchange Act (File Nos. 0-28104 and 5-53691, respectively) after the date of this joint proxy statement/prospectus and prior to the termination of the offering will automatically be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be part of the joint proxy statement/prospectus from the date of filing those documents (except that each time either company files a new annual report on Form 10-K, any of such documents filed prior to such filing shall no longer be incorporated into this prospectus). Any statement contained in this joint proxy statement/prospectus or in a document incorporated by reference shall be deemed to modified or superseded for all purposes to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this joint proxy statement/prospectus, except as so modified or superseded. In addition, any prospectus supplement filed in relation to this joint proxy statement/prospectus shall be deemed to supercede for all purposes any earlier prospectus supplement filed in relation to this prospectus.

      JAKKS will provide without charge to each person to whom this joint proxy statement/ prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this joint proxy statement/ prospectus. Requests for these documents should be directed to Joel M. Bennett, Chief Financial Officer, JAKKS Pacific Inc., 22619 Pacific Coast Highway, Malibu, California 90265 (310) 456-7799.

      You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Neither JAKKS nor Toymax has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this joint proxy statement/prospectus is current as of its date.

App-1-105

INDEX TO FINANCIAL EXHIBITS

CONSOLIDATED FINANCIAL STATEMENTS OF TOYMAX INTERNATIONAL INC.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2002	2002

	(*)	(Unaudited)
ASSETS
Current:
Cash and cash equivalents	$940,136	$5,006,490
Due from Factor	9,084,009	2,774,692
Accounts receivable, less allowance for possible losses of $341,000 and $467,000	3,750,699	13,687,635
Inventories	8,954,348	8,254,462
Prepaid expenses and other current assets	1,233,352	349,704
Income tax refunds receivable	2,405,741	2,424,816
Deferred income taxes	648,612	648,612

Total current assets	27,016,897	33,146,411

Property and equipment, net	1,533,625	1,344,569
Deferred income taxes	10,470,003	10,470,003
Intangible assets, net of amortization of $1,984,367	15,739,482	15,739,482
Other assets	1,045,984	909,181

	$55,805,991	$61,609,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,488,433	$23,678,246
Due to affiliates	13,404,492	20,209,670
Current portion of long-term obligations	14,790	12,632
Income taxes payable	3,262,417	2,804,472

Total current liabilities	41,170,132	46,705,020

Total liabilities	41,170,132	46,705,020

Commitments and contingencies
Stockholders’ Equity
Common stock, par value $.01 per share; 50,000,000 shares authorized; 12,316,241 shares issued	123,162	123,162
Additional paid-in capital	30,079,944	30,079,944
Accumulated deficit	(15,341,692)	(15,063,912)
Treasury stock at cost; 66,200 shares	(210,403)	(210,403)
Accumulated other comprehensive income	(15,152)	(24,165)

Total stockholders’ equity	14,635,859	14,904,626

	$55,805,991	$61,609,646

(*) Derived from audited financial statements.

See accompanying notes to condensed consolidated financial statements.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,

	2001	2002

	(Unaudited)
Net sales	$20,007,541	$18,747,922

Costs and expenses
Cost of goods sold	14,653,387	13,174,102
Selling and administrative	6,404,637	5,255,508

	21,058,024	18,429,610

Operating income (loss)	(1,050,483)	318,312

Other income (expenses):
Other income, net	(4,239)	75,037
Interest income	53,002	421
Interest expense	(294,883)	(5,203)
Finance charges	(177,773)	(7,982)

	(423,893)	62,273

Income (loss) before income taxes	(1,474,376)	380,585
Provision (benefit) for income taxes	(489,953)	102,803

Income (loss) from continuing operations	(984,423)	277,782
Loss from discontinued operations	(747,087)	—

Net income (loss)	$(1,731,510)	$277,782

Basic earnings (loss) per share from:
Continuing operations	$(.08)	$.02
Discontinued operations	$(.06)	$—

Basic earnings per share	$(0.14)	$.02

Diluted earnings (loss) per share from:
Continuing operations	$(.08)	$.02
Discontinued operations	$(.06)	$—

Diluted earnings per share	$(0.14)	$.02

Shares used in computing earnings (loss) per share:
Basic	12,131,441	12,131,441

Diluted	12,131,441	12,384,162

See accompanying notes to condensed consolidated financial statements.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,

	2001	2002

	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,731,510)	$277,782

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	896,414	294,812
Minority interest	(246,096)	—
Bad debts	50,000	—
Changes in operating assets and liabilities:
Due from Factor and accounts receivable	(4,110,342)	(3,627,619)
Inventories	(1,078,743)	699,886
Prepaid expenses and other	(68,128)	1,011,436
Income tax refunds receivable	304,932	(19,075)
Accounts payable and accrued expenses	(188,416)	(810,187)
Due to affiliates	3,423,316	—
Income taxes payable	(620,188)	(457,945)

Net cash used in operating activities	(3,368,761)	(2,630,910)

Cash flows from investing activities:
Acquisition of property and equipment	(754,693)	(105,756)

Net cash used in investing activities	(754,693)	(105,756)

Cash flows from financing activities:
Increase in bank credit facility	3,524,732	—
Decrease in long-term obligations	(10,385)	(2,158)
Increase in due to affiliates	—	6,805,178

Net cash provided by financing activities	3,514,347	6,803,020

Net increase (decrease) in cash and cash equivalents	(609,107)	4,066,354
Cash and cash equivalents, beginning of period	1,718,754	940,136

Cash and cash equivalents, end of period	$1,109,647	$5,006,490

Supplemental cash flow information:
Interest paid	$266,189	$5,202

Income taxes paid	$25,886	$31,992

See accompanying notes to condensed consolidated financial statements.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 and 2002

Note 1 — Basis of Financial Statement Presentation

      The accompanying unaudited condensed consolidated financial statements of Toymax International, Inc. (“Toymax” or the “Company”) include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions, and have been prepared in accordance with the instructions to Form 10-Q. Accordingly, the unaudited consolidated financial statements do not include all of the financial information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The balance sheet at March 31, 2002 has been derived from the audited balance sheet at that date. It is suggested that these condensed consolidated financial statements, which are presented in U.S. Dollars, be read in conjunction with the consolidated financial statements and related notes included in the Company’s Form 10-K for the fiscal year ended March 31, 2002. The Company follows the same accounting policies in preparation of interim reports. The results of operations and financial position for interim periods are not necessarily indicative of those to be expected for the full year ended March 31, 2003, due, in part, to seasonal fluctuations which are normal for the Company’s business.

      Certain reclassifications have been made to the prior period amounts to conform with the current period presentation and with the presentation of discontinued operations.

Note 2 — Earnings Per Share

      Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants.

      Options and warrants to purchase an aggregate of 2,866,190 and 251,383 shares of common stock were outstanding at June 30, 2001 and 2002, respectively. Such options and warrants are not included in the computation of diluted earnings per share because they are anti-dilutive.

      Average shares of common stock outstanding are:

	2001	2002

Basic	12,131,441	12,131,441
Effect of options and warrants	—	252,721

Diluted	12,131,441	12,384,162

Note 3 — Other Comprehensive Income

      Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under generally accepted accounting principles are excluded from net income (loss), as these amounts are recorded directly as an adjustment to shareholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments. The comprehensive income (loss) for the three months ended

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2001 is the same as the reported net income (loss). Comprehensive income for the three months ended June 30, 2002 is comprised of the following:

Net income	$277,782
Change in foreign currency translation adjustments	(9,013)

Comprehensive income	$268,769

Note 4 — Recent Accounting Standards

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. We believe the adoption of this statement will have no material impact on the financial statements.

Note 5 — Segment and Geographic Data

      The Company operates two reportable segments: Toymax Brands (which consists of Toymax Inc. and Toymax (H.K.) Limited and Toymax Enterprises (which consists of Go Fly A Kite, Inc., and Funnoodle, Inc.).

      The following tables present summarized information about the Company’s operations by reportable segments (net of consolidating eliminations) as of and for the three months ended June 30, 2001 and 2002:

	Three Months Ended June 30, 2001

	Toymax	Toymax
	Brands	Enterprises	Consolidated

Revenues — net sales	$6,802,143	$13,205,398	$20,007,541
Income (loss) before income taxes	(3,187,772)	1,713,396	(1,474,376)
Total assets	37,797,530	35,441,515	73,239,045
Interest income	39,746	13,256	53,002
Interest expense	293,701	1,182	294,883
Depreciation and amortization	571,045	325,369	896,414
Capital expenditures	734,898	19,795	754,693

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended June 30, 2002

	Toymax	Toymax
	Brands	Enterprises	Consolidated

Revenues — net sales	$7,187,913	$11,560,009	$18,747,922
Income (loss) before income taxes	(1,560,110)	1,940,695	380,585
Total assets	28,417,358	33,192,288	61,609,646
Interest income	421	—	421
Interest expense	3,140	2,063	5,203
Depreciation and amortization	270,594	24,218	294,812
Capital expenditures	100,056	5,700	105,756

Note 6 — Inventories

      Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist principally of purchased finished goods.

Note 7 — Income Taxes

      The Company provides for income taxes during interim periods based upon an estimate of the effective annual tax rate.

      The Company’s federal tax returns for 1992 through 2000 and New York State returns for 1999 through 2001 are under examination. As of the date of this Form 10-Q, the tax authorities have raised no issues that would have a material effect on the financial statements. The Company cannot predict at this time what the outcome of the examinations will be or the impact, if any, on the Company’s results of operations.

Note 8 — Discontinued Operations

      Effective November 30, 2001, the Company sold the net assets of the Monogram and Candy Planet segments of the business to an entity controlled by David Chu, the former Chairman of the Company’s board of directors, for $2.25 million. A gain of $0.5 million was recognized on the sale. In March 2002, the Company decided to abandon and discontinue the operations of Maxverse, which commenced operations in fiscal 2001. The results of these operations, which have been classified as discontinued operations in the accompanying financial statements, are as follows:

For the Three Months
Ended June 30,
2001

Net sales	$3,174,011

Loss before income taxes	(1,158,379)
Income tax benefit	(165,195)
Minority interest	(246,097)

Net loss from discontinued operations	$(747,087)

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9 — Acquisition

      On February 9, 2002, the Company entered into an agreement with JAKKS Pacific Inc. (“JAKKS”) for JAKKS to acquire all of the outstanding shares of the Company’s common stock. In a two-step transaction, JAKKS initially acquired approximately 66.8% of the Company’s outstanding shares from the Company’s principal shareholders pursuant to a stock purchase agreement and JAKKS will acquire the remaining outstanding shares of the Company’s common stock pursuant to a merger agreement that is subject to stockholder approval. JAKKS will pay $3 per share in cash and .0798 shares of JAKKS common stock, subject to adjustment based on the 10-day trailing average closing price prior to the closing of the merger. The Company and JAKKS have filed a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”) and are currently awaiting the SEC’s comments.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of

Toymax International, Inc.

      We have audited the accompanying consolidated balance sheets of Toymax International, Inc. and Subsidiaries as of March 31, 2001 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Toymax International, Inc. and Subsidiaries at March 31, 2001 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

New York, New York
May 8, 2002

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,

	2001	2002

Assets
Current:
Cash and cash equivalents	$1,718,754	$940,136
Due from Factor	9,241,280	9,084,009
Accounts receivable, less allowance for possible losses of $476,000 and $341,000	6,668,456	3,750,699
Inventories	9,220,010	8,954,348
Prepaid expenses and other current assets	3,526,569	1,233,352
Assets of discontinued operations	4,917,113	—
Income tax refunds receivable	2,236,624	2,405,741
Deferred income taxes	1,966,948	648,612

Total current assets	39,495,754	27,016,897

Property and equipment, net	4,805,925	1,533,625
Property, equipment and other assets of discontinued operations, net	894,868	—
Deferred income taxes	2,168,509	10,470,003
Goodwill, net of accumulated amortization of $1,984,367	14,497,309	15,739,482
Other assets	7,225,227	1,045,984

	$69,087,592	$55,805,991

Liabilities and Stockholders’ Equity
Current:
Bank credit facility	$9,971,578	$—
Accounts payable	7,290,912	6,643,487
Accrued expenses	3,649,697	6,203,858
Accrued rebates and allowances	2,490,481	11,234,533
Due to affiliates	6,273,154	13,404,492
Current portion of long-term obligations	27,926	14,790
Current liabilities of discontinued operations	1,090,704	406,555
Income taxes payable	1,008,062	3,262,417

Total current liabilities	31,802,514	41,170,132

Long-term obligations	1,211,566	—
Total liabilities	33,014,080	41,170,132

Minority interest	479,882	—

Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $.01 per share; 5,000,000 shares authorized; none outstanding	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 12,166,441 and 12,316,241 shares issued	121,664	123,162
Additional paid-in capital	27,144,942	30,079,944
Retained earnings (deficit)	8,520,065	(15,341,692)
Treasury stock, 35,000 and 66,200 shares at cost	(177,889)	(210,403)
Accumulated other comprehensive income	(15,152)	(15,152)

Total stockholders’ equity	35,593,630	14,635,859

	$69,087,592	$55,805,991

See accompanying notes to consolidated financial statements.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,

	2000	2001	2002

Net sales	$109,864,677	$115,151,485	$94,852,252

Costs and expenses
Cost of goods sold	75,516,553	72,769,988	71,424,452
Selling and administrative (including restructuring charges in 2002 of $15,600,000)	38,220,075	37,718,929	49,760,442

	113,736,628	110,488,917	121,184,894

Operating income (loss)	(3,871,951)	4,662,568	(26,332,642)

Other income (expenses):
Other income, net	853,041	567,065	349,071
Interest income	533,933	247,883	157,188
Interest expense	(1,069,742)	(1,133,129)	(1,135,391)
Equity in income (loss) of joint venture	289,768	(699,500)	—
Write-off of investment in and advances to joint venture	—	(1,859,906)	—
Finance charges	(709,127)	(668,925)	(963,877)

	(102,127)	(3,546,512)	(1,593,009)

Income (loss) before income tax expense (benefit)	(3,974,078)	1,116,056	(27,925,651)
Income tax expense (benefit)	(2,206,877)	1,087,477	(7,499,176)

Income (loss) from continuing operations	(1,767,201)	28,579	(20,426,475)
Loss from discontinued operations	(134,159)	(9,776,209)	(3,935,282)
Gain on disposal of discontinued operations	—	—	500,000

Net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)

Basic and diluted loss per share from:
Continuing operations	$(0.17)	$—	$(1.69)
Discontinued operations	(0.01)	(0.86)	(0.28)

Basic and diluted loss per share	$(0.18)	$(0.86)	$(1.97)

Shares used in computing basic and diluted loss per share:	10,596,677	11,280,804	12,116,843

See accompanying notes to consolidated financial statements.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

						Accumulated
	Common Stock		Additional			Other	Total
Three Years Ended			Paid-in	Retained	Treasury	Comprehensive	Stockholders’
March 31, 2002	Shares	Amount	Capital	Earnings	Stock	Loss	Equity

Balance, April 1, 1999	10,605,000	$106,050	$23,059,355	$20,169,055	$—	$(15,152)	$43,319,308
Issuance of common stock purchase warrants	—	—	61,201	—	—	—	61,201
Issuance of common stock	28,108	281	(281)	—	—	—	0
Purchase of treasury stock	—	—	—	—	(177,889)	—	(177,889)
Net loss	—	—	—	(1,901,360)	—	—	(1,901,360)

Balance, March 31, 2000	10,633,108	106,331	23,120,275	18,267,695	(177,889)	(15,152)	41,301,260
Issuance of common stock	1,533,333	15,333	4,024,667	—	—	—	4,040,000
Net loss	—	—	—	(9,747,630)	—	—	(9,747,630)

Balance, March 31, 2001	12,166,441	121,664	27,144,942	8,520,065	(177,889)	(15,152)	35,593,630
Issuance of common stock	149,800	1,498	235,002	—	—	—	236,500
Purchase of treasury stock	—	—	—	—	(32,514)	—	(32,514)
Stock option compensation	—	—	2,700,000	—	—	—	2,700,000
Net loss	—	—	—	(23,861,757)	—	—	(23,861,757)

Balance, March 31, 2002	12,316,241	$123,162	$30,079,944	$(15,341,692)	$(210,403)	$(15,152)	$14,635,859

See accompanying notes to consolidated financial statements.

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,

	2000	2001	2002

Cash flows from operating activities:
Net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,370,271	5,599,269	2,732,313
Minority interest	—	(474,547)	(479,882)
Bad debts	53,749	364,966	355,768
Equity in unconsolidated joint venture	(289,768)	699,500	—
Non-cash compensation	61,201	—	2,700,000
Write-off of barter credits	—	—	3,973,624
Non-cash revenue — barter credits	(377,433)	—	—
Loss on disposal and write-off of property and equipment	28,054	—	4,580,311
Loss on impairment of asset valuation and write-off of investment and advances to joint venture	—	7,123,153	—
Changes in deferred income taxes	(702,140)	(551,000)	(6,983,158)
Changes in operating assets and liabilities:
Due from Factor and accounts receivable	(9,601,301)	9,206,230	4,689,024
Due to/from affiliates	1,646,936	1,678,287	(4,206,353)
Inventories	(1,712,620)	860,288	1,996,484
Prepaid expenses and other	(803,480)	(696,585)	6,006,565
Income tax refunds receivable	(1,843,533)	641,266	(169,117)
Accounts payable and accruals	10,164,566	(12,784,638)	8,755,073
Income taxes payable	(112,373)	(252,589)	2,254,355

Net cash provided by (used in) operating activities (continuing and discontinuing)	(1,019,231)	1,665,970	2,343,250

Cash flows from investing activities:
Acquisition of property and equipment	(3,997,858)	(2,997,987)	(3,436,658)
Proceeds from disposals of property and equipment	28,661	—	—
Business acquisitions, investments and advances	(19,316,841)	(2,587,808)	(1,242,173)

Net cash used in investing activities	(23,286,038)	(5,585,795)	(4,678,831)

Cash flows from financing activities:
Increase (decrease) in bank credit facility	10,620,661	(4,057,466)	(9,971,578)
Increase (decrease) in long-term obligations	(62,707)	552,222	(13,136)
Increase in due to affiliate	—	—	11,337,691
Proceeds from issuance of common stock	—	4,600,000	236,500
Purchase of treasury stock	(177,889)	—	(32,514)

Net cash provided by financing activities	10,380,065	1,094,756	1,556,963

Net decrease in cash and cash equivalents	(13,925,204)	(2,825,069)	(778,618)
Cash and cash equivalents, beginning of year	18,469,027	4,543,823	1,718,754

Cash and cash equivalents, end of year	$4,543,823	$1,718,754	$940,136

Supplemental cash flow information:
Interest paid	$1,222,412	$1,637,562	$1,106,269
Income taxes paid	$992,891	$1,740,812	$97,905

Supplemental disclosures of non-cash activities:
Issuance of common stock for license rights and services	$—	$494,429	$—
Capital leases entered into during the year	$64,754	$—	$—

See accompanying notes to consolidated financial statements.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2000, 2001 and 2002

1.     Organization and Summary of Significant Accounting Policies

      On February 10, 2002, the Company entered into an agreement with Jakks Pacific Inc. (“Jakks”) for Jakks to acquire all of the outstanding shares of the Company. In a two-step transaction, Jakks acquired approximately 66% of the Company’s outstanding shares from the Company’s principal stockholders pursuant to a stock purchase agreement effective March 11, 2002, and then will acquire the remainder pursuant to a definitive merger agreement that is subject to stockholder approval. For the remaining Company shares, Jakks will pay $4.50 per share consisting of $3 per share in cash and the remainder in shares valued at $1.50 each.

      The financial statements do not reflect any adjustments related to a step-up in valuation or other adjustments related to the change in control.

     Principles of consolidation

      The consolidated financial statements include the accounts of Toymax International, Inc. (“Toymax” and the “Company”) and its subsidiaries after elimination of intercompany accounts and transactions.

     Business

      The Company’s operations consist principally of its traditional toy products business and the businesses of its acquired enterprises. The toy products business is conducted by the Company’s subsidiaries, Toymax, Inc. (“TMI”) and Toymax (H.K.) Limited (“Toymax HK”), which are involved in designing, marketing and distributing toy products (collectively with the Yaboom Ltd. joint venture, “Toymax Brands”). The Company’s other ventures include Go Fly A Kite, Inc. (“GFK”), Funnoodle, Inc., and Funnoodle (H.K.) Limited (together with Funnoodle (H.K.) Limited, “Funnoodle”, formerly Sun Master Investment Limited) (collectively “Toymax Enterprises”). GFK and Funnoodle were formed to acquire the businesses described in Note 3.

      Effective November 30, 2001, the Company sold the net assets of Monogram International, Inc. and Monogram Products (H.K.) Limited (collectively “Monogram”) and the Candy Planet division of TMI to an entity controlled by David Chu, the former chairman of the Company for $2.25 million. In March 2002, the Company, in connection with its restructuring (Note 2), abandoned the operations of Maxverse Interactive, Inc. (“Maxverse”). Accordingly, the financial statements have been adjusted to reflect Monogram, Candy Planet and Maxverse as discontinued operations (Note 16).

     Cash and cash equivalents

      Cash and cash equivalents includes investments with original maturities of three months or less at the date of acquisition. Such investments, consisting primarily of investments in commercial paper, are stated at cost, which approximates market value, and amounted to approximately $0.6 million and $0.3 million at March 31, 2001 and 2002, respectively.

     Inventories

      Inventories are stated at the lower of cost (first-in, first-out basis) or market value. Inventories consist principally of purchased finished goods.

     Property and equipment

      Property and equipment are stated at original cost. Depreciation of machinery, equipment, molds and furniture and fixtures is computed by the straight-line method over the estimated useful lives of the assets.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Leasehold improvements are amortized by the straight-line method over the shorter of their economic lives or the terms of the leases.

     Translation of foreign currency financial statements

      Assets and liabilities of foreign subsidiaries are translated at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the year. Gains and losses resulting from translation are accumulated in a separate component of stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the functional currency) are included in net income or loss. Substantially all of the Company’s foreign subsidiaries are located in Hong Kong. Since the value of the Hong Kong dollar has been tied to the value of the United States dollar, foreign currency fluctuations have been eliminated.

     Income taxes

      Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax law or rate changes are included in income as part of deferred tax expenses or benefits in the period that includes the enactment date. A valuation allowance is recognized if, in the opinion of management, it is more likely than not that some portion of, or all of, a deferred tax asset will not be realized.

     Revenue recognition

      Sales are recorded upon shipment, free on board from the point of shipment. The Company provides, as a reduction of sales, for anticipated returns, allowances and other sales incentives, based on known and anticipated claims.

     Shipping and handling costs

      The consolidated financial statements reflect, for all periods presented, the adoption of the classification requirements pursuant to Emerging Issued Task Force (“EITF”) 00-10, “Accounting for Shipping and Handling Fees and Costs,” which was effective in the Company’s fourth quarter of fiscal 2001. The Company reclassified income from freight charges to customers to “Net sales” and warehousing , shipping and handling costs to “Cost of goods sold.” Such costs, net of the related revenue, were historically included in “Selling, general and administrative” expenses.

     Advertising

      Advertising costs are charged to operations as incurred and were approximately $13.3 million, $9.5 million and $8.1 million for the years ended March 31, 2000, 2001 and 2002, respectively.

      Advertising costs associated with customer benefit programs are accrued as the related revenues are recognized and reflected in “Net sales.”

     Royalties

      Minimum guaranteed royalties, as well as royalties in excess of minimum guarantees, are expensed based on the sales of related products. The realizability of minimum guaranteed royalties paid is evaluated by the Company based on the projected sales of the related products.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Research and development expenses

      Research and development expenses are charged to operations as incurred and are included in selling and administrative expenses. Research and development expenses for the years ended March 31, 2000, 2001 and 2002 were approximately $4.2 million, $3.4 million and $3.7 million, respectively.

     Fair value of financial instruments

      The carrying amounts of certain financial instruments, including cash, due from Factor, accounts receivable, accounts payable and bank obligations, approximate fair value as of March 31, 2001 and March 31, 2002 because of the relatively short-term maturity of these instruments. Fair value of the amounts due to or from affiliates cannot be readily determined because of the nature of the terms.

     Accounting for the impairment of long-lived assets

      Long-lived assets, which include goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. In fiscal 2001, the Company recognized an impairment loss of approximately $1.9 million related to the valuation of goodwill and the investment in and advances to the Company’s joint venture. See Note 2 for impairment charges recorded in connection with the Company’s restructuring.

     Goodwill

      Goodwill represents the excess purchase price paid over the fair market value of the net assets of the acquired company. Goodwill was amortized over 10-15 years on a straight-line basis prior to April 1, 2001. Commencing fiscal 2002, amortization of goodwill ceased in accordance with by Statement of Financial Accounting Standards (“SFAS”) No. 142.

      The carrying value of goodwill is based on management’s current assessment of recoverability. Management evaluates recoverability using both objective and subjective factors. Objective factors include management’s best estimates of projected future earnings, cash flows and analysis of historical and recent sales and earnings trends. Subjective factors include competitive analysis and the Company’s strategic focus.

     Earnings (loss) per share

      Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants.

      Options and warrants to purchase an aggregate of 2,738,620, 2,393,545 and 2,097,910 shares of common stock were outstanding at March 31, 2000, 2001 and 2002, respectively, at exercise prices ranging from $3.75 to $10.20 per share in fiscal 2000, $1.34 to $8.63 per share in fiscal 2001, and $0.94 to $8.63 in fiscal 2002. Such options and warrants are not included in the computation of diluted earnings per share because they are anti-dilutive (Note 11).

     Accounting for stock based compensation

      The Company accounts for its stock option awards to employees under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.” Under the intrinsic value based method, compensation cost is the excess, if any, of the

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of the net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, “Accounting for Stock-Based Compensation.”

      The Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” FIN No. 44 clarifies the application of APB No. 25 for the accounting consequences of various modifications of the terms of a previously fixed stock option. Significant modifications to the option terms could cause a charge to compensation as the options are treated as variable options.

     Use of estimates

      The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these consolidated financial statements are the estimated allowance for doubtful accounts receivable and accrued rebates and allowances and the realizability of goodwill. Actual results could differ from those and other estimates.

     Concentration of credit risks

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash balances deposited in financial institutions which exceed FDIC insurance limits, receivables due from Factor and accounts receivable not sold to a factor.

      The Company established an allowance for accounts receivable based upon factors surrounding the credit risk of specific customers’ historical trends and other information. See Note 13 for information relating to the concentration of sales to major customers.

     Comprehensive loss

      Comprehensive loss refers to revenue, expenses, gains and losses that under generally accepted accounting principles are excluded from net loss, as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s comprehensive loss is comprised of foreign currency translation adjustments. The comprehensive loss for the three years ended March 31, 2002 is the same as the reported net loss.

     Recent Accounting Standards

      The FASB issued SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Intangible Assets” in June 2001. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

      In April 2001, the Company elected to adopt SFAS No. 142. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

      The Company’s previous business combinations were accounted for using the purchase method and as of April 1, 2001, the net carrying amount of goodwill from prior purchase transactions was approximately $14.5 million. Annual amortization of this amount, which ceased effective April 1, 2001, amounted to approximately $1.5 million.

      The effect of adoption of SFAS No. 142 on the reported net loss for prior periods are as follows:

	For the Year Ended March 31,

	2000	2001	2002

Reported net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)
Amortization of goodwill, net of tax effect	638,666	1,114,111	—

Net loss, as adjusted	$(1,262,694)	$(8,633,519)	$(23,861,757)

Basic and diluted earnings per share:
Reported net loss	$(0.18)	$(0.86)	$(1.97)
Amortization of goodwill	.06	.10	—

Basic and diluted earnings per share, as adjusted	$(0.12)	$(0.76)	$(1.97)

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The adoption of this statement will have no material impact on the financial statements.

      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company has elected to early adopt SFAS No. 144 in the current fiscal year in connection with its discontinued operations (Note 16).

     Reclassifications

      Certain March 31, 2000 and 2001 amounts were reclassified to conform to the March 31, 2002 presentation.

2.     Restructuring

      On March 11, 2002 Jakks Pacific, Inc. acquired approximately 66% of the Company (Note 1). In connection with that acquisition, the Company began a plan of reorganization. Included in selling and administrative expenses is approximately $15.6 million of restructuring charges.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of the restructuring charge for the year ended March 31, 2002 is as follows:

March 31, 2002

Facility closure costs	$842,000
Employee termination benefits	1,400,000
Impairment of fixed assets (Note 5)	2,263,000
Barter credit write-off (Note 6)	3,974,000
Stock option compensation (Note 11)	2,700,000
Termination of agreements	2,200,000
Other	2,221,000

$15,600,000

      As a result of the acquisition, the Company terminated certain of its employees, giving stay bonuses and severance packages to 20 of its employees.

      As a result of the acquisition, the Company terminated various license agreements and its factor agreement resulting in a charge. The Company also accrued for minimum guarantees for royalties associated with discontinued product lines. Included in accrued liabilities is approximately $3.6 million related to the restructuring charge, of which approximately $2.8 million is expected to be paid within the next six months. The remaining $0.8 million related to the facility lease, will be paid over the lease term expiring in April 2004.

3.     Business Acquisitions and Joint Ventures

      In December 1998, the Company acquired substantially all of the operating assets, business operations and facilities of GFK. The aggregate maximum purchase price of approximately $6.3 million consisted of up to $5.9 million in cash and a non-interest bearing contingent note and $0.4 million in related direct costs. A portion of the purchase price, $1.3 million, was contingent upon the achievement of certain operating results for the twelve months ending August 31, 1999 and $150,000 was contingent upon the achievement of certain operating results from the date of the acquisition until August 31, 1999. Both contingencies were incurred and paid in fiscal 2000. The acquisition has been accounted for using the purchase method. The Company recorded approximately $5.8 million of goodwill, including goodwill related to the contingent payment of $1.5 million, for the excess of the total purchase price over the fair value of the net assets acquired.

      In November 1999, the Company acquired the Funnoodle product line from Kidpower, Inc. (“Kidpower”), pursuant to an asset purchase agreement dated October 25, 1999. The Funnoodle product line is a highly recognized consumer brand of pool and backyard water recreational products which include the original Funnoodle® water toys, floating pool mats, lawn sprinkler toys and exercise mats. The consideration for the acquisition was $8.7 million paid in cash at the closing, the assumption of certain commitments of Kidpower in an amount of $500,000, plus up to $7.0 million payable to Kidpower after the closing if certain contingencies occur through October 31, 2002. The Company recorded approximately $8.1 million of goodwill for the excess of the total purchase price over the fair value of the net assets acquired. The funding for the acquisition was out of the working capital of the Company. Based on the occurrence of certain contingencies contained in the acquisition agreement, the Company recorded and paid approximately $3.8 million as additional goodwill through fiscal 2002.

      In connection with the Funnoodle acquisition, the Company entered into a management services agreement dated November 30, 1999 with Kidpower (the “Kidpower Management Agreement”). Pursuant to the Kidpower Management Agreement, Kidpower will manage the day-to-day operations with respect to the Funnoodle product line. Pursuant to the Kidpower Management Agreement, a management fee of seven percent (7%) of the cost of all finished goods with respect to the Funnoodle product line is payable to

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Kidpower. The Kidpower Management Agreement, which has an initial term through November 15, 2002, is subject to termination or renewal on an annual basis at the Company’s option. In August 2001, the Company terminated the Kidpower Management Agreement.

      In October 1999, the Company and a private investor formed Yaboom Ltd. (“Yaboom”), a joint venture. The Company’s investment in Yaboom includes $1.0 million for the equity ownership and $1.1 million in non-interest bearing advances. Yaboom was formed to develop, manufacture and market innovative high-tech consumer products, which incorporate music and other intellectual property rights from popular recording artists. Under the terms of the joint venture, the Company, through a wholly-owned Hong Kong subsidiary, and the private investor each own fifty percent of Yaboom. The Company has accounted for the joint venture using the equity method and intends to permanently reinvest the earnings derived from the joint venture. Based on the uncertainty of the operations, the Company recognized an impairment in the value of the goodwill and investment in and advances to Yaboom of approximately $1.9 million in fiscal 2001. The equity investment had no value at March 31, 2001 and 2002.

4.     Due From Factor and Accounts Receivable

      In the normal course of business, TMI and Funnoodle sell substantially all of their accounts receivable, without recourse, to the CIT Group, Inc. (the “Factor”), and receive payment from the Factor when the accounts are collected.

      Effective April 1, 2002, the factoring agreement was terminated.

      Accounts receivable consists mainly of sales not factored and amounts charged back by the Factor as a result of disputes primarily relating to unearned discounts and damaged shipments, net of allowances for possible losses.

5.     Property and Equipment

      Property and equipment consists of:

	March 31,
			Estimated
	2001	2002	Useful Lives

Machinery, equipment and molds	$14,829,209	$17,859,717	2-5
Furniture and fixtures	593,854	610,027	5
Leasehold improvements	1,067,038	1,059,754	2-8

	16,490,101	19,529,498
Less: Accumulated depreciation and amortization	11,684,176	17,995,873

	$4,805,925	$1,533,625

      Depreciation and amortization of property and equipment charged to operations were approximately $2.7 million, $3.5 million and $2.7 million in 2000, 2001 and 2002, respectively. The Company recorded an impairment charge of $2.3 million on molds and other fixed assets that will not be utilized as a result of the acquisition by Jakks (Note 2).

6.     Prepaid Expenses and Other Current Assets

      In December 1998 and April 1999, the Company entered into agreements with a broker of media advertising, whereby the Company through the Toymax Brands segment sold and transferred title to merchandise of the Company having a fair value of approximately $6.9 million in exchange for approximately $8.7 million in trade credits. The Company recorded a gross margin on this transaction of approximately

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$3.2 million. The Company expensed the net remaining prepaid advertising of approximately $4.0 million in March 2002 which is not expected to be utilized as a result of the acquisition by Jakks, which historically has not used this type of advertising program (Note 2).

7.     Bank Credit Facility

      In December 2000, the Company replaced the Toymax Inc. (“TMI”) and Go Fly A Kite, Inc. (“GFK”) subsidiaries’ existing $30.0 million credit facility and the Funnoodle $5.0 million line of credit with a $40.0 million facility for all of its U.S. based operating subsidiaries. Borrowings, which are subject to availability according to a formula based on eligible accounts receivable and inventory, bear interest at either the lender’s U.S. prime rate or LIBOR plus 2.50%. The credit agreement, which expires in December 2003, is secured by the accounts receivable and inventories of the Company’s domestic subsidiaries, as well as other properties, and is guaranteed by Toymax. The agreement contains certain restrictions relating to limitations on debt, certain investments and the payment of dividends. The Agreement was terminated by mutual consent in March 2002.

      Effective April 2000, the Company’s Toymax HK subsidiary renewed its credit facility with The Hongkong and Shanghai Banking Corporation Limited (“Hongkong Bank”). The facility provides for a clean export loan of $1,000,000 and the acceptance of an export letter of credit guarantee for documents presented with discrepancies of up to approximately $2.3 million. The facility, which is jointly available to the Company’s affiliates in Hong Kong, was terminated by mutual consent in April 2002.

8.     Related Party Transactions

      The former majority stockholder of the Company owns significant interests in several other companies, including Tai Nam Industrial Company Limited (“Tai Nam”) and Jauntiway Investments Limited (“Jauntiway”). TMI and Toymax HK have purchased the majority of their merchandise directly from Tai Nam. The majority of the merchandise is manufactured in the People’s Republic of China (“PRC”) by Jauntiway.

      The Company has significant transactions with Tai Nam. These transactions include purchases of the majority of the Company’s and its subsidiary’s merchandise and certain sales of the subsidiary’s products. Tai Nam has occasionally provided extended payment terms for these purchases.

      Prior to the Jakks acquisition (Note 1), Toymax HK and TMI had an agency agreement with Tai Nam, which provided for an agency fee of 7% on products purchased. The agency agreement also requires Tai Nam to provide all administrative services to Toymax HK.

      In September 1997, the Company entered into a manufacturing agreement with Tai Nam and Jauntiway. This agreement provides, among other things, that the Company shall not be required to provide a letter of credit or other security to Tai Nam or Jauntiway in connection with its purchase orders.

      GFK maintains some raw materials for manufacturing but purchases the majority of its product from manufacturers in the PRC and Taiwan based upon the company’s product specifications. Prior to the Jakks acquisition, Tai Nam acted as GFK’s agent in Hong Kong for all products produced in the PRC pursuant to an agency agreement dated September 1, 2000.

      In April 2000, Funnoodle entered into an agency agreement with Tai Nam, which provides for an agency fee of 7% on products purchased.

      Effective March 11, 2002, all agency agreements were terminated.

      In March 2002, Jakks advanced approximately $11.3 million to the Company on a non-interest bearing basis. The funds were used to retire bank and related party debt.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a summary of balances and transactions with affiliated companies:

	March 31,

	2001	2002

Due to affiliates:
Tai Nam	$6,273,154	$2,066,801
Jakks Pacific, Inc.	—	11,337,691

	Year Ended March 31,

	2000	2001	2002

Purchases from:
Tai Nam	$56,257,427	$52,865,582	$52,418,056

Sales to:
Tai Nam	$475,803	$342,319	$197,557

Mold purchases from:
Tai Nam	$2,275,530	$2,109,445	$2,195,349

Agency fees charged by:
Tai Nam	$3,997,980	$3,443,280	$3,329,346

Reimbursed expenses charged by:
Tai Nam	$1,036,903	$15,066	$164,672

9.     Income Taxes

      The components of income (loss) before income tax expense (benefit) and the related provision for income taxes consist of the following:

	Year Ended March 31,

	2000	2001	2002

Income (loss) before income taxes:
Hong Kong	$3,614,605	$(926,532)	$1,290,163
U.S.	(7,588,683)	2,042,588	(29,215,814)

	$(3,974,078)	$1,116,056	$(27,925,651)

Income tax expense (benefit):
Current:
Hong Kong	$326,005	$291,251	$398,806
U.S. Federal	(1,700,472)	462,287	(1,008,787)
U.S. State and City	(260,483)	184,938	93,963

	$(1,634,950)	$938,476	$(516,018)

Deferred:
Hong Kong	$82,179	$—	$97,025
U.S. Federal	(601,058)	348,815	(6,913,878)
U.S. State and City	(53,048)	(199,814)	(116,305)

	$(571,927)	$149,001	$(6,983,158)

Income tax expense (benefit)	$(2,206,877)	$1,087,477	$(7,499,176)

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The income tax expense (benefit) varies from the U.S. Federal statutory rate. The following reconciliation shows the significant differences in the tax at statutory and effective rates:

	Year Ended March 31,

	2000	2001	2002

Federal income tax expense (benefit), at statutory rate of 34%	$(1,351,187)	$379,459	$(9,494,721)
State income tax expense (benefit), net of federal tax effect	(206,930)	8,625	(81,943)
Increase in deferred tax valuation allowance	—	—	500,000
Non-deductible expenses	48,710	110,900	280,248
Non-cash compensation	—	—	918,000
Effect of differences in U.S. and Hong Kong statutory rates	(820,782)	606,272	379,240
Other	123,312	(17,779)	—

Income tax expense (benefit)	$(2,206,877)	$1,087,477	$(7,499,176)

      The components of deferred tax assets/ (liabilities) are as follows:

	March 31,

	2001	2002

Deferred tax assets:
Current:
Reserve for sales allowances and possible losses	$793,118	$457,466
Inventory	629,320	812,566
Accrued expenses	385,062	671,550
Other	159,448	912,912

	1,966,948	2,854,494

Long term:
Barter credits	—	1,470,241
Design costs	504,280	—
Property and equipment	317,245	303,338
Goodwill, licenses and other intangibles	618,522	327,033
Legal fees-trademarks	501,527	1,442,768
Federal net operating loss carryforwards	—	4,574,551
State net operating loss carryforwards	425,676	941,956

	2,367,250	9,059,887

Total deferred tax assets	4,334,198	11,914,381
Less: Valuation allowance	—	(500,000)
Deferred tax liabilities:
Property and equipment	(198,741)	(295,766)

Net deferred tax assets	$4,135,457	$11,118,615

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred taxes result from temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. The temporary differences result from costs required to be capitalized for tax purposes by the U.S. Internal Revenue Code, and certain items accrued for financial reporting purposes in the year incurred but not deductible for tax purposes until paid.

      As of March 31, 2002, the Company has federal and state net operating loss carryforwards of $13.7 million and $31.4 million, respectively, expiring through 2022. Due to the change in control, which occurred during fiscal 2002, utilization of these losses to offset future income may be limited under IRC § 382. A valuation allowance has been recorded related to the limited realization of state net operating loss carryforwards. Based on Jakks ability to use the carryforwards, the Company believes it is more likely than not that these carryforwards will be utilized. Therefore, no further allowance was deemed necessary.

10.     Capital Stock

           Stock Repurchase Program

      In May 1999, the Company announced that its Board of Directors had approved the repurchase of up to $2.0 million of Toymax common stock from time to time on the open market, as well as through private transactions. The timing of the stock repurchases and the total number of shares repurchased will be determined by overall financial and market conditions. The Company’s credit facility restricts it from purchasing shares of its capital stock in excess of $2.0 million during any fiscal year. As of March 31, 2002, a total of 66,200 shares of Toymax common stock have been repurchased for a total purchase price $210,403.

     Private Placement

      In December 2000, the Company announced the private placement of $4.6 million for the purchase of common stock of Toymax and its subsidiary, Maxverse, had been accepted. Pursuant to the offering, the Company offered units at $300,000 per unit consisting of 100,000 shares of Toymax common stock and 3 million shares of Maxverse, which was developing wireless communication products for children and young adults. Through March 31, 2002, 1,533,333 shares of common stock of Toymax and approximately 46 million shares common stock of the subsidiary had been issued. The Company retains controlling interest in the subsidiary. In March 2002, the Company discontinued the operations of Maxverse (Note 16).

11.     Stock Options and Warrants

      The Stock Option Plan (the “Plan”), which was initiated in fiscal 1998 and amended in January 1999 and 2000, is administered under the direction of the Compensation Committee of the Board of Directors, which has complete discretion to select the optionee and to establish terms and conditions of each option, subject to the provisions of the Plan. A total of 3,500,000 shares of Common Stock were reserved by the Company for issuance upon exercise of stock options granted or which may be granted under the Plan.

      Stock options outstanding have a life of 10 years for non-qualified options and 5 years if the grant is an Incentive Stock Option (the “Incentive Options”), as defined in Section 422 of the Internal Revenue Code. These options may not be exercised more than 10 years after the grant or 5 years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding voting power of the Company.

      Incentive Options granted may not be less than 100% of the fair market value of the Common Stock as of the date of the grant or 110% of the fair market value if the grant is to an employee who owns more than 10% of the outstanding voting power of the Company.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock option activity for the years ended March 31, 2000, 2001 and 2002:

		Exercise Price	Weighted
	Option	Range Per	Average
	Shares	Share	Price

Balance, March 31, 1999	716,500	$6.75 - $8.63	$8.01

Granted	1,948,625	3.75 - 7.94	4.30
Exercised	—	—
Cancelled	(26,150)	5.25 - 8.63	7.11

Balance, March 31, 2000	2,638,975	3.75 - 8.63	5.28

Granted	311,750	1.34 - 2.62	1.38
Exercised	—	—
Cancelled	(656,825)	1.34 - 8.63	7.85

Balance, March 31, 2001	2,293,900	1.34 - 8.63	4.01

Granted	1,099,000	0.94 - 3.75	1.74
Exercised	(149,594)	1.30 - 1.82	1.58
Cancelled	(1,245,041)	1.30 - 8.63	3.55

Balance, March 31, 2002	1,998,265	$0.94 - $8.63	$3.25

      Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation,” requires the Company to provide pro forma information regarding net income and net income per common share as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value method prescribed in SFAS No. 123. Had compensation expense been recorded under the provisions of SFAS No. 123, the impact on the Company’s net earnings and earnings per share would have been:

	Year Ended March 31,

	2000	2001	2002

Net income (loss):
As reported	$(1,901,360)	$(9,747,630)	$(23,861,757)
Pro forma compensation expense, net of tax	(656,150)	(1,457,066)	(1,566,838)

Pro forma	$(2,557,510)	$(11,204,696)	$(25,428,595)

Pro forma earnings (loss) per share:
Basic and diluted	$(0.24)	$(0.99)	$(2.10)

      The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for all grants in 2000, 2001 and 2002: dividend yield of 0.00%; risk-free interest rate ranges from 3.97% to 4.81%; an expected life of options ranging from 5 to 10 years for 10-year options and a volatility of 46.5% for the year ended March 31, 2000, 89% for the year ended March 31, 2001 and 100% for the year ended March 31, 2002. The weighted average fair value of options granted was $2.44, $1.09 and $0.91 for the years ended March 31, 2000, 2001 and 2002, respectively.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock options outstanding at March 31, 2002:

	Outstanding

Option Price Range	Number of Shares	Weighted Average Exercise Price

$0.94 - $1.30	214,000	$1.25
$1.34 - $1.47	248,100	$1.39
$1.63 - $1.63	7,500	$1.63
$1.82 - $1.82	245,365	$1.82
$2.00 - $2.15	55,000	$2.07
$2.62 - $2.62	10,000	$2.62
$3.75 - $3.75	850,000	$3.75
$5.25 - $5.25	269,800	$5.25
$5.31 - $5.31	50,000	$5.31
$8.63 - $8.63	48,500	$8.63

$0.94 - $8.63	1,998,265	$3.25

      Pursuant to the Stock Purchase Agreement dated February 10, 2002 between Jakks Pacific, Inc. and the Company, the options outstanding on March 11, 2002 were amended to be fully exercisable for a six-month period commencing on the earliest of the effective date of the merger, or its termination, or September 30, 2002. Upon the expiration of the six-month exercise period, the outstanding options will terminate. In accordance with FIN No. 44, the modification of option terms resulted in a $2.7 million charge to operations and a credit to additional paid in capital.

      In conjunction with its initial public offering, the Company issued warrants to the underwriter to purchase 195,750 shares of Common Stock at an exercise price of $10.20 per share. There was no charge to operations as a result of the issuance of the warrants to the underwriter. In August 1999, the underwriter exercised 106,105 warrants on a cashless basis, resulting in the issuance of an additional 28,108 shares of the Company’s common stock.

      On August 30, 1999, the Company issued 10,000 warrants at an exercise price of $5.50 per warrant in conjunction with the execution of a license agreement. The warrants, which are fully vested, expire on August 31, 2002 and resulted in a charge of $61,201 based on the fair value of the warrants issued.

12.     Commitments and Contingencies

     Lease obligations

      The Company leases general and administrative, warehouse and showroom facilities under non-cancelable operating leases which expire at various dates. Certain of the leases on real estate include the payment of property taxes. Additional warehouse space is leased on a monthly basis.

      TMI leases certain equipment under capital leases. The gross amount of assets recorded under capital leases is $211,245. Depreciation expense provided on such assets is included in both cost of goods sold and selling and administrative expenses in the statements of operations.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Future minimum lease payments under all leases with non-cancelable lease terms in excess of one year are as follows:

	Operating	Capital
Year Ended March 31,	Leases	Leases

2003	$1,117,554	$15,716
2004	1,138,744	—
2005	675,370	—
2006	637,426	—
2007	641,120	—
Thereafter	1,468,589	—

	$5,678,803	$15,716

Less amounts representing interest		926

Present value of capital lease payments		14,790
Less current portion		14,790

Long-term obligation		$0

      Rent expense for the years ended March 31, 2000, 2001 and 2002 was approximately $1.1 million, $1.4 million, and $1.2 million, respectively.

     Royalties

      The Company has certain licensing agreements which involve the payment of royalties based on sales. Royalties for the years ended March 31, 2000, 2001 and 2002 amounted to approximately $6.4 million, $5.6 million and $1.8 million, respectively.

     Executive bonus plan

      The Company’s Executive Bonus Plan (the “Bonus Plan”), is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee determines the key management employees of the Company who will be eligible to participate in the Bonus Plan and the amount, if any, of each participant’s award based on such participant’s performance. The aggregate amount of awards made under the Bonus Plan for a fiscal year may not exceed an amount equal to 15% of the profit of the Company and its designated affiliates for such year (as defined), reduced by 15% of the stockholders’ equity of the Company and such affiliates during such year.

     Litigation

      The Company is involved in various legal proceedings in the ordinary course of its business activities. The Company believes that the resolution of such legal proceedings and claims, individually and in aggregate, are not likely to have a material adverse effect on its financial position or results of operations.

      In March 2001, George G. Grillo, a product consultant, filed a complaint against the Company as well as against Monogram International, Inc., Monogram Products (H.K.) Ltd., Steven Lebensfeld and David Ki Kwan Chu, in the Supreme Court of the State of New York, County of Suffolk, alleging breach of express and implied contracts, violation of New York State Labor Law, unjust enrichment and unfair competition. The plaintiff seeks monetary damages totaling $280,000 in compensatory damages, $2,500,000 in exemplary damages plus costs and attorney’s fees. The Company, which intends to defend the action vigorously as well as

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interpose counterclaims, does not believe that the suit will have a material adverse effect on its financial position or results of operations, however, there can be no assurance of the outcome.

      The Company’s federal tax returns for 1992 through 2000 and New York State returns for 1999 through 2001 are under examination. The tax authorities have raised no issues to date that would have a material effect on the financial statements.

13.     Major Customers and Products

      Invoiced sales to Toys “R” US and WalMart accounted for a total of 43%, 36% and 35% of total invoiced sales for the years ended March 31, 2000, 2001 and 2002, respectively.

14.     Employee Benefit Plan

      The Company has a tax deferred retirement savings plan that is intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plan provides for matching contributions at TMI’s option. TMI made no contributions for the years ended March 31, 2000, 2001 and 2002.

15.     Segment and Geographic Data

      The Company operates two reportable segments: Toymax Brands (primarily toy products, together with the Yaboom joint venture) and Toymax Enterprises (primarily leisure and recreational products).

      The following tables present summarized information about the Company’s operations by different geographic areas (net of consolidating eliminations) as of and for the three years ended March 31, 2002:

		Toymax
Year Ended March 31, 2000	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$91,061,966	$18,802,711	$109,864,677
Income (loss) before income tax	(6,269,276)	2,295,198	(3,974,078)
Total assets	45,236,966	43,836,231	89,073,197
Interest income	533,933	—	533,933
Interest expense	(1,067,436)	(2,306)	(1,069,742)
Depreciation and amortization	1,981,742	2,388,529	4,370,271
Capital expenditures	2,941,379	1,056,479	3,997,858

		Toymax
Year Ended March 31, 2001	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$85,495,922	$29,655,563	$115,151,485
Income (loss) before income tax	(2,269,190)	3,385,246	1,116,056
Total assets	48,198,647	20,888,945	69,087,592
Interest income	183,106	64,777	247,883
Interest expense	(1,100,503)	(32,626)	(1,133,129)
Depreciation and amortization	2,467,698	3,131,571	5,599,269
Capital expenditures	2,258,409	739,578	2,997,987

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Toymax
Year Ended March 31, 2002	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$65,568,667	$29,283,585	$94,852,252
Income (loss) before income tax	(30,651,395)	2,725,744	(27,925,651)
Total assets	26,775,126	29,030,865	55,805,991
Interest income	108,892	48,296	157,188
Interest expense	(1,132,740)	(2,651)	(1,135,391)
Depreciation and amortization	2,201,867	530,446	2,732,313
Capital expenditures	3,116,764	319,894	3,436,658

      The following tables present information about the Company by geographic area as of and for three years ended March 31, 2002:

	Year Ended March 31,

	2000	2001	2002

Long-lived Assets:
United States	$19,754,712	$17,614,988	$11,923,917
Hong Kong	1,340,503	1,688,246	5,349,190

	$21,095,215	$19,303,234	$17,273,107

	Year Ended March 31,

	2000	2001	2002

Sales by Geographic Area:
United States	$89,473,797	$94,852,985	$81,948,478
Europe	14,027,241	13,159,570	8,172,258
Canada	3,547,750	2,402,269	1,362,834
Hong Kong	940,748	850,419	106,506
Other	1,875,141	3,886,242	3,262,176

	$109,864,677	$115,151,485	$94,852,252

16.     Discontinued Operations

      Effective November 30, 2001, the Company sold the net assets of the Monogram and Candy Planet segments of the business to an entity controlled by David Chu, the former Chairman of the Company’s board of directors, for $2.25 million. A gain of $0.5 million was recognized on the sale.

      In March 2002, the Company decided to abandon and discontinue the operations of Maxverse, which commenced operations in fiscal 2001.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The results of these operations, which have been classified as discontinued operations in the accompanying financial statements are as follows:

	Year Ended March 31,

	2000	2001	2002

Net sales	$29,899,125	$16,951,272	$7,358,207
Income (loss) before income taxes	349,691	(12,258,343)	(4,762,047)
Income tax expense (benefit)	483,850	(2,007,587)	(346,883)
Minority interest	—	(474,547)	(479,882)

Net loss from discontinued operations	$(134,159)	$(9,776,209)	$(3,935,282)

      As of March 31, 2001, the net assets of discontinued operations were as follows:

Due from factor	$1,933,457
Account receivable	36,307
Inventory	1,730,822
Prepaid expenses and other current assets	1,216,527

Current assets of discontinued operations	4,917,113

Property and equipment	894,868

Total assets of discontinued operations	$5,811,981

Accrued expenses	$1,090,704

Total liabilities of discontinued operations	$1,090,704

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year End

	(In thousands, except per share amounts)
Fiscal Year Ended March 31, 2001
Net sales Operating income (loss)	$21,688	$44,348	$34,601	$14,514	$115,151
Income (loss) before income taxes	1,371	8,099	261	(5,068)	4,663
Net income (loss) from continuing operations	1,021	7,414	(36)	(7,283)	1,116
Net income (loss) from discontinued operations	597	4,869	(155)	(5,283)	28
Net income	(846)	(1,314)	(1,444)	(6,172)	(9,776)
Basic and diluted earnings (loss) per share:	(249)	3,555	(1,599)	(11,455)	(9,748)
Continued operations	$0.06	$0.46	$(0.01)	$(0.44)	$—
Discontinued operations	$(0.08)	$(0.12)	$(0.12)	$(0.51)	$(0.86)
Total	$(0.02)	$0.34	$(0.13)	$(0.95)	$(0.86)

Fiscal Year Ended March 31, 2002
Net sales	$20,008	$39,104	$25,613	$10,127	$94,852
Operating income (loss)	(1,050)	7,130	(7,295)	(25,117)	(26,332)
Income (loss) before income taxes	(1,474)	6,750	(7,630)	(25,572)	(27,926)
Net income (loss) from continuing operations	(984)	5,282	(5,294)	(19,430)	(20,426)
Net income (loss) from discontinued operations	(747)	(444)	(1,110)	(1,634)	(3,935)
Gain on disposal of discontinued operations	—	—	500	—	500
Net income	(1,732)	4,838	(5,904)	(21,064)	(23,862)
Basic and diluted earnings (loss) per share:
Continued operations	$(0.08)	$0.44	$(0.44)	$(1.61)	$(1.69)
Discontinued operations	$(0.06)	$(0.04)	$(0.05)	$(0.13)	$(0.28)
Total	$(0.14)	$0.40	$(0.49)	$(1.74)	$(1.97)

      During the fourth quarter of fiscal 2001, based on continued losses and weak projections for the Company’s Monogram subsidiary and the uncertainty of the operations of the Company’s joint venture, Yaboom, the Company recognized an impairment loss of approximately $7.1 million related to the valuation of goodwill and the investment in and advances to the Company’s joint venture.

      During the fourth quarter of fiscal 2002, the Company had significant adjustments primarily related to the restructuring as a result of the acquisition by Jakks (Note 2). This affected operating income by approximately $15.6 million. The Company also discontinued the operations of Maxverse in the fourth quarter of fiscal 2002 (Note 16). Furthermore, in the fourth quarter the Company provided for $0.4 million for U.S. tax on previously untaxed Hong Kong income.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON THE FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders of

Toymax International, Inc.

      The audits referred to in our report dated May 8, 2002 relating to the consolidated financial statements of Toymax International, Inc. included the audits of the financial statement schedule. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

      In our opinion the financial statement schedule presents fairly, in all material respects, the information set forth therein.

BDO Seidman, LLP

New York, New York
May 8, 2002

S-1

Toymax International, Inc.

and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS

SCHEDULE II

THREE YEARS ENDED MARCH 31, 2002

		Additions
		(1)	(2)

	Balance at	Charged to	Charged to
	Beginning	Costs and	Other			Balance at End
Description	of Period	Expenses	Accounts		Deductions	of Period

CONSOLIDATED VALUATION RESERVES:
YEAR ENDED MARCH 31, 2000:
Allowance for possible losses	$136,639	$53,749	$200,000	(a)	$110,623	$279,765

YEAR ENDED MARCH 31, 2001:
Allowance for possible losses	$279,765	$364,966	—		$168,944	$475,787

YEAR ENDED MARCH 31, 2002:
Allowance for possible losses	$475,787	$355,768	$(211,823	)(b)	$278,747	$340,985

a)	Acquisition of Monogram International, Inc.

b)	Write-off discontinued operations of Monogram International

S-2

APPENDIX A

AGREEMENT OF MERGER

of
JP/TII ACQUISITION CORP.
with and into
TOYMAX INTERNATIONAL, INC.
dated as of
February 10, 2002

AGREEMENT OF MERGER

OF
JP/TII ACQUISITION CORP.
WITH AND INTO
TOYMAX INTERNATIONAL, INC.

      THIS AGREEMENT OF MERGER dated as of February 10, 2002, by and among JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), JP/TII Acquisition Corp., a Delaware corporation (“Newco”), and Toymax International Inc., a Delaware corporation (“Toymax”)

WITNESSETH:

      WHEREAS, concurrently herewith, JAKKS is entering into a Stock Purchase Agreement with certain stockholders of Toymax named therein, pursuant to which, upon the terms and subject to the conditions set forth therein, JAKKS shall acquire a majority of Toymax’s outstanding capital stock; and

      WHEREAS, subject to the consummation of the transactions provided in the Stock Purchase Agreement, JAKKS desires to become the sole stockholder of Toymax through the merger of Newco with and into Toymax, in which Toymax shall survive as a wholly-owned subsidiary of JAKKS and the other stockholders of Toymax shall receive merger consideration consisting of cash and securities of JAKKS, all on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Certain Definitions.

      1.1     “Account” means any account receivable or other right to payment arising from the sale of merchandise or services in the Business, any loan or other extension of credit or any other sale, lease, exchange or other disposition of any Assets by, or for the account of, Toymax or a Subsidiary, whether or not in the ordinary course of business.

      1.2     “Affiliate” of a Person means another Person directly or indirectly controlling, controlled by, or under common control with, such Person; for this purpose, “control” of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by virtue of the ownership of, or right to vote or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise.

      1.3     “Agreement” means this Agreement of Merger, as amended or supplemented.

      1.4     “Alternative Action” means any action (a) by Toymax’s Board of Directors (i) to withdraw its approval or recommendation of the Merger or (ii) to modify or to qualify such approval or recommendation in a manner materially adverse to JAKKS or which would prevent, impede or materially delay the consummation of the Merger or (iii) to accept or recommend an Alternative Proposal; or (b) by Toymax or any Principal Stockholder to enter into any Alternative Agreement.

      1.5     “Alternative Agreement” means any written contract, letter of intent, agreement in principal or similar agreement relating to any Alternative Transaction.

      1.6     “Alternative Proposal” means any bona fide bid, offer or other proposal relating to an Alternative Transaction.

      1.7     “Alternative Transaction” means (a) any merger, consolidation or other business combination or reorganization pursuant to which a substantial portion of the Business or the Assets (including without limitation any portion that accounts for, or is reasonably expected to generate over the ensuing 12-month period, 10% or more of Toymax’s Accounts) is sold or otherwise transferred to, or combined with that or those of, another Person; (b) a transaction as a result of which any Person (other than JAKKS, Toymax or a Subsidiary) becomes the holder, directly or indirectly, of securities of Toymax having 10% or more of the

App-A-1

voting power of all voting securities of Toymax; or (c) the acquisition, directly or indirectly, by another Person (other than JAKKS) of control of Toymax, in each case, other than the Merger.

      1.8     “Assets” means the assets of Toymax or a Subsidiary, other than any assets of Candy Planet, Co. (a division of Toymax Inc.) and of Monogram International, Inc.

      1.9     “Business” means the business operated by Toymax and the Subsidiaries, which consists of creating, designing and marketing innovative and technologically advanced toys and leisure products, but excluding any business operated by Candy Planet, Co. (a division of Toymax Inc.) or Monogram International, Inc.

      1.10     “Cash Payment” means the portion of the Merger Consideration payable in cash, in the amount of $3.00 per share of Toymax Common Stock.

      1.11     “Certificate” means a certificate that, immediately prior to the Effective Time, shall represent outstanding shares of Toymax Common Stock.

      1.12     “Certificate of Merger” means the certificate of merger, substantially in the form of Exhibit A, to be filed pursuant to Section 3.1.

      1.13     “Closing” means the closing of the Merger as provided in Section 3.1.

      1.14     “Closing Date” means the date of the Closing.

      1.15     “Code” means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

      1.16     “Consent” means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any Material Contract, Permit or Order, that is required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

      1.17     “Constituent Corporation” means Newco or Toymax.

      1.18     “DGCL” means the Delaware General Corporation Law, as amended.

      1.19     “Dissenting Shares” is defined in Section 5.5.

      1.20     “Effective Time” is defined in Section 3.1.

      1.21     [Intentionally omitted.]

      1.22     “Employee Plan” means an employee benefit plan (including a multi-employer plan) as defined in Section 3(3) of ERISA.

      1.23     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      1.24     “ERISA Affiliate” means Toymax, a Subsidiary and any other Person that is a trade or business that would be deemed to be, together with Toymax and the Subsidiaries, a “single employer” within the meaning of Section 414 of the Code.

      1.25     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      1.26     “Fairness Opinion” means an opinion of Morgan Lewis Gethens & Ahn, Inc., or another investment banking or financial advisory firm reasonably satisfactory to JAKKS and Toymax, to the effect that the Merger Consideration and the consideration being paid under the Stock Purchase Agreement are, on the date hereof, fair, from a financial point of view, to the holders of outstanding shares of Toymax Common Stock.

      1.27     “First Closing” means the closing of the purchase of Toymax Common Stock pursuant to the Stock Purchase Agreement.

      1.28     “Fractional Share Payment” means an amount in cash payable in lieu of any fractional share of JAKKS Stock that would, but for the provisions of Section 6.2, be included in the Stock Payment.

App-A-2

      1.29     “GAAP” means generally accepted accounting principles in the United States.

      1.30     “Governmental Authority” means any United States or foreign federal, state or local government or governmental authority, agency or instrumentality, any court or arbitration panel of competent jurisdiction or the Nasdaq Stock Market, Inc.

      1.31     “Hazardous Material” means any contaminant, pollutant or toxic or hazardous waste, effluent or other substance or material, including without limitation any radioactive, explosive, flammable, corrosive or infectious substance or material, or any substance or material containing friable asbestos, polychlorinated biphenyls or urea formaldehyde or which is otherwise subject to any Law, Permit or Order relating to the protection of the environment or human health or safety.

      1.32     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      1.33     “HSR Form” means a Notification and Report Form for Certain Mergers and Acquisitions required to be filed pursuant to the HSR Act in connection with the Merger.

      1.34     “Indebtedness” means, as to Toymax and the Subsidiaries on a consolidated basis (without duplication), (a) indebtedness for borrowed money or the deferred purchase price of property or services in respect of which any such Person is liable as obligor; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) indebtedness secured by any Lien on any Assets regardless of whether Toymax or any Subsidiary shall have assumed or is liable as obligor for such indebtedness; (d) obligations of any such Person under any capital lease; (e) license transfer fees; and (f) any other obligation or liability which would be required under GAAP to be recorded as indebtedness on a consolidated balance sheet of Toymax and the Subsidiaries.

      1.35     “JAKKS Option” means an option to purchase shares of JAKKS Stock to be granted pursuant to Section 5.4.

      1.36     “JAKKS Stock” means the common stock, par value $.001 per share, of JAKKS.

      1.37     “Law” means common law and any statute, rule, regulation or ordinance of any Governmental Authority and includes any judicial decision applying or interpreting common law or any other Law.

      1.38     “Lease” means a lease pursuant to which Toymax or a Subsidiary holds a leasehold interest in any Real Property.

      1.39     “License Agreement” means a license, royalty agreement or other agreement pursuant to which Toymax or a Subsidiary has the right to use or exploit any Trade Right of another Person, which Trade Right is material to the Business.

      1.40     “Lien” means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

      1.41     “Material Adverse Effect” means a material adverse effect on the Business, the Assets, or the operations, financial condition or results of operations of Toymax and the Subsidiaries, taken as a whole.

      1.42     “Material Contract” means any material contract to which Toymax or a Subsidiary is a party. For the purposes hereof, a contract is “material” if (a) it is a License Agreement or an employment contract; (b) any such contract that provides for any Person, other than Toymax or a Subsidiary, to use or exploit, or prohibits or limits such other Person’s use of, a Trade Right of Toymax or a Subsidiary; (c) any Restrictive Agreement; (d) any such contract that prohibits any Person, other than Toymax or a Subsidiary, from engaging, or curtails or restricts the nature or scope of such other Person’s activities, in any line of business or geographic territory; or (e) any such contract (i) that relates to (A) a transaction or series of related transactions involving the expenditure or receipt by Toymax and the Subsidiaries of an amount in excess of $500,000 or the transfer of property with a fair market value in excess $500,000, (B) any Indebtedness in an amount in excess of $500,000, (C) any Lien on any Assets with a fair market value in excess of $500,000 or (D) a transaction not in the ordinary course of the Business, or (ii) as to which any breach or default thereunder would reasonably be expected to have a Material Adverse Effect.

App-A-3

      1.43     “Merger” means the statutory merger of Newco with and into Toymax and the related transactions provided for herein.

      1.44     “Merger Consideration” means the consideration, consisting of (subject to Section 5.2) the Cash Payment and the Stock Payment (or any cash payable in lieu thereof, including the Fractional Share Payment), to be paid on account of the Merger in respect of the shares of Toymax Common Stock outstanding at the Effective Time.

      1.45     “Merger Document” means this Agreement, the Certificate of Merger and each other agreement, instrument, certificate or other document to be delivered at the Closing pursuant to this Agreement.

      1.46     “Monogram Transaction” means the transaction consisting of the sale of all or substantially all of the assets of Candy Planet, Co. (a division of Toymax Inc.) and of Monogram International, Inc., and related transactions.

      1.47     “Notice” means any notice given to, or any declaration, filing, registration or recordation made with, any Person.

      1.48     “Option” means an option or stock appreciation right granted under any Option Plan or an Other Option.

      1.49     “Option Plan” means one of Toymax’s stock option plans listed on Schedule 1.49.

      1.50     “Order” means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

      1.51     “Other Option” means an option, warrant or other right to purchase, or an outstanding security or instrument convertible into or exchangeable for, Toymax Common Stock, listed on Schedule 7.7.

      1.52     “Paying Agent” means the Person appointed by JAKKS, as set forth in Section 6.1, to collect and cancel certificates representing shares of Toymax Common Stock outstanding at the Effective Time and to disburse the Merger Consideration.

      1.53     “Payment Fund” is defined in Section 6.1.

      1.54     “Permit” means any permit, license, certification, qualification, franchise or similar privilege issued or granted by any Governmental Authority.

      1.55     “Permitted Lien” means any of the following: (i) statutory landlord’s liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar legal requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property and restrictions of general applicability imposed by federal or state securities Laws; (iv) license transfer fees; (v) Liens to which JAKKS has consented; (vi) Liens that will be released or terminated at or prior to Closing; and (vii) other Liens set forth on Schedule 1.55.

      1.56     “Person” means any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority or other entity, or any group of the foregoing acting in concert.

      1.57     “Principal Stockholder” means a stockholder of Toymax who is a party to the Stock Purchase Agreement.

      1.58     “Proceeding” means any action, suit, arbitration, audit, investigation or other proceeding, at law or in equity, before or by any Governmental Authority.

      1.59     “Real Property” means any real property owned by Toymax or in which Toymax holds a leasehold interest.

      1.60     “Restrictive Agreement” means an agreement to which Toymax or any Subsidiary is a party that prohibits or limits Toymax’s or a Subsidiary’s use of a Trade Right of another Person, which Trade Right is material to the operation of the Business, or prohibits Toymax or a Subsidiary from engaging, or materially

App-A-4

curtails or restricts the nature or scope of Toymax’s or a Subsidiary’s activities, in any line of business or geographic territory.

      1.61     “SEC” means the United States Securities and Exchange Commission.

      1.62     “Securities Act” means the Securities Act of 1933, as amended.

      1.63     “Stock Payment” means the portion of the Merger Consideration payable by delivery of shares of JAKKS Stock, at the rate of ..0798 share of JAKKS Stock per share of Toymax Common Stock or, if the Value of JAKKS Stock on the Effective Date is less than $16.9173, at the rate obtained by dividing $1.35 by the Value of JAKKS Stock on the Effective Date.

      1.64     “Stock Purchase Agreement” means the Stock Purchase Agreement of even date herewith among JAKKS, Toymax and the Principal Stockholders.

      1.65     “Stockholder Approval” means the adoption, by the affirmative vote of the holders of a majority of shares of Toymax Common Stock outstanding on the record date for the Stockholders’ Meeting, of resolutions, in form and substance satisfactory to Toymax, ratifying the Stock Purchase Agreement and adopting this Agreement and approving the Merger and ratifying the transactions contemplated by the Stock Purchase Agreement.

      1.66     “Stockholders’ Meeting” means a special meeting of Toymax’s stockholders (including any postponement or adjournment thereof) to be held, pursuant to Notice, to consider and vote upon adoption of the Stock Purchase Agreement and this Agreement and approval of the Merger and the transactions contemplated by the Stock Purchase Agreement.

      1.67     “Subsidiary” means a Person listed on Schedule 1.67.

      1.68     “Superior Proposal” is defined in Section 9.6.

      1.69     “Surviving Corporation” means, from and after the Effective Time, Toymax, as the surviving corporation of the Merger.

      1.70     “Tax” means any United States or foreign federal, state or local income, excise, sales, property, withholding, social security or franchise tax or assessment, and any interest, penalty or fine due thereon or with respect thereto.

      1.71     “Toymax Common Stock” means the common stock, par value $.01 per share, of Toymax.

      1.72     “Trade Right” means a patent, claim of copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress or design, or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how or other proprietary right or intellectual property.

      1.73     “Value of JAKKS Stock” on any date means the average of the closing sale price per share of JAKKS Stock as reported on the Nasdaq National Market over the last ten trading days preceding (but not including) the last trading day preceding such date.

2.	The Constituent Corporations.

      The name and the jurisdiction of incorporation of each Constituent Corporation are as follows:

Name	Place of Incorporation

Toymax International, Inc.	Delaware
JP/ TII Acquisition Corp.	Delaware

The surviving corporation is Toymax.

App-A-5

3.	The Merger.

      3.1     Subject to the satisfaction of the conditions set forth in Article 10, Toymax, as the surviving corporation of the Merger, shall file the Certificate of Merger in accordance with DGCL Section 251(c), and the Merger shall be effective as of the date and time set forth therein (the “Effective Time”).

      3.2     At the Effective Time, Newco shall be merged with and into Toymax, and the Constituent Corporations shall thereupon become and constitute a single corporation. Toymax shall be the surviving corporation of the Merger and the separate existence of Newco shall cease. Except as otherwise provided by Law, the Surviving Corporation shall thereupon, without further act or deed, succeed to all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; acquire all the business, property, franchises, claims and causes of action and every other asset of each of the Constituent Corporations; and assume and be subject to all the debts and liabilities of each of the Constituent Corporations.

      3.3     The directors, officers, employees and agents of Newco and the Surviving Corporation shall be authorized, at and after the Effective Time, to execute and deliver, in the name of Toymax or Newco, any assignments, bills of sale, deeds or other instruments and to take such other actions as are reasonably necessary or appropriate to vest in the Surviving Corporation, as a result of, or in connection with, the Merger, all right, title and interest in and to the Assets and to perfect and to confirm the same.

4.	Certificate of Incorporation; Bylaws; and Directors and Officers of the Surviving Corporation.

      4.1     From and after the Effective Time, the Certificate of Incorporation of Newco shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation, unless and until amended or restated in the manner provided by applicable Law.

      4.2     From and after the Effective Time, the Bylaws of Newco shall continue in full force and effect as the Bylaws of the Surviving Corporation, unless and until revoked or amended in the manner provided by applicable Law, the Surviving Corporation’s Certificate of Incorporation or such Bylaws.

      4.3     From and after the Effective Time, the number of Persons constituting the entire Board of Directors of the Surviving Corporation shall be two, and the incumbent directors of Newco immediately prior to the Effective Time shall thereupon become the directors of the Surviving Corporation.

      4.4     At the Effective Time, all the incumbent officers of Toymax shall resign (or be removed) and the incumbent officers of Newco immediately prior to the Effective Time shall become the officers of the Surviving Corporation effective as of the Effective Time, it being expressly understood that no such resignation shall constitute a breach under any applicable employment contract or arrangement.

5.	Merger Consideration; Conversion of Shares.

      5.1     At the Effective Time, by virtue of the Merger and without any further act or deed by any Person, each share of common stock of Newco then outstanding shall be converted into one share of Toymax Common Stock, all of which shares shall be validly issued, fully paid and nonassessable and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

      5.2     Subject to Sections 5.5 and 5.6, at the Effective Time, by virtue of the Merger and without any further act or deed by any Person, each share of Toymax Common Stock then outstanding (other than any such share then owned by Toymax, a Subsidiary, JAKKS or Newco) shall cease to be outstanding and shall be retired and cancelled, and the holder of each such share immediately prior to the Effective Time shall cease forthwith to have any right with respect to any capital stock of the Surviving Corporation, or any interest therein or in the Assets, but shall thereupon become entitled to receive the Merger Consideration in respect of such share. Notwithstanding anything contained herein to the contrary, if the Value of JAKKS Stock on the Effective Date exceeds $20.6767, JAKKS, at its option, shall be entitled to pay the Merger Consideration entirely in cash, in which case, JAKKS shall pay to each holder of Toymax Common Stock at the Effective Time a cash amount equal to the sum of (i) the Cash Payment and (ii) in lieu of the Stock Payment and the

App-A-6

Fractional Share Payment, if any, that would otherwise be payable to such holder (but for this provision), cash in the amount of $1.65 per share of Toymax Common Stock.

      5.3     At the Effective Time, by virtue of the Merger and without any further act or deed by any Person, each share of Toymax Common Stock then outstanding owned by Toymax, a Subsidiary, JAKKS or Newco shall cease to be outstanding and shall be retired and cancelled, and no Merger Consideration shall be payable in respect thereof.

      5.4     At the Effective Time, by virtue of the Merger and without any further act or deed by any Person, each Option outstanding at the Effective Time shall expire and terminate, and the holder thereof immediately prior to the Effective Time shall cease forthwith to have any right with respect to any capital stock of the Surviving Corporation, or any interest therein or in the Assets, except that the holder of each Option on the Effective Date shall be entitled to receive a JAKKS Option or cash payment, based on the formula set forth on Schedule 5.4.

      5.5     Any other provision of this Article 5 notwithstanding, any outstanding shares of Toymax Common Stock, the holder of which asserts and perfects the right to receive payment for shares pursuant to DGCL Section 262 (the “Dissenting Shares”), shall not be subject to the foregoing provisions of this Article, and the holder thereof shall have only such rights as are granted to dissenting stockholders under said DGCL Section 262; provided, however, that Dissenting Shares as to which the holder thereof subsequently withdraws his demand for payment or fails to perfect his dissenter’s rights before payment thereof shall thereupon be subject to Section 5.2 in the same manner as provided herein for other outstanding shares of Toymax Common Stock (except as to the time of payment, which shall be as promptly as practicable after withdrawal of such demand or failure to perfect his dissenter’s rights). Toymax shall give to JAKKS prompt notice of any demands received from holders of Dissenting Shares for payment of the value of such shares, and JAKKS shall have the exclusive right to conduct all negotiations and proceedings with respect to any such demands. Toymax shall not, except with the prior written consent of JAKKS, voluntarily make any payment with respect to, or compromise or settle, or offer to compromise or settle, any such demand for payment. The assertion of any demand for payment by a holder of Dissenting Shares shall not prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated hereby, except as provided by DGCL Section 262 or as a court of competent jurisdiction may otherwise Order.

      5.6     Any other provision hereof notwithstanding, if the determination of the Stock Payment in accordance with Section 1.63 (without regard to this Section 5.6) would result in a number of shares of JAKKS Stock which, together with the number of shares of JAKKS Stock issued at the First Closing pursuant to the Stock Purchase Agreement, would exceed the maximum number of shares of JAKKS Stock which could be issued without obtaining stockholder approval if and as required pursuant to Nasdaq Stock Market Rule 4350(i)(C) or (D) (the “Nasdaq Rule”), then, unless such stockholder approval shall have been obtained prior to the Effective Date, the number of shares of JAKKS Stock constituting the aggregate Stock Payment under this Agreement shall equal the excess of the maximum number of shares of JAKKS Stock that could be issued in connection with the Merger (including for this purpose the purchase of shares of Toymax Common Stock pursuant to the Stock Purchase Agreement) without obtaining stockholder approval pursuant to the Nasdaq Rule over the number of shares of JAKKS Stock issued at the First Closing pursuant to the Stock Purchase Agreement. In such case, each holder of Toymax Common Stock immediately prior to the Effective Date shall be entitled to receive, in respect of each such share, the fraction of a share of JAKKS Stock equal to the quotient of the number of shares of JAKKS Stock then so issuable pursuant to the Nasdaq Rule divided by the total number of shares of Toymax Common Stock outstanding immediately prior to the Effective Date. JAKKS shall pay to each holder of Toymax Common Stock immediately prior to the Effective Date an amount in cash equal to the product of (A) the Value of JAKKS Stock on the Effective Date and (B) the excess of the number of shares of JAKKS Stock which, but for the provisions of this Section 5.6, would have been included in the Stock Payment to such holder over the number of shares of JAKKS Stock to be included in the Stock Payment to such holder after giving effect to the limitation imposed by this Section 5.6.

App-A-7

6.     Payment Procedures.

      6.1     Prior to the Closing Date, JAKKS shall appoint American Stock Transfer and Trust Company or another Person (reasonably acceptable to Toymax), to act as the Paying Agent. Prior to or at the Closing, JAKKS shall deposit with the Paying Agent, in trust for the benefit of the holders of Toymax Common Stock outstanding at the Effective Time, cash in an amount sufficient to pay the Cash Payment, the Fractional Share Payment, any payment required pursuant to Section 5.6 or, if applicable, pursuant to Section 5.2, the total Merger Consideration (the “Payment Fund”), and shall enter into a written agreement with the Paying Agent under which (i) the Paying Agent shall be required to invest the Payment Fund as directed by JAKKS; (ii) any interest, dividends or other income thereon shall be added to and constitute a portion of the Payment Fund; (iii) if at any time the amount of the Payment Fund shall exceed the amount of the Cash Payment remaining to be paid, the Paying Agent shall be required to, upon request by JAKKS, remit to JAKKS cash in an amount less than or equal to the amount of such excess; and (iv) if at any time the amount of the Payment Fund shall be less than the amount of the Cash Payment remaining to be paid, the Paying Agent shall promptly give to JAKKS Notice to such effect and JAKKS shall promptly deliver to the Paying Agent funds in an amount equal to or greater than the amount of such deficiency. At, or as promptly as practicable after, the Effective Time, JAKKS shall authorize and direct the Paying Agent, as transfer agent and registrar for the JAKKS Stock, to issue certificates representing the Stock Payment to be made to each holder of Toymax Common Stock outstanding at the Effective Time.

      6.2     JAKKS shall cause the Paying Agent, promptly after the Effective Time, to mail to each holder of Toymax Common Stock at the Effective Time, at such holder’s address as shown on Toymax’s regular stockholders list, (a) a letter of transmittal, in customary form reasonably acceptable to Toymax and the Paying Agent, which shall state that (i) such holder is entitled to receive the Merger Consideration in respect of the shares of Toymax Common Stock so held by such holder upon surrender of his Certificate or Certificates, as specified therein, including the amount of the Cash Payment, the amount of the Fractional Share Payment, any payment required pursuant to Section 5.6 and the number of whole shares of JAKKS Stock comprising the Stock Payment, and (ii) such surrender shall be effected, and risk of loss and title to such Certificate or Certificates shall pass only upon proper delivery thereof to the Paying Agent, and (b) instructions specifying the place at which and the manner in which such Certificate or Certificates are so to be delivered. No fractional share of JAKKS Stock shall be issued as part of the Merger Consideration, but in lieu thereof, the Fractional Share Payment shall be paid in an amount equal to the product of the fraction of the share that, but for this provision, would have been issued and $18.797 or, if the Value of JAKKS Stock on the Effective Date is less than $16.9173, the Value of JAKKS Stock on the Effective Date. Upon such surrender of any such Certificate, together which such letter of transmittal, duly completed and executed in accordance with the instructions thereto, and the delivery of such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive the Merger Consideration payable in respect of the shares of Toymax Common Stock represented by such Certificate. JAKKS shall thereupon cause the Paying Agent to promptly mail to such holder at such holder’s address as shown on Toymax’s regular stockholders list or, if a different address is indicated on the letter of transmittal, such other address (i) a check payable to the order of the holder or, if a different Person is indicated in the letter of transmittal, such other Person, in an amount equal to the sum of the Cash Payment, the Fractional Share Payment and any payment required pursuant to Section 5.6, or, if applicable in accordance with Section 5.2, the total Merger Consideration, and (ii) a certificate representing the whole number of shares of JAKKS Stock included in the Stock Payment registered in the name of the holder or, if a different Person is indicated in the letter of transmittal and there is delivered to the Paying Agent such additional documents as the Paying Agent may reasonably request to evidence compliance with applicable securities and other Law and the payment in full of any applicable stock transfer Taxes, such other Person. No interest shall accrue for the benefit of, or be payable to, any such holder on account of the Merger Consideration payable in respect of such shares of Toymax Common Stock. In the event of a transfer of ownership of any share of Toymax Common Stock which is not registered in the stock transfer records for the Toymax Common Stock, the Paying Agent shall be entitled to, and JAKKS shall cause the Paying Agent to, pay the Merger Consideration and mail a check and stock certificate therefor to the transferee thereof, if the Certificate representing such

App-A-8

shares is presented to the Paying Agent, together with such documents as the Paying Agent may reasonable request to evidence such transfer and the payment in full of any applicable stock transfer Taxes.

      6.3     Notwithstanding the failure of any Certificate to be surrendered as hereinabove provided, each such Certificate, from and after the Effective Time, shall not represent any interest in the Surviving Corporation, or any Assets thereof, but shall represent only the right of the holder thereof at the Effective Time to receive the Merger Consideration payable in respect thereof upon surrender of such Certificate pursuant hereto. The stock transfer books of Toymax shall be closed immediately at the Effective Time and no transfer of shares of Toymax Common Stock shall be effective or registered thereafter.

      6.4     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to such effect by the Person claiming to be the holder of such Certificate and, if required by JAKKS, the posting by such Person of a bond as an indemnity against any claim that may be made against it with respect to such Certificate, JAKKS shall cause the Paying Agent to pay to such Person the Merger Consideration with respect to the shares represented by such Certificate.

      6.5     Promptly after the Effective Time, JAKKS shall grant to each holder of an Eligible Option a JAKKS Option payable in respect thereof and issue and mail to such holder, at the address shown in the option agreement or certificate relating to such Eligible Option, a stock option agreement covering such JAKKS Option.

      6.6     The Paying Agent shall be entitled to deduct and withhold from the amount of the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Toymax Common Stock at the Effective Time or any holder of an Eligible Option such amounts as it is required to deduct and withhold with respect to the payment of the Merger Consideration or the issuance of the JAKKS Option under the Code or any corresponding provision of any other Law relating to Taxes. To the extent that any amount is so withheld, such amount shall be deemed for all purposes of this Agreement to have been paid as part of the Merger Consideration to the holder of the shares of Toymax Common Stock at the Effective Time or to have been paid to the holder of the Eligible Option that would otherwise have been entitled actually to receive such amount.

      6.7     None of JAKKS, the Surviving Corporation, or the Paying Agent, or any officer, employee or agent thereof, shall be liable to any Person in respect of any Merger Consideration that is delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Law.

      6.8     If any portion of the Payment Fund remains undistributed six months after the Effective Time, JAKKS shall ensure that the balance thereof shall be delivered to JAKKS or to the Person designated by JAKKS, and any holder of a Certificate that shall not have theretofore complied with the provisions of this Article for the surrender of such Certificate and that shall not have received the Merger Consideration payable in respect thereof shall thereafter look only to JAKKS for the payment of such Merger Consideration. Any portion of the Merger Consideration remaining unclaimed by holders of shares of Toymax Common Stock at the Effective Time five years after the Effective Time (or such earlier date as such amount would otherwise escheat to or become the property of any Governmental Authority) shall, to the fullest extent permitted by Law, become the property of the Surviving Corporation, free and clear of any claims or interests of any Person previously entitled thereto.

7.     Representations and Warranties of Toymax.

      Toymax hereby represents and warrants to JAKKS as follows:

      7.1     Toymax is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the full corporate power and authority to own its Assets and carry on the Business as and in the places where such Assets are now located or such Business is now conducted. Complete and correct copies of Toymax’s Certificate of Incorporation, including all amendments thereto as of the date hereof, and Toymax’s Bylaws, including all amendments thereto as of the date hereof, have been delivered or made available to JAKKS. Toymax is duly authorized or qualified to transact business as a foreign corporation in each jurisdiction where such authorization or qualification is required under applicable Law in light of the

App-A-9

location or character of its Assets or the operation of the Business (except where the failure to be so authorized or qualified would not reasonably be expected to have a Material Adverse Effect), and each such jurisdiction is listed on Schedule 7.1.

      7.2     Toymax has full corporate power and authority to execute and deliver this Agreement and each other Merger Document to which it is a party and to assume and perform its obligations hereunder and thereunder; provided that Toymax cannot consummate the Merger unless and until it receives the requisite stockholder approval. The execution and delivery of this Agreement and each other Merger Document to which it is a party by Toymax and the performance of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of Toymax, except for the Stockholder Approval. This Agreement has been, and each other Merger Document to which it is a party will be, duly executed and delivered by Toymax, and this Agreement is, and each other Merger Document to which it is a party, when so executed and delivered, will be, a legally valid and binding obligation of Toymax, enforceable against it in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (b) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies. Subject to obtaining the Stockholder Approval, the filing by Toymax of an HSR Form and the expiration or early termination of the waiting period under the HSR Act, the filing by Toymax of the proxy materials relating to the Stockholders’ Meeting with the SEC pursuant to Section 14 of the Exchange Act, the filing of the Certificate of Merger with the Secretary of State of Delaware, and to obtaining any Toymax Consents (as defined in Section 7.5), the execution and delivery of this Agreement by Toymax do not, and the execution and delivery of each other Merger Document by Toymax and the performance by Toymax of its obligations hereunder and thereunder will not, violate any applicable Law or any provision of Toymax’s Certificate of Incorporation or Bylaws, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, any Material Contract, or result in the creation or imposition of any Lien upon any of the Assets, other than any violation, conflict, breach, default, right of termination or cancellation, excuse of performance or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      7.3     As of the date hereof Toymax has engaged Morgan Lewis Gethens & Ahn, Inc. to render a Fairness Opinion.

      7.4     Toymax’s Board of Directors has unanimously (a) determined that this Agreement and the Merger are advisable and in the best interests of Toymax and its stockholders, (b) approved this Agreement and the Merger and (c) adopted resolutions recommending that Toymax’s stockholders adopt this Agreement and approve the Merger and directing that this Agreement and the Merger be submitted for consideration by, and to the vote of, Toymax’s stockholders at the Stockholders’ Meeting, to be duly called pursuant to Notice for such purpose, in each case, subject to its receipt of a Fairness Opinion, and none of the foregoing actions has been rescinded or amended as of the date hereof. The holders of record of Toymax Common Stock on the record date for the Stockholders’ Meeting shall be the only Persons entitled under applicable Law and Toymax’s Certificate of Incorporation and Bylaws to notice of, and to vote at, the Stockholders’ Meeting.

      7.5     Except for the filing by Toymax of an HSR Form and the expiration or early termination of the waiting period under the HSR Act; the filing by Toymax of the proxy materials relating to the Stockholders’ Meeting with the SEC pursuant to Section 14 of the Exchange Act; and the filing of the Certificate of Merger with the Secretary of State of Delaware, and except as set forth on Schedule 7.5, and to Toymax’s knowledge, no Consent of, or Notice to, any Person is required as to Toymax in connection with its execution and delivery of this Agreement or any other Merger Document to which it is a party, or the performance of its obligations hereunder or thereunder, or the consummation of the Merger (such Consents and Notices set forth on Schedule 7.5 are referred to herein as “Toymax Consents”), except where the failure to give such Notices or obtain such consents would not reasonably be expected to have a Material Adverse Effect.

      7.6     Except as set forth on Schedule 7.6, no Proceeding in which Toymax or a Subsidiary is a named party is pending or, to Toymax’s knowledge, threatened against or affecting the Business, the Assets or

App-A-10

Toymax’s or any Subsidiary’s operations in which an unfavorable Order would reasonably be expected to have a Material Adverse Effect, or would prohibit, invalidate or make unlawful, in whole or in part, this Agreement, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby. None of Toymax or any Subsidiary is in default in respect of any Order, which default would reasonably be expected to have a Material Adverse Effect, nor is there any Order enjoining Toymax in respect of, or the effect of which is to prohibit or restrict Toymax’s performance of, its obligations under this Agreement.

      7.7     The entire authorized capital stock of Toymax consists of 50,000,000 shares of Toymax Common Stock, of which 12,214,678 shares are outstanding (and no shares are held in treasury), and 5,000,000 shares of series preferred stock, par value $.01 per share, none of which have been issued. All outstanding shares of Toymax Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 7.7, and except for the Stock Purchase Agreement or as contemplated hereby, Toymax is not a party to any voting agreement or trust or other agreement, commitment or arrangement with respect to the voting or disposition of its capital stock, nor, to Toymax’s knowledge, is there any such trust, agreement, commitment or arrangement. Except as set forth on Schedule 7.7, Toymax is not prohibited or restricted from paying any dividend upon or making any other distribution in respect of its capital stock (other than compliance with the applicable provisions of the DGCL), nor is Toymax obligated to redeem, purchase or otherwise acquire, or to pay any dividend upon or make any distribution in respect of, any of its outstanding capital stock. Except for the Option Plans (and the Options granted thereunder) and the Other Options, there are no (a) agreements, commitments or arrangements providing for the issuance or sale of any of Toymax’s capital stock, or (b) any options, warrants or rights to purchase, or securities or instruments convertible into or exchangeable for, any of Toymax’s capital stock. The Option Plans were duly authorized and adopted by Toymax (including the approval of Toymax’s Board of Directors and stockholders) and all Options granted under any such Option Plan were properly granted in accordance therewith and with applicable Law. All Other Options currently unexercised were duly authorized and granted by all requisite corporate action on the part of Toymax and in accordance with applicable Law. A sufficient number of shares of Toymax Common Stock have been duly reserved for issuance upon the exercise of Options granted under the Option Plans or Other Options, and no other shares of Toymax’s capital stock are reserved for issuance. Schedule 7.7 sets forth a complete and correct list of all Options, including, as to each, the holder thereof, the date of grant thereof, the total number of shares of Toymax Common Stock subject thereto, the dates on which and the number of such shares as to which such Option becomes exercisable, and the exercise price thereof. All shares of Toymax Common Stock issuable upon the exercise of Options, if and when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

      7.8     The entities set forth on Schedule 1.67 constitute all subsidiaries of Toymax. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has full corporate power and authority to own its Assets and carry on its business as and in the places where such Assets are located or such business is conducted. Complete and correct copies of the certificate or articles of incorporation or organization of each Subsidiary, including all amendments thereto as of the date hereof, and the Bylaws of each Subsidiary, have been delivered or made available to JAKKS. Each Subsidiary is duly authorized or qualified to transact business as a foreign corporation in each jurisdiction where required under applicable Law in light of the location or character of its Assets or the operation of its business (except where the failure to be so authorized or qualified would not reasonably be expected to have a Material Adverse Effect), and each such jurisdiction is listed on Schedule 7.8. Except as set forth on Schedule 7.8, Toymax owns beneficially and of record all of the outstanding shares of capital stock of each Subsidiary free and clear of all Liens or any restriction with respect to the voting or disposition thereof (other than Permitted Liens), and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Agreement or on Schedule 7.8, no Subsidiary is prohibited or restricted from paying any dividend upon or making any other distribution in respect of its capital stock (other than compliance with the applicable provisions of the DGCL), nor is any Subsidiary obligated to redeem, purchase or otherwise acquire, or to pay any dividend upon or make any distribution in respect of, any of its outstanding capital stock. As of the date hereof, there are no (a) agreements, commitments or arrangements providing for the issuance or sale of any capital stock or any Subsidiary, or (b) any options, warrants or rights to purchase, or securities or instruments convertible into or exchangeable for, any capital stock of any Subsidiary. No shares of capital

App-A-11

stock of any Subsidiary are reserved for issuance. None of Toymax or any Subsidiary owns or has subscribed for, or is subject to any obligation to purchase or otherwise acquire, directly or indirectly, (a) any capital stock of, or other equity interest or participation in, or (b) any option, warrant or other right to purchase, or any security or instrument convertible into or exchangeable for, any capital stock of, any Person, other than a Subsidiary.

      7.9     Toymax is required to file reports pursuant to Section 13 of the Exchange Act, and Toymax has timely filed all reports, forms, statements and documents required to be filed by it under the Securities Act, the Exchange Act and any applicable rules of the Nasdaq Stock Market, Inc., all of which reports, forms, statements and other documents are in material compliance with applicable Laws. When filed, none of such reports, forms, statements and other documents (including related notes and schedules) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements for the past three years contained in such reports, forms, statements and other documents were prepared in accordance with GAAP applied on a consistent basis, and each such financial statement presented fairly in all material respects the consolidated financial position of Toymax and the Subsidiaries at the dates and their consolidated results of operations and cash flows for each of the respective periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes. To Toymax’s knowledge, none of Toymax or any Subsidiary has any material liability or obligation of any kind, contingent or otherwise, relating to the Business or its Assets, but which is not reflected on Toymax’s consolidated balance sheet at December 31, 2001 or the notes thereto or set forth on Schedule 7.9.

      7.10     Except as set forth on Schedule 7.10, and other than in connection with the Monogram Transaction, since December 31, 2001, there has been no material adverse change in the Business or the Assets or Toymax’s or any Subsidiary’s operations, financial condition or results of operations, nor has there been commenced any Proceeding in which an unfavorable Order would reasonably be expected to have a Material Adverse Effect, and none of Toymax or any Subsidiary has:

(a) incurred any material damage, destruction or similar loss, whether or not covered by insurance, materially affecting the Business or the Assets;

(b) other than in the ordinary course of business, sold, assigned or transferred a material portion of the Assets or any interest therein, other than the disposal of defective, obsolete or otherwise unusable Assets;

(c) incurred any Indebtedness or other material obligation or liability relating to the Business or the Assets, except in the ordinary course of business, or paid, satisfied or discharged any material obligation or liability relating to the Business or the Assets prior to the due date or maturity thereof, except current obligations and liabilities in the ordinary course of business;

(d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien on any material Asset (other than any Permitted Lien);

(e) other than in the ordinary course of business, waived any right of material value or cancelled, forgiven or discharged any material debt owed to it or material claim in its favor; or

(f) effected any material transaction relating to the Business or the Assets other than in the ordinary course of business.

      7.11     Toymax or a Subsidiary, as the case may be, owns all of the Assets free and clear of all Liens, except for Permitted Liens and the Liens listed on Schedule 7.11, all of which were created in the ordinary course of business. The Assets consisting of equipment and other tangible property are in sufficiently good operating condition (normal wear and tear excepted) to be used to conduct the Business.

      7.12     Except as set forth on Schedule 7.12, there is no breach or default by Toymax or a Subsidiary or, to Toymax’s knowledge, by any other party under any Material Contract, each of which is in full force and effect,

App-A-12

other than any breach or default that would not reasonably be expected to have a Material Adverse Effect. True and complete copies of all Material Contracts have been delivered or made available to JAKKS.

      7.13     Except as set forth on Schedule 7.13, inventory included in the Assets consists solely of merchandise usable or saleable in the ordinary course of business. Since December 31, 2001, there has been no material change in the inventory reflected in Toymax’s consolidated balance sheet at December 31, 2001, except in the ordinary course of business.

      7.14     Except as set forth on Schedule 7.14, the Accounts result from bona fide sales to non-Affiliate customers of Toymax or a Subsidiary in the ordinary course of business.

      7.15     Other than any Toymax Consents, each of Toymax and each Subsidiary has all Permits and all Consents of Governmental Authorities required for it to conduct the Business as presently conducted or which it is otherwise required to have under applicable Law, except such Permits or Consents which the failure to have would not reasonably be expected to have a Material Adverse Effect. All such Permits and Consents are in full force and effect and no cancellation or suspension of any thereof is pending or, to Toymax’s knowledge, threatened. Except as set forth on Schedule 7.15, and subject to obtaining any applicable Toymax Consents, the applicability and validity of each such Permit or Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement. To Toymax’s knowledge, Toymax and each Subsidiary is in compliance with each Law applicable to it and the Business, including without limitation with respect to occupational safety, environmental protection and employment practices, except for such noncompliance which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of them has received any written Notice alleging or asserting any material violation of or noncompliance with any such Law.

      7.16     Schedule 7.16 is a complete and correct list and a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration and application number) of each Trade Right that is a patent or registered trademark, trade name, service mark or copyright or any currently pending application therefor, in which Toymax or a Subsidiary has any right or interest, whether through any License Agreement or otherwise. Except as otherwise listed on Schedule 7.16, none of Toymax or any Subsidiary is a licensor or a licensee in respect of any such Trade Right. Except as otherwise set forth on Schedule 7.16, to Toymax’s knowledge, no Trade Right of Toymax or a Subsidiary relating to the Business conflicts with or infringes on, and there has been no misappropriation or unauthorized use by Toymax or a Subsidiary of, any Trade Right of any other Person, and, to Toymax’s knowledge, no Trade Right of any other Person conflicts with or infringes on, and there has been no misappropriation or unauthorized use by any other Person of, any Trade Right of Toymax or a Subsidiary.

      7.17     Schedule 7.17 sets forth a brief description of the Real Property, including the location or address and the current uses thereof by Toymax. Each Lease is legal, valid and binding as between Toymax or a Subsidiary, as the case may be, and each other party thereto, and Toymax or the applicable Subsidiary, as the case may be, is a tenant in good standing thereunder, free of any material breach or default whatsoever and quietly enjoys the Real Property subject thereto. None of Toymax or any Subsidiary has assigned any interest in any Lease or sublet any Real Property, nor is any Real Property used or occupied by any other Person. Toymax or a Subsidiary, as the case may be, has legal and valid occupancy Permits for the Real Property to the extent required under applicable Law. No improvement, fixture or equipment on the Real Property, nor the lease, use or occupancy thereof, is in violation of any applicable Law, other than any such violation that does not materially impair the lease, use or occupancy of such Real Property. No Real Property (a) is subject to any Law, Order or Lien which would materially adversely affect its use or value for the purposes now made of it or (b) has been condemned or otherwise taken, and, to Toymax’s knowledge, no condemnation or other taking of any Real Property is pending or threatened.

      7.18     Except as set forth on Schedule 7.18, no Hazardous Material has been generated, used, stored, treated, released or disposed of at, or transported to or from, the Real Property or in connection with the Business by Toymax, other than in substantial compliance with applicable Law, and, to Toymax’s knowledge, no Law, License, Order or Proceeding applicable to Toymax or any Subsidiary or any Assets requires any clean-up or remediation or participation in or contribution to any such clean-up or remediation.

App-A-13

      7.19     Toymax has duly filed all Tax returns and reports required to have been filed by it to the date hereof, each of which is complete and correct in all material respects, and Toymax has paid all Taxes due to any Governmental Authority required to have been paid by it on or prior to the date hereof and has created sufficient reserves or made provision for all Taxes accrued but not yet due and payable by it. Toymax has paid to the proper Governmental Authorities all customs, duties and similar or related charges required to be paid by it on or prior to the date hereof with respect to the importation of goods into the United States. No Governmental Authority is now asserting or, to Toymax’s knowledge, threatening to assert, any deficiency or assessment for additional Taxes with respect to Toymax, nor, to Toymax’s knowledge, is there any basis for any such deficiency or assessment. Except as set forth on Schedule 7.19, Toymax has not been audited by any Governmental Authority with respect to any fiscal year for which Toymax has filed a Tax return and for which the applicable statute of limitations has not expired, and, to Toymax’s knowledge, no such audit has been threatened or proposed. Toymax has not waived or consented to any tolling of any limitation period with respect to any Tax liability. Toymax and the Subsidiaries are, for federal income tax purposes, members of an affiliated group, which includes no other Person, and no Subsidiary files any separate return with respect to any Tax. Toymax has delivered or made available to JAKKS complete and correct copies of the Tax returns of Toymax for each of its three most recently ended fiscal years for which Tax returns have been filed and any subsequent period for which a return was filed.

      7.20     Schedule 7.20 sets forth a complete and correct list of all Employee Plans either maintained by or to which contributions have been made by any ERISA Affiliate. Except as set forth on Schedule 7.20, no ERISA Affiliate has any outstanding material liability on account of any such Employee Plan for (a) delinquent contributions owed under any such Employee Plan with respect to periods prior to the date hereof; (b) fiduciary breaches by any ERISA Affiliate under ERISA or any other applicable Law; or (c) income Taxes by reason of non-qualification of any such Employee Plan which is intended by Toymax to be tax-qualified under Section 401(a) of the Code. With respect to each such Employee Plan, Toymax has delivered or made available to JAKKS copies of (i) the plan, related trust documents and amendments thereto, (ii) the most recent summary plan description and, as applicable, annual report, and (iii) as applicable, the most recent actuarial valuation. No event has occurred for which, and there exists no condition or set of circumstances under which, any ERISA Affiliate or any such Employee Plan could reasonably be expected to be subject to any material liability under Section 502(i) of ERISA or Section 4975 of the Code. With respect to each such Employee Plan, (I) such Employee Plan is in substantial compliance in all material respects with the requirements prescribed by all applicable Laws, including without limitation ERISA and the Code, and Orders, and (II) there is no Proceeding (other than routine claims for benefits) pending or, to Toymax’s knowledge, threatened, with respect to any such Employee Plan or against the assets of any such Employee Plan. No ERISA Affiliate has any currently outstanding material liability under Title IV of ERISA (other than for the payment of Pension Benefit Guaranty Corporation premiums) or Section 412(f) or (n) of the Code.

      7.21     Except as set forth on Schedule 7.21, none of Toymax or any Subsidiary is a party to any collective bargaining, union representation or other labor contract; none of Toymax or any Subsidiary has received any Notice from any labor union that such union represents or intends to represent any of the employees of Toymax or any Subsidiary; and, to Toymax’s knowledge, no strike or work interruption by any of its or any Subsidiary’s employees is planned, threatened or imminent. At no time during the past five years has Toymax or any Subsidiary experienced any strikes, work stoppages or demands for collective bargaining by any union or labor organization, or been involved in or the subject of any grievance, dispute or controversy by or with any union or labor organization or, to Toymax’s knowledge, any pending or threatened Proceedings based on or related to any employment grievance, dispute or controversy or received any Notice of any of the foregoing.

      7.22     Except as set forth on Schedule 7.22, no director, officer or employee of Toymax or a Subsidiary is or will become entitled to receive any severance pay or any additional compensation or benefit on account of this Agreement or the Merger, nor shall entering into this Agreement or the consummation of the Merger result in the acceleration of the time of vesting or payment of any compensation or benefit, except as provided in Section 5.4. Except as set forth on Schedule 7.22, no Affiliate of Toymax or any Subsidiary or any relative, associate or agent thereof has any interest in any Assets, including without limitation any contract for the

App-A-14

furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such Affiliate.

      7.23     Schedule 7.23 is a complete and correct list of the names and addresses of the five largest customers of Toymax and the Subsidiaries during Toymax’s fiscal year ended March 31, 2001 and the total sales to or purchases from such customers or suppliers made by Toymax and the Subsidiaries during such fiscal year. As of the date hereof, no customer of Toymax and the Subsidiaries representing in excess of 5% of their aggregate sales during such fiscal year has advised Toymax or any Subsidiary that it intends to terminate, discontinue or substantially reduce its business with Toymax or any Subsidiary.

      7.24     All insurance maintained by Toymax or any Subsidiary is in full force and effect. To Toymax’s knowledge, no insurer intends to cancel or refuse to renew any such insurance and, to Toymax’s knowledge, there is no basis for any such cancellation or non-renewal. No insurer has disputed any claim made under any policy and, to Toymax’s knowledge, no event has occurred and no circumstance exists which would excuse the performance by any insurer of any of its obligations under any such policy with respect to such claim. Since December 31, 1999, none of Toymax or any Subsidiary has been refused any insurance for which it has applied, nor has any insurance carried by Toymax or any Subsidiary been cancelled (other than at the request of Toymax or a Subsidiary or upon the normal expiration of the applicable policy).

      7.25     Except as set forth on Schedule 7.25, (a) none of Toymax or any Subsidiary, or any Affiliate thereof, has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and (b) no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by Toymax or any Subsidiary.

      7.26     No representation or warranty by Toymax in this Agreement, the Certificate of Merger or the certificate being delivered at Closing by Toymax pursuant to Section 11.2(b) contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

8.     Representations and Warranties of JAKKS.

      JAKKS hereby represents and warrants to Toymax as follows:

      8.1     Each of JAKKS and Newco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each has full corporate power and authority to own its assets and carry on its business as and in the places where such assets are located or such business is conducted. Complete and correct copies of JAKKS’ and Newco’s respective Certificates of Incorporation, including all amendments thereto as of the date hereof, and their respective Bylaws, including all amendments thereto as of the date hereof, have been delivered or made available to Toymax. Newco has not conducted any business to date (other than in connection with its organization and entering into this Agreement) and is not required to have a Permit to transact business as a foreign corporation in any jurisdiction. JAKKS owns beneficially and of record all of the outstanding shares of Newco’s capital stock free and clear of all Liens or any restriction with respect to the voting or disposition thereof (other than restrictions of general applicability imposed by federal or state securities Laws), and all such shares are duly authorized, validly issued, fully paid and nonassessable.

      8.2     Each of JAKKS and Newco has full corporate power and authority to execute and deliver this Agreement and each other Merger Document to which it is a party and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other Merger Document to which it is a party by JAKKS and Newco and the performance of their respective obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of each of them (including without limitation the adoption of this Agreement and the approval of the Merger by JAKKS, as the sole stockholder of Newco). This Agreement has been, and each other Merger Document to which it is a party will be, duly executed and delivered by JAKKS and Newco, respectively, and this Agreement is, and each other Merger Document to which it is a party, when so executed and delivered, will be, a legally valid and binding obligation of JAKKS and Newco, respectively, enforceable against each of them in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now

App-A-15

or hereafter in effect relating to creditors’ rights generally, and (b) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies. Subject to the filing by JAKKS of an HSR Form and the expiration or early termination of the waiting period under the HSR Act; the filing of a statement on Schedule 13D under the Exchange Act; the filing of a Current Report on Form 8-K under the Exchange Act; the filing of a Transaction Statement on Schedule 13E-3 under the Exchange Act; the filing and effectiveness under the Securities Act of a registration statement on Form S-4 (or other form suitable for the registration under such Act of the JAKKS Stock included in the Stock Payment); and the filing of the Certificate of Merger with the Secretary of State of Delaware, the execution and delivery of this Agreement by JAKKS and Newco do not, and the execution and delivery of each other Merger Document by JAKKS and Newco and, subject to obtaining the Consent required under the Loan Agreement among JAKKS, Bank of America, N.A. and the other banks party thereto, dated October 12, 2001 (the “JAKKS Loan Agreement”), the performance by JAKKS and Newco of their respective obligations hereunder and thereunder will not, violate any applicable Law or any provision of their respective Certificates of Incorporation or Bylaws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon either of them or any of their respective assets or the acceleration of the maturity or date of payment or other performance of any obligation of either of them, other than any violation, conflict, breach, default, right of termination or cancellation, excuse of performance, Lien or acceleration that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on JAKKS, its business, assets or financial condition.

      8.3     Except for the filing by JAKKS of an HSR Form and the expiration or early termination of the waiting period under the HSR Act; the filing of a statement on Schedule 13D under the Exchange Act; the filing of a Current Report on Form 8-K under the Exchange Act; the filing of a Transaction Statement on Schedule 13E-3 under the Exchange Act; the filing and effectiveness under the Securities Act of a registration statement on Form S-4 (or other form suitable for the registration under such Act of the JAKKS Stock included in the Stock Payment), obtaining the Consent required under the JAKKS Loan Agreement and the filing of the Certificate of Merger with the Secretary of State of Delaware, no Consent of, or Notice to, any Person is required as to JAKKS or Newco in connection with its execution and delivery of this Agreement or any other Merger Document to which it is a party, or the performance of its respective obligations hereunder or thereunder, or the consummation of the Merger.

      8.4     No Proceeding is pending, or, to JAKKS’ knowledge, threatened against or affecting the business, assets or operations of JAKKS or Newco in which an unfavorable Order would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Merger Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. There is no Order enjoining JAKKS or Newco in respect of, or the effect of which is to prohibit or curtail their performance of, their respective obligations under this Agreement or any other Merger Document.

      8.5     JAKKS has delivered to the Stockholders a draft of JAKKS’ balance sheet as of December 31, 2001, and of the related statements of operations and cash flows for JAKKS’ fiscal period then ended (collectively, “JAKKS Financial Statements”), all of which JAKKS Financial Statements have been prepared in accordance with GAAP, and present fairly in all material respects the financial position of JAKKS at such date and the results of its operations for the period then ended, subject to normal recurring year-end adjustments and other adjustments that are not material in the aggregate. JAKKS has no material liabilities or obligations of any kind, contingent or otherwise, that are required by GAAP to be reflected on the balance sheet included in the JAKKS Financial Statements that are not so reflected thereon, except for any such liabilities or obligations that have arisen in the ordinary course of business.

      8.6     JAKKS has timely filed all reports, forms, statements and documents required to be filed by it under the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and any applicable rules of the Nasdaq Stock Market, Inc., all of which reports, forms, statements and other documents were, when filed, in material compliance with applicable Laws. When filed, none of such reports, forms, statements and other documents contained any untrue statement of a material fact or omitted to state

App-A-16

any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      8.7     Neither JAKKS nor Newco has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by JAKKS or Newco.

      8.8     The shares of JAKKS Stock included in the Merger Consideration have been duly authorized and, when issued in accordance with the provisions hereof, shall be validly issued, fully paid and nonassessable.

      8.9     No representation or warranty by JAKKS in this Agreement, the Certificate of Merger or the certificate being delivered at Closing by JAKKS pursuant to Section 11.3(c) contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

9.     Certain Covenants.

      9.1     From and after the date hereof and until the Closing or the termination of this Agreement, the parties hereto shall use their respective commercially reasonable efforts, and shall cooperate with each other, to cause the consummation of the Merger in accordance with the terms and conditions hereof, including without limitation giving any Notice to or obtaining the Consent of any Governmental Authority, or any other Person with respect to any Material Contract or otherwise. In particular, Toymax and JAKKS shall use their respective commercially reasonable efforts to file HSR Forms under the HSR Act as soon as practicable after the date hereof and to obtain early termination of the waiting period, including without limitation filing such additional documents and furnishing such additional information as the Federal Trade Commission or the Antitrust Division of the Department of Justice may request; provided that no provision hereof shall require JAKKS or Toymax to divest any business or assets or to hold any business or assets separate. The filing fees payable in respect of the filing of all HSR Forms required hereunder shall be payable by JAKKS.

      9.2     As soon as practicable after the First Closing, Toymax shall prepare and file with the SEC preliminary proxy materials relating to the Stockholders’ Meeting, including the Notice of such meeting, proxy statement and form of proxy, in accordance with the applicable provisions of the Exchange Act, shall use commercially reasonable efforts to file with the SEC such additional documents and furnish to the SEC such additional information as the SEC may request and otherwise respond to the SEC’s comments, if any, on the preliminary proxy materials and any such other documents or information. Toymax shall make such changes in the proxy materials as are appropriate based on the SEC’s comments, if any, and shall cause the proxy materials to comply as to form in all material respects with the requirements of the Exchange Act and shall prepare and file definitive proxy materials in accordance with the applicable provisions of the Exchange Act. Toymax shall provide to JAKKS a draft of any proxy materials or other document to be filed with the SEC in connection with the Stockholders’ Meeting or the Merger and advise it of any information to be furnished to the SEC at a reasonably sufficient time in advance in order to allow JAKKS to review the same and give to Toymax any comments or suggestions it may have thereon. Toymax shall also furnish to JAKKS copies of any correspondence to or from the SEC relating to the proxy materials and advise JAKKS of the SEC’s comments, if any, thereon, and shall confer with JAKKS as to the appropriate response thereto. Toymax shall pay the filing fee, if any, applicable to the filing of the proxy materials with the SEC. JAKKS shall cooperate with Toymax in connection with the preparation and filing of the proxy materials and in responding to any SEC comments thereon, and shall provide to Toymax, at Toymax’s request, any information required to be included in the proxy materials (including in any amendment or supplement thereto) in accordance with the Exchange Act and so that the definitive proxy materials shall not at any time prior to or at the Effective Time contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      9.3     As soon as practicable after the First Closing, JAKKS shall prepare and file with the SEC a statement on Schedule 13D and a Current Report on Form 8-K with respect to its purchase of Toymax Common Stock at the First Closing, in accordance with the applicable provisions of the Exchange Act; a Transaction Statement on Schedule 13E-3 relating to the Merger, in accordance with the applicable

App-A-17

provisions of the Exchange Act; and a registration statement on Form S-4 covering the shares of JAKKS Stock included in the Merger Consideration (or other form suitable for the registration of such shares under the Securities Act), which Form S-4 or other applicable form will include the proxy statement to be prepared by Toymax pursuant to Section 9.2, in accordance with the applicable provisions of the Securities Act. JAKKS shall use commercially reasonable efforts to file with the SEC such additional documents and furnish to the SEC such additional information as the SEC may request and otherwise respond to the SEC’s comments, if any, on the registration statement and any such other documents or information. JAKKS shall make such changes in the registration statement as are appropriate based on the SEC’s comments, if any, and shall use its best efforts to cause the registration statement to become effective under the Securities Act. JAKKS shall provide to Toymax a draft of the registration statement or other document to be filed with the SEC in connection with the Merger and advise it of any information to be furnished to the SEC at a reasonably sufficient time in advance in order to allow Toymax to review the same and give to JAKKS any comments or suggestions it may have thereon. JAKKS shall also furnish to Toymax copies of any correspondence to or from the SEC relating to the registration statement and advise Toymax of the SEC’s comments, if any, thereon, and shall confer with Toymax as to the appropriate response thereto. JAKKS shall pay the filing fee, if any, applicable to the filing of the registration statement with the SEC. Toymax shall cooperate with JAKKS in connection with the preparation and filing of the registration statement and in responding to any SEC comments thereon, and shall provide to JAKKS, at JAKKS’ request, any information required to be included in the registration statement (including in any amendment or supplement thereto) in accordance with the Securities Act and so that the registration statement shall not at any time prior to or at the Effective Time contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      9.4     Toymax shall take all actions required to call, give Notice of, and hold the Stockholders’ Meeting as soon as reasonably practicable after the date hereof, including printing and mailing definitive proxy materials. Toymax shall also use commercially reasonable efforts to solicit the Stockholder Approval, including without limitation including in the definitive proxy materials the recommendation of Toymax’s Board of Directors in favor of the adoption of this Agreement, the approval of the Merger and the ratification of the Stock Purchase Agreement, unless such recommendation or the inclusion thereof in the definitive proxy materials would cause any of Toymax’s directors to breach his fiduciary duty or cause Toymax or any of its directors, officers, employees or agents to violate any applicable Law.

      9.5     Except as may be required pursuant to Section 9.6, from and after the date hereof and until this Agreement is terminated, none of Toymax, any Subsidiary, any Principal Stockholder, any Affiliate thereof, or any director, officer, employee or other agent or representative of any of them, shall, directly or indirectly, solicit any inquiry, offer or proposal from any Person other than JAKKS with respect to any transaction involving any sale or other disposition of the Business or of all or substantially all of the Assets (other than in the ordinary course of business) or of all or substantially all of the capital stock of Toymax or any Subsidiary. Toymax shall promptly advise JAKKS of the receipt of any such inquiry, offer or proposal and the material terms thereof.

      9.6     Toymax shall not take any Alternative Action, except, subject to the provisions of this Section and the payment of the Termination Fee, if applicable, with respect to any Alternative Proposal that (a) is made in writing, (b) Toymax’s Board of Directors determines in good faith in the exercise of its business judgment is reasonably capable of being completed on the terms proposed and if so completed would result in an Alternative Transaction that, from a financial point of view, would be superior and more beneficial to Toymax’s stockholders than the Merger, and (c) Toymax’s Board of Directors determines in good faith that its failure to consider such Alternative Proposal or to withdraw, modify or qualify its approval or recommendation of the Merger would cause it to violate its fiduciary duties under applicable Law (a “Superior Proposal”). Prior to entering into any negotiations or discussions with any other Person with respect to, or furnishing confidential information or otherwise responding to, any Superior Proposal, Toymax shall enter into a confidentiality agreement with such Person (which agreement may not include any provision granting to such Person an exclusive right to negotiate with Toymax with respect to an Alternative Transaction). No provision hereof shall preclude Toymax or its Board of Directors from complying with the requirements of Rule 14d-9 or

App-A-18

Rule 14e-2 under the Exchange Act with regard to the Merger or any Alternative Proposal. Subject to Toymax’s compliance with the conditions of this Section 9.6, prior to obtaining the Stockholder Approval, Toymax’s Board of Directors may withdraw its approval or recommendation of the Merger, or modify or qualify such approval or recommendation, or approve or recommend a Superior Proposal if Toymax shall give to JAKKS written Notice thereof at least five (5) business days prior thereto. Unless this Agreement is terminated in accordance with Article 12 prior to the Stockholders’ Meeting, notwithstanding Toymax’s receipt of any Alternative Proposal or any Alternative Action, Toymax shall hold the Stockholders’ Meeting and call for a vote of its stockholders for the adoption of this Agreement and the approval of the Merger.

      9.7     Except as set forth on Schedule 9.7, from and after the date hereof and until the Closing, except as otherwise provided elsewhere herein or as contemplated by the Monogram Transaction, or as JAKKS may otherwise consent (which consent may not be unreasonably withheld), Toymax and each Subsidiary shall:

(a) conduct the Business in its ordinary course;

(b) use commercially reasonable efforts to preserve the Business and Assets and maintain their respective relationships with customers and other Persons with which they have material business dealings;

(c) not enter into any Restrictive Agreement that would materially adversely affect the operation of the Business;

(d) not (i) sell, lease, transfer or dispose of any material Asset, other than sales in the ordinary course of business or the disposal of defective, obsolete or otherwise unusable Assets or (ii) terminate any Material Contract, except upon expiration of the term thereof as provided therein and except for any Material Contract that ceases to be necessary in connection with the operation of the Business;

(e) use commercially reasonable efforts to maintain all material Permits and Consents, other than any such Permits or Consents that cease to be necessary in connection with the operation of the Business, and to comply in all material respects with all applicable Orders;

(f) use commercially reasonable efforts to maintain in full force and effect (or to replace on substantially equivalent terms) all currently applicable material insurance relating to the Business or the Assets;

(g) except as required under any Material Contract, Permit or Law applicable to Toymax or a Subsidiary or otherwise by a Governmental Authority, or in the ordinary course of business consistent with its past practices, not increase the compensation or other employment benefits payable to or for the benefit of any employee, or enter into, adopt or materially modify any Employee Plan or other agreement, plan, commitment or arrangement to provide to any employee or other Person any deferred compensation, retirement, severance or other similar payment or benefit;

(h) not make any loan or advance or otherwise extend any credit to any director or officer of Toymax or a Subsidiary or any Affiliate of any such director or officer;

(i) not amend its certificate or articles of incorporation or organization or Bylaws;

(j) not merge or consolidate with any other Person or purchase or otherwise acquire any securities of, or other equity interest or participation in, any Person (other than a Subsidiary) or create any joint venture;

(k) other than pursuant to Toymax’s current credit facility and other than advances by Affiliates, not incur or assume any Indebtedness in an amount in excess of $500,000;

(l) not acquire (other than in the ordinary course of business) the business or assets, substantially as a whole, of any other Person, or make any capital expenditure in excess of $500,000;

(m) not declare, set aside or pay any dividend or make any other distribution in cash, securities or other property, on or in respect of any capital stock (other than a cash dividend or distribution by any Subsidiary to Toymax or any other Subsidiary);

App-A-19

(n) not split or reverse-split any capital stock or effect any other recapitalization or capital reorganization, or issue or reserve for issuance any capital stock, other than upon the exercise of an Option outstanding on the date hereof in accordance with the terms thereof, or issue or grant any option, warrant or right to purchase, or security or instrument convertible into or exercisable for, any capital stock; and

(o) not enter into, adopt or assume any agreement, commitment or arrangement which obligates Toymax or any Subsidiary to act or to refrain from acting in violation of, or in a manner inconsistent with, any of the foregoing.

      9.8     From and after the date hereof and until the Closing, Toymax shall furnish to JAKKS such information with respect to the Business and Assets as JAKKS may from time to time reasonably request and shall permit JAKKS and its authorized representatives access, at a mutually-agreeable time during regular business hours and upon reasonable prior Notice to Toymax, to conduct, at JAKKS’ sole expense and in a manner that does not interfere with Toymax’s operations, a physical inventory of the Assets, to inspect the Real Property, to examine the books and records of Toymax or any Subsidiary and to make inquiries of responsible Persons designated by Toymax with respect thereto; provided that any information so disclosed or otherwise made available or accessible to JAKKS shall not constitute an additional representation or warranty of Toymax beyond those expressly set forth in Article 7; and provided further that all such information shall be subject to Section 9.10.

      9.9     From and after the date hereof and until the Closing, no party hereto shall make any press release or other public announcement with respect to this Agreement or the Merger, without the prior written consent of the other parties (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other parties shall be given Notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

      9.10     JAKKS and Newco acknowledge that certain information relating to or concerned with the Business and the affairs of Toymax and the Subsidiaries, including without limitation all non-publicly available Trade Rights, product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to Toymax and/or its subsidiaries and that its confidentiality is absolutely essential to the operation of the Business. Until the Closing, all of such information shall be subject to that certain Confidentiality and Non-Disclosure Agreement dated as of January 10, 2002, between Toymax and JAKKS (the “Confidentiality Agreement”) to which the parties hereby agree to be bound and which is incorporated herein by this reference.

      9.11     From and after the Effective Time, JAKKS shall:

(a) cause the Surviving Corporation to, and the Surviving Corporation shall, subject to any condition or limitation provided by DGCL Section 145 or other applicable Law, at all times during the period of the longer of six years following the Closing Date and the statute of limitations applicable to any matter for which indemnification may be made hereunder, indemnify each Person who at any time prior to the Effective Time shall have been a director or officer of Toymax or a Subsidiary and hold each such Person harmless from and against any loss, liability, obligation, damage or expense, including reasonable attorneys’ fees and disbursements, which any of them may suffer or incur in connection with any claim or Proceeding against any of them based upon or resulting from any act or omission occurring at or prior to the Effective Time, including any acts or omissions in connection with this Agreement or the Merger, in the same manner and to the same extent as is provided in the certificate or articles of incorporation or organization, Bylaws and any indemnification agreement of Toymax or the applicable Subsidiary, on the date hereof;

(b) cause the Surviving Corporation’s Bylaws at all times during the six-year period following the Closing Date to include provision for such indemnification and a provision regarding the elimination or limitation of liability of all such Persons in the manner and to the extent provided in the certificate or articles of incorporation or organization, or the Bylaws of Toymax or the applicable Subsidiary; and

App-A-20

(c) cause to be maintained throughout such six-year period directors’ and officers’ liability insurance substantially equivalent to that provided to such Persons by Toymax on the date hereof and otherwise consistent with the requirements of this provision.

10.     Conditions to Closing.

      10.1     The obligation of the parties hereto to consummate the Merger in accordance herewith shall be subject to the satisfaction (or waiver) at or prior to the Closing of each of the following conditions:

(a) Toymax shall have received a Fairness Opinion, which shall not have been withdrawn, rescinded or adversely updated or modified;

(b) JAKKS’ purchase of Toymax Common Stock from the Principal Stockholders pursuant to the Stock Purchase Agreement shall have been consummated;

(c) the Stockholder Approval shall have been obtained and be in effect;

(d) the waiting period under the HSR Act shall have expired or been terminated;

(e) no Order or Law shall be in effect which (i) makes illegal or prohibits consummation of the Merger or (ii) would reasonably be expected to have a Material Adverse Effect, and no Proceeding which could result in the enactment or adoption of any such Law or the issuance of any such Order shall be pending; and

(f) except for the filing of the Certificate of Merger, each Consent of, or Notice to, any Governmental Authority required for the consummation of the Merger and for the Surviving Corporation to conduct the Business that is set forth on Schedule 10.1 shall have been obtained or made, as the case may be.

      10.2     The obligations of JAKKS and Newco to consummate the Merger in accordance herewith shall also be subject to the satisfaction (or waiver) at the Closing of each of the following conditions:

(a) each of the representations and warranties made by Toymax herein that is qualified by “materiality” or “Material Adverse Effect” shall be true, and each of the representations and warranties made by Toymax herein that is not so qualified shall be true in all material respects, at and as of the Closing Date;

(b) Toymax shall have, in all material respects, performed and complied with all obligations and conditions contained herein that are to be performed or complied with by it at or prior to the Closing;

(c) since the date of this Agreement, no event shall have occurred and no circumstances shall have existed which has had or would have a Material Adverse Effect;

(d) each holder of an Option that does not by its terms or pursuant to the Option Plan under which it is granted or Section 5.4 terminate at the Effective Time shall have executed and delivered to JAKKS an agreement terminating such Option effective as of the Effective Time; and

(e) Toymax and the Subsidiaries shall have executed and/or delivered at the Closing all the documents so to be executed and/or delivered by them and shall have taken all other actions at the Closing required to be taken by them pursuant to Article 11.

      10.3     The obligation of Toymax to consummate the Merger in accordance herewith shall also be subject to the satisfaction (or waiver) at the Closing of each of the following conditions:

(a) each of the representations and warranties made by JAKKS herein that is qualified by “materiality” or “Material Adverse Effect” shall be true, and each of the representations and warranties made by JAKKS herein that is not so qualified shall be true in all material respects, at and as of the Closing Date;

App-A-21

(b) JAKKS and Newco shall have, in all material respects, performed and complied with all obligations and conditions contained herein that are to be performed or complied with by them at or prior to the Closing; and

(c) JAKKS and Newco shall have executed and/or delivered at the Closing all the documents so to have been executed and/or delivered by them and shall have taken all other actions at the Closing required to have been taken by them pursuant to Article 11.

11.     Closing.

      11.1     The Closing shall be held at the offices of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022 on the earliest practicable date, and in any event on or before the second business day, after the satisfaction (or waiver) or all conditions to closing provided in Article 10 (other than any condition which, by its terms, is to be satisfied at the Closing), or at such other place or on such other date, and at such time, as the parties hereto may agree. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

      11.2     At the Closing, Toymax shall:

(a) deliver to JAKKS the resignations, effective at the Effective Time, of all of the respective directors and officers immediately prior to the Effective Time of Toymax and each Subsidiary (it being expressly understood that no such resignation shall constitute a breach under any applicable employment contract or arrangement);

(b) deliver to JAKKS a certificate of Toymax’s chief executive officer or chief financial officer to the effect that the conditions set forth in Sections 10.2(a), (b) and (c) have been satisfied, and setting forth any circumstances that exist as of the Closing Date, and events that have occurred between the date hereof and the Closing Date, that result in any of Toymax’s representations or warranties contained in Article 7 hereof being untrue in any material respect;

(c) deliver to JAKKS the agreements referred to in Section 10.2(d); and

(d) deliver to JAKKS such other agreements, instruments, certificates and documents as JAKKS may reasonably request to effect the consummation of the Merger.

      11.3     At the Closing, JAKKS shall:

(a) cause the Certificate of Merger to be filed with the Secretary of State of Delaware;

(b) deliver to the Paying Agent written Notice of the effectiveness of the Merger, authorizing the Paying Agent to pay the Merger Consideration;

(c) deliver to Toymax a certificate of JAKKS’ chief executive officer or chief financial officer to the effect that the conditions set forth in Sections 10.3(a) and (b) have been satisfied, and setting forth any facts or circumstances that exist as of the Closing Date, and events that have occurred between the date hereof and the Closing Date, that result in any of JAKKS’ representations or warranties contained in Article 8 hereof being untrue in any material respect; and

(d) deliver to Toymax such other agreements, instruments, certificates and documents as Toymax may reasonably request to effect the consummation of the Merger.

App-A-22

12.     Termination.

      12.1     This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual agreement of JAKKS and Toymax;

(b) by Toymax, if Toymax shall not have received a Fairness Opinion on or before March 31, 2002, or if the Fairness Opinion is withdrawn, rescinded or adversely updated or modified;

(c) if the Closing shall not have occurred on or before September 30, 2002, or such later date to which JAKKS and Toymax may agree, by JAKKS or Toymax, upon written Notice to such effect to the other;

(d) if the Stock Purchase Agreement shall have been terminated for any reason;

(e) by JAKKS or Toymax at any time after the Stockholders’ Meeting, if the Stockholder Approval is not obtained;

(f) by JAKKS (if JAKKS is not then in breach or default of any of its representations, warranties, covenants or other obligations under this Agreement), if (i) there shall be any material breach of any representation or warranty by, or any failure to perform any material covenant or other obligation of, Toymax, and, unless such breach or failure is incapable of being cured within a period of 30 days after the giving of written Notice thereof to Toymax, JAKKS gives such Notice to Toymax and such breach or failure shall not be cured within 30 days of the giving of such Notice, upon written Notice of termination to Toymax; or (ii) an Alternative Action shall have been taken;

(g) by Toymax (if Toymax is not then in breach or default of any of its representations, warranties, covenants or other obligations under this Agreement), if (i) there shall be any material breach of any representation or warranty by, or any failure to perform any material covenant or other obligation of, JAKKS or Newco, and, unless such breach or failure is incapable of being cured within a period of 30 days after the giving of written Notice thereof to the breaching or defaulting party, Toymax gives such Notice to such party and such breach or failure shall not be cured within 30 days of the giving of such Notice, upon written Notice of termination to JAKKS; or (ii) an Alternative Action shall have been taken with respect to a Superior Proposal.

      12.2     Subject to the rights of the other parties hereto, either Constituent Corporation may, by resolution of its Board of Directors, abandon the Merger prior to the Effective Time notwithstanding that the stockholders of either Constituent Corporation shall have approved and authorized the same; provided that no abandonment of the Merger by a party in violation of the terms of this Agreement shall constitute a basis on which JAKKS (in the case of abandonment by JAKKS or Newco) or the Principal Stockholders (in the case of abandonment by Toymax) shall be entitled to terminate the Stock Purchase Agreement.

      12.3     Upon termination of this Agreement pursuant to Section 12.1, all obligations of the parties shall terminate except those under the applicable provisions of Article 13; provided that no such termination shall relieve any party hereto of any liability to any other party by reason of any breach of or default under this Agreement.

13.     Miscellaneous.

      13.1     Termination of Representations and Warranties. No representation or warranty of any party hereto shall survive the Effective Time or the termination of this Agreement.

      13.2     Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association among the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto.

      13.3     Fees and Expenses. Except as otherwise expressly provided herein, each party hereto shall bear such fees and expenses as may be incurred by it in connection with this Agreement and the Merger.

App-A-23

      13.4     Notices. Any Notice or demand required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or reputable overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile, provided that the sender receives a printed confirmation of receipt, to such party at the following address:

to JAKKS or Newco at:

22619 Pacific Coast Highway Malibu, California 90265 Attn: President Fax: (310) 317-8527

with a copy to:

Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP 750 Lexington Avenue New York, New York 10022 Attn: Murray L. Skala, Esq. Fax: (212) 888-7776

to Toymax at:

Toymax International, Inc. 125 East Bethpage Road Plainview, New York 11803 Attn: Michael Sabatino Fax: (516) 391-9151

with copies to:

Brown Raysman Millstein Felder & Steiner LLP 900 Third Avenue New York, New York 10022 Attn: Joel M. Handel, Esq. Fax: (212) 812-3310

or such other address as any party hereto may at any time, or from time to time, direct by Notice given to the other parties in accordance with this Section. Except as otherwise expressly provided herein, the date of giving or making of any such Notice or demand shall be, in the case of clause (a)(i) or (a)(ii), the date of the receipt; and in the case of clause (b), upon the sender’s receipt of printed confirmation of receipt.

      13.5     Amendment. At any time prior to the Effective Time and notwithstanding that the Stockholder Approval has been obtained, JAKKS and Toymax may amend this Agreement, if such amendment is authorized and approved by the respective Boards of Directors of the Constituent Corporations; provided that, after the Stockholder Approval is obtained, no such amendment may be made which is prohibited or which would require further action by Toymax’s stockholders, pursuant to DGCL Section 251(d) or other applicable Law; and provided further that no such amendment shall, unless each Principal Stockholder agrees or otherwise consents in writing thereto, impose any additional obligation on such Principal Stockholder, as such, or deprive such Principal Stockholder of any right, power or privilege, other than as provided herein prior to such amendment. No amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf JAKKS and Toymax.

      13.6     Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

App-A-24

      13.7     Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the Laws of the State of Delaware without regard to principles of choice of Law or conflict of Laws.

      13.8     Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, Notice or other process relating to such Proceeding may be effected in the manner provided by clause (a)(ii) of Section 13.4.

      13.9     Remedies. In the event of any actual or prospective breach or default by any party hereto, any other party hereto shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance from any court of competent jurisdiction. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

      13.10     Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

      13.11     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

      13.12     Further Assurances. Each party hereto shall cooperate with the other parties hereto and shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as any other party hereto may reasonably request or as may otherwise be reasonably necessary or proper, to consummate and perfect the transactions contemplated hereby.

      13.13     Binding Effect. Subject to Section 13.14, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

      13.1     Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

      13.15     Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

      13.16     Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

      13.17     Knowledge. The qualification or limitation of any statement made herein to a party’s “knowledge” or to a matter “known” to a party refers to the actual knowledge (but not imputed or constructive knowledge) of the directors, officers and operational managers of such party, after reasonable due inquiry.

      13.18     References. The terms “herein,” “hereto,” “hereof,” “hereby” and “hereunder,” and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

App-A-25

      13.19     No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

      13.20     Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

      13.21     Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto, other than the Confidentiality Agreement, as set forth in Section 9.10.

App-A-26

      IN WITNESS WHEREOF, JAKKS and the Constituent Corporations, by their respective duly authorized officers, have duly executed this Agreement as of the date set forth in the Preamble hereto.

TOYMAX INTERNATIONAL INC.	JAKKS PACIFIC, INC.

By: /s/ STEVEN A. LEBENSFELD Name: Steven A. Lebensfeld Title: CEO	By: /s/ STEPHEN G. BERMAN Name: Stephen G. Berman Title: President

JP/TII ACQUISITION CORP.

By: /s/ STEPHEN G. BERMAN Name: Stephen G. Berman Title: Vice President

App-A-27

INDEX TO EXHIBITS AND SCHEDULES

Exhibit A	Form of Certificate of Merger
Schedule 1.49	Option Plans
Schedule 1.55	Permitted Liens
Schedule 1.67	Subsidiaries
Schedule 5.4	Option Conversion
Schedule 7.1	Foreign Qualification
Schedule 7.5	Consents and Notices
Schedule 7.6	Proceedings
Schedule 7.7	Capitalization
Schedule 7.8	Subsidiaries
Schedule 7.9	Liabilities
Schedule 7.10	Material Adverse Changes
Schedule 7.11	Liens
Schedule 7.12	Significant Contracts
Schedule 7.13	Inventory — Exceptions
Schedule 7.14	Accounts
Schedule 7.15	Permits and Consents — Exceptions
Schedule 7.16	Trade Rights
Schedule 7.17	Real Property
Schedule 7.18	Hazardous Material
Schedule 7.19	Taxes, Customs and Duties
Schedule 7.20	Employee Plans
Schedule 7.21	Labor
Schedule 7.22	Employees, Etc.
Schedule 7.23	Customers
Schedule 7.25	Brokers — Exceptions
Schedule 9.7	Exceptions from Ordinary Course
Schedule 10.1	Consents and Notices Required for Closing

App-A-28

EXHIBIT A

CERTIFICATE OF MERGER

OF
JP/ TII ACQUISITION CORP.
WITH AND INTO
TOYMAX INTERNATIONAL, INC.

UNDER SECTION 251 OF THE DELAWARE GENERAL CORPORATION LAW

      The undersigned DOES HEREBY CERTIFY as follows:

1. The name and state of incorporation of each of the constituent corporations are:

Name	State of Incorporation

JP/ TII Acquisition Corp.	Delaware
Toymax International, Inc.	Delaware

2. An Agreement of Merger relating to the merger of the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation is Toymax International, Inc.

4. The Certificate of Incorporation of JP/ TII Acquisition Corp. shall continue as the Certificate of Incorporation of the surviving corporation.

5. The executed Agreement of Merger is on file at an office of the surviving corporation located at 22619 Pacific Coast Highway, Malibu, California 90265.

6. A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

7. The merger of the constituent corporations shall be effective at 4:00 p.m., New York City time, on the date of filing of this Certificate of Merger with the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the undersigned has, by its duly authorized officer, executed this Certificate of Merger on this           day of                     , 2002.

TOYMAX INTERNATIONAL, INC.

By:

Name: Stephen G. Berman
Title: Vice President

App-A-29

SCHEDULE 5.4

TO
MERGER AGREEMENT

OPTION CONVERSION

      (I) The exercise price and number of shares of JAKKS Stock subject to each JAKKS Option shall be determined in accordance with the following:

V =	lower of (1) the Value of JAKKS Stock on the Closing Date with respect to the Stock Purchase Agreement and (2) the Value of JAKKS Stock on the Closing Date with respect to this Agreement

R	=	V ---- 4.50

E = exercise price of JAKKS Option = R ×	exercise price of corresponding Toymax Option

Number of shares
subject to corresponding
Toymax Option
N	=	number of shares subject to JAKKS Option =
R

      (II) Notwithstanding the foregoing, if the aggregate number of shares of JAKKS Stock subject to JAKKS Options being granted as a result of the calculation set forth in (I), above, together with the aggregate number of shares of JAKKS Stock issued as part of the Purchase Price under the Stock Purchase Agreement and as part of the Merger Consideration under this Merger Agreement, would exceed the maximum number of shares of JAKKS Stock which could be issued without obtaining stockholder approval if and as required pursuant to the Nasdaq Rule (such maximum number, “M”), then the total number of shares of JAKKS Stock to be subject to JAKKS Options, the total number of shares of JAKKS Stock subject to each JAKKS Option to be granted pursuant to Section 5.4, and the exercise price of such JAKKS Options, shall each be subject to adjustment, in accordance with the following:

(A) The total number of shares of JAKKS Stock to be subject to JAKKS Options (T) shall be the excess of M over the aggregate number of shares of JAKKS Stock issued as part of the Purchase Price under the Stock Purchase Agreement and as part of the Merger Consideration under this Merger Agreement.

(B) The number of shares subject to a JAKKS Option (N’) shall be determined by multiplying the number of shares subject to the JAKKS Option, calculated as set forth in (I), above, by F, where:

T
F	=
Aggregate number of shares of JAKKS Stock that would be subject to JAKKS Options, calculated as set forth in (I)

N’ = N × F

(C) Subject to (III), below, the adjusted exercise price of each JAKKS Option (E’) shall be calculated in accordance with the following formula:

E’ = V - (N/N’ × (V — E))

      (III) Notwithstanding the foregoing, if the value of E’ with respect to a JAKKS Option calculated as set forth in (II)(C), is less than $0.01, then: (i) E’ shall be deemed to equal $0.01, (ii) the holder of the Toymax Option shall be entitled to receive N’ JAKKS Options with an exercise price of $0.01, and (iii) JAKKS shall be required to pay to the holder of the applicable JAKKS Option cash in an amount calculated as follows:

Cash Payment = N’ × ($0.01 — actual value of E’)

App-A-30

APPENDIX B

STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT dated as of February 10, 2002 by and among JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), Toymax International, Inc., a Delaware corporation (“Toymax”), and the stockholders of Toymax listed on Schedule I (the “Stockholders”).

WITNESSETH:

      WHEREAS, JAKKS desires to acquire Toymax; and

      WHEREAS, the parties hereto intend that such acquisition be effected in two stages, in the first of which JAKKS shall purchase all of the outstanding capital stock of Toymax owned by the Stockholders, and, in the second of which a subsidiary of JAKKS will merge with and into Toymax, and the stockholders of Toymax other than JAKKS will receive merger consideration consisting of cash and securities of JAKKS, so that JAKKS will become the sole stockholder of Toymax, all on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Certain Definitions.

      In addition to other capitalized terms defined elsewhere herein, the following capitalized terms are used herein as follows:

      1.1     “Acquisition” means the purchase of the Shares and the related transactions contemplated by the Acquisition Agreements.

      1.2     “Acquisition Agreement” means any of this Agreement and each agreement to be executed and delivered at the Closing pursuant to this Agreement, including without limitation the Registration Rights Agreement, the Employment Agreements and the Employment Termination Agreements.

      1.3     “Affiliate” of a Person means another Person directly or indirectly controlling, controlled by, or under common control with, such Person; for this purpose, “control” of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by virtue of the ownership of, or right to vote or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise.

      1.4     “Agreement” means this Stock Purchase Agreement, as amended or supplemented.

      1.5     “Amendments” means the Termination and Replacement of Manufacturing Agreement among Toymax, Tai Nam and certain other parties, substantially in the form of Exhibit A, and the Termination of Agency Agreements among Toymax, Tai Nam and certain other parties, as amended or supplemented to date, substantially in the form of Exhibit B.

      1.6     “Assets” means the assets of Toymax and the Subsidiaries, other than any Assets of Candy Planet, Co. (a division of Toymax, Inc.) and Monogram International, Inc.

      1.7     “Business” means the business operated by Toymax and the Subsidiaries, which consists of creating, designing and marketing innovative and technologically advanced toys and leisure products, but excluding any business operated by Candy Planet Co. (a division of Toymax Inc.) or Monogram International, Inc.

      1.8     “Cash Payment” means the portion of the Purchase Price payable in cash.

      1.9     “Closing” means the closing of the Acquisition as provided in Article 7.

      1.10     “Closing Date” means the date of the Closing.

App-B-1

      1.11     “Code” means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

      1.12     “Consent” means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any Contract, Permit or Order that is required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

      1.13     “Contract” means any material contract (including without limitation any purchase, sale, supply or service order or agreement, equipment lease, License Agreement or Lease) to which Toymax or any of the Subsidiaries is a party. For the purposes hereof, a Contract is “material” if (a) it relates to a transaction or series of transactions involving the expenditure or receipt by Toymax or a Subsidiary of an amount in excess of $500,000 (or the transfer of property with a fair market value in excess of $500,000), (b) a breach or default thereunder would reasonably be expected to have a Material Adverse Effect, (c) it relates to any transaction not in the ordinary course of the Business, or (d) it (i) is a License Agreement relating to a Trade Right that is material to the Business or is an employment contract, (ii) prohibits or materially limits Toymax’s or a Subsidiary’s use of a Trade Right of another Person or (iii) provides for any other Person to use, or prohibits or limits any other Person’s use of, a Trade Right of Toymax or a Subsidiary.

      1.14     “Effective Date” means the effective date of the Merger.

      1.15     “Employment Agreements” means the employment agreements, substantially in the forms of Exhibits C-1 and C 2, to be entered into at the Closing pursuant to Section 7.7.

      1.16     “Employment Termination Agreements” means the employment termination agreements, substantially in the forms of Exhibits D-1 and D-2, to be entered into at the Closing pursuant to Section 7.7.

      1.17     “Exchange Factor” means .0798 or, if the Value of JAKKS Stock on the Closing Date is less than $16.9173, the quotient obtained by dividing $1.35 by the Value of JAKKS Stock on the Closing Date.

      1.18     “Fairness Opinion” means an opinion of Morgan Lewis Gethens & Ahn, Inc., or another investment banking or financial advisory firm reasonably satisfactory to JAKKS and Toymax, to the effect that the Purchase Price and the merger consideration contemplated to be paid pursuant to the Merger Agreement are, on the date hereof, fair, from a financial point of view, to the holders of outstanding shares of Stock.

      1.19     “Fractional Share Payment” means an amount in cash payable in lieu of any fractional share of JAKKS Stock that would, but for the provisions of Section 2.2(b), be included in the Stock Payment.

      1.20     “GAAP” means generally accepted accounting principles in the United States.

      1.21     “Governmental Authority” means any United States or foreign federal, state or local government or governmental authority, agency or instrumentality, any court or arbitration panel of competent jurisdiction or the Nasdaq Stock Market, Inc.

      1.22     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      1.23     “HSR Form” means a Notification and Report Form for Certain Mergers and Acquisitions required to be filed pursuant to the HSR Act in connection with the Acquisition.

      1.24     “JAKKS Stock” means the common stock, par value $.001 per share, of JAKKS.

      1.25     “Law” means common law and any statute, rule, regulation or ordinance of any Governmental Authority and includes any judicial decision applying or interpreting common law or any other Law.

      1.26     “License Agreement” means a license or other agreement pursuant to which Toymax has the right to use or exploit any Trade Right of another Person, which Trade Right is material to the Business.

      1.27     “Lien” means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

App-B-2

      1.28     “Lien Report” means a report in customary form of a lien search or survey, covering security interests and other notice filings under the Uniform Commercial Code and tax liens and judgment liens of record in each jurisdiction where Toymax conducts the Business, upon, against or affecting the Assets.

      1.29     “Material Adverse Effect” means a material adverse effect on the Business, the Assets or the operations, financial condition or results of operations of Toymax and the Subsidiaries, taken as a whole.

      1.30     “Merger” means the statutory merger of TI Subsidiary with and into Toymax, as contemplated under the Merger Agreement.

      1.31     “Merger Agreement” means the Agreement of Merger providing for the merger of TI Subsidiary with and into Toymax, as amended or supplemented, which Merger Agreement is being executed concurrent with the execution of this Agreement.

      1.32     “Monogram Transaction” means the transaction consisting of the sale of all or substantially all of the assets of Candy Planet, Co. (a division of Toymax Inc.) and of Monogram International Inc. and related transactions.

      1.33     “Notice” means any notice given to, or any declaration, filing, registration or recordation made with, any Person.

      1.34     “Order” means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

      1.35     “Permit” means any permit, license, certification, qualification, franchise or similar privilege issued or granted by any Governmental Authority.

      1.36     “Permitted Lien” means any of the following: (i) statutory landlord’s liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar legal requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property and restrictions of general applicability imposed by federal or state securities Laws; (iv) license transfer fees; (v) Liens to which JAKKS has consented; (vi) Liens that will be released or terminated at or prior to Closing; and (vii) other Liens set forth on Schedule 1.36.

      1.37     “Person” means any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority or other entity, or any group of the foregoing acting in concert.

      1.38     “Proceeding” means any action, suit, arbitration, audit, investigation or other proceeding, at law or in equity, before or by any Governmental Authority.

      1.39     “Purchase Price” means the aggregate of the Cash Payment and the Stock Payment.

      1.40     “Real Property” means any real property owned by Toymax or in which Toymax holds a leasehold interest.

      1.41     “Registration Rights Agreement” means the registration rights agreement, substantially in the form of Exhibit E, to be entered into at the Closing pursuant to Section 7.5.

      1.42     “Shares” means shares of Stock owned by a Stockholder.

      1.43     “Stock” means the common stock, par value $.01 per share, of Toymax.

      1.44     “Stock Payment” means the portion of the Purchase Price payable by delivery of shares of JAKKS Stock.

      1.45     “Subsidiary” means each subsidiary of Toymax, or any of them, as dictated by the context.

      1.46     “Tai Nam” means Tai Nam Industrial Company Limited.

App-B-3

      1.47     “Tax” means any United States or foreign federal, state or local income, excise, sales, property, withholding, social security or franchise tax or assessment, and any interest, penalty or fine due thereon or with respect thereto.

      1.48     “TI Subsidiary” means JP/TII Acquisition Corp., a Delaware corporation.

      1.49     [Intentionally Omitted.]

      1.50     “Toymax Accountants” means BDO Seidman, LLP, Toymax’s independent certified public accountants and auditors.

      1.51     “Trade Right” means a patent, claim of copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress or design, or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how or other proprietary right or intellectual property.

      1.52     “Value of JAKKS Stock” on any date means the average of the closing sale price per share of JAKKS Stock as reported on the Nasdaq National Market over the last ten trading days preceding (but not including) the last trading day preceding such date.

2.     Purchase of the Toymax Shares; Escrow.

      2.1     At the Closing, subject to the terms and conditions of this Agreement, each Stockholder shall sell, assign, transfer and deliver to JAKKS the Shares then owned by such Stockholder.

      2.2     At the Closing, subject to the terms and conditions of this Agreement, JAKKS shall pay the Purchase Price to the respective Stockholders, as follows:

(a) the Cash Payment payable to each Stockholder, in an amount equal to the product of $3.00 and the number of Shares owned by such Stockholder on the Closing Date, plus the Fractional Share Payment payable to such Stockholder, if any, and

(b) subject to Sections 2.3 and 2.4, the Stock Payment payable to each Stockholder, in a number of shares of JAKKS Stock equal to the product of the Exchange Factor and the number of Shares owned by such Stockholder on the Closing Date; provided that no fractional shares of JAKKS Stock shall be issued as part of the Stock Payment, but in lieu thereof, the Fractional Share Payment shall be paid in an amount equal to the product of the fraction of the Share that, but for this provision, would have been issued and $18.797 or, if the Value of JAKKS Stock on the Closing Date is less than $16.9173, the Value of JAKKS Stock on the Closing Date.

      2.3     If the Value of JAKKS Stock on the Closing Date exceeds $20.6767, JAKKS, at its option, shall be entitled to pay the Purchase Price entirely in cash, in which case, JAKKS shall pay to each Stockholder a cash amount equal to the sum of (i) the Cash Payment and (ii) in lieu of the Stock Payment and the Fractional Share Payment, if any, that would otherwise be payable to such Stockholder (but for this provision), cash in the amount of $1.65 per share of Stock being acquired from such Stockholder hereunder.

      2.4     Any other provision hereof notwithstanding, if the determination of the Stock Payment in accordance with Section 2.2 (without regard to this Section 2.4) would result in a number of shares of JAKKS Stock which, together with the number of shares of JAKKS Stock which would be issuable on the Effective Date pursuant to Section 5.2 of the Merger Agreement (assuming that, for the purpose of determining such number of shares of JAKKS Stock, the Value of JAKKS Stock on the Effective Date would equal the Value of JAKKS Stock on the Closing Date), would exceed the maximum number of shares of JAKKS Stock which could be issued without obtaining stockholder approval if and as required pursuant to Nasdaq Stock Market Rule 4350(i)(C) or (D) (the “Nasdaq Rule”), then the number of shares of JAKKS Stock constituting the aggregate Stock Payment under this Agreement shall equal the product of (a) the number of shares of JAKKS Stock which, after giving effect to the limitation imposed by the Nasdaq Rule, are to be included in the aggregate Stock Payment under this Agreement and the Stock Payment under the Merger Agreement, and (b) a fraction, the numerator of which is the number of Shares and the denominator

App-B-4

of which is the total number of shares of Stock outstanding immediately prior to the Closing. In such case, JAKKS shall deliver to each Stockholder a pro rata portion of the aggregate Stock Payment based on the number of Shares owned by such Stockholder on the Closing Date, and shall pay to each Stockholder an amount in cash equal to the product of (A) the Value of JAKKS Stock on the Closing Date and (B) the excess of the number of shares of JAKKS Stock which, but for the provisions of this Section 2.4 would have been included in the Stock Payment to such Stockholder over the number of shares of JAKKS Stock to be included in the Stock Payment to such Stockholder after giving effect to the limitation imposed by this Section 2.4.

      2.5     (a) Concurrent with the execution of this Agreement, (i) JAKKS is delivering to Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (“FKIWSB&R”) cash in an amount equal to the aggregate Cash Payment that would be payable to the Stockholders pursuant to Section 2.2(a), calculated based on the number of Shares owned by each Stockholder on the date of this Agreement, to be held in escrow by FKIWSB&R pending the Closing or earlier termination of this Agreement; and (ii) the Stockholders are delivering to Brown Raysman Millstein Felder & Steiner LLP (“BRMF&S” and, together with FKIWSB&R, the “Escrow Agents”) stock certificates representing the Shares owned by the Stockholders as of the date hereof, to be held in escrow by BRMF&S pending the Closing or the earlier termination of this Agreement.

      (b) JAKKS and the Stockholders hereby appoint the Escrow Agents to serve as escrow agents hereunder in accordance with the terms hereof, and the Escrow Agents hereby accept such appointment. Each of the Escrow Agents agrees to hold and disburse the funds or stock certificates deposited with it hereunder and to not disburse or deliver any of such funds or stock certificates except at the Closing (in accordance with Section 7.4) or otherwise upon three days’ prior Notice: (i) signed by JAKKS and delivered to FKIWSB&R and all of the Stockholders, the case of FKIWSB&R, or (ii) signed by all of the Stockholders and delivered to BRMF&S and JAKKS, in the case of BRMF&S.

      (c) The Escrow Agents shall have no obligations hereunder except as expressly set forth herein. Neither Escrow Agent shall incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agents under this Agreement, or (b) any action taken or omitted in reliance upon any instrument which such Escrow Agent shall in good faith believe to be genuine (including the execution of such instrument, the identity or authority of any Person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper Person or Persons and to conform to the provisions of this Agreement. In addition, neither Escrow Agent shall be liable to any Person by reason of any loss of any portion of the funds or the stock certificates deposited with it hereunder other than any such loss that results from such Escrow Agent’s gross negligence of willful misconduct, and neither Escrow Agent shall be bound in any way by any contract or agreement between or among the other parties hereto, regardless of whether such Escrow Agent has knowledge of such contract or agreement or of its terms or condition.

      (d) If this Agreement is terminated, (i) JAKKS shall be entitled to the release of all funds then held by FKIWSB&R hereunder upon three days’ prior Notice signed by JAKKS and delivered to FKIWSB&R and all of the Stockholders; and (ii) the Stockholders shall be entitled to the release of all stock certificates then held by BRMF&S hereunder upon three days’ prior Notice signed by the Stockholders and delivered to BRMF&S and JAKKS.

      (e) Each Escrow Agent’s respective obligations hereunder shall terminate upon the earliest to occur of (a) disbursement or release, in accordance with the terms hereof, of all of the funds or stock certificates deposited with it hereunder, (b) written consent signed by JAKKS and all of the Stockholders, and (c) delivery of all funds or stock certificates then held by its hereunder into a court of competent jurisdiction upon commencement of an interpleader action or other Proceeding with respect to such funds or stock certificates.

App-B-5

      2.6     At the Closing:

(a) each Option (as defined in the Merger Agreement) held by David Chu or any Stockholder on the Closing Date shall immediately terminate in accordance with the applicable Amendment or Employment Termination Agreement, as the case may be; and

(b) each Option outstanding on the Closing Date, other than any Option then held by David Chu or any Stockholder, shall be deemed amended by this provision, without any other act or deed by Toymax or the holder of such Option, to provide that such Option shall remain in full force and effect (subject to the provisions hereof), and that on the earliest of the date of termination of this Agreement (if the Merger is abandoned after the Closing Date), the Effective Date or September 30, 2002 (such earliest date, the “Acceleration Date”), such Option shall be fully exercisable with respect to all shares of Stock covered thereby, notwithstanding that pursuant to the provisions thereof (including any provision of any Option Plan (as defined in the Merger Agreement) incorporated by reference therein or otherwise applicable thereto) such Option, but for this provision, would terminate prior to, or would not be vested or exercisable with respect to any shares covered thereby on, the Acceleration Date; and such Option shall remain exercisable during the six-month period following the Acceleration Date (the “New Exercise Period”), notwithstanding that, but for this provision, such Option would, pursuant to the provisions thereof (including any provision of any Option Plan incorporated by reference therein or otherwise applicable thereto) terminate or cease to be exercisable with respect to any shares covered thereby prior to the expiration of the New Exercise Period. Upon the expiration of the New Exercise Period, each such Option shall terminate.

3.     Representations and Warranties of the Stockholders.

      The Stockholders, jointly and severally, hereby represent and warrant to JAKKS as follows:

      3.1     Toymax is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own the Assets and carry on the Business as and in the places where such Assets are now located or such Business is now being conducted. Complete and correct copies of Toymax’s Certificate of Incorporation, including all amendments thereto as of the date hereof, and Toymax’s Bylaws, including all amendments thereto as of the date hereof, have been delivered or made available to JAKKS. Toymax and each of the Subsidiaries is duly authorized or qualified to transact business as a foreign corporation in each jurisdiction where such authorization or qualification is required under applicable Law in light of the location or character of the Assets or the operation of the Business (except where the failure to be so authorized or qualified would not reasonably be expected to have a Material Adverse Effect), and each such jurisdiction is listed on Schedule 3.1. Toymax’s authorized capital stock consists of 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which is outstanding, and 50,000,000 shares of Stock, of which 12,214,678 shares are outstanding. Except as set forth on Schedule I, each Stockholder owns beneficially and of record all of the Shares set forth opposite such Stockholder’s name on Schedule I, free and clear of all Liens or any restriction with respect to the voting or disposition thereof (other than Permitted Liens). All of the Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.1, no shares of capital stock of Toymax are held as treasury stock or reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any thereof, or any issued or outstanding options, warrants or other rights to purchase, or securities or instruments convertible into or exchangeable for, any capital stock of Toymax.

      3.2     Toymax has full corporate power and authority, and each Stockholder has the legal capacity, power and authority, to execute and deliver this Agreement and each other Acquisition Agreement to which it is a party and to perform its respective obligations hereunder and thereunder. The execution and delivery by Toymax of this Agreement and each other Acquisition Agreement to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on its part. This Agreement has been, and each other Acquisition Agreement to which it is a party will be, duly executed and delivered by Toymax and each of the Stockholders that is a party thereto, and this Agreement is, and each other Acquisition Agreement to which it is a party, when so executed and delivered, will be, a legally

App-B-6

valid and binding obligation of Toymax and each of the Stockholders that is a party thereto, enforceable against each of them in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (b) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies. Subject to obtaining the Toymax Consents (as defined in Section 3.3) and compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14f-1 promulgated thereunder, to the Stockholders’ knowledge, the execution and delivery of this Agreement by Toymax and the Stockholders do not, and the execution and delivery of each other Acquisition Agreement by Toymax and the Stockholders and the performance by Toymax and the Stockholders of their respective obligations hereunder and thereunder will not, violate any provision of Toymax’s Certificate of Incorporation or Bylaws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, any Contract, or result in the creation or imposition of any Lien upon any of the Assets by reason of the terms of, any Contract, Lien or Order relating to the Business to which Toymax, or any Stockholder is a party or is subject or which is binding upon any of them or the Assets.

      3.3     Except for the filing by Toymax of an HSR Form and the expiration or early termination of the applicable waiting period under the HSR Act and compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and except as set forth on Schedule 3.3, to the Stockholders’ knowledge, no Consent of, or Notice to, any Person is required to be obtained or made by Toymax or any Stockholder in connection with its execution and delivery of this Agreement or any other Acquisition Agreement to which it is a party, or the performance of its obligations hereunder or thereunder (such Consents and Notices set forth on Schedule 3.3 are referred to herein as “Toymax Consents”).

      3.4     Except as set forth on Schedule 3.4, to the Stockholders’ knowledge, no Proceeding in which Toymax, a Subsidiary or any of the Stockholders is a named party is pending, threatened against or affecting the Business, the Assets or the operations of Toymax or any Subsidiary in which an unfavorable Order would reasonably be expected to have a Material Adverse Effect, or would prohibit, invalidate, or make unlawful, in whole or in part, the Acquisition, this Agreement or any other Acquisition Agreement, or the carrying out of the provisions hereof or thereof. To the Stockholders’ knowledge, neither Toymax nor any Subsidiary is in default in respect of any Order, nor is there any Order enjoining Toymax, any Subsidiary or any Stockholder in respect of, or the effect of which is to prohibit or restrict Toymax’s, any Subsidiary’s or any Stockholder’s performance of, its obligations hereunder or under any Acquisition Agreement to which it is a party.

      3.5     The Stockholders have delivered to JAKKS Toymax’s consolidated balance sheet at December 31, 2001 (the “Balance Sheet”) and the related consolidated statements or operations and cash flows for Toymax’s fiscal period then ended (collectively, the “Financial Statements”), all of which Financial Statements have been prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial position of Toymax and the Subsidiaries at such date and the results of their operations for the period then ended, subject in each case to normal recurring year-end adjustments and to the absence of notes. To the Stockholders’ knowledge, Toymax and the Subsidiaries have no material liabilities or obligations of any kind, contingent or otherwise, relating to the Business or the Assets which are not reflected on the Balance Sheet, except as set forth on Schedule 3.5.

      3.6     Each of the Stockholders is acquiring the shares of JAKKS Stock constituting the Stock Payment for its own account, for investment and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof.

      3.7     Each Stockholder (a) is an informed and sophisticated investor, (b) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement, (c) has engaged and consulted with expert legal, accounting and tax advisors experienced in the evaluation of transactions such as the Acquisition, and (d) has conducted a review and examination of information provided to it regarding JAKKS, JAKKS Stock, the Acquisition Agreements

App-B-7

and the transactions contemplated thereby, including information which such Stockholder considers necessary or advisable to enable it to make an informed decision concerning its acquisition of JAKKS Stock.

      3.8     Except as set forth on Schedule 3.8, none of Toymax, any Subsidiary or the Stockholders has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the Acquisition, and no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by Toymax, a Subsidiary or a Stockholder. Any fee, commission or other compensation payable to any Person is solely the obligation of the Stockholders (and not Toymax or any Subsidiary) and shall be promptly paid in full by the Stockholders (and not Toymax or any Subsidiary).

      3.9     No representation or warranty by any Stockholder in this Agreement, any other Acquisition Agreement or any certificate being delivered at the Closing pursuant to Section 7.2(d) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

4.     Representations and Warranties of JAKKS.

      JAKKS hereby represents and warrants to the Stockholders as follows:

      4.1     JAKKS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its assets and carry on its business as and in the places where such assets are now owned or such business is now being conducted. Complete and correct copies of JAKKS’ Certificate of Incorporation, including all amendments thereto as of the date hereof, and Bylaws, including all amendments thereto as of the date hereof, have been delivered or made available to the Stockholders. JAKKS’ authorized capital stock consists of 1,000,000 shares of preferred stock, par value $.001 per share, none of which is outstanding, and 25,000,000 shares of JAKKS Stock, of which 18,826,574 shares are outstanding. Approximately 1,493,600 shares of capital stock of JAKKS are held as treasury stock, and approximately 2,578,940 shares of capital stock of JAKKS are reserved for issuance under agreements, commitments or arrangements providing for the issuance or sale of any thereof, including outstanding options and warrants to purchase JAKKS Stock. When issued in accordance with the terms of this Agreement, the shares of JAKKS Stock constituting the Stock Payment will be duly authorized, validly issued, fully-paid and non-assessable.

      4.2     JAKKS has full corporate power and authority to execute and deliver this Agreement and each other Acquisition Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by JAKKS of this Agreement and each other Acquisition Agreement to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on its part. This Agreement has been, and each other Acquisition Agreement to which it is a party will be, duly executed and delivered by JAKKS, and this Agreement is, and each other Acquisition Agreement to which it is a party, when so executed and delivered, will be, a legally valid and binding obligation of JAKKS, enforceable against it in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (b) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement by JAKKS do not, and the execution and delivery of each other Acquisition Agreement by JAKKS and, subject to obtaining the Consent required under the Loan Agreement among JAKKS, Bank of America, N.A. and the other banks party thereto, dated October 12, 2001 (the “JAKKS Loan Agreement”), the performance by JAKKS of its obligations hereunder and thereunder will not, violate any provision of its Certificate of Incorporation or Bylaws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, any material agreement to which JAKKS is a party or is subject, or result in the creation or imposition of any Lien upon it or any of its assets or the acceleration of the maturity or date of payment or other performance of any of its obligations or have a material adverse effect on JAKKS’ business, assets, operations or financial condition by reason of the terms of,

App-B-8

any material agreement, license, lease, indenture, instrument, Lien or Order to which it is a party or is subject or which relates to or is binding upon it or its assets.

      4.3     Except for the filing of an HSR Form and the expiration or early termination of the waiting period under the HSR Act, and except for the Consent required under the JAKKS Loan Agreement, to JAKKS’ knowledge, no Consent of, or Notice to, any Person is required to be obtained or made by JAKKS in connection with its execution and delivery of this Agreement or any other Acquisition Agreement to which it is a party, or the performance of its obligations hereunder or thereunder.

      4.4     No Proceeding is pending, or, to the best of JAKKS’ knowledge, threatened, against or affecting its business, assets, operations or financial or other condition in which an unfavorable Order would reasonably be expected to have a material adverse effect on JAKKS’ business or assets or to prohibit, invalidate, or make unlawful, in whole or in part, the Acquisition, this Agreement or any other Acquisition Agreement, or the carrying out of the provisions hereof or thereof. JAKKS is not in default in respect of any Order nor is there any Order enjoining it in respect of, or the effect of which is to prohibit or curtail its performance of, its obligations hereunder or thereunder.

      4.5     JAKKS is acquiring the Shares for its own account, for investment and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof.

      4.6 JAKKS     (a) is an informed and sophisticated investor, (b) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement, (c) has engaged and consulted with expert legal, accounting and tax advisors experienced in the evaluation of transactions such as the Acquisition, and (d) has conducted a review and examination of information provided to it regarding the Stockholders, Toymax, the Business, the Assets, the Shares, the Acquisition Agreements and the transactions contemplated thereby, including information which JAKKS considers necessary or advisable to enable it to make an informed decision concerning its purchase of the Shares.

      4.7     JAKKS has delivered to the Stockholders a draft of JAKKS’ balance sheet as of December 31, 2001, and the related statements of operations and cash flows for JAKKS’ fiscal period then ended (collectively, “JAKKS Financial Statements”), all of which JAKKS Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of JAKKS at such date and the results of its operations for the period then ended, subject to normal recurring year-end adjustments and to other adjustments that are not material in the aggregate. JAKKS has no material liabilities or obligations of any kind, contingent or otherwise, that are required by GAAP to be reflected on the balance sheet included in the JAKKS Financial Statements that are not so reflected thereon, except for any such liabilities and obligations that have arisen in the ordinary course of business.

      4.8     JAKKS has timely filed all reports, forms, statements and documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), the Securities and Exchange Act of 1934, as amended, and any applicable rules of the Nasdaq Stock Market, Inc., all of which reports, forms, statements and other documents were, when filed, in material compliance with applicable Laws. When filed, none of such reports, forms, statements and other documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.9     JAKKS has not employed or engaged any Person to act as a broker, finder or other intermediary in connection with the Acquisition, and no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by JAKKS. Any fee, commission or other compensation payable to any Person claiming to have been employed or engaged by JAKKS in such capacity is solely the obligation of JAKKS and shall be promptly paid in full by JAKKS.

      4.10     No representation or warranty by JAKKS in this Agreement or in any other Acquisition Agreement or in the certificate being delivered at the Closing pursuant to Section 7.3(b) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

App-B-9

5.     Certain Covenants.

      5.1     From and after the date hereof and until the Closing, the parties hereto shall use their respective commercially reasonable efforts, and shall cooperate with each other, to cause the consummation of the Acquisition in accordance with the terms and conditions hereof, including obtaining the Consent of any Governmental Authority (and including the expiration or earlier termination of the waiting period under the HSR Act), or of any other Person with respect to any Contract or otherwise. Without limiting the generality of the foregoing, promptly after the date of this Agreement, each party shall prepare and give (or cause to be prepared and given) any required Notices under any applicable Laws or otherwise to the extent reasonably necessary to consummate the Acquisition. In particular, Toymax and JAKKS shall each use commercially reasonable efforts to file HSR Forms under the HSR Act as soon as practicable after the date hereof and shall file such additional documents and furnish such additional information as the Federal Trade Commission or the Antitrust Division of the Department of Justice may request; provided that no provision hereof shall require JAKKS or Toymax to divest any business or assets or to hold any business or assets separate. Each party hereto shall cooperate and consult with the other parties with regard to, and provide any necessary information and reasonable assistance to each other party in connection with, all Notices given and other information supplied by such party to any Governmental Authority or other Person in connection with obtaining any Consents or giving any Notices in connection with this Agreement or the Acquisition. The filing fees payable in respect of filing all HSR Forms required hereunder shall be payable by JAKKS.

      5.2     From and after the date hereof and until the Closing, without the prior written consent of JAKKS:

(a) no Stockholder shall sell, assign, transfer (including without limitation by gift) or otherwise dispose of any Shares owned of record by such Stockholder, or any interest therein or right thereto; or pledge, hypothecate or otherwise create, incur or suffer to exist any Lien thereon (other than any Permitted Lien); or agree or otherwise become legally obligated to do any thereof; and, unless JAKKS otherwise consents, no such transfer or disposition of Shares to any Person shall be valid or effective as between such Stockholder and such Person unless such Person executes and becomes a party to this Agreement and each other Acquisition Agreement to which the Stockholder (as such) transferring such Shares is a party (and Schedule I hereto shall thereupon be amended accordingly); and

(b) no Stockholder shall acquire any Stock, including without limitation by or through the exercise of any option, warrant or other right to purchase, or the conversion of exchange of any security or instrument convertible or exchangeable for, any Stock.

      5.3     From and after the date hereof and until the Closing, except as otherwise provided on Schedule 5.3 or elsewhere herein or as contemplated by the Monogram Transaction, or as JAKKS may otherwise consent (which consent shall not be unreasonably withheld), Toymax shall:

(a) conduct the Business in its ordinary course;

(b) use commercially reasonable efforts to preserve the Business and the Assets and maintain its relationships with customers and other Persons with which it has material business dealings;

(c) not (i) sell, lease, transfer or dispose of any material Asset, other than in the ordinary course of business or the disposal of defective, obsolete or otherwise unusable Assets, or (ii) terminate any Contract, except upon expiration of the term thereof as provided therein and except for any Contract that ceases to be necessary in connection with the operation of the Business;

(d) use commercially reasonable efforts to maintain all material Permits and Consents, other than any such Permits or Consents that cease to be necessary in connection with the operation of the Business;

(e) use its commercially reasonable efforts to maintain in full force and effect (or to replace the same on substantially equivalent terms) all currently applicable insurance relating to the Business or Assets;

App-B-10

(f) except as required under a Contract, Permit, Law or otherwise by any Governmental Authority, or in the ordinary course of business consistent with Toymax’s past practices, not increase the compensation or other employment benefits payable to or for the benefit of any employee of Toymax;

(g) except as required under a Contract, Permit, Law or otherwise by any Governmental Authority, or in the ordinary course of business consistent with Toymax’s past practices, not create, incur, assume or suffer any liability or obligation to any Stockholder or any Affiliate thereof;

(h) not amend its Certificate of Incorporation or Bylaws;

(i) not merge or consolidate with any other Person or effect any capital reorganization;

(j) not acquire any business or material assets of any other Person or make any capital expenditure in excess of $500,000, other than in the ordinary course of business;

(k) not issue or reserve for issuance any shares of its capital stock or issue or grant any options, warrants or other rights to purchase, or securities or instruments convertible into or exchangeable for, any capital stock of Toymax, except upon the exercise of options, warrants or rights to purchase or the conversion or exchange of securities outstanding on the date hereof, or agree or otherwise become legally obligated to issue or to grant any thereof;

(l) not declare, set aside or pay any dividends; and

(m) not redeem, repurchase or otherwise reacquire any Shares or retire or cancel any capital stock.

      5.4     From and after the date hereof and until the Closing, Toymax shall furnish to JAKKS such information with respect to the Business and Assets as JAKKS may from time to time reasonably request and shall permit JAKKS and its authorized representatives access, at a mutually-agreeable time and during regular business hours and upon reasonable prior Notice to Toymax, to conduct, at JAKKS’ sole expense and in a manner that does not interfere with Toymax’s operations, a physical inventory of the Assets, to inspect the Real Property, to examine the books and records of Toymax and to make inquiries of responsible Persons designated by Toymax with respect thereto; provided that any information so disclosed or otherwise made available or accessible to JAKKS shall not constitute an additional representation or warranty of Toymax or any Stockholder beyond those expressly set forth in Article 3, and provided further that all such information shall be subject to Section 5.8.

      5.5     From and after the date hereof and until the Closing, except for press releases describing the Acquisition to be made by JAKKS and Toymax, respectively, promptly after the execution of this Agreement, each substantially in the form of Exhibit G, no party hereto shall make any press release or other public announcement with respect to this Agreement or the Acquisition without the prior written consent of the other parties (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other party or parties hereto shall be given Notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

      5.6     From and after the date hereof and until this agreement is terminated, none of Toymax, any Stockholder, any Affiliate thereof, or any director, officer, employee or other agent or representative of any of them, shall, directly or indirectly, solicit, entertain or consummate any transaction pursuant to any offer or proposal for, affirmatively respond to any inquiry regarding, or enter into any substantive negotiations or discussions with any Person other than JAKKS with respect to, any transaction involving the sale or other disposition (including without limitation by or through the merger or consolidation of Toymax with any other Person) any of the capital stock of Toymax or of the Business or any of the Assets (other than in the ordinary course of business and other than the Monogram Transaction). The Stockholders shall promptly advise JAKKS of the receipt of any such inquiry, offer or proposal and the material terms thereof.

      5.7     JAKKS acknowledges that certain information relating to or concerned with the Business and affairs of Toymax, including without limitation all non-publicly available Trade Rights, product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to Toymax, and that its confidentiality is absolutely essential to the operation of the Business. Until the

App-B-11

Closing, all of such information shall be subject to that certain Confidentiality and Non-Disclosure Agreement dated as of January 10, 2002, between Toymax and JAKKS and in favor of Toymax (the “Toymax Confidentiality Agreement”), to which the parties hereby agree to be bound and which is incorporated herein by this reference.

      5.8     Toymax and the Stockholders acknowledge that certain information relating to or concerned with the business and affairs of JAKKS, including without limitation all non-publicly available Trade Rights, product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to JAKKS, and that its confidentiality is absolutely essential to the operation of JAKKS’ business. Until the Closing, all of such information shall be subject to that certain Confidentiality and Non-Disclosure Agreement dated as of January 10, 2002, between JAKKS and Toymax and in favor of JAKKS (the “JAKKS Confidentiality Agreement”), to which the parties hereby agree to be bound and which is incorporated herein by this reference.

      5.9     As soon as practicable following the date of this Agreement, JAKKS shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 covering the shares of JAKKS Stock constituting the Stock Payment (the “Registrable Stock”) (or other form suitable for the registration of such shares under the Securities Act), which Form S-3 or other applicable form (“Registration Statement”) will comply with the applicable provisions of the Securities Act and the applicable rules promulgated thereunder. JAKKS shall use commercially reasonable efforts to file with the SEC such additional documents and furnish the SEC such additional information as the SEC may request or otherwise respond to the SEC’s comments, if any, on the Registration Statement and any such other documents or information. JAKKS shall make such changes in the Registration Statement as are appropriate based on the SEC’s comments, if any, and shall use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act on the Effective Date. JAKKS shall provide to the Stockholders a draft of the Registration Statement, and shall advise them of any information to be furnished to the SEC, at a reasonably sufficient time in advance in order to allow the Stockholders to review the same and give to JAKKS any comments or suggestions they may have thereon. JAKKS shall also furnish to the Stockholders copies of any correspondence to or from the SEC relating to the Registration Statement and advise Toymax of the SEC’s comments, if any, thereon, and shall confer with the Stockholders as to the appropriate response thereto. The Stockholders shall cooperate with JAKKS in connection with the preparation and filing of the Registration Statement and in responding to any SEC comments thereon, and shall provide to JAKKS, at JAKKS’ request, any information required to be included in the Registration Statement (including in any amendment or supplement thereto) in accordance with the Securities Act and so that the Registration Statement shall not at any time prior to or at the time it becomes effective contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. JAKKS shall also use commercially reasonable efforts to register and qualify the Registrable Stock, and to maintain such registration or qualification for so long as the Registration Statement remains effective, under applicable state legal requirements, including state blue-sky laws, for offer and resale to the public. JAKKS shall pay the filing fee(s), if any, applicable to the filing of the Registration Statement with the SEC and obtaining any other registrations or qualifications hereunder. At the Closing, JAKKS and the Stockholders shall enter into the Registration Rights Agreement in order to implement the provisions of this Section 5.9.

      5.10     The Stockholders shall cause five members of Toymax’s board of directors holding office immediately prior to the Closing to resign, effective upon the later of the Closing or upon compliance with the applicable requirements of Section 14(f) of the Exchange Act. The Stockholders shall cause the remaining directors to (i) cause the number of directors constituting the entire board to be increased to eight, and (ii) elect the then-existing members of JAKKS’ board of directors (or their designees) to serve as the remaining six members of Toymax’s board of directors. As soon as practicable following the date of this Agreement, Toymax shall prepare and shall file with the SEC, and shall deliver to the holders of Stock who are entitled to receive the same, an information statement, pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

App-B-12

      5.11     In the event that JAKKS does not obtain the consent required under the JAKKS Loan Agreement prior to Closing, or that prior to Closing JAKKS is in default under the JAKKS Loan Agreement or the JAKKS Loan Agreement terminates, JAKKS shall use commercially reasonable efforts to cure any such default, if possible, or, if the JAKKS Loan Agreement is terminated, to obtain comparable alternative financing prior to the Closing; provided that nothing in this provision shall be construed as or imply any condition to JAKKS’ obligation to consummate the transactions contemplated hereby.

      5.12     Prior to the Closing, each of the Stockholders shall transfer to Toymax any securities of MaxVerse Interactive, Inc. or any other Subsidiary that are held by such Stockholder, without receiving any consideration therefor other than the Purchase Price.

      5.13     The Stockholders shall use their respective commercially reasonable efforts to cause each of Steven Lebensfeld and Harvey Goldberg to enter into the applicable Employment Agreement and the applicable Employment Termination Agreement.

      5.14     The Stockholders shall use commercially reasonable efforts to cause Tai Nam and its Affiliates to, and Toymax shall and shall cause its applicable Affiliates to, enter into the Amendments.

      5.15     Toymax shall deliver or cause to be delivered to JAKKS a Lien Report or Reports, dated not earlier than ten business days prior to the Closing Date, disclosing no material liens (of the type covered by the Lien Report) on the Assets other than Permitted Liens and other Liens disclosed in the Financial Statements, other than such liens that are cured on or prior to the Closing Date.

6.     Conditions to Closing.

      6.1     The obligation of JAKKS to consummate the Acquisition in accordance herewith shall be subject to the satisfaction (or waiver) prior to the Closing of each of the following conditions:

(a) the representations and warranties made by the Stockholders herein shall be true in all material respects on and as of the Closing Date;

(b) Toymax and the Stockholders shall have, in all material respects, performed and complied with all obligations and conditions to be performed or complied with by them on or prior to the Closing Date hereunder;

(c) no Order or Law shall be in effect which prohibits consummation of the Acquisition or the Merger, other than any such Order or Law that results from a Proceeding initiated by JAKKS;

(d) each Toymax Consent that is listed on Schedule 6.1 shall have been obtained;

(e) JAKKS and Toymax shall have filed their respective HSR Forms in accordance with the HSR Act and the waiting period thereunder shall have expired or been terminated;

(f) there shall not have occurred, since the date of this Agreement, any Material Adverse Effect, other than as disclosed or contemplated hereunder;

(g) Toymax shall have received the Fairness Opinion, which shall not have been withdrawn, rescinded or adversely updated or modified; and

(h) Toymax, the Stockholders and the other parties thereto (other than JAKKS) shall have executed and/or delivered at the Closing all the documents so to be executed and/or delivered by them and shall have taken all other actions at the Closing so to be taken by them, pursuant to Article 7.

      6.2     The obligation of the Stockholders to consummate the Acquisition in accordance herewith shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

(a) the representations and warranties made by JAKKS herein shall be true in all material respects on and as of the Closing Date;

(b) JAKKS shall have, in all material respects, performed and complied with all obligations and conditions to be performed or complied with by it on or prior to the Closing Date hereunder;

App-B-13

(c) no Order or Law shall be in effect which prohibits the consummation of the Acquisition or the Merger, other than any such Order or Law that results from a Proceeding initiated by JAKKS;

(d) JAKKS and Toymax shall have filed their respective HSR Forms in accordance with the HSR Act and the waiting period thereunder shall have expired or been terminated;

(e) Toymax shall have received the Fairness Opinion, which shall not have been withdrawn, rescinded or adversely updated or modified;

(f) each Toymax Consent of a Governmental Authority that is listed on Schedule 6.1 shall have been obtained;

(g) the Merger Agreement shall be in full force and effect; and

(h) JAKKS and the other parties thereto (other than Toymax and the Stockholders) shall have executed and/or delivered at the Closing all the documents and monies so to be executed and/or delivered by it, and JAKKS shall have taken all other actions at the Closing so to be taken by it, pursuant to Article 7.

7.     Closing.

      7.1     The Closing shall be held at the offices of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, 750 Lexington Avenue, New York, New York 10022-1200 on the earliest practicable date, and in any event within five days, after the satisfaction (or waiver) of all conditions to the Closing provided in Article 6 (other than any condition that, by its terms, is to be satisfied at the Closing), or at such other place or on such other date, and at such time, as the parties hereto may agree. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

      7.2     At the Closing, the Stockholders shall deliver or cause to be delivered to JAKKS:

(a) certificates representing the Shares, each duly endorsed for transfer to JAKKS or together with a duly executed stock power in favor of JAKKS, and with any required stock transfer stamps affixed thereto;

(b) copies of any Toymax Consents listed on Schedule 6.1 that have been obtained and that have not theretofore been delivered to JAKKS;

(c) the resignations of five of Toymax’s directors holding office immediately prior to the Closing, which resignations shall be effective upon the later of the Closing and compliance by Toymax with the applicable provisions of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder; and

(d) a certificate of Toymax’s Chief Executive Officer or Chief Financial Officer to the effect that all the conditions to Closing set forth in Sections 6.1(b) (insofar as related to Toymax) and (f) have been satisfied; and a certificate of each of the Stockholders to the effect that all of the conditions to Closing set forth in Sections 6.1(a), (b) (insofar as related to the Stockholders) and (c) have been satisfied, and setting forth any circumstances that exist as of the Closing Date, and any events that have occurred between the date hereof and the Closing Date, that result in any of the Stockholders’ representations or warranties contained in Article 3 hereof being untrue in any material respect; provided that the execution and delivery of such certificate by a Stockholder, by itself, shall not constitute a basis for any liability of a Stockholder for breach of any representation or warranty hereunder, other than as expressly set forth in this Agreement; and

(e) true and correct copies of the resolutions adopted by the board of directors of Toymax approving this Agreement and the Merger Agreement.

App-B-14

      7.3     At the Closing, JAKKS shall:

(a) pay and deliver, or cause to be paid and delivered, the Purchase Price to the Stockholders, as set forth in Sections 2.2 and 7.4 and in the manner instructed by the Stockholders in a Notice given to JAKKS prior to the Closing Date; and

(b) deliver to Toymax and the Stockholders a Certificate of JAKKS’ Chief Executive Officer to the effect that all the conditions to Closing set forth in Sections 6.2(a), (b) and (c) have been satisfied, and setting forth any circumstances that exist as of the Closing Date, and any events that have occurred between the date hereof and the Closing Date, that result in any of JAKKS’ representations or warranties contained in Article 4 hereof being untrue in any material respect.

      7.4     At the Closing:

(a) JAKKS and the Stockholders shall give written notice to FKIWSB&R and BRMF&S, signed by JAKKS and each of the Stockholders, (i) instructing BRMF&S to release to JAKKS the stock certificates being held by it in respect of the Shares being acquired by JAKKS pursuant to Section 2.1, and (ii) instructing FKIWSB&R to release to each Stockholder (in the manner set forth in a Notice given by the Stockholders pursuant to Section 7.3(a)) such amount of cash being held by it in respect of the Cash Payment and, if sufficient funds are then available in the escrow account, any Fractional Share Payment payable to such Stockholder; and the Escrow Agents shall promptly comply with such instructions.

(b) If the amount of funds held in escrow by FKIWSB&R pursuant to Section 2.5 is insufficient to pay the Cash Payment or the Fractional Share Payment, if any, JAKKS shall cause FKIWSB&R to pay to each Stockholder that portion of the amount of funds held in escrow on the Closing Date in the same proportion as the number of Shares owned by such Stockholder on the Closing Date bears to the total number of Shares on the Closing Date, and JAKKS shall pay cash in an amount equal to the difference between the amount such Stockholder is entitled to receive on account of the Cash Payment and Fractional Share Payment, if any, and the amount paid to such Stockholder by FKIWSB&R from the escrowed funds.

(c) If, pursuant to Section 2.3, JAKKS has elected to pay the entire Purchase Price in cash or for any other reason, JAKKS is paying all or any portion of the Purchase Price, in addition to the Cash Payment and the Fractional Share Payment, if any, in cash or if JAKKS is required to make any other payment at the Closing to the Stockholders, JAKKS shall cause FKIWSB&R to pay to the Stockholders out of the escrowed funds available therefor (after the payment of the Cash Payment and the Fractional Share Payment, if any) such amounts to which they may be entitled and, if the amount of escrowed funds so available for such payment is insufficient to make such payment, JAKKS shall pay to each Stockholder the balance of the amount to which such Stockholder may be entitled.

      (d) Any escrowed funds remaining after all payments are made to the Stockholders pursuant to the foregoing provisions of this Section 7.4 shall be released from escrow and paid over to JAKKS.

      7.5     At the Closing, JAKKS and the Stockholders shall each execute and deliver to the others the Registration Rights Agreement.

      7.6     [Intentionally omitted.]

      7.7     At the Closing JAKKS and, each of Steven Lebensfeld and Harvey Goldberg shall each execute and deliver to the other the applicable Employment Agreement and Employment Termination Agreement.

      7.8     At the Closing, Toymax shall, and the Stockholders shall cause Tai Nam to, execute and deliver the Amendments.

8.     Additional Covenants.

      8.1     No party hereto shall, at any time after the date hereof, directly or indirectly knowingly disparage or demean, or make, encourage, support or concur in any statement (written or oral) which disparages or

App-B-15

demeans in any manner, whether for a commercial purpose or otherwise, any other party hereto or any Affiliate thereof, or any stockholder, director, officer, employee or agent of any of them; provided that no provision of this Section 8.1 shall be construed to prohibit or restrict any statement by any Person made in furtherance or defense of any claim or in the course of any Proceeding or the resolution of any dispute pursuant to Section 8.4.

      8.2     From and after the Closing Date and until the Effective Date, JAKKS shall use its commercially reasonable efforts to take, and to cause Toymax to take, all such actions as are reasonably necessary to cause the Merger to become effective and to consummate the Merger as provided in the Merger Agreement.

      8.3     Prior to the Effective Date, none of the Stockholders shall sell, short-sell or otherwise dispose of any of the shares of JAKKS Stock constituting the Stock Payment; and, during the one-year period following the Effective Date, no Stockholder shall sell, short-sell or otherwise dispose of more than 25% of the shares of JAKKS Stock constituting the Stock Payment received by it hereunder during any quarterly period.

      8.4     From and after the Closing Date and until the Effective Date, the newly-constituted board of directors of Toymax (as set forth in Section 5.10) and the officers of Toymax (“JAKKS Management”) shall, in accordance with this provision, consult with the officers and directors of Toymax holding office immediately prior to the Closing (“Toymax Management”) with respect to any matter significantly affecting Toymax, the Business or the Assets that arises, occurs, has an effect on Toymax, the Business or the Assets or that is otherwise addressed by Toymax’s board of directors during such period (“Material Business Matters”). During the period referred to above, JAKKS Management shall: (i) promptly inform the appropriate members of the Toymax Management of any Material Business Matter that comes to its attention, (ii) shall provide to the Toymax Management all material facts and information relating thereto and keep the Toymax Management fully informed regarding the status of any such Toymax Business Matters and (iii) consult and confer with, and entertain the recommendations and suggestions made by the Toymax Management, regarding any Material Business Matters and shall keep the Toymax Management fully informed regarding the status of any such Toymax Business Matters.

      8.5     If JAKKS and the Stockholders, or any of them, at any time, disagree with the determination of any amount made or certified by another party hereto, such party shall, within thirty (30) days of delivery of such determination or certificate, give written Notice (the “Dispute Notice”) to the other parties to such effect, setting forth therein any change proposed by it and, in reasonable detail, its objections to such determination and the reasons for such dispute. In such event, unless the parties involved promptly, and, in any event, within thirty (30) days of the giving of the Dispute Notice, resolve all such objections and agree upon the determination of the amount in dispute, the determination thereof shall be promptly referred to their respective regular independent certified public accountants, who shall confer and attempt in good faith to resolve the objections as to such determination set forth in or arising as a consequence of the Dispute Notice. If, within thirty (30) days of such referral, such accountants resolve such dispute and determine the amount, they shall give Notices to the parties involved to such effect, setting forth therein the amount as so determined and the basis therefor, and such determination shall be final and binding on the parties involved. If such accountants do not make such determination within such thirty (30) day period, the parties involved shall refer such dispute to a mutually agreeable nationally-recognized accounting firm that is “independent” with respect to the parties hereto (the “Neutral Accountants”). Unless the Neutral Accountants expressly determine otherwise, each of the parties involved shall submit to the Neutral Accountants (a) within ten (10) days of the engagement thereof, and in such form and manner as they may prescribe, a statement setting forth such party’s position with respect to each of the objections or other issues set forth in or arising as a consequence of the Dispute Notice, together with any exhibits or other supporting documents relating thereto, and send a copy thereof to each other party involved, and (b) within ten (10) days thereafter, and in such form and manner as the Neutral Accountants may prescribe, a rebuttal statement responding to the initial statement of each other party, together with any exhibits or other supporting documents relating thereto, and send a copy thereof to each other party involved. The Neutral Accountants shall conduct a hearing, if all the parties involved so request in their respective statements, and may conduct a hearing, whether or not any (but fewer than all) the parties involved so request, if the Neutral Accountants reasonably deem it necessary for the performance of their engagement; provided that any such hearing shall be held only upon reasonable prior

App-B-16

written Notice to all parties involved and only if all such parties have an opportunity to appear and present evidence at such hearing. The Neutral Accountants may require any party hereto (whether or not a party to the dispute) to submit or produce additional statements, documents or information, to appear and testify at any hearing or other proceeding, or otherwise to produce tangible or oral evidence to the extent such Neutral Accountants reasonably deem necessary or appropriate for them to determine the amount in dispute. Based on such submissions and the evidence presented at any hearing, the Neutral Accountants shall resolve all obligations and other issues set forth in or arising as a consequence of the Dispute Notice and determine the amount in dispute, and give Notice to the parties involved, setting forth therein such amount and the basis of determination thereof, such determination to be final and binding on the parties involved. Upon the determination of the amount, any payment or adjustment based thereon shall be promptly made in the manner provided herein. The fees and expenses of a party’s independent certified public accountants incurred in the determination of such amount as provided herein shall be separately borne by such party. The fees and expenses of the Neutral Accountants incurred, if required pursuant to this Section 8.4, shall be borne and promptly paid equally by JAKKS, on the one hand, and the Stockholders, on the other.

      8.6     JAKKS agrees and acknowledges that it has agreed to the arrangements set forth in Exhibits H-1 and H-2, respectively, with respect to Carmine Russo and Kenneth Price, and that it is anticipated that at the Closing JAKKS and such persons will enter into appropriate agreements reflecting such terms.

9.     Termination.

      9.1     This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual agreement of JAKKS and the Stockholders;

(b) by any party if the Merger Agreement is terminated; provided that JAKKS shall not be entitled to terminate this Agreement if the Merger Agreement is terminated or abandoned by JAKKS in violation of the terms thereof, and the Stockholders shall not be entitled to terminate this Agreement if the Merger Agreement is terminated or abandoned by Toymax in violation of the terms thereof.

(c) by any party (if such party is not then in breach or default of any of its representations, warranties, covenants or other obligations under this Agreement) by giving written Notice to such effect to the other parties if the Closing shall not have occurred on or before March 31, 2002, or such later date as the parties shall have agreed upon prior to the giving of such Notice;

(d) by JAKKS (if JAKKS is not then in breach or default of any of its representations, warranties, covenants or other obligations under this Agreement), upon written Notice to such effect to the Stockholders in the event of a material breach by or default of any party hereto other than JAKKS, or by any party hereto other than JAKKS (if such party is not then in breach or default of any of its representations, warranties, covenants or other obligations under this Agreement), upon written notice to such effect to JAKKS in the event of a material breach by or default of JAKKS, provided that written Notice of such breach or default is theretofore given to the breaching or defaulting party, and such breach or default is not cured within thirty (30) days of such Notice; or

(e) by any party if any Governmental Authority issues an Order or takes any other action restraining, enjoining or otherwise prohibiting, or seeking material damages in respect of, any transaction contemplated by any Acquisition Agreement, and such Order becomes final and non-appealable, or any Law having the same effect becomes applicable to any party hereto.

      9.2     Upon termination of this Agreement pursuant to Section 9.1, all obligations of the parties shall terminate except those under Sections 5.7, 5.8, 8.1 and 9.3, Article 10 and the applicable provisions of Article 11; provided that no such termination shall relieve any party of any liability to another party by reason of any breach of or default under this Agreement, subject to all applicable limitations contained in this Agreement.

      9.3     (a) If the Closing does not occur, or does not occur with respect to any Stockholder, as a result of the Stockholders’ or such Stockholder’s failure to transfer its Shares at the Closing in violation of the terms of

App-B-17

this Agreement, or as a result of a breach by the Stockholders or such Stockholder of any of the representations and warranties contained in the last four sentences of Section 3.1 or in Sections 3.2 through 3.4 (to the extent that a breach of such representation or warranty would result in an impairment of JAKKS’ ownership rights in the Shares), the Stockholders (or any Stockholder with respect to which the closing does not occur) shall pay to JAKKS a termination fee (the “Termination Fee”) in the amount of the sum of (i) $1,000,000 for each Stockholder with respect to which the Closing does not occur, which shall be payable by wire transfer of immediately available funds to an account designated by JAKKS within five days after the termination of this Agreement or, if the Closing occurs as to any Stockholder, within five days after the Closing; and (ii) if the non-transferring Stockholder(s) sell their Shares to a third party within six months following the termination of this Agreement (or the termination with respect to such Stockholder, if applicable), the amount of 20% of the difference between the total purchase price received for the Shares in such third party sale and the product of $4.50 and the number of Shares sold, which amount shall be payable by wire transfer of immediately available funds to an account designated by JAKKS within five days after the consummation of such sale.

      (b) The Termination Fee shall constitute liquidated damages to JAKKS in respect of all losses, liabilities, damages and expenses suffered or incurred by JAKKS by reason of the termination of this Agreement (or the termination with respect to any Stockholder) pursuant to Section 9.3(a), and, notwithstanding any other provision hereof, shall be in lieu of any other remedy or relief otherwise available to JAKKS by reason thereof. The parties hereto acknowledge that it would be impracticable to ascertain the amount of all losses, liabilities, damages and expenses that would be suffered or incurred by JAKKS under the circumstances described in Section 9.3(a) and that the amount of the Termination Fee is a fair and reasonable estimate of such losses, liabilities, damages and expenses and provides a reasonable and certain amount to compensate JAKKS therefor.

10.     Indemnification.

      10.1 Following the Closing, subject to Sections 10.4, 10.5 and 11.1, the Stockholders, jointly and severally, shall indemnify and defend JAKKS and, after the Closing, Toymax and each stockholder, director, officer, employee and agent of JAKKS and, after the Closing, Toymax against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys’ fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them based upon or resulting from the failure of any of the representations and warranties made by the Stockholders in the last four sentences of Section 3.1 and in Sections 3.2 through 3.4 (to the extent that a breach of such representation or warranty would result in an impairment of JAKKS’ ownership rights in the Shares), to be true in all material respects on the date hereof and on the Closing Date.

      10.2     JAKKS shall indemnify and defend each Stockholder and, prior to the Closing, Toymax and each director, officer, employee or agent thereof against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys’ fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them based upon or resulting from:

(a) the failure of any representation or warranty made by JAKKS to be true in all material respects on the date hereof and on the Closing Date; or

(b) JAKKS’ failure, in all material respects, to perform or to comply with any covenant or condition required hereunder to be performed or complied with by JAKKS.

      10.3     JAKKS shall indemnify each Stockholder and each other Person who was an officer or director of Toymax on or after the date of this Agreement against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys’ fees and disbursements) which any of

App-B-18

them may suffer or incur incidental to any claim or any Proceeding against any of them based on or resulting from:

(a) their approval, execution and delivery of this Agreement and the Merger Agreement and consummation of the Acquisition and the Merger in accordance with the terms hereof and of the Merger Agreement and in accordance with applicable law, but excluding any action constituting fraud or willful misconduct; and

(b) actions taken from and after the Closing with respect to the management and operation of Toymax and the Business by the board of directors of Toymax or by any officer of Toymax at the request or direction of the board.

It is expressly understood and agreed that any Person who may be entitled to indemnification under this Section 10.3 but who is not a party to this Agreement is intended to be a third party beneficiary of the rights created under this Section 10.3.

      10.4     Promptly after an indemnified party receives Notice of or otherwise becomes aware of any claim or potential claim, or the commencement or potential commencement of any Proceeding by a third party, involving any loss, liability, obligation, damage or expense referred to in Section 10.1, 10.2 or 10.3, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party, give written Notice to the latter of the commencement or possibility of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks or may seek indemnification hereunder; provided that the failure of any indemnified party to give such Notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such Notice. In case any such Proceeding is brought against an indemnified party, and provided that proper Notice is duly given, the indemnifying party shall assume and control the defense thereof insofar as such Proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel selected by the indemnifying party (and reasonably satisfactory to such indemnified party), and, after Notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party reasonably determines with advice of counsel that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after Notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys’ fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate with the indemnifying party as reasonably requested by it and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement or compromise in respect of any claim or Proceeding unless: (i) such judgment, settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding, and (ii) such judgment, settlement or compromise involves solely monetary damages

App-B-19

(and not injunctive or other equitable relief or any admission of guilt or fault). Provided that proper Notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, if and in the manner required hereunder, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including, without limitation, reasonable attorneys’ fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. Any indemnification required to be made hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

      10.5     Any other provision hereof notwithstanding:

(a) no indemnifying party shall be required to indemnify any Person pursuant to Section 10.1 or 10.2(a) (as the case may be) unless and until, and to the extent that, the aggregate amount of all losses, liabilities, obligations, damages and expenses as to which indemnification would be required from all the Stockholders, collectively, under Section 10.1, or JAKKS, under Section 10.2(a), as the case may be, but for the provisions of this Section 10.5, exceeds $350,000;

(b) the aggregate amount required to be paid by the Stockholders under Section 10.1 pursuant to this Article 10 shall not exceed $15,000,000;

(c) if the Closing shall occur, the indemnification obligations provided herein shall terminate with respect to any claim for indemnification arising under Section 10.1 or Section 10.2(a) that is not made prior to the first anniversary of the Closing Date; and

(d) no indemnified party shall be entitled to any indemnification under this Article 10 to the extent that it actually receives or is entitled to receive any amount in respect of any loss, liability, obligation, damage or expense from other sources, including without limitation insurance or third-party indemnity; provided that such indemnified party shall not be required to commence any Proceeding to collect any such amount.

11.     Miscellaneous.

      11.1     Survival of Representations and Warranties. No representation or warranty of any party hereto shall survive the Closing or the termination of this Agreement for any reason, except that the representations and warranties of the Stockholders set forth in the last four sentences of Section 3.1, and the representations and warranties of JAKKS set forth in the last three sentences of Section 4.1, shall survive the Closing until, and no party shall be entitled to seek indemnification with respect thereto pursuant to Section 10.1 or 10.2(a) following, the first anniversary of the Closing Date.

      11.2     Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association among the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto.

      11.3     Fees and Expenses. Each party hereto shall bear such fees, foregone opportunities and expenses as may be incurred by it in connection with this Agreement and the Acquisition.

      11.4     Notices. Any Notice or demand required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or reputable overnight courier service against receipt, or (ii) certified or registered mail, postage

App-B-20

paid, return receipt requested, or (b) sent by facsimile, provided that the sender receives a printed confirmation of receipt, to such party at the following address:

     to JAKKS:

     22619 Pacific Coast Highway

     Malibu, California 90265
     Attn: President
     Fax: (310) 456-7099

     with a copy to:

     Feder, Kaszovitz, Isaacson, Weber, Skala,

     Bass & Rhine LLP
     750 Lexington Avenue
     New York, New York 10022
     Attn: Murray L. Skala, Esq.
     Fax: (212) 888-7776

     to Toymax (prior to the Closing) or any Stockholder at:

     Steven A. Lebensfeld

     c/o Toymax International, Inc.
     125 East Bethpage Road
     Plainview, New York 11803
     Fax: (516) 391-9151

     with a copy to:

     Brown Raysman Millstein Felder & Steiner LLP

     900 Third Avenue
     New York, New York 10022
     Attn: Joel M. Handel, Esq.
     Fax: (212) 812-3310

     to an Escrow Agent:

     at its respective address set forth herein

or such other address as any party hereto may at any time, or from time to time, direct by Notice given to the other parties in accordance with this Section. Except as otherwise expressly provided herein, the date of giving or making of any such Notice or demand shall be, in the case of clause (a)(i) or (a)(ii), the date of the receipt, or in the case of clause (b), the business day next following the date such Notice or demand is sent.

      11.5     Amendment. Except as otherwise expressly provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

      11.6     Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

      11.7     Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

      11.8     Arbitration. Any claim, dispute or controversy between or among any of the parties hereto (other than a claim, dispute or controversy subject to Section 8.4), shall be submitted to arbitration in New York, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. JAKKS, on the one hand, and the Stockholders and, prior to the Closing, Toymax, on the other,

App-B-21

shall each pay one-half of any filing fees or other administrative costs to be paid in advance of or during such Proceeding. There shall be a single arbitrator. The arbitrator shall render a reasoned decision with respect to such Proceeding which shall include, in addition to the imposition of monetary damages or any other remedy or relief available hereunder, an allocation of the costs thereof. The decision of the arbitrator shall be final and binding upon the parties to such Proceeding, and judgment thereon may be entered in any court of competent jurisdiction. No party hereto shall be liable for punitive damages, unless such party is found to have committed fraud or willful malfeasance against another party hereto.

      11.9     Remedies. Notwithstanding the provisions of Section 11.8, in the event of any actual or prospective breach or default by any party hereto, any other party hereto shall be entitled to equitable relief from any court of competent jurisdiction, including remedies in the nature of rescission, injunction and specific performance. Subject to the provisions of Sections 8.4, 9.3 and 11.8 and Article 10, all remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article 10 and, if applicable, the Termination Fee set forth in Section 9.3(a), shall be the sole and exclusive remedies, as among the parties hereto, with respect to any claim for monetary damages under this Agreement.

      11.10     Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

      11.11     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

      11.12     Further Assurances. Each party hereto agrees to cooperate fully with the other parties in connection with preparing and filing any Notices or documents in connection with the Acquisition. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as any other party hereto may reasonably request or as may otherwise be reasonably necessary or proper, to consummate and perfect the Acquisition.

      11.13     Binding Effect. Subject to Section 11.14, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

      11.14     Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect; provided that any Stockholder may assign its right to receive all or any portion of the Purchase Price without the consent of any other party hereto.

      11.15     Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

      11.16     Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

      11.17     Knowledge. The qualification or limitation of any statement made herein to a Stockholder’s “knowledge” or to a matter “known” to a Stockholder refers to such Stockholder’s actual knowledge (but not imputed or constructive knowledge), after reasonable inquiry.

App-B-22

      11.18     References. The terms “herein,” “hereto,” “hereof,” “hereby” and “hereunder,” and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

      11.19     No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

      11.20     Exhibits and Schedules. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

      11.21     Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments or arrangements relating thereto, other than the Toymax Confidentiality Agreement and the JAKKS Confidentiality Agreement, as set forth in Sections 5.7 and 5.8.

App-B-23

      IN WITNESS WHEREOF, JAKKS and Toymax, by their respective duly authorized officers, and the other parties hereto have duly executed this Agreement as of the date set forth in the Preamble hereto.

JAKKS PACIFIC, INC.

By:	/s/ STEPHEN G. BERMAN

Name: Stephen G. Berman
Title: President

TOYMAX INTERNATIONAL, INC.

By:	/s/ STEVEN A. LEBENSFELD

Name: Steven A. Lebensfeld
Title: CEO

Stockholders:

BEST PHASE LIMITED

By:	/s/ CHU KI KWAN

Name: Chu Ki Kwan
Title: President

HARGO BARBADOS LIMITED

By:	/s/ GREGORY A. HINKSON

Name: Gregory A. Hinkson
Title: Director

[Signatures continued on following page.]

App-B-24

By:	CIBC BANK AND TRUST COMPANY

(Cayman) Limited

Secretary

By:	/s/ NEAL GRIFFITH

Name: Neal Griffith
Title: Authorized Signatory

By:	/s/ SHERENE BLACKETT

Name: Sherene Blackett
Title: Authorized Signatory

/s/ STEVEN A. LEBENSFELD

Steven A. Lebensfeld

/s/ HARVEY GOLDBERG

Harvey Goldberg

Solely for purposes of Section 2.3:

FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP

BY:	/s/ GEOFFREY A. BASS

Name: Geoffrey A. Bass
Title: Partner

BROWN RAYSMAN MILLSTEIN FELDER &
STEINER LLP

By:	/s/ JOEL M. HANDEL

Name: Joel M. Handel
Title: Partner

[Continuation of Signature Page to Stock Purchase Agreement.]

App-B-25

INDEX TO EXHIBITS AND SCHEDULES

Exhibit A	Form of Termination and Replacement of Manufacturing Agreement
Exhibit B	Form of Termination of Agency Agreements
Exhibits C-1, C-2	Forms of Employment Agreements
Exhibits D-1, D-2	Forms of Employment Termination Agreements
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Intentionally Omitted.
Exhibit G	Form of Press Release
Exhibits H-1, H-2	Term Sheets for Carmine Russo and Kenneth Price
Schedule I	Stockholders, Etc.
Schedule 1.36	Permitted Liens
Schedule 3.1	Foreign Qualifications; Options, Etc.
Schedule 3.3	Toymax Consents
Schedule 3.4	Proceedings; Orders
Schedule 3.5	Certain Liabilities of Toymax
Schedule 3.8	Brokers, Etc.
Schedule 6.1	Closing Condition Toymax Consents

App-B-26

SCHEDULE I

TO
STOCK PURCHASE AGREEMENT
STOCKHOLDERS

Stockholder	Number of Shares

Best Phase Limited	5,730,335
Harvey Goldberg	137,333
Hargo Barbados Limited	1,116,833
Steven A. Lebensfeld	1,115,567
TOTAL	8,100,068

App-B-27

APPENDIX C

APPRAISAL RIGHTS

SECTION 262 OF DELAWARE GENERAL CORPORATION LAW APPRAISAL RIGHTS

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depositary receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

App-C-1

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Apprisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation, or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation or that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporations shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated, therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not

App-C-2

more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

App-C-3

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to received payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

App-C-4

APPENDIX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2002

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES ACT OF 1934

Commission File Number: 0-23215

Toymax International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3391335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22619 Pacific Coast Highway

Malibu, California 90265
(Address, including zip code, of principal executive offices)

(310) 456-7799

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.01 per Share
(Title of class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     (1) Yes ☒          No ☐          (2) Yes ☒          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☒

      The aggregate market value of the voting stock held by non-affiliates of the registrant as of June 18, 2002 was $17,681,845. The calculation does not reflect a determination that persons are affiliates for any other purposes.

      Number of shares of common stock outstanding as of June 18, 2002: 12,316,386.

DOCUMENTS INCORPORATED BY REFERENCE:

      None

TOYMAX INTERNATIONAL, INC.

INDEX TO ANNUAL REPORT ON FORM 10-K

Filed with the Securities and Exchange Commission
For the Fiscal Year Ended March 31, 2002

ITEMS IN FORM 10-K

App-D-i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this report regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. When we use words like “intend,” “anticipate,” “believe,” “estimate,” “plan” or “expect,” we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations elsewhere in this report. You should understand that forward-looking statements made in this report are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

PART I

      In this report, “Toymax,” the “Company,” “we,” “us,” and “our” refer to Toymax International, Inc. and its subsidiaries.

Item 1.     Business

Company Overview

      Toymax is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products, which are sold in the United States and throughout the world. Toymax products promote fun and creative play, and are available under several brands: Toymax® toys, such as R.A.D.TM Robot, Mighty Mo’sTM vehicles, the award-winning Laser ChallengeTM brand, Creepy CrawlersTM activities brand and TMX RCTM radio control vehicles; Funnoodle® pool and water toys and accessories; and Go Fly a Kite® kites, banners, WindWheelsTM, weathervanes and wind chimes. Management believes that the major strengths of Toymax include its ability to develop and design new toys, such as Singing StarzTM Video Karaoke; to identify and satisfy niche opportunities with brands such as Mighty Mo’s; to extend existing core brands such as Laser Challenge; and to identify acquisitions, such as Go Fly A Kite, Inc. (“GFK”), and Funnoodle Inc. (“Funnoodle”), that further its plan to diversify into other leisure product categories and selling seasons.

      In 1998, we began to take a number of important steps designed to better position us for future and balanced growth through the diversification of our product line. In December 1998, we acquired the business of Go Fly A Kite, Inc., a leading developer and marketer of kites, windsocks, banners, mini flags and WindWheelsTM. In November 1999, we completed the acquisition of the Funnoodle product line. Funnoodle Inc. is a leader in the pool and backyard water recreational products categories.

      Effective November 30, 2001, we sold the net assets of Monogram International, Inc., Monogram Products (H.K.) Limited and our Candy Plant division to an entity controlled by David Chu, the former Chairman of our board of directors.

      On March 11, 2002, pursuant to a stock purchase agreement dated February 10, 2002, certain of our principal stockholders sold 8,100,065 shares of our common stock to JAKKS Pacific, Inc. (“JAKKS”), a designer, developer, producer and marketer of toys and related products for approximately $24.3 million in cash and 646,384 shares of JAKKS common stock. As a result of this transaction and prior open market purchases of our common stock by JAKKS, as of June 30, 2002, JAKKS owns 8,232,819 shares of our common stock, representing approximately 66.8% of the outstanding shares of our common stock.

      In connection with the above described stock purchase agreement, on February 10, 2002, we entered into an agreement of merger with JAKKS, pursuant to which JAKKS intends to purchase the remaining

App-D-1

outstanding shares of our common stock in a merger transaction for consideration of approximately $12.3 million and 551,282 shares of JAKKS common stock.

      On May 21, 2002, We and JAKKS filed a joint proxy statement/ prospectus with the Securities and Exchange Commission on Form S-4 in connection with the proposed merger with JAKKS. Upon the consummation of the merger, we will become a wholly owned subsidiary of JAKKS and will become a privately held corporation with no public market for our common stock. In addition, once the merger with JAKKS is completed, we will no longer be required to file periodic reports with the Securities and Exchange Commission.

      We have incurred losses for the past three fiscal years. For the year ended March 31, 2002, we had net sales of $94.9 million and a pre-tax loss from continuing operations of $12.3 million, excluding restructuring charges of $15.6 million, compared to a pre-tax loss from continuing operations of $1.1 million in fiscal 2001. The restructuring charges relate to the acquisition by JAKKS of 66.8% of our outstanding common stock, pursuant to which we were reorganized. The restructuring charges include the write-off of assets that will not be utilized by the combined companies, the accrual of certain fees for the early terminations of certain agreements, severance payments and a one time charge for the changing of the terms of our stock options.

      Our Internet address is www.toymax.com, which provides information about us and our products. The site also contains games, information about where to purchase our products, a strictly monitored kid’s chat area and hotlinks to affiliated web sites, such as those of licensors, industry related parties and financial institutions. Our GFK affiliate has a separate Internet address at www.goflyakite.com.

Industry and Competition

      We compete in several industries, with toys representing the largest portion. The majority of the toys sold in the United States are manufactured, either in whole or in part, overseas where labor rates are comparatively lower than in the United States. The largest foreign manufacturing market is the People’s Republic of China (“China”), followed by Japan and Taiwan. Such operations require greater lead times than domestic manufacturing operations and also result in greater shipping costs, particularly for larger toys. The design, production and sale of toy products in the United States and throughout most of the world are subject to various regulations.

      Toy manufacturers sell their products either directly to retailers or to wholesalers who carry the product lines of many manufacturers. There are thousands of retail outlets in the United States which sell toys and games. These outlets include: mass merchandisers, small independent toy stores, gift and novelty shops, grocery and drug chains, warehouse clubs, e-retailers and mail order catalogs. Despite the broad number of toy outlets, retail toy sales have been increasingly generated by a small number of large chains, such as Toys “R” Us, Wal-Mart, Kay-Bee, Kmart and Target. Despite this consolidation in recent years, both at the retail and manufacturing level, many small and mid-sized companies continue to compete in the design and development of new toys, the procurement of licenses, the improvement and expansion of previously introduced products and product lines and the marketing and distribution of toy products. This has resulted in an increased reliance among retailers on the large toy companies because of their financial stability and ability to support products through advertising and promotion and to distribute products on a national basis. Such consolidation may have a negative effect on small and mid-sized toy companies, such as Toymax.

      The toy industry is highly competitive. Competition within the industry is based on consumer preferences, order fulfillment, pricing and new product development. In recent years, the toy industry has experienced rapid consolidation. We compete with many toy companies that have greater financial resources, greater name recognition, larger sales, marketing and product development departments and greater economies of scale. Due to the low barriers to entry into the toy industry, we also compete with smaller domestic and foreign toy manufacturers, importers and marketers.

      We chose to expand into new leisure product categories in order to decrease reliance on the highly competitive toy industry. In this regard we acquired GFK and Funnoodle.

App-D-2

      GFK competes in the kite, flag/windsock and lawn ornament markets in which it is estimated to have a large share. There are numerous specialty kite manufacturers, which are characterized by very small volume and higher pricing, and several larger companies distributing banners and lawn ornaments. Funnoodle competes primarily in the water and pool toy market, in which it is a leader.

Seasonality and Backlog

      Sales of toy products are seasonal, with the majority of retail sales occurring in the third and fourth calendar quarters. We have taken steps to reduce our dependence on these highly seasonal products, including the acquisitions of GFK and Funnoodle, which are largely sold in the first and second calendar quarters. While we have taken these steps to level sales over the entire year, sales are expected to remain heavily influenced by the seasonality of our toy products.

      The result of these seasonal patterns is that operating results and demand for working capital vary significantly by quarter and net losses may be expected in the first and last quarters of the fiscal year for the foreseeable future. Orders placed with us for shipment are cancelable until the date of shipment. The combination of seasonal demand and the potential for order cancellation makes accurate forecasting of future sales difficult and causes us to believe that backlog may not be an accurate indicator of our future sales. Similarly, financial results for a particular quarter may not be indicative of results for the entire year.

Products

      Our existing product lines and calendar 2002 product introductions and extensions fall into six categories: Action Toys, Spring/ Summer, Children’s Activity Toys, Girls’ Toys, Vehicles and Electronics.

Action Toys

      The Laser Challenge brand was introduced in 1996, and continues to be the top-selling laser game. The Laser Challenge system uses an advanced infrared light technology, which is effective at longer firing distances than competing systems. We continue to redesign and extend the Laser Challenge brand, a strategy which supports our expectation that Laser Challenge will be marketed over a long period of time. In fiscal 2002, we introduced Laser Challenge Gotcha Extreme Mini MayhemTM, a compact sized version of the Extreme segment first introduced in 2000 as Gotcha ExtremeTM and extended in 2001 as Radar ExtremeTM. In fiscal 2002, we launched Virtual PaintballTM, which combines the technology and proven play pattern of Laser Challenge with the excitement of paintball, one of the fastest growing alternative sports in the United States.

Spring/Summer

      We entered the Spring/ Summer seasonal business in fiscal 1999 with the acquisition of GFK, whose product line includes youth and adult kites and a wide array of decorative flags, windsocks, door banners, mini flags and the WindWheels line of colorful lawn ornaments. In fiscal 2001, a series of kites designed by Joel K. Scholz, a renowned designer, was added to the GFK product line. In addition, the lawn ornament line was expanded to include weathervanes and wind chimes. In fiscal 2000, we expanded our seasonal offerings in this category with the acquisition of the Funnoodle product line. Funnoodle is a highly recognized brand of pool and recreational products. The product line’s most visible item, the basic Funnoodle, is a 5-foot long, brightly colored, floating foam tube that has been one of the best selling summer toys in the United States since its introduction in 1994. The Funnoodle product line continues to be expanded with the introduction of products such as pool floats, swim rings, lawn sprinklers, and tumbling and exercise mats.

Children’s Activity Toys

      We have historically been a significant factor in Children’s Activity Toys and reestablished ourself in fiscal 2001 with the successful re-introduction of the Creepy Crawlers® brand. We extended the brand in fiscal 2002 to include Creeple People® and Graveyard GhouliesTM Creator Paks®, which are mold and play sets. In fiscal 2002, we re-introduced the DollymakerTM Fashion Maker consisting of a molding oven, molds and

App-D-3

Glamour-GoopTM compound whereby girls can design and make mini dolls and fashions in an endless variety of designs and colors.

Girls’ Toys

      Our Girls’ Toys product line includes the Beauty WorksTM brand of role play activities such as Nail Salon and Fragrance DesignerTM; the Jam RopeTM, a musical jump rope; and the Talking Tina® brand of fashion dolls and soft furniture which fits any 11 1/2” fashion doll.

Vehicles

      We introduced the Mighty Mo’sTM brand of innovative vehicles late in fiscal 1998. The first product utilized an infrared “key chain controller” to activate these light, sound and motion vehicles and is marketed in our patented “try me” package. In fiscal 2000, the Mighty Mo’s Infrared Vehicles category was extended to include specialty vehicles with unique, stunt actions; this line expanded in fiscal 2002 to include a rollover car and a wheelie quad. The Mighty Mo’s brand also includes monster trucks and a line of flywheel powered endurance vehicles. We currently have license arrangements to produce Mighty Mo’s versions of Chevrolet, Jeep, Dodge, Mercedes, BMW, Porsche, Audi, Porsche, Humvee and Ford styles.

      Mighty Mo’s Jr., the pre-school segment of our vehicle business, is a line of products with moving eyes and mouth, and speech and motion capabilities. This segment includes Preston PushbuttonTM, a battery operated programmable robot which walks, talks and has light-up eyes and mouth; Denny the Dump TruckTM and Dougie Chug-AlongTM, which are infrared remote control vehicles; and Rick and Robbie RacersTM, which are infrared remote vehicles which interact with each other as they race.

Electronics

      We continue to successfully manage our key brands in this category while expanding our popular T.V. games line of palm sized controllers that plug directly into a television set and includes 10 classic video games licensed from Activision. The controller is completely portable and does not require a console. Additionally in the current fiscal year, we have introduced Singing StarzTM Video Karaoke, the first home karaoke player with a built in video camera that puts you on the television screen.

Product Design and Development

      We have built a knowledgeable in-house product development team and a network of independent designers to create new products. Employees in the Marketing and Research and Development departments coordinate efforts to design and develop the majority of our toy and innovative new product lines. Current technologies have been utilized to redesign, redevelop and extend major brands and products from the past, E.G. Creepy Crawlers and Popples. GFK strives to maintain a product line that displays cutting edge graphics and reflects current cultural trends. Funnoodle has sought to develop new products largely by applying extruded foam manufacturing techniques and designs to traditionally successful products. Our success is dependent on our ability to continue these activities. Our sponsored research and development expenses for fiscal 2000, 2001 and 2002 were $4.2 million, $3.4 million and $3.7 million, respectively.

      We continually evaluate new product ideas generated by a number of outside designers to maintain access to a wide range of development talent. When a product is developed based on the idea presented by an independent designer, we typically enter into a royalty agreement with the designer.

Licensing

      Licensing is a major influence on the leisure products industry affecting virtually all product categories. Although historically we have not significantly relied on entertainment-related licenses, we have marketed and continue to market products based on licensed popular characters and trademarks from major entertainment companies and other widely known corporate trademarks. This allows us to benefit from pre-existing awareness of a character or brand and from the marketing efforts and prior goodwill attached to it. A principal

App-D-4

licensor is Activision©, as well as many of the world’s leading auto makers for use of their most popular model names on our Mighty Mo’s vehicle line.

      In return for the use of the licensed character or brand name, we typically pay licensing fees based upon net sales from products marketed under the subject license. Furthermore, the acquisition of a license generally involves the payment of non-refundable minimum royalty payments.

Sales and Distribution

      We operate in two reporting segments: (i) Toymax Brands (primarily consisting of sales activities conducted through Toymax Inc. (“TMI”); and (ii) Toymax (H.K.) Limited (“THK”) and Toymax Enterprises (consisting of GFK and Funnoodle).

      Sales conducted by TMI consist of sales of our promotional product lines to primarily United States customers pursuant to customer purchase orders. Customers purchasing products on this basis include Toys “R” Us, Kay-Bee Toys, Costco Wholesale, Wal-Mart Stores, Inc., and Target Stores, Inc. Sales conducted by THK consist of sales on a free on board (“FOB”) Hong Kong basis which are generally based on letters of credit, and include sales of primarily lower priced basic products to the United States and international retailers including Toys “R” Us International, Index (U.K.), Wal-Mart (Canada) and sales of our promotional product lines to approximately 50 international distributors.

      Funnoodle and GFK sales are made primarily to United States customers, on standard credit terms, pursuant to customer purchase orders. Sales conducted by GFK are on a COD, prepaid or credit card basis for those customers who do not qualify for credit terms. Extended credit terms are periodically offered to qualifying customers. To a lesser extent, the GFK operations sell to customers internationally. These international customers generally purchase products utilizing a direct letter of credit and shipments are made directly from the overseas factory on a FOB Hong Kong basis.

      Our products are sold in over 45 countries around the world. The following table depicts our net sales in these two segments for the last three fiscal years:

Sales

	Fiscal Year

	2000	2001	2002

	(In thousands)
Toymax Brands	$91,062	$85,496	$65,568
Toymax Enterprises	18,803	29,655	29,284

Net Sales	$109,865	$115,151	$94,852

      Toymax Brands Sales. This segment’s United States sales activities are conducted through its nationwide network of independent sales representatives, an in-house sales staff and, with respect to certain major accounts, by senior management. Comprised of more than 50 sales executives and 14 sales organizations at March 31, 2002, this sales network maintains close customer relationships, develops new accounts and presents new products to its established customers. Our leading United States customers (not including THK sales to the United States) include major toy retailers, mass merchandisers, department stores and catalog companies. TMI sales constituted 55.3%, 41.0% and 37.5% of consolidated net sales in fiscal 2000, 2001 and 2002, respectively.

      THK sales are comprised of sales to international retailers and distributors and to certain United States retailers. Such sales are conducted on a FOB Hong Kong basis and generally require either the opening of a letter of credit or are backed by credit insurance. Since our inception in 1990, we have emphasized international sales, and today our products are sold in over 50 countries worldwide. Our international sales network consists of approximately 50 international distributors and 11 international sales representative organizations. In fiscal 2000, 2001 and 2002, Toymax HK sales accounted for 27.5%, 26.3% and 31.6% of net sales, respectively.

App-D-5

      Toymax Enterprises Sales. GFK sales are comprised primarily of sales to kite stores, hobby stores, gift, specialty and bookstores and toy stores. Products are also distributed by mail order catalogs, such as L.L. Bean, sporting goods stores, and other mass-market retailers. In addition to our in-house sales and customer service staff, GFK employs a network of 96 independent sales representatives. GFK products are currently sold to over 20,000 customers.

      Funnoodle products were sold through the in-house sales staff of the prior owner under a servicing agreement and a network of sales representative organizations primarily to the largest mass-market chains in the United States The servicing agreement terminated effective August 2001, and, thereafter, such activities have been performed by our personnel. Historically, domestic sales have accounted for substantially all of Funnoodle’s sales.

Customers

      Only Toys “R” Us and WalMart each accounted for more than 10% of invoiced sales during fiscal 2002.

Marketing

      We employ a variety of methods to market our new and existing products. New toys, existing toys and line extensions are marketed primarily by members of our executive and sales management at our showrooms in Hong Kong, New York and Dallas during major international toy shows. We are also represented at additional toy and kite shows both domestically and internationally.

      Product packaging and placement is a large part of our overall marketing strategy. Our products are sold in brightly colored, eye-catching packages with strong brand identity. All packaging must meet strict guidelines for communication effectiveness and for the ability to stand out from the competitive clutter. We utilize “try me” packaging whenever possible. We also employ traditional marketing methods such as couponing, in-store demonstrations adjacent to our toy products, and public relations.

      We currently allocate a significant portion of our marketing resources to television advertising, which we believe is the most cost-effective way to reach our primary target audience of children. The commercials are run on national television and in local spot television markets to support the promotional efforts and distribution patterns of our key retailers. We use other media, such as print and on-line advertising, when appropriate.

      Our GFK subsidiary primarily markets its products through its annual catalogs. GFK’s and Funnoodle’s other marketing channels include trade shows, seasonal brochures, advertisements in trade magazines, personal sales calls, co-op advertising and telemarketing.

Purchasing and Manufacturing

      TMI and THK currently contract for all of their manufacturing requirements. We believe that this practice provides us with the most efficient use of our capital at this time. Tai Nam Industrial Company Limited (“Tai Nam”), which is based in Hong Kong, served as our purchasing agent for our core toy business pursuant to an agency agreement (the “Agency Agreement”) which terminated March 11, 2002, between Tai Nam and Toymax NY. Tai Nam is owned by David Chu, our former Chairman and principal stockholder. As our purchasing agent, Tai Nam arranged for the manufacturing of our products based on purchase orders placed with Tai Nam by us. In addition, Tai Nam handled all shipping documents, letters of credit, bills and payments, served as liaison with other vendors and performed quality control functions. For these services, Tai Nam generally received an agency fee of 7% of the gross invoiced value of products purchased by us. Pursuant to the Agency Agreement, we purchase products from Tai Nam at Yantian (China) FOB prices. We paid all expenses associated with the making of molds for new products. Pursuant to the Agency Agreement, we owned the tooling and molds for our products. Effective March 12, 2002, we perform these functions directly.

      As purchasing agent, Tai Nam arranged for the manufacturing of our toy products based on purchase orders placed with Tai Nam by us. The majority of such products have been and are currently manufactured by Jauntiway Investments Limited (“Jauntiway”). Jauntiway is an OEM toy manufacturer with two ISO

App-D-6

certified manufacturing facilities in the southern portion of China. Jauntiway is also owned by Mr. Chu. Since our inception, Jauntiway has been our single most important manufacturer and we have been Jauntiway’s leading customer. In fiscal 2001 and 2002, approximately 60% and 56%, respectively, of all our products were manufactured by Jauntiway (some utilizing subcontractors). We entered into a manufacturing agreement with Tai Nam and Jauntiway dated September 22, 1997. Effective March 11, 2002, this agreement was terminated and replaced by a new three-year agreement with standard manufacturing terms.

      Manufacturing commitments are made on a purchase order basis. We base our production schedules on customer estimates and orders, historical trends, the results of market research and current market information. We closely monitor market activity and adjust production schedules accordingly. We utilize Electronic Data Interchange programs maintained by certain of our largest customers, which allows us to monitor actual store sales and inventories, and thereby to schedule our production to meet anticipated re-orders.

      Jauntiway also obtains products or components from other independent manufacturers located principally in the southern portion of China, particularly during peak production periods. These suppliers are selected based on the quality of their products, prices and service.

      The basic raw materials used by Jauntiway in manufacturing our toy products are petrochemical resin derivatives. Integrated circuits have also become an important component of our technologically advanced toys. Costs of petrochemical derivatives and integrated circuits are affected by demand and supply as well as the value of the United States dollar in relation to foreign currencies, and have been subject to volatility in recent years. There can be no assurance as to the timing or extent to which we will be able to pass on any raw material or component price increases to our customers.

      In addition, a large portion of Jauntiway’s petrochemical derivates and integrated circuits are imported from Taiwan via Hong Kong. Any disruption of trade between Taiwan and China may have a significant adverse effect on Jauntiway’s operations and, therefore, could have a significant adverse effect on our results of operations.

      GFK utilizes four manufacturers, three in China and one in Taiwan, to make approximately 85% of its products, based upon its product specifications. Tai Nam acted as its agent in Hong Kong for all products produced in China pursuant to an agency agreement dated September 1, 2000. This agreement was also terminated on March 11, 2002. Manufacturing commitments are made on a purchase order basis. GFK typically has an annual agreement with each supplier, which is cancelable at any time. The suppliers are paid primarily on terms, and occasionally in cash or on terms with a letter of credit.

      The bulk of Funnoodle’s products are manufactured through an exclusive outsourcing arrangement with two United States-based manufacturers. This arrangement allows us to minimize capital investments in tools and fixtures, reduces our working capital requirements and eliminates the need for warehousing facilities. The remainder of Funnoodle’s products are manufactured through outsourcing arrangements with various other contract manufacturers. Although Tai Nam and Funnoodle did not currently execute an agency agreement, Funnoodle and Tai Nam do have an existing relationship, whereby Tai Nam was acting as a purchasing agent for Funnoodle. Effective March 11, 2002, this arrangement was terminated.

Government and Industry Regulation

      We are subject to the provisions of the Federal Hazardous Substances Act, the Federal Consumer Product Safety Act, the Flammable Fabrics Act and the regulations promulgated under each such act. Such acts empower the Consumer Product Safety Commission (“CPSC”) to protect the public from hazardous goods. The CPSC has the authority to exclude from the market goods that are found to be hazardous and requires a manufacturer to repurchase such goods under certain circumstances. We send samples of all of our marketed products to independent laboratories to test for compliance with the CPSC’s rules and regulations, as well as with the product standards of the Toy Manufacturers of America, Inc. (“TMA”). We are not required to comply with the product standards of the TMA, but do so voluntarily. Similar consumer protection laws exist in state and local jurisdictions within the United States, as well as certain foreign countries. We

App-D-7

design our products to exceed the highest safety standards imposed or recommended either by government or industry regulatory authorities.

      We are not required by the United States government to obtain any quality or safety approvals prior to sales in the United States. However, prior to shipment, our products are tested by independent laboratories on behalf of us and major retailers. We, however, are required to have and have obtained European Community (CE) approval, European’s toy safety standard, for our products sold in Europe.

      Our advertising is subject to the Children’s Television Act of 1990 and the rules promulgated by the United States Federal Communications Commission as well as the laws of certain countries that place certain limitations on television commercials during children’s programming. We are subject to various other federal, state and local laws and regulations applicable to our business and believe that we are in substantial compliance with these laws and regulations.

Tariffs and Duties

      In December 1994, the United States approved a trade agreement pursuant to which import duties on toys, games, dolls and other specified items were eliminated effective January 1, 1995 from products manufactured in all most favored nation countries (including China). The imposition or increases in quotas, duties, tariffs or other changes or trade restrictions, which may be imposed in the future, would have a material adverse effect on our financial condition, operating results or ability to import products. In particular, our costs would be increased if China’s most favored nation status was revoked. In October 2000, the United States Congress approved “permanent normal trade relations” status for China, which was intended to eliminate the United States’ annual review of China’s trade relation’s status. China has signed similar agreements with the European Union and other World Trade Organization members in order to gain support for its entry into the World Trade Organization, although such entry is not guaranteed at this time. However, the imposition of trade sanctions by the United States or the European Union, or the loss of permanent normal trade relations status by China could result in substantial duties on the cost of toy, candy and kite related products manufactured in China and imported into the United States and Europe.

      In addition, several of our operations and our primary agent, Tai Nam, are based in Hong Kong, formerly a British Crown Colony. On July 1, 1997, sovereignty of Hong Kong reverted back to China. To date, this change has not impacted our business.

Patents, Trademarks and Proprietary Technology

      We own or control numerous patents and trademarks, which limit the ability of third parties to directly compete with us in our major brands. Key patents cover the Creepy Crawlers Workshop and the Creature Creator ovens, as well as aspects of the Laser Challenge system and infrared remote control vehicles. Key trademarks include Creepy Crawlers, Plasti-Goop, Laser Challenge, Arcadia, Mighty Mo’s, R.A.D.TM, Funnoodle, WindWheels and WindDesigns.

      Certain of our product lines also incorporate concepts or technologies created by outside designers, some of which are patented. In addition, many of our products incorporate intellectual property rights, such as characters or brand names that are proprietary to third parties. We typically enter into a license agreement to acquire the rights to the concepts, technologies or other rights for use with our products. These license agreements typically provide for the retention of ownership of the technology, concepts or other intellectual property by the licensor and the payment of a royalty to the licensor. Such royalty payments generally are based on the net sales of the licensed product for the duration of the license and, depending on the revenues generated from the sale of the licensed product, may be substantial. In addition, such agreements often provide for an advance payment of royalties and may require us to guarantee payment of a minimum level of royalties that may exceed the actual royalties generated from net sales of the licensed product. Some of these agreements have fixed terms and may need to be renewed or renegotiated prior to their expiration in order for us to continue to sell the licensed product.

App-D-8

Inflation

      We do not believe that the relatively moderate rates of inflation in the United States in recent years have had a significant effect on our operations. Although rates of inflation in Asia have periodically resulted in an increase in the cost of manufacturing our products and such increased costs have had a modest impact on margins, we do not believe that inflation in Asia has had a materially adverse effect on our results of operations. We will continue our policy of monitoring costs and adjusting prices accordingly.

Employees

      As of June 28, 2002, we had 56 employees, substantially all of which were full time. We are not subject to any collective bargaining agreements. We believe that our relationship with our employees is satisfactory.

Item 2.     Properties

      We lease approximately 27,000 square feet of space in Plainview, New York for corporate offices. The lease has an annual rental obligation, which ranges from $451,749 in the third year to $493,638 in the sixth year, followed by a decrease to $445,941 in the seventh year. This lease expires on April 30, 2004.

      In addition, we lease approximately 14,546 square feet of space at the Toy Center, 200 Fifth Avenue, New York, New York, to house our New York City Showroom facility. This lease has an annual base rental obligation, which ranges from $400,020 during the first three years to $443,664 in years seven through ten. This lease expires on April 30, 2010.

      We lease approximately 4,754 square feet of space in Kowloon, Hong Kong, which we use as showroom facilities. The annual rent under this lease is approximately $128,000. The lease expires on October 31, 2003.

      We lease approximately 25,000 square feet of office and warehouse space in Clinton, Connecticut under a lease expiring September 30, 2007. The total lease payments due under this lease are approximately $963,000.

Item 3.     Legal Proceedings

Legal Proceedings

      In March 2001, George G. Grillo, a product consultant, filed a complaint against us as well as against Monogram International, Inc., Monogram Products (H.K.) Ltd., Steven Lebensfeld and David Ki Kwan Chu, in the Supreme Court of the State of New York, County of Suffolk, alleging breach of express and implied contracts, violation of New York State Labor Law, unjust enrichment and unfair competition. The plaintiff seeks monetary damages totaling $280,000 in compensatory damages, $2,500,000 in exemplary damages plus costs and attorney’s fees. We intend to defend the action vigorously, as well as file counterclaims, and do not believe that the lawsuit will have a material adverse effect on our financial position or results of operations, however, there can be no assurance of the outcome of the lawsuit.

      We are involved in various other legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial position or results of operations.

      Our federal tax returns for 1992 through 2000 are under examination by the Internal Revenue Service and the statute has been extended through December 2002. Our New York State tax returns for 1999 through 2001 are also under examination by the New York State Division of Taxation. We cannot predict at this time what the outcome of the examination will be or the impact, if any, on our results of operations.

Item 4.     Submission of Matters to a Vote of Security Holders

      No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended March 31, 2002.

App-D-9

PART II

Item 5.	Market for the Registrant’s Common Equity and Related Stockholder Matters

      Our common stock is traded on the Nasdaq National Market System under the symbol “TMAX.” The following table sets forth the high and low closing sales prices of the Company’s Common Stock in each of the following quarters as reported by NASDAQ:

	Price Range of
	Common Stock

	High	Low

Fiscal 2001:
First Quarter	$3.25	$2.31
Second Quarter	3.69	2.31
Third Quarter	2.63	1.19
Fourth Quarter	2.69	1.38
Fiscal 2002:
First Quarter	$2.50	$1.27
Second Quarter	1.78	0.89
Third Quarter	1.70	0.80
Fourth Quarter	4.49	1.50

      As of June 18, 2002 the number of holders of record of our common stock was approximately 1,977.

Dividend Policy

      Prior to our initial public offering, we declared and paid dividends to our stockholders in 1993, 1994 and 1995. We currently intend to retain earnings and we do not plan to pay dividends on our common stock in the foreseeable future.

Stock Repurchase Program

      In May 1999, our board of directors approved the repurchase of up to $2.0 million of our common stock from time to time on the open market, as well as through private transactions. The timing of the stock repurchases and the total number of shares repurchased will be determined by overall financial and market conditions. As of June 18, 2002, a total of 66,200 shares of our common stock have been repurchased for a total purchase price of $210,403. Because of our proposed merger with JAKKS, as of February 10, 2002, we have ceased repurchasing shares of our common stock.

App-D-10

Item 6.     Selected Consolidated Financial Data

      Our Selected Consolidated Financial Data Company has been derived from our audited consolidated financial statements included in this report. The Selected Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes and Schedules thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Fiscal Years Ended March 31,

	1998	1999	2000	2001	2002

	(Dollars in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales	$99,367	$106,495	$109,865	$115,151	$94,852
Cost of goods sold	55,907	65,524	75,517	72,770	71,424

Gross profit	43,460	40,971	34,348	42,381	23,428
Selling and administrative expenses	27,268	29,740	38,220	37,719	49,760 (1)

Operating income (loss)	16,192	11,231	(3,872)	4,662	(26,332)
Income (loss) of joint venture	—	—	290	(2,560)	—
Other income (expense), net	(507)	(196)	144	(102)	(615)
Interest income (expense), net	(212)	985	(536)	(885)	(978)

Income (loss) before income taxes	15,473	12,020	(3,974)	(1,115)	(27,925)
Income tax expense (benefit)	4,133	3,275	(2,207)	(1,087)	(7,498)

Income (loss) from continuing operations	11,340	8,745	(1,767)	29	(20,427)
Loss from discontinued operations	—	(129)	(134)	(9,776)	(3,435)

Net income (loss)	$11,340	$8,616	$(1,901)	$(9,747)	$(23,861)

Basic and diluted loss per share from:
Continuing Operations	$1.28	$0.82	$(0.17)	$—	$(1.69)
Discontinued Operations	—	(0.01)	(0.01)	(0.86)	(0.28)

Basic and diluted loss per share	$1.28	$0.81	(0.18)	$(0.86)	$(1.97)
Cash dividends declared per common share	$—	$—	$—	$—	$—

Basic and diluted average common shares outstanding	8,847,781	10,605,000	10,596,677	11,280,804	12,116,843

	March 31,

	1998	1999	2000	2001	2002

BALANCE SHEET DATA:
Working capital (deficit)	$31,755	$30,417	$6,163	$7,693	$(14,153)
Total assets	53,831	62,584	89,073	69,088	55,806
Short-term debt (including current portion of long term debt)	30	37	14,666	10,000	15
Long-term obligations	47	32	50	1,212	—
Total stockholders’ equity	34,703	43,319	41,301	35,594	14,636

(1)	Included in selling and administrative expenses for year ended March 31, 2002 is $15.6 million of restructuring charges as described in footnote 2 in the Toymax consolidated financial statements.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      Toymax and its subsidiaries is a consumer leisure products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products, which are sold in the United States and throughout the world. Toymax products promote fun and creative play, and are available under

App-D-11

several brands: Toymax® toys, such as R.A.D.TM Robot, Mighty Mo’sTM vehicles, the award-winning Laser ChallengeTM brand, Creepy CrawlersTM activities brand and TMX RCTM radio control vehicles; Funnoodle® pool and water toys and accessories; Go Fly a Kite® kites, banners, WindWheelsTM, weathervanes and wind chimes.

Critical Accounting Policies

      Financial Reporting Release No. 60, which was recently released by the SEC, requires all companies to include in this item a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 1 of the Notes to the Consolidated Financial Statements includes a summary of the significant accounting policies and methods used by us in the preparation of our Consolidated Financial Statements. The following is a brief discussion of the more critical of these accounting policies and methods.

      Revenue recognition. Our revenue recognition policy is significant because our revenue is a key component of our results of operations. In addition, our revenue recognition determines the timing of certain expenses, such as commissions and royalties. We follow very specific and detailed guidelines in measuring revenues; however, certain judgments affect the application of our revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter and could result in future operating losses.

      Valuation of long-lived assets and goodwill. We assess the impairment of long-lived assets and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

•	significant negative industry or economic trends;

•	significant decline in our stock price for a sustained period; and

•	our market capitalization relative to net book value.

      When we determine that the carrying value of long-lived assets and goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. Net long-lived assets and goodwill amounted to $17.3 million as of March 31, 2002.

      In fiscal 2002, Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” became effective and as a result, we will cease to amortize approximately $14.5 million of goodwill. We had recorded approximately $1.1 million of amortization on these amounts during fiscal 2001 and would have recorded approximately $1.5 million of amortization during fiscal 2002. In lieu of amortization, we performed an initial impairment review of our goodwill in fiscal 2002 and an annual impairment reviews thereafter.

      We did not have to record an impairment charge upon completion of the initial impairment review.

App-D-12

Results of Operations

      The following table sets forth the percentages of net sales of certain income and expense items of Toymax for the last three fiscal years:

	Percentage of
	Net Sales
	Year Ended March 31,

	2000	2001	2002

Net sales	100.0%	100.0%	100.0%
Cost of goods sold	68.7	63.2	75.3

Gross profit	31.3	36.8	24.7
Selling and administrative expenses	34.8	32.8	52.5

Operating income (loss)	(3.5)	4.0	(27.8)
Income (loss) of joint venture	0.3	(2.2)	—
Other income (expense), net	0.1	(0.1)	(0.6)
Interest income (expense), net	(0.5)	(0.8)	(1.0)
Provision (benefit)for income taxes	(2.0)	(0.9)	(7.9)
Income (loss) from continuing operations	(1.6)	—	(21.5)
Loss from discontinued operations	(0.1)	(8.5)	(3.6)

Net loss	(1.7)%	(8.5)%	(25.1)%

      For purposes of the fiscal year comparisons which follow, figures referring to the financial performance of Toymax Inc. (“TMI”) and Toymax (H.K.) Limited (“THK”), are referred to as “Toymax Brands” and those referring to the performance of Go Fly a Kite, Inc. (“GFK”), and the Funnoodle product line (“Funnoodle”) are referred to as “Toymax Enterprises”.

Recent Developments

      On March 11, 2002, JAKKS acquired approximately a 66.8% controlling interest in Toymax. In connection with this acquisition by JAKKS, Toymax developed and began to implement a restructuring plan to maximize its future operating results. The fiscal 2002 results reflect this restructuring plan. As part of this plan Toymax has determined not to continue the operations of Maxverse Interactive, Inc, (“Maxverse”). Thus, Maxverse is treated as a discontinued operation along with Monogram International, Inc. and Candy Plant, which were both sold effective November 30, 2001.

Fiscal Year Ended March 31, 2002 Compared With Fiscal Year Ended March 31, 2001

      Net Sales. Net sales for fiscal 2002 decreased $20.3 million, or 17.6%, to $94.9 million from $115.2 million in fiscal 2001.

      Net sales of Toymax Brands decreased 23.3% to $65.6 million, or 69.1% of total net sales, from $85.5 million, or 74.2% of total net sales, in fiscal 2001. The decrease in net sales was primarily due to a decrease in sales of IR and programmable vehicles and an increase in sales discounts and allowances.

      Net sales of Toymax Enterprises decreased 1.3% to $29.3 million, or 30.9% of total net sales, from $29.7 million, or 25.8% of total net sales, in fiscal 2001. The decrease in net sales was primarily the result of a decrease in the selling prices of pool and backyard water recreational products offset somewhat by an increase in kites and windwheels.

      Gross Profit. Gross profit for fiscal 2002 decreased by $19.0 million, or 44.7%, to $23.4 million from $42.4 million for fiscal 2001, with a decrease in gross margin from 36.8% of net sales for fiscal 2001 to 24.7% in fiscal 2002.

App-D-13

      The gross profit for Toymax Brands decreased by $16.9 million, or 53.3%, to $14.8 million, or 22.7% of net sales, from $31.8 million, or 37.2% of net sales for fiscal 2001. The decrease in the gross profit and margin was primarily the result of the decrease in sales volume, along with the increase in sales discounts and allowances.

      The gross profit for Toymax Enterprises decreased $2.0 million, or 19.0%, to $8.6 million, or 29.3% of net sales, from $10.6 million, or 35.7% of net sales for fiscal 2001. The decrease in both gross profit and margin was primarily the result of reduced selling prices of Toymax’s pool and backyard water recreation products and to a lesser extent margins realized by GFK primarily as a result of product mix.

      Selling and Administrative Expenses. Selling and administrative expenses for fiscal 2002 increased by $12.0 million, or 31.9%, to $49.8 million, or 52.5% of net sales, from $37.7 million, or 32.8% of net sales, for fiscal 2001. Selling and administrative expenses of Toymax Brands for fiscal 2002 increased by $13.5 million, or 44.1%, to $44.1 million, or 67.2% of net sales, from $30.6 million, or 35.8% of net sales, for fiscal 2001. This increase was a result of the restructuring charge of $15.6 million relating to the acquisition of approximately 66.8% of Toymax by JAKKS. This charge includes a $7.1 million write-off of certain assets which will not be utilized by the combined companies, as well as severance accruals of $1.4 million, termination costs of certain agreements of $2.2 million, professional fees and other charges of $2.2 million and a one time charge of $2.7 million for changing the terms of the existing stock options. This charge was offset by decreases in advertising and royalties related to the decrease in sales. Selling and administrative expenses of Toymax Enterprises for fiscal 2002 decreased $1.5 million, or 20.0%, to $5.6 million, or 19.4% of net sales, from $7.1 million, or 23.9% of net sales, for fiscal 2001. The decrease was primarily the result of a decrease in amortization of goodwill and consulting fees offset by the restructuring charge.

      Operating Income (Loss). As a result of the foregoing, fiscal 2002 had a loss of $26.3 million compared to income of $4.6 million in fiscal 2001. Toymax Brands incurred an operating loss of $29.2 million in fiscal 2002 compared to operating income of $1.2 million in fiscal 2001. Toymax Enterprises had operating income of $2.9 million in fiscal 2002, compared to operating income of $3.5 million in fiscal 2001.

      Other Income (Expense), Net. Net other expense decreased from $2.8 million, in fiscal 2001, to $0.6 million, in fiscal 2002. This decrease was the result of the write-off of advances and the investment in the Yaboom Limited joint venture of $1.9 million and the equity in the loss of the joint venture of $0.7 million in fiscal 2001. In fiscal 2002, there were no such charges.

      Interest Income (Expense), Net. Net interest expense for fiscal 2002 increased $0.1 million, or 10.5%, to $1.0 million from $0.9 million in fiscal 2001. The increase in net interest expense was primarily due to increased bank borrowings in fiscal 2002.

      Income (Loss) Before Income Taxes. Loss before income taxes for fiscal 2002 was $27.9 million, compared to income before income taxes of $1.1 million in fiscal 2001. In fiscal 2002, Toymax Brands had a loss before income taxes of $30.6 million, compared to a loss of $2.3 million in fiscal 2001. Toymax Enterprises had income before taxes of $2.7 million in fiscal 2002, compared to income before income taxes of $3.4 million in fiscal 2001.

      Provision (Benefit) For Income Taxes. The effective rate for fiscal 2002 decreased to a benefit of 26.9% from an effective rate of 97.4% for fiscal 2001. The change in the effective rate is primarily related to the write-off of the investment in and advances to the joint venture in fiscal 2001 which did not result in any income tax benefit.

      Income (Loss) From Continuing Operations. Loss from continuing operations was $20.4 million in fiscal 2002, compared to a nominal profit in fiscal 2001.

      Loss From Discontinued Operations. The loss from discontinued operations decreased by $6.3 million, to a net loss of $3.4 million in fiscal 2002, compared to a loss of $9.8 million in fiscal 2001.

      Net Loss. As a result of the foregoing, the net loss for fiscal 2002 increased $14.1 million to $23.9 million ($1.97 per diluted share) from $9.7 million ($0.86 per diluted share) for fiscal 2001.

App-D-14

Fiscal Year Ended March 31, 2001 Compared with Fiscal Year Ended March 31, 2000

      Net Sales. Net sales for fiscal 2001 increased $5.3 million, or 5.0%, to $115.2 million from $109.9 million in fiscal 2000.

      Net sales of Toymax Brands decreased 6.1% to $85.5 million, or 74.2% of total net sales, from $91.1 million, or 82.9% of total net sales, in fiscal 2000. The decrease in net sales was primarily due to a decrease in the sales of electronic toys that was partially offset by an increase in sales of infrared, radio-controlled and programmable vehicles.

      Net sales of Toymax Enterprises increased 57.7% to $29.7 million, or 25.8% of total net sales, from $18.8 million, or 17.1% of total net sales, in fiscal 2000. The increase was primarily the result of the incorporation of a full year’s net sales of Funnoodle, which was acquired in November 1999.

      Gross Profit. Gross profit for fiscal 2001 increased by $8.0 million, or 23.4%, to $42.4 million from $34.3 million the gross margin also increased from 31.3% in fiscal 2000 to 36.8% in fiscal 2001.

      The gross profit of Toymax Brands increased by $4.1 million, or 14.6%, to $31.8 million, or 37.2% of net sales, from $27.7 million, or 30.5% of net sales, for fiscal 2000. The increase in gross margin was primarily attributable to the decrease in markdowns, allowances and other promotional costs, which were adversely affected by the product recall in the prior year.

      The gross profit of Toymax Enterprises increased by $4.0 million, or 60.1%, to $10.6 million, or 35.7% of net sales, from $6.6 million, or 35.2% of net sales, for fiscal 2000. The increase in gross profit was primarily due to a full year’s net sales of Funnoodle combined with better pricing.

      Selling and Administrative Expenses. Selling and administrative expenses for fiscal 2001 decreased by $0.5 million, or 1.3%, to $37.7 million, or 32.8% of net sales, from $38.2 million, or 34.8% of net sales, for fiscal 2000. Selling and administrative expenses of Toymax Brands for fiscal 2001 decreased by $3.1 million, or 9.2%, to $30.6 million, or 35.8% of net sales, from $33.7 million, or 37.0% of net sales, for fiscal 2000. The decrease reflects a decrease in advertising costs of almost 30%, which was partially offset by higher royalties and research and development costs. Selling and administrative expenses of Toymax Enterprises were $7.1 million, or 23.9% of net sales, as compared to $4.2 million, or 22.4% of net sales in fiscal 2000. Selling and administrative expenses for Toymax Enterprises in fiscal 2001 reflect a full year’s operating expenses of Funnoodle.

      Operating Income (Loss). As a result of the foregoing, the operating income for fiscal 2001 increased by $8.5 million, or 220.4%, to $4.7 million from an operating loss of $3.9 million for fiscal 2000. Operating income for Toymax Brands increased by $7.4 million, or 118.4%, to $1.2 million from an operating loss of $6.3 million for fiscal 2000. Operating income for Toymax Enterprises increased by $1.1 million to $3.5 million from operating income of $2.5 million in fiscal 2000.

      Other Income (Expense), Net. In fiscal 2001, Toymax recorded a write-off of its advances and investment in the Yaboom joint venture of $1.9 million. Including this charge and the increase in the Company’s equity in the operating loss of the Yaboom venture in fiscal 2001, net other income for fiscal 2001 decreased by $3.2 million from $0.4 million in fiscal 2000 to net other expense of $2.8 million in fiscal 2001.

      Interest Income (Expense), Net. Net interest expense for fiscal 2001 increased by $0.4 million, or 65.1%, to $0.9 million from $0.5 million in fiscal 2000. The increase in net interest expense was primarily due to the use of working capital funds to finance Toymax’s acquisitions and operations.

      Income (Loss) Before Income Taxes. Income before taxes for fiscal 2001 increased by $5.1 million to $1.1 million, compared to a loss before taxes of $4.0 million for fiscal 2000. Income before taxes for Toymax Brands increased by $4.0 million, or 63.8%, to a loss before taxes of $2.3 million, compared to a loss before taxes of $6.3 million for fiscal 2000. Income before taxes for Toymax Enterprises increased by $1.1 million to $3.4 million, compared to income before taxes of $2.3 million in fiscal 2000.

      Provision (Benefit) for Income Taxes. The effective tax rate for fiscal 2001 increased to 97.4% from a benefit of 55.5% for fiscal 2000. The increase in the effective tax rate was primarily a result of the geographic

App-D-15

distribution of income, as well as the reduction in the tax benefit attributable to the write-off of the investment in and advances to the joint venture.

      Income (Loss) From Continuing Operations. Income from continuing operations increased from a loss of $1.8 million in fiscal 2000, compared to break even in fiscal 2001.

      Loss From Discontinued Operations. The loss from discontinued operations increased by $9.7 million, to a net loss of $9.8 million, in fiscal 2001, from a loss of $0.1 million in fiscal 2000.

      Net Income (Loss). As a result of the foregoing, the net loss for fiscal 2001 increased $7.8 million to $9.7 million ($0.86 per diluted share) from $1.9 million ($0.18 per diluted share) for fiscal 2000.

Liquidity and Capital Resources

      Toymax historically has funded its operations and capital requirements from cash generated from operations and from financing activities. During fiscal 2002, cash and cash equivalents decreased $0.8 million to $0.9 million. The Company’s operating activities provided net cash of $2.3 million, which was primarily due to net loss offset by net non-cash charges of $0.4 million, an increase in net operating assets of $25.8 million. Net operating assets included an increase of $13.2 million in accounts payable and accrued expenses, which was offset by a decrease in due to affiliates of $6.3 million and decreases of $5.0 million from factor and accounts receivable, $1.8 million in inventories and other assets of $12.0 million.

      Investing activities used $4.7 million in net cash as compared to $5.6 million in fiscal 2001. Investing activities in the current year consisted of $3.5 million of capital expenditures and the payment of $1.2 million of additional purchase price for the Funnoodle product line. Investing activities in the prior year included $2.6 million related to business acquisitions and $3.0 million for capital expenditures. Capital expenditures in both periods consist principally of the purchase of tooling for new products and equipment.

      Financing activities provided $1.6 million in net cash, primarily due from funding received by JAKKS of $11.3 million substantially offset by the repayment of $10.0 million of bank debt. Toymax also received $0.2 million from the exercise of stock options.

      In March 2002, Toymax’s $25.0 million bank facility was paid off in full and terminated.

      In April 2002, Toymax (H.K.) Limited subsidiary terminated its credit facility with The Hongkong and Shanghai Banking Corporation Limited. The facility had provided for an import line of credit of $500,000 and the acceptance of an export letter of credit guarantee for documents presented with discrepancies of up to approximately $2.3 million.

      Toymax expects to fund its near-term and long-term cash requirements from a combination of existing cash balances, cash flow from operations and borrowings from JAKKS. There can be no assurance that sufficient cash flows from operations will materialize or that financing from JAKKS or under a credit facility will be available in amounts, at rates, or on terms and conditions acceptable to Toymax. In such event, additional funding would be required.

      In addition to obligations previously discussed, we have operating leases expiring through April 2010 with annual lease payments ranging from approximately $625,000 to $1.1 million.

New Accounting Standards

      The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Intangible Assets.” SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that Toymax recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that Toymax reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

      In April 2001, Toymax elected to adopt SFAS No. 142. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that Toymax identify reporting units for the purposes of assessing potential future

App-D-16

impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

      Toymax’s previous business combinations were accounted for using the purchase method and as of April 1, 2001, the net carrying amount of goodwill from prior purchase transactions was approximately $14.5 million. Annual amortization of this amount, which ceased being effective as of April 1, 2001, amounted to approximately $1.5 million.

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 18, 2002. We believe the adoption of this statement will have no material impact on the financial statements.

      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 14, 2001 and, generally, is to be applied prospectively. Toymax has elected to early adopt SFAS No. 144 in the current fiscal year.

Barter Transaction

      In December 1998 and April 1999, Toymax entered into agreements with a broker of media advertising, whereby Toymax sold and transferred title to merchandise of Toymax having a fair value of approximately $6.9 million in exchange for approximately $8.7 million in trade credits. In March, 2002, the total remaining net asset balance of approximately $4.0 million which is not expected to be utilized as a result of the acquisition by JAKKS, was expensed.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

      Toymax is exposed to certain market risks, which arise from transactions entered into in the normal course of business. Toymax’s primary exposures are changes in interest rates with respect to its debt and foreign currency exchange fluctuations.

Interest Rate Risk

      The interest payable on Toymax’s revolving line-of-credit is variable based on LIBOR and/or the prime rates in the United States and Hong Kong, and therefore, affected by changes in market interest rates. Toymax does not use derivative financial instruments.

Foreign Currency Risk

      While the Toymax product purchases are transacted in United States dollars, most transactions among the suppliers and subcontractors of Jauntiway Investments Limited, an OEM toy manufacturer that has been Toymax’s most important manufacturer since inception, are effected in Hong Kong dollars. Accordingly, fluctuations in Hong Kong monetary rates may have an impact on Toymax’s cost of goods. However, since 1983, the value of the Hong Kong dollar has been tied to the value of the United States dollar, eliminating fluctuations between the two currencies. Despite the announcements by the Hong Kong Government that it is determined to maintain such fixed exchange rate, there can be no assurance that the Hong Kong dollar will continue to be tied to the United States dollar in the near future or longer term. Furthermore, appreciation of Chinese currency values relative to the Hong Kong dollar could increase the cost to Toymax of the products manufactured in China, and thereby have a negative impact on Toymax.

App-D-17

Item 8.	Financial Statements and Supplementary Data

      The Consolidated Financial Statements and Financial Statement Exhibits are listed in Item 14 and are included herein.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      None.

PART III

Item 10.     Directors and Executive Officers of the Registrant

Directors and Executive Officers

      Our directors and executive officers are as follows:

Name	Age	Positions with the Company

Jack Friedman	62	Chief Executive Officer
Stephen G. Berman	36	President, Secretary and Director
Joel M. Bennett	40	Chief Financial Officer
Dan Almagor	49	Director
David C. Blatte	37	Director
Robert E. Glick	55	Director
Joel Handel	66	Director
Michael G. Miller	53	Director
Murray L. Skala	55	Director

      Jack Friedman has been our Chief Executive Officer since March 2002 and has been the Chairman, Chief Executive Officer and director of JAKKS since co-founding JAKKS with Mr. Berman in January 1995. From January 1989 until January 1995, Mr. Friedman was Chief Executive Officer, President and a director of THQ. From 1970 to 1989, Mr. Friedman was President and Chief Operating Officer of LJN Toys, Ltd., a toy and software company. After LJN was acquired by MCA/ Universal, Inc. in 1986, Mr. Friedman continued as President until his departure in late 1988.

      Stephen G. Berman has been our President since March 2002 and has been the President, Chief Operating Officer, Secretary and one of the directors of JAKKS since co-founding JAKKS with Mr. Friedman in January 1995. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services.

      Joel M. Bennett has been our Chief Financial Officer since March 2002. Since September 1995, he has been the Chief Financial Officer of JAKKS and was given the additional title of Executive Vice President of JAKKS in May 2000. From August 1993 to September 1995, he served in several financial management capacities at Time Warner Entertainment Company, L.P., including as Controller of Warner Brothers Consumer Products Worldwide Merchandising and Interactive Entertainment. From June 1991 to August 1993, Mr. Bennett was Vice President and Chief Financial Officer of TTI Technologies, Inc., a direct-mail computer hardware and software distribution company. From 1986 to June 1991, Mr. Bennett held various financial management positions at The Walt Disney Company, including Senior Manager of Finance for its international television syndication and production division. Mr. Bennett holds a Master of Business Administration degree and is a Certified Public Accountant.

      Dan Almagor has been a director of Toymax since July 2001. Mr. Almagor has been the Chairman and Executive Partner of ACG International, Inc., a company which serves as director and advisor to For-

App-D-18

tune 1000 and privately-held companies, since 1989. Mr. Almagor has also served as Chairman and Chief Executive Officer for several public and privately-held companies.

      David C. Blatte has been one of our directors since March 2002. From January 1993 to May 2000, Mr. Blatte was a Senior Vice President in the specialty retail group of the investment banking division of Donaldson, Lufkin and Jenrette Securities Corporation. Since May 2000, Mr. Blatte has been a principal in Catterton Partners, a private equity fund. Mr. Blatte is a director of JAKKS and Case Logic, Inc., a privately-held consumer products company.

      Robert E. Glick has been one of our directors since March 2002. For more than 20 years, Mr. Glick has been an officer, director and principal stockholder in a number of privately-held companies which manufacture and market women’s apparel. Mr. Glick is a director of JAKKS.

      Joel Handel has been a director of Toymax since October 1997. Mr. Handel was a partner in the law firm of Baer Marks & Upham LLP, which served as counsel to the Company, from 1968 to December 2001. Mr. Handel has been a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP, which serves as counsel to the Company, since January 2002. From April 1987 through March 1997, Mr. Handel was a member of the Board of Directors of Tyco Toys, Inc., a company for which Baer Marks & Upham LLP also served as counsel. Mr. Handel is presently involved in a pending personal bankruptcy action.

      Michael G. Miller has been one of our directors since March 2002. From 1979 until May 1998, Mr. Miller was President and a director of several privately-held affiliated companies, including a list brokerage and list management consulting firm, a database management consulting firm, and a direct mail graphic and creative design firm. Mr. Miller’s interests in such companies were sold in May 1998. Since 1991, he has been President of an advertising company. Mr. Miller is a director of JAKKS.

      Murray L. Skala has been one of our directors since March 2002. Since 1976, Mr. Skala has been a partner of the law firm Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our general counsel. Mr. Skala is a director of JAKKS and Traffix, Inc., a publicly-held company in the business of telecommunications services and entertainment.

      Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

Committees of the Board of Directors

      We have an Audit Committee, and a Compensation Committee. The Board does not have a Nominating Committee and performs the functions of a Nominating Committee itself.

      Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; and to review our financial statements with our management and outside auditors. Messrs. Blatte, Glick and Miller are the current members of the Audit Committee.

      Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives and compensation. Messrs. Blatte, Glick and Miller are the current members of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      To the best of our knowledge, all Forms 3, 4 or 5 required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the fiscal year ended March 31, 2002 were filed on a timely basis.

App-D-19

Item 11.     Executive Compensation

      We do not pay any compensation to our Named Officers because our Named Officers are also Named Officers of JAKKS and each Named Officer receives his compensation from JAKKS in connection with his duties as a Named Officer of JAKKS.

Item 12.     Security Ownership of Certain Beneficial Owners and Management

      The following table furnishes information concerning all persons known to beneficially own 5% or more of Toymax common stock as of June 18, 2002.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

JAKKS Pacific, Inc.	8,232,819	66.8%
22619 Pacific Coast Highway Malibu, California 90265

Item 13.     Certain Relationships and Related Transactions

      The following table furnishes information concerning the ownership by directors, officers and directors and officers as a group of Toymax common stock as of June 18, 2002.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned	Class

Jack Friedman(2)(3)	0	*
Stephen G. Berman(2)(3)	0	*
Joel M. Bennett(2)	0	*
David C. Blatte(3)	0	*
Robert E. Glick(3)	0	*
Michael G. Miller(3)	0	*
Murray L. Skala(3)	0	*
Joel Handel(3)(4)	73,476	*
Dan Almagor(3)(5)	30,000	*
Directors and officers as a group (9 persons)	103,476	*

(1)	The address of Toymax’s directors is 22619 Pacific Coast Highway, Malibu, California 90265.

(2)	Serves as an executive officer of Toymax. None of Toymax’s executive officers own Toymax stock or have employment agreements with Toymax. All of Toymax’s executive officers are executive officers of JAKKS and have employment agreements with JAKKS.

(3)	Serves as a director of Toymax.

(4)	Includes 73,476 options that will become exercisable upon the earlier of the effective date of the merger and September 30, 2002.

(5)	Includes 30,000 options that will become exercisable upon the earlier of the effective date of the merger and September 30, 2002.

*	Represents less than 1%.

      JAKKS owns approximately 66.8% of Toymax’s common stock. JAKKS also controls the Toymax board of directors with six members of the Toymax board of directors also being members of the JAKKS board of directors and/or officers of JAKKS. Those six individuals owe fiduciary duties to JAKKS and its stockholders and each of them also owns securities of JAKKS.

App-D-20

      Joel Handel, one of Toymax’s directors who is not an employee, director or officer of JAKKS, is a partner in the law firm of Brown Raysman Millstein Felder & Steiner, LLP which provided approximately $905,540 of legal services to Toymax during Toymax’s fiscal year ended March 31, 2002.

      Dan Almagor, one of Toymax’s directors who is not an employee, director or officer of JAKKS, is a principal in an investment banking firm that received approximately $700,000 from Toymax for services rendered thereby in connection with the stock purchase agreement and which firm is entitled to receive an additional approximately $300,000 from Toymax upon completion of the merger.

PART IV

Item 14.     Exhibits, Financial Statement Schedules, and Reports on Form 8-K

      (a) The following documents are filed as part of this report:

Page

1.	Financial Statements
	Report of independent certified public accountants	D-F-2
Consolidated financial statements:
	Balance sheets as of March 31, 2000 and 2001	D-F-3
	Statements of operations for the three years in the period ended March 31, 2001	D-F-4
	Statements of stockholders’ equity for the three years in the period ended March 31, 2001	D-F-5
	Statements of cash flows for the three years in the period ended March 31, 2001	D-F-6
	Notes to consolidated financial statements	D-F-7
2.	Financial Statement Schedules
	Report of independent certified public accountants on the Financial Statement Schedule	D-S-1
	Schedule — Valuation and Qualifying Accounts for the three years in the period ended March 31, 2001	D-S-2

3. Exhibits

      The following Exhibits are filed herewith and made a part hereof:

##2.1	First Amendment to Asset Purchase Agreement dated April 5, 2000 between the Company, Funnoodle (H.K.) Limited and Kidpower Inc. and James P. O’Rourke.
*3.1(a)	Amended and Restated Certificate of Incorporation of the Registrant.
*3.1(b)	Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
*3.2	By-Laws of the Registrant.
*4.1	Specimen Stock Certificate for shares of Common Stock.
*4.2	Form of Representative’s Warrant Agreement including Form of Redeemable Warrant Certificate.
####4.3	Amended and Restated 1997 Stock Option Plan.
*10.1	Form of 1997 Stock Option Plan.
*10.2	Executive Bonus Plan.
*10.3(a)	Agreement of Lease of the Company’s offices at 125 E. Bethpage Road, Plainview, New York.
****10.3(b)	Amendment to Lease of the Company’s offices at 125 E. Bethpage Road, Plainview, New York.

App-D-21

##10.4	Lease of the Company’s showroom at 200 Fifth Avenue, New York, New York.
#10.5	Tenancy Agreement between Petergrand Limited and Toymax (H.K.) Limited for the Company’s showroom at Concordia Plaza, No. 1 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong.
*10.6(a)	Agency Agreement dated April 1, 1997, between the Company and Tai Nam.
****10.6(b)	Second Amendment to the Agency Agreement dated April 1, 1999, between the Company and Tai Nam.
***10.7(a)	Credit Facility Agreement dated February 3, 1999 between the Company and State Street Bank and Trust Company and Congress Talcott Corporation.
*10.8	Security Agreement with State Street dated June 17, 1997.
*10.9(a)	Factoring Agreement dated June 4, 1991 between the Company and Congress Talcott Corporation, as amended.
##10.9(b)	Amendment to the Collection Factoring Agreement between the Company and The CIT Group/ Commercial Services, Inc.
*10.11	Form of Employment Agreement with Steven Lebensfeld.
10.11(a)	Amended and Restated Employment Agreement with Steven A. Lebensfeld, dated January 1, 2000.
*10.12	Form of Employment Agreement with Harvey Goldberg.
10.12(a)	Amended and Restated Employment Agreement with Harvey Goldberg, dated January 1, 2000.
*10.13	Form of Employment Agreement with Kenneth Price.
10.13(a)	Amended and Restated Employment Agreement with Kenneth Price, dated January 1, 2000.
10.13(b)	Modification of Employment Agreement with Kenneth Price, dated February 16, 2000.
*10.14	Form of Employment Agreement with Carmine Russo.
10.14(a)	Amended and Restated Employment Agreement with Carmine Russo, dated January 1, 2000.
10.14(b)	Amended and Restated Employment Agreement with Carmine Russo, dated February 16, 2000.
**10.15	Form of Employment Agreement with Andrew Stein.
**10.16	Form of Employment Agreement with William A. Johnson, Jr.
10.16(a)	Amended and Restated Employment Agreement with William A. Johnson, Jr., dated January 1, 2000.
*10.17(a)	Form of Manufacturing Agreement between the Company, Tai Nam and Jauntiway.
****10.17(b)	Amendment to Manufacturing Agreement dated April 1, 1999, between the Company, Tai Nam and Jauntiway.
*10.18	Form of Amendment to Agency Agreement between the Company and Tai Nam.
#10.19	Management Agreement made as of November 30, 1999, between Sun Master Investment Limited and Kidpower, Inc.
##10.20	Form of Employment Agreement with Barry Shapiro.
##10.21	Agency Agreement dated March 24, 2000, between Monogram International Inc., Monogram Products (H.K.) Limited and Tai Nam.
##10.22	First Addendum to Loan Agreement, dated March 28, 2000, by and among Monogram Acquisition, Inc., Monogram Acquisition 1, LLC and SunTrust Bank, joined by the Company.
##10.23	Receivables Servicing Agreement dated, April 28, 2000 between Funnoodle (H.K.) Ltd. and Kidpower, Inc., and The CIT Group/ Commercial Services, Inc.

App-D-22

###10.24	Financing Agreement dated, December 27, 2000, among Toymax Inc. Go Fly A Kite, Inc., Monogram International, Inc. and Funnoodle, Inc. and The CIT Group/ Commercial Services, Inc. and Fleet Capital Corporation.
##21.1	List of Subsidiaries of the Registrant.
23.1	Consent of Independent Certified Public Accountants (Filed herewith)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-33409).

**	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 1998.

***	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

****	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 1999.

#	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

##	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2000.

###	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

####	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (No. 333-54522).

      (b) Reports on Form 8-K

      We filed a Current Report on Form 8-K on the following dates: (i) February 19, 2002, announcing the sale of our Monogram subsidiaries to V2 Development Company Ltd, (ii) February 22, 2002 announcing the merger with JAKKS and the sale of our common stock by certain principal stockholders and (iii) March 19, 2002, announcing JAKKS acquiring control of our company.

App-D-23

SIGNATURES

      Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TOYMAX INTERNATIONAL, INC.
(Registrant)

By:	/s/ JACK FRIEDMAN

Jack Friedman
Chief Executive Officer

Dated: June 28, 2002

      Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACK FRIEDMAN Jack Friedman	Chief Executive Officer and Director	June 28, 2002

/s/ STEPHEN G. BERMAN Stephen G. Berman	President and Director	June 28, 2002

/s/ JOEL M. BENNETT Joel M. Bennett	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 28, 2002

/s/ DAN ALMAGOR Dan Almagor	Director	June 28, 2002

/s/ DAVID C. BLATTE David C. Blatte	Director	June 28, 2002

/s/ ROBERT E. GLICK Robert E. Glick	Director	June 28, 2002

/s/ JOEL M. HANDEL Joel M. Handel	Director	June 28, 2002

/s/ MICHAEL G. MILLER Michael G. Miller	Director	June 28, 2002

/s/ MURRAY L. SKALA Murray L. Skala	Director	June 28, 2002

App-D-24

INDEX TO FINANCIAL EXHIBITS

CONSOLIDATED FINANCIAL STATEMENTS OF TOYMAX INTERNATIONAL INC.

FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants	D-F-2
Consolidated Balance Sheets as of March 31, 2001 and 2002	D-F-3
Consolidated Statements of Operations for the three year period ended March 31, 2002	D-F-4
Consolidated Statements of Stockholders’ Equity for the three year period ended March 31, 2002	D-F-5
Consolidated Statements of Cash Flows for the three year period ended March 31, 2002	D-F-6
Notes to Consolidated Financial Statements	D-F-7

FINANCIAL STATEMENT SCHEDULES
Report of independent certified public accountants on the Financial Statement Schedule	D-S-1
Schedule II — Valuation and Qualifying Accounts for the three years in the period ended March 31, 2002	D-S-2

App-D-F-1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of

Toymax International, Inc.

      We have audited the accompanying consolidated balance sheets of Toymax International, Inc. and Subsidiaries as of March 31, 2001 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Toymax International, Inc. and Subsidiaries at March 31, 2001 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

New York, New York
May 8, 2002

App-D-F-2

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,

	2001	2002

Assets
Current:
Cash and cash equivalents	$1,718,754	$940,136
Due from Factor	9,241,280	9,084,009
Accounts receivable, less allowance for possible losses of $476,000 and $341,000	6,668,456	3,750,699
Inventories	9,220,010	8,954,348
Prepaid expenses and other current assets	3,526,569	1,233,352
Assets of discontinued operations	4,917,113	—
Income tax refunds receivable	2,236,624	2,405,741
Deferred income taxes	1,966,948	648,612

Total current assets	39,495,754	27,016,897

Property and equipment, net	4,805,925	1,533,625
Property, equipment and other assets of discontinued operations, net	894,868	—
Deferred income taxes	2,168,509	10,470,003
Goodwill, net of accumulated amortization of $1,984,367	14,497,309	15,739,482
Other assets	7,225,227	1,045,984

	$69,087,592	$55,805,991

Liabilities and Stockholders’ Equity
Current:
Bank credit facility	$9,971,578	$—
Accounts payable	7,290,912	6,643,487
Accrued expenses	3,649,697	6,203,858
Accrued rebates and allowances	2,490,481	11,234,533
Due to affiliates	6,273,154	13,404,492
Current portion of long-term obligations	27,926	14,790
Current liabilities of discontinued operations	1,090,704	406,555
Income taxes payable	1,008,062	3,262,417

Total current liabilities	31,802,514	41,170,132

Long-term obligations	1,211,566	—
Total liabilities	33,014,080	41,170,132

Minority interest	479,882	—

Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $.01 per share; 5,000,000 shares authorized; none outstanding	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 12,166,441 and 12,316,241 shares issued	121,664	123,162
Additional paid-in capital	27,144,942	30,079,944
Retained earnings (deficit)	8,520,065	(15,341,692)
Treasury stock, 35,000 and 66,200 shares at cost	(177,889)	(210,403)
Accumulated other comprehensive income	(15,152)	(15,152)

Total stockholders’ equity	35,593,630	14,635,859

	$69,087,592	$55,805,991

See accompanying notes to consolidated financial statements.

App-D-F-3

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,

	2000	2001	2002

Net sales	$109,864,677	$115,151,485	$94,852,252

Costs and expenses
Cost of goods sold	75,516,553	72,769,988	71,424,452
Selling and administrative (including restructuring charges in 2002 of $15,600,000)	38,220,075	37,718,929	49,760,442

	113,736,628	110,488,917	121,184,894

Operating income (loss)	(3,871,951)	4,662,568	(26,332,642)

Other income (expenses):
Other income, net	853,041	567,065	349,071
Interest income	533,933	247,883	157,188
Interest expense	(1,069,742)	(1,133,129)	(1,135,391)
Equity in income (loss) of joint venture	289,768	(699,500)	—
Write-off of investment in and advances to joint venture	—	(1,859,906)	—
Finance charges	(709,127)	(668,925)	(963,877)

	(102,127)	(3,546,512)	(1,593,009)

Income (loss) before income tax expense (benefit)	(3,974,078)	1,116,056	(27,925,651)
Income tax expense (benefit)	(2,206,877)	1,087,477	(7,499,176)

Income (loss) from continuing operations	(1,767,201)	28,579	(20,426,475)
Loss from discontinued operations	(134,159)	(9,776,209)	(3,935,282)
Gain on disposal of discontinued operations	—	—	500,000

Net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)

Basic and diluted loss per share from:
Continuing operations	$(0.17)	$—	$(1.69)
Discontinued operations	(0.01)	(0.86)	(0.28)

Basic and diluted loss per share	$(0.18)	$(0.86)	$(1.97)

Shares used in computing basic and diluted loss per share:	10,596,677	11,280,804	12,116,843

See accompanying notes to consolidated financial statements.

App-D-F-4

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

						Accumulated
	Common Stock		Additional			Other	Total
Three Years Ended			Paid-in	Retained	Treasury	Comprehensive	Stockholders’
March 31, 2002	Shares	Amount	Capital	Earnings	Stock	Loss	Equity

Balance, April 1, 1999	10,605,000	$106,050	$23,059,355	$20,169,055	$—	$(15,152)	$43,319,308
Issuance of common stock purchase warrants	—	—	61,201	—	—	—	61,201
Issuance of common stock	28,108	281	(281)	—	—	—	0
Purchase of treasury stock	—	—	—	—	(177,889)	—	(177,889)
Net loss	—	—	—	(1,901,360)	—	—	(1,901,360)

Balance, March 31, 2000	10,633,108	106,331	23,120,275	18,267,695	(177,889)	(15,152)	41,301,260
Issuance of common stock	1,533,333	15,333	4,024,667	—	—	—	4,040,000
Net loss	—	—	—	(9,747,630)	—	—	(9,747,630)

Balance, March 31, 2001	12,166,441	121,664	27,144,942	8,520,065	(177,889)	(15,152)	35,593,630
Issuance of common stock	149,800	1,498	235,002	—	—	—	236,500
Purchase of treasury stock	—	—	—	—	(32,514)	—	(32,514)
Stock option compensation	—	—	2,700,000	—	—	—	2,700,000
Net loss	—	—	—	(23,861,757)	—	—	(23,861,757)

Balance, March 31, 2002	12,316,241	$123,162	$30,079,944	$(15,341,692)	$(210,403)	$(15,152)	$14,635,859

See accompanying notes to consolidated financial statements.

App-D-F-5

TOYMAX INTERNATIONAL, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,

	2000	2001	2002

Cash flows from operating activities:
Net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,370,271	5,599,269	2,732,313
Minority interest	—	(474,547)	(479,882)
Bad debts	53,749	364,966	355,768
Equity in unconsolidated joint venture	(289,768)	699,500	—
Non-cash compensation	61,201	—	2,700,000
Write-off of barter credits	—	—	3,973,624
Non-cash revenue — barter credits	(377,433)	—	—
Loss on disposal and write-off of property and equipment	28,054	—	4,580,311
Loss on impairment of asset valuation and write-off of investment and advances to joint venture	—	7,123,153	—
Changes in deferred income taxes	(702,140)	(551,000)	(6,983,158)
Changes in operating assets and liabilities:
Due from Factor and accounts receivable	(9,601,301)	9,206,230	4,689,024
Due to/from affiliates	1,646,936	1,678,287	(4,206,353)
Inventories	(1,712,620)	860,288	1,996,484
Prepaid expenses and other	(803,480)	(696,585)	6,006,565
Income tax refunds receivable	(1,843,533)	641,266	(169,117)
Accounts payable and accruals	10,164,566	(12,784,638)	8,755,073
Income taxes payable	(112,373)	(252,589)	2,254,355

Net cash provided by (used in) operating activities (continuing and discontinuing)	(1,019,231)	1,665,970	2,343,250

Cash flows from investing activities:
Acquisition of property and equipment	(3,997,858)	(2,997,987)	(3,436,658)
Proceeds from disposals of property and equipment	28,661	—	—
Business acquisitions, investments and advances	(19,316,841)	(2,587,808)	(1,242,173)

Net cash used in investing activities	(23,286,038)	(5,585,795)	(4,678,831)

Cash flows from financing activities:
Increase (decrease) in bank credit facility	10,620,661	(4,057,466)	(9,971,578)
Increase (decrease) in long-term obligations	(62,707)	552,222	(13,136)
Increase in due to affiliate	—	—	11,337,691
Proceeds from issuance of common stock	—	4,600,000	236,500
Purchase of treasury stock	(177,889)	—	(32,514)

Net cash provided by financing activities	10,380,065	1,094,756	1,556,963

Net decrease in cash and cash equivalents	(13,925,204)	(2,825,069)	(778,618)
Cash and cash equivalents, beginning of year	18,469,027	4,543,823	1,718,754

Cash and cash equivalents, end of year	$4,543,823	$1,718,754	$940,136

Supplemental cash flow information:
Interest paid	$1,222,412	$1,637,562	$1,106,269
Income taxes paid	$992,891	$1,740,812	$97,905

Supplemental disclosures of non-cash activities:
Issuance of common stock for license rights and services	$—	$494,429	$—
Capital leases entered into during the year	$64,754	$—	$—

See accompanying notes to consolidated financial statements.

App-D-F-6

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2000, 2001 and 2002

1.     Organization and Summary of Significant Accounting Policies

      On February 10, 2002, the Company entered into two agreements with Jakks Pacific Inc. (“Jakks”) for Jakks to acquire all of the outstanding shares of the Company. In a two-step transaction, Jakks acquired approximately 66% of the Company’s outstanding shares from the Company’s principal stockholders pursuant to a stock purchase agreement effective March 11, 2002, and then will acquire the remainder pursuant to a definitive merger agreement that is subject to stockholder approval. For all Company shares, Jakks will pay $4.50 per share consisting of $3 per share in cash and the remainder in shares valued at $1.50 each.

      The financial statements do not reflect any adjustments related to a step-up in valuation or other adjustments related to the change in control.

     Principles of consolidation

      The consolidated financial statements include the accounts of Toymax International, Inc. (“Toymax” and the “Company”) and its subsidiaries after elimination of intercompany accounts and transactions.

     Business

      The Company’s operations consist principally of its traditional toy products business and the businesses of its acquired enterprises. The toy products business is conducted by the Company’s subsidiaries, Toymax, Inc. (“TMI”) and Toymax (H.K.) Limited (“Toymax HK”), which are involved in designing, marketing and distributing toy products (collectively with the Yaboom Ltd. joint venture, “Toymax Brands”). The Company’s other ventures include Go Fly A Kite, Inc. (“GFK”), Funnoodle, Inc., and Funnoodle (H.K.) Limited (together with Funnoodle (H.K.) Limited, “Funnoodle”, formerly Sun Master Investment Limited) (collectively “Toymax Enterprises”). GFK and Funnoodle were formed to acquire the businesses described in Note 3.

      Effective November 30, 2001, the Company sold the net assets of Monogram International, Inc. and Monogram Products (H.K.) Limited (collectively “Monogram”) and the Candy Planet division of TMI to an entity controlled by David Chu, the former chairman of the Company for $2.25 million. In March 2002, the Company, in connection with its restructuring (Note 2), abandoned the operations of Maxverse Interactive, Inc. (“Maxverse”). Accordingly, the financial statements have been adjusted to reflect Monogram, Candy Planet and Maxverse as discontinued operations (Note 16).

     Cash and cash equivalents

      Cash and cash equivalents includes investments with original maturities of three months or less at the date of acquisition. Such investments, consisting primarily of investments in commercial paper, are stated at cost, which approximates market value, and amounted to approximately $0.6 million and $0.3 million at March 31, 2001 and 2002, respectively.

     Inventories

      Inventories are stated at the lower of cost (first-in, first-out basis) or market value. Inventories consist principally of purchased finished goods.

     Property and equipment

      Property and equipment are stated at original cost. Depreciation of machinery, equipment, molds and furniture and fixtures is computed by the straight-line method over the estimated useful lives of the assets.

App-D-F-7

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Leasehold improvements are amortized by the straight-line method over the shorter of their economic lives or the terms of the leases.

     Translation of foreign currency financial statements

      Assets and liabilities of foreign subsidiaries are translated at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the year. Gains and losses resulting from translation are accumulated in a separate component of stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the functional currency) are included in net income or loss. Substantially all of the Company’s foreign subsidiaries are located in Hong Kong. Since the value of the Hong Kong dollar has been tied to the value of the United States dollar, foreign currency fluctuations have been eliminated.

     Income taxes

      Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax law or rate changes are included in income as part of deferred tax expenses or benefits in the period that includes the enactment date. A valuation allowance is recognized if, in the opinion of management, it is more likely than not that some portion of, or all of, a deferred tax asset will not be realized.

     Revenue recognition

      Sales are recorded upon shipment, free on board from the point of shipment. The Company provides, as a reduction of sales, for anticipated returns, allowances and other sales incentives, based on known and anticipated claims.

     Shipping and handling costs

      The consolidated financial statements reflect, for all periods presented, the adoption of the classification requirements pursuant to Emerging Issued Task Force (“EITF”) 00-10, “Accounting for Shipping and Handling Fees and Costs,” which was effective in the Company’s fourth quarter of fiscal 2001. The Company reclassified income from freight charges to customers to “Net sales” and warehousing , shipping and handling costs to “Cost of goods sold.” Such costs, net of the related revenue, were historically included in “Selling, general and administrative” expenses.

     Advertising

      Advertising costs are charged to operations as incurred and were approximately $13.3 million, $9.5 million and $8.1 million for the years ended March 31, 2000, 2001 and 2002, respectively.

      Advertising costs associated with customer benefit programs are accrued as the related revenues are recognized and reflected in “Net sales.”

     Royalties

      Minimum guaranteed royalties, as well as royalties in excess of minimum guarantees, are expensed based on the sales of related products. The realizability of minimum guaranteed royalties paid is evaluated by the Company based on the projected sales of the related products.

App-D-F-8

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Research and development expenses

      Research and development expenses are charged to operations as incurred and are included in selling and administrative expenses. Research and development expenses for the years ended March 31, 2000, 2001 and 2002 were approximately $4.2 million, $3.4 million and $3.7 million, respectively.

     Fair value of financial instruments

      The carrying amounts of certain financial instruments, including cash, due from Factor, accounts receivable, accounts payable and bank obligations, approximate fair value as of March 31, 2001 and March 31, 2002 because of the relatively short-term maturity of these instruments. Fair value of the amounts due to or from affiliates cannot be readily determined because of the nature of the terms.

     Accounting for the impairment of long-lived assets

      Long-lived assets, which include goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. In fiscal 2001, the Company recognized an impairment loss of approximately $1.9 million related to the valuation of goodwill and the investment in and advances to the Company’s joint venture. See Note 2 for impairment charges recorded in connection with the Company’s restructuring.

     Goodwill

      Goodwill represents the excess purchase price paid over the fair market value of the net assets of the acquired company. Goodwill was amortized over 10-15 years on a straight-line basis prior to April 1, 2001. Commencing fiscal 2002, amortization of goodwill ceased in accordance with by Statement of Financial Accounting Standards (“SFAS”) No. 142.

      The carrying value of goodwill is based on management’s current assessment of recoverability. Management evaluates recoverability using both objective and subjective factors. Objective factors include management’s best estimates of projected future earnings, cash flows and analysis of historical and recent sales and earnings trends. Subjective factors include competitive analysis and the Company’s strategic focus.

     Earnings (loss) per share

      Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants.

      Options and warrants to purchase an aggregate of 2,738,620, 2,393,545 and 2,097,910 shares of common stock were outstanding at March 31, 2000, 2001 and 2002, respectively, at exercise prices ranging from $3.75 to $10.20 per share in fiscal 2000, $1.34 to $8.63 per share in fiscal 2001, and $0.94 to $8.63 in fiscal 2002. Such options and warrants are not included in the computation of diluted earnings per share because they are anti-dilutive (Note 11).

     Accounting for stock based compensation

      The Company accounts for its stock option awards to employees under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.” Under the intrinsic value based method, compensation cost is the excess, if any, of the

App-D-F-9

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of the net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, “Accounting for Stock-Based Compensation.”

      The Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” FIN No. 44 clarifies the application of APB No. 25 for the accounting consequences of various modifications of the terms of a previously fixed stock option. Significant modifications to the option terms could cause a charge to compensation as the options are treated as variable options.

     Use of estimates

      The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these consolidated financial statements are the estimated allowance for doubtful accounts receivable and accrued rebates and allowances and the realizability of goodwill. Actual results could differ from those and other estimates.

     Concentration of credit risks

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash balances deposited in financial institutions which exceed FDIC insurance limits, receivables due from Factor and accounts receivable not sold to a factor.

      The Company established an allowance for accounts receivable based upon factors surrounding the credit risk of specific customers’ historical trends and other information. See Note 13 for information relating to the concentration of sales to major customers.

     Comprehensive loss

      Comprehensive loss refers to revenue, expenses, gains and losses that under generally accepted accounting principles are excluded from net loss, as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s comprehensive loss is comprised of foreign currency translation adjustments. The comprehensive loss for the three years ended March 31, 2002 is the same as the reported net loss.

     Recent Accounting Standards

      The FASB issued SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Intangible Assets” in June 2001. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

      In April 2001, the Company elected to adopt SFAS No. 142. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing

App-D-F-10

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

      The Company’s previous business combinations were accounted for using the purchase method and as of April 1, 2001, the net carrying amount of goodwill from prior purchase transactions was approximately $14.5 million. Annual amortization of this amount, which ceased effective April 1, 2001, amounted to approximately $1.5 million.

      The effect of adoption of SFAS No. 142 on the reported net loss for prior periods are as follows:

	For the Year Ended March 31,

	2000	2001	2002

Reported net loss	$(1,901,360)	$(9,747,630)	$(23,861,757)
Amortization of goodwill, net of tax effect	638,666	1,114,111	—

Net loss, as adjusted	$(1,262,694)	$(8,633,519)	$(23,861,757)

Basic and diluted earnings per share:
Reported net loss	$(0.18)	$(0.86)	$(1.97)
Amortization of goodwill	.06	.10	—

Basic and diluted earnings per share, as adjusted	$(0.12)	$(0.76)	$(1.97)

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 18, 2002. The adoption of this statement will have no material impact on the financial statements.

      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company has elected to early adopt SFAS No. 144 in the current fiscal year in connection with its discontinued operations (Note 16).

     Reclassifications

      Certain March 31, 2000 and 2001 amounts were reclassified to conform to the March 31, 2002 presentation.

2.     Restructuring

      On March 11, 2002 Jakks Pacific, Inc. acquired approximately 66% of the Company (Note 1). In connection with that acquisition, the Company began a plan of reorganization. Included in selling and administrative expenses is approximately $15.6 million of restructuring charges.

App-D-F-11

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of the restructuring charge for the year ended March 31, 2002 is as follows:

March 31, 2002

Facility closure costs	$842,000
Employee termination benefits	1,400,000
Impairment of fixed assets (Note 5)	2,263,000
Barter credit write-off (Note 6)	3,974,000
Stock option compensation (Note 11)	2,700,000
Termination of agreements	2,200,000
Other	2,221,000

$15,600,000

      As a result of the acquisition, the Company terminated certain of its employees, giving stay bonuses and severance packages to 20 of its employees.

      As a result of the acquisition, the Company terminated various license agreements and its factor agreement resulting in a charge. The Company also accrued for minimum guarantees for royalties associated with discontinued product lines. Included in accrued liabilities is approximately $3.6 million related to the restructuring charge, of which approximately $2.8 million is expected to be paid within the next six months. The remaining $0.8 million related to the facility lease, will be paid over the lease term expiring in April 2004.

3.     Business Acquisitions and Joint Ventures

      In December 1998, the Company acquired substantially all of the operating assets, business operations and facilities of GFK. The aggregate maximum purchase price of approximately $6.3 million consisted of up to $5.9 million in cash and a non-interest bearing contingent note and $0.4 million in related direct costs. A portion of the purchase price, $1.3 million, was contingent upon the achievement of certain operating results for the twelve months ending August 31, 1999 and $150,000 was contingent upon the achievement of certain operating results from the date of the acquisition until August 31, 1999. Both contingencies were incurred and paid in fiscal 2000. The acquisition has been accounted for using the purchase method. The Company recorded approximately $5.8 million of goodwill, including goodwill related to the contingent payment of $1.5 million, for the excess of the total purchase price over the fair value of the net assets acquired.

      In November 1999, the Company acquired the Funnoodle product line from Kidpower, Inc. (“Kidpower”), pursuant to an asset purchase agreement dated October 25, 1999. The Funnoodle product line is a highly recognized consumer brand of pool and backyard water recreational products which include the original Funnoodle® water toys, floating pool mats, lawn sprinkler toys and exercise mats. The consideration for the acquisition was $8.7 million paid in cash at the closing, the assumption of certain commitments of Kidpower in an amount of $500,000, plus up to $7.0 million payable to Kidpower after the closing if certain contingencies occur through October 31, 2002. The Company recorded approximately $8.1 million of goodwill for the excess of the total purchase price over the fair value of the net assets acquired. The funding for the acquisition was out of the working capital of the Company. Based on the occurrence of certain contingencies contained in the acquisition agreement, the Company recorded and paid approximately $3.8 million as additional goodwill through fiscal 2002.

      In connection with the Funnoodle acquisition, the Company entered into a management services agreement dated November 30, 1999 with Kidpower (the “Kidpower Management Agreement”). Pursuant to the Kidpower Management Agreement, Kidpower will manage the day-to-day operations with respect to the Funnoodle product line. Pursuant to the Kidpower Management Agreement, a management fee of seven percent (7%) of the cost of all finished goods with respect to the Funnoodle product line is payable to

App-D-F-12

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Kidpower. The Kidpower Management Agreement, which has an initial term through November 15, 2002, is subject to termination or renewal on an annual basis at the Company’s option. In August 2001, the Company terminated the Kidpower Management Agreement.

      In October 1999, the Company and a private investor formed Yaboom Ltd. (“Yaboom”), a joint venture. The Company’s investment in Yaboom includes $1.0 million for the equity ownership and $1.1 million in non-interest bearing advances. Yaboom was formed to develop, manufacture and market innovative high-tech consumer products, which incorporate music and other intellectual property rights from popular recording artists. Under the terms of the joint venture, the Company, through a wholly-owned Hong Kong subsidiary, and the private investor each own fifty percent of Yaboom. The Company has accounted for the joint venture using the equity method and intends to permanently reinvest the earnings derived from the joint venture. Based on the uncertainty of the operations, the Company recognized an impairment in the value of the goodwill and investment in and advances to Yaboom of approximately $1.9 million in fiscal 2001. The equity investment had no value at March 31, 2001 and 2002.

4.     Due From Factor and Accounts Receivable

      In the normal course of business, TMI and Funnoodle sell substantially all of their accounts receivable, without recourse, to the CIT Group, Inc. (the “Factor”), and receive payment from the Factor when the accounts are collected.

      Effective April 1, 2002, the factoring agreement was terminated.

      Accounts receivable consists mainly of sales not factored and amounts charged back by the Factor as a result of disputes primarily relating to unearned discounts and damaged shipments, net of allowances for possible losses.

5.     Property and Equipment

      Property and equipment consists of:

	March 31,
			Estimated
	2001	2002	Useful Lives

Machinery, equipment and molds	$14,829,209	$17,859,717	2-5
Furniture and fixtures	593,854	610,027	5
Leasehold improvements	1,067,038	1,059,754	2-8

	16,490,101	19,529,498
Less: Accumulated depreciation and amortization	11,684,176	17,995,873

	$4,805,925	$1,533,625

      Depreciation and amortization of property and equipment charged to operations were approximately $2.7 million, $3.5 million and $2.7 million in 2000, 2001 and 2002, respectively. The Company recorded an impairment charge of $2.3 million on molds and other fixed assets that will not be utilized as a result of the acquisition by Jakks (Note 2).

6.     Prepaid Expenses and Other Current Assets

      In December 1998 and April 1999, the Company entered into agreements with a broker of media advertising, whereby the Company through the Toymax Brands segment sold and transferred title to merchandise of the Company having a fair value of approximately $6.9 million in exchange for approximately $8.7 million in trade credits. The Company recorded a gross margin on this transaction of approximately

App-D-F-13

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$3.2 million. The Company expensed the net remaining prepaid advertising of approximately $4.0 million in March 2002 which is not expected to be utilized as a result of the acquisition by Jakks, which historically has not used this type of advertising program (Note 2).

7.     Bank Credit Facility

      In December 2000, the Company replaced the Toymax Inc. (“TMI”) and Go Fly A Kite, Inc. (“GFK”) subsidiaries’ existing $30.0 million credit facility and the Funnoodle $5.0 million line of credit with a $40.0 million facility for all of its U.S. based operating subsidiaries. Borrowings, which are subject to availability according to a formula based on eligible accounts receivable and inventory, bear interest at either the lender’s U.S. prime rate or LIBOR plus 2.50%. The credit agreement, which expires in December 2003, is secured by the accounts receivable and inventories of the Company’s domestic subsidiaries, as well as other properties, and is guaranteed by Toymax. The agreement contains certain restrictions relating to limitations on debt, certain investments and the payment of dividends. The Agreement was terminated by mutual consent in March 2002.

      Effective April 2000, the Company’s Toymax HK subsidiary renewed its credit facility with The Hongkong and Shanghai Banking Corporation Limited (“Hongkong Bank”). The facility provides for a clean export loan of $1,000,000 and the acceptance of an export letter of credit guarantee for documents presented with discrepancies of up to approximately $2.3 million. The facility, which is jointly available to the Company’s affiliates in Hong Kong, was terminated by mutual consent in April 2002.

8.     Related Party Transactions

      The former majority stockholder of the Company owns significant interests in several other companies, including Tai Nam Industrial Company Limited (“Tai Nam”) and Jauntiway Investments Limited (“Jauntiway”). TMI and Toymax HK have purchased the majority of their merchandise directly from Tai Nam. The majority of the merchandise is manufactured in the People’s Republic of China (“PRC”) by Jauntiway.

      The Company has significant transactions with Tai Nam. These transactions include purchases of the majority of the Company’s and its subsidiary’s merchandise and certain sales of the subsidiary’s products. Tai Nam has occasionally provided extended payment terms for these purchases.

      Prior to the Jakks acquisition (Note 1), Toymax HK and TMI had an agency agreement with Tai Nam, which provided for an agency fee of 7% on products purchased. The agency agreement also requires Tai Nam to provide all administrative services to Toymax HK.

      In September 1997, the Company entered into a manufacturing agreement with Tai Nam and Jauntiway. This agreement provides, among other things, that the Company shall not be required to provide a letter of credit or other security to Tai Nam or Jauntiway in connection with its purchase orders.

      GFK maintains some raw materials for manufacturing but purchases the majority of its product from manufacturers in the PRC and Taiwan based upon the company’s product specifications. Prior to the Jakks acquisition, Tai Nam acted as GFK’s agent in Hong Kong for all products produced in the PRC pursuant to an agency agreement dated September 1, 2000.

      In April 2000, Funnoodle entered into an agency agreement with Tai Nam, which provides for an agency fee of 7% on products purchased.

      Effective March 11, 2002, all agency agreements were terminated.

      In March 2002, Jakks advanced approximately $11.3 million to the Company on a non-interest bearing basis. The funds were used to retire bank and related party debt.

App-D-F-14

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a summary of balances and transactions with affiliated companies:

	March 31,

	2001	2002

Due to affiliates:
Tai Nam	$6,273,154	$2,066,801
Jakks Pacific, Inc.	—	11,337,691

	Year Ended March 31,

	2000	2001	2002

Purchases from:
Tai Nam	$56,257,427	$52,865,582	$52,418,056

Sales to:
Tai Nam	$475,803	$342,319	$197,557

Mold purchases from:
Tai Nam	$2,275,530	$2,109,445	$2,195,349

Agency fees charged by:
Tai Nam	$3,997,980	$3,443,280	$3,329,346

Reimbursed expenses charged by:
Tai Nam	$1,036,903	$15,066	$164,672

9.     Income Taxes

      The components of income (loss) before income tax expense (benefit) and the related provision for income taxes consist of the following:

	Year Ended March 31,

	2000	2001	2002

Income (loss) before income taxes:
Hong Kong	$3,614,605	$(926,532)	$1,290,163
U.S.	(7,588,683)	2,042,588	(29,215,814)

	$(3,974,078)	$1,116,056	$(27,925,651)

Income tax expense (benefit):
Current:
Hong Kong	$326,005	$291,251	$398,806
U.S. Federal	(1,700,472)	462,287	(1,008,787)
U.S. State and City	(260,483)	184,938	93,963

	$(1,634,950)	$938,476	$(516,018)

Deferred:
Hong Kong	$82,179	$—	$97,025
U.S. Federal	(601,058)	348,815	(6,913,878)
U.S. State and City	(53,048)	(199,814)	(116,305)

	$(571,927)	$149,001	$(6,983,158)

Income tax expense (benefit)	$(2,206,877)	$1,087,477	$(7,499,176)

App-D-F-15

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The income tax expense (benefit) varies from the U.S. Federal statutory rate. The following reconciliation shows the significant differences in the tax at statutory and effective rates:

	Year Ended March 31,

	2000	2001	2002

Federal income tax expense (benefit), at statutory rate of 34%	$(1,351,187)	$379,459	$(9,494,721)
State income tax expense (benefit), net of federal tax effect	(206,930)	8,625	(81,943)
Increase in deferred tax valuation allowance	—	—	500,000
Non-deductible expenses	48,710	110,900	280,248
Non-cash compensation	—	—	918,000
Effect of differences in U.S. and Hong Kong statutory rates	(820,782)	606,272	379,240
Other	123,312	(17,779)	—

Income tax expense (benefit)	$(2,206,877)	$1,087,477	$(7,499,176)

      The components of deferred tax assets/ (liabilities) are as follows:

	March 31,

	2001	2002

Deferred tax assets:
Current:
Reserve for sales allowances and possible losses	$793,118	$457,466
Inventory	629,320	812,566
Accrued expenses	385,062	671,550
Other	159,448	912,912

	1,966,948	2,854,494

Long term:
Barter credits	—	1,470,241
Design costs	504,280	—
Property and equipment	317,245	303,338
Goodwill, licenses and other intangibles	618,522	327,033
Legal fees-trademarks	501,527	1,442,768
Federal net operating loss carryforwards	—	4,574,551
State net operating loss carryforwards	425,676	941,956

	2,367,250	9,059,887

Total deferred tax assets	4,334,198	11,914,381
Less: Valuation allowance	—	(500,000)
Deferred tax liabilities:
Property and equipment	(198,741)	(295,766)

Net deferred tax assets	$4,135,457	$11,118,615

App-D-F-16

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred taxes result from temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. The temporary differences result from costs required to be capitalized for tax purposes by the U.S. Internal Revenue Code, and certain items accrued for financial reporting purposes in the year incurred but not deductible for tax purposes until paid.

      As of March 31, 2002, the Company has federal and state net operating loss carryforwards of $13.7 million and $31.4 million, respectively, expiring through 2022. Due to the change in control, which occurred during fiscal 2002, utilization of these losses to offset future income may be limited under IRC § 382. A valuation allowance has been recorded related to the limited realization of state net operating loss carryforwards. Based on Jakks ability to use the carryforwards, the Company believes it is more likely than not that these carryforwards will be utilized. Therefore, no further allowance was deemed necessary.

10.     Capital Stock

     Stock Repurchase Program

      In May 1999, the Company announced that its Board of Directors had approved the repurchase of up to $2.0 million of Toymax common stock from time to time on the open market, as well as through private transactions. The timing of the stock repurchases and the total number of shares repurchased will be determined by overall financial and market conditions. The Company’s credit facility restricts it from purchasing shares of its capital stock in excess of $2.0 million during any fiscal year. As of March 31, 2002, a total of 66,200 shares of Toymax common stock have been repurchased for a total purchase price $210,403.

     Private Placement

      In December 2000, the Company announced the private placement of $4.6 million for the purchase of common stock of Toymax and its subsidiary, Maxverse, had been accepted. Pursuant to the offering, the Company offered units at $300,000 per unit consisting of 100,000 shares of Toymax common stock and 3 million shares of Maxverse, which was developing wireless communication products for children and young adults. Through March 31, 2002, 1,533,333 shares of common stock of Toymax and approximately 46 million shares common stock of the subsidiary had been issued. The Company retains controlling interest in the subsidiary. In March 2002, the Company discontinued the operations of Maxverse (Note 16).

11.     Stock Options and Warrants

      The Stock Option Plan (the “Plan”), which was initiated in fiscal 1998 and amended in January 1999 and 2000, is administered under the direction of the Compensation Committee of the Board of Directors, which has complete discretion to select the optionee and to establish terms and conditions of each option, subject to the provisions of the Plan. A total of 3,500,000 shares of Common Stock were reserved by the Company for issuance upon exercise of stock options granted or which may be granted under the Plan.

      Stock options outstanding have a life of 10 years for non-qualified options and 5 years if the grant is an Incentive Stock Option (the “Incentive Options”), as defined in Section 422 of the Internal Revenue Code. These options may not be exercised more than 10 years after the grant or 5 years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding voting power of the Company.

      Incentive Options granted may not be less than 100% of the fair market value of the Common Stock as of the date of the grant or 110% of the fair market value if the grant is to an employee who owns more than 10% of the outstanding voting power of the Company.

App-D-F-17

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock option activity for the years ended March 31, 2000, 2001 and 2002:

		Exercise Price	Weighted
	Option	Range Per	Average
	Shares	Share	Price

Balance, March 31, 1999	716,500	$6.75-$8.63	$8.01

Granted	1,948,625	3.75- 7.94	4.30
Exercised	—	—
Cancelled	(26,150)	5.25- 8.63	7.11

Balance, March 31, 2000	2,638,975	3.75- 8.63	5.28

Granted	311,750	1.34- 2.62	1.38
Exercised	—	—
Cancelled	(656,825)	1.34- 8.63	7.85

Balance, March 31, 2001	2,293,900	1.34- 8.63	4.01

Granted	1,099,000	0.94- 3.75	1.74
Exercised	(149,594)	1.30- 1.82	1.58
Cancelled	(1,245,041)	1.30- 8.63	3.55

Balance, March 31, 2002	1,998,265	$0.94-$8.63	$3.25

      Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation,” requires the Company to provide pro forma information regarding net income and net income per common share as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value method prescribed in SFAS No. 123. Had compensation expense been recorded under the provisions of SFAS No. 123, the impact on the Company’s net earnings and earnings per share would have been:

	Year Ended March 31,

	2000	2001	2002

Net income (loss):
As reported	$(1,901,360)	$(9,747,630)	$(23,861,757)
Pro forma compensation expense, net of tax	(656,150)	(1,457,066)	(1,566,838)

Pro forma	$(2,557,510)	$(11,204,696)	$(25,428,595)

Pro forma earnings (loss) per share:
Basic and diluted	$(0.24)	$(0.99)	$(2.10)

      The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for all grants in 2000, 2001 and 2002: dividend yield of 0.00%; risk-free interest rate ranges from 3.97% to 4.81%; an expected life of options ranging from 5 to 10 years for 10-year options and a volatility of 46.5% for the year ended March 31, 2000, 89% for the year ended March 31, 2001 and 100% for the year ended March 31, 2002. The weighted average fair value of options granted was $2.44, $1.09 and $0.91 for the years ended March 31, 2000, 2001 and 2002, respectively.

App-D-F-18

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock options outstanding at March 31, 2002:

	Outstanding

Option Price Range	Number of Shares	Weighted Average Exercise Price

$0.94 - $1.30	214,000	$1.25
$1.34 - $1.47	248,100	$1.39
$1.63 - $1.63	7,500	$1.63
$1.82 - $1.82	245,365	$1.82
$2.00 - $2.15	55,000	$2.07
$2.62 - $2.62	10,000	$2.62
$3.75 - $3.75	850,000	$3.75
$5.25 - $5.25	269,800	$5.25
$5.31 - $5.31	50,000	$5.31
$8.63 - $8.63	48,500	$8.63

$0.94 - $8.63	1,998,265	$3.25

      Pursuant to the Stock Purchase Agreement dated February 10, 2002 between Jakks Pacific, Inc. and the Company, the options outstanding on March 11, 2002 were amended to be fully exercisable for a six-month period commencing on the earliest of the effective date of the merger, or its termination, or September 30, 2002. Upon the expiration of the six-month exercise period, the outstanding options will terminate. In accordance with FIN No. 44, the modification of option terms resulted in a $2.7 million charge to operations and a credit to additional paid in capital.

      In conjunction with its initial public offering, the Company issued warrants to the underwriter to purchase 195,750 shares of Common Stock at an exercise price of $10.20 per share. There was no charge to operations as a result of the issuance of the warrants to the underwriter. In August 1999, the underwriter exercised 106,105 warrants on a cashless basis, resulting in the issuance of an additional 28,108 shares of the Company’s common stock.

      On August 30, 1999, the Company issued 10,000 warrants at an exercise price of $5.50 per warrant in conjunction with the execution of a license agreement. The warrants, which are fully vested, expire on August 31, 2002 and resulted in a charge of $61,201 based on the fair value of the warrants issued.

12.     Commitments and Contingencies

     Lease obligations

      The Company leases general and administrative, warehouse and showroom facilities under non-cancelable operating leases which expire at various dates. Certain of the leases on real estate include the payment of property taxes. Additional warehouse space is leased on a monthly basis.

      TMI leases certain equipment under capital leases. The gross amount of assets recorded under capital leases is $211,245. Depreciation expense provided on such assets is included in both cost of goods sold and selling and administrative expenses in the statements of operations.

App-D-F-19

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Future minimum lease payments under all leases with non-cancelable lease terms in excess of one year are as follows:

	Operating	Capital
Year Ended March 31,	Leases	Leases

2003	$1,117,554	$15,716
2004	1,138,744	—
2005	675,370	—
2006	637,426	—
2007	641,120	—
Thereafter	1,468,589	—

	$5,678,803	$15,716

Less amounts representing interest		926

Present value of capital lease payments		14,790
Less current portion		14,790

Long-term obligation		$0

      Rent expense for the years ended March 31, 2000, 2001 and 2002 was approximately $1.1 million, $1.4 million, and $1.2 million, respectively.

     Royalties

      The Company has certain licensing agreements which involve the payment of royalties based on sales. Royalties for the years ended March 31, 2000, 2001 and 2002 amounted to approximately $6.4 million, $5.6 million and $1.8 million, respectively.

     Executive bonus plan

      The Company’s Executive Bonus Plan (the “Bonus Plan”), is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee determines the key management employees of the Company who will be eligible to participate in the Bonus Plan and the amount, if any, of each participant’s award based on such participant’s performance. The aggregate amount of awards made under the Bonus Plan for a fiscal year may not exceed an amount equal to 15% of the profit of the Company and its designated affiliates for such year (as defined), reduced by 15% of the stockholders’ equity of the Company and such affiliates during such year.

     Litigation

      The Company is involved in various legal proceedings in the ordinary course of its business activities. The Company believes that the resolution of such legal proceedings and claims, individually and in aggregate, are not likely to have a material adverse effect on its financial position or results of operations.

      In March 2001, George G. Grillo, a product consultant, filed a complaint against the Company as well as against Monogram International, Inc., Monogram Products (H.K.) Ltd., Steven Lebensfeld and David Ki Kwan Chu, in the Supreme Court of the State of New York, County of Suffolk, alleging breach of express and implied contracts, violation of New York State Labor Law, unjust enrichment and unfair competition. The plaintiff seeks monetary damages totaling $280,000 in compensatory damages, $2,500,000 in exemplary damages plus costs and attorney’s fees. The Company, which intends to defend the action vigorously as well as

App-D-F-20

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interpose counterclaims, does not believe that the suit will have a material adverse effect on its financial position or results of operations, however, there can be no assurance of the outcome.

      The Company’s federal tax returns for 1992 through 2000 and New York State returns for 1999 through 2001 are under examination. The tax authorities have raised no issues to date that would have a material effect on the financial statements.

13.     Major Customers and Products

      Invoiced sales to Toys “R” US and WalMart accounted for a total of 43%, 36% and 35% of total invoiced sales for the years ended March 31, 2000, 2001 and 2002, respectively.

14.     Employee Benefit Plan

      The Company has a tax deferred retirement savings plan that is intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plan provides for matching contributions at TMI’s option. TMI made no contributions for the years ended March 31, 2000, 2001 and 2002.

15.     Segment and Geographic Data

      The Company operates two reportable segments: Toymax Brands (primarily toy products, together with the Yaboom joint venture) and Toymax Enterprises (primarily leisure and recreational products).

      The following tables present summarized information about the Company’s operations by different geographic areas (net of consolidating eliminations) as of and for the three years ended March 31, 2002:

		Toymax
Year Ended March 31, 2000	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$91,061,966	$18,802,711	$109,864,677
Income (loss) before income tax	(6,269,276)	2,295,198	(3,974,078)
Total assets	45,236,966	43,836,231	89,073,197
Interest income	533,933	—	533,933
Interest expense	(1,067,436)	(2,306)	(1,069,742)
Depreciation and amortization	1,981,742	2,388,529	4,370,271
Capital expenditures	2,941,379	1,056,479	3,997,858

		Toymax
Year Ended March 31, 2001	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$85,495,922	$29,655,563	$115,151,485
Income (loss) before income tax	(2,269,190)	3,385,246	1,116,056
Total assets	48,198,647	20,888,945	69,087,592
Interest income	183,106	64,777	247,883
Interest expense	(1,100,503)	(32,626)	(1,133,129)
Depreciation and amortization	2,467,698	3,131,571	5,599,269
Capital expenditures	2,258,409	739,578	2,997,987

App-D-F-21

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Toymax
Year Ended March 31, 2002	Toymax Brands	Enterprises	Consolidated

Revenues-Net sales	$65,568,667	$29,283,585	$94,852,252
Income (loss) before income tax	(30,651,395)	2,725,744	(27,925,651)
Total assets	26,775,126	29,030,865	55,805,991
Interest income	108,892	48,296	157,188
Interest expense	(1,132,740)	(2,651)	(1,135,391)
Depreciation and amortization	2,201,867	530,446	2,732,313
Capital expenditures	3,116,764	319,894	3,436,658

      The following tables present information about the Company by geographic area as of and for three years ended March 31, 2002:

	Year Ended March 31,

	2000	2001	2002

Long-lived Assets:
United States	$19,754,712	$17,614,988	$11,923,917
Hong Kong	1,340,503	1,688,246	5,349,190

	$21,095,215	$19,303,234	$17,273,107

	Year Ended March 31,

	2000	2001	2002

Sales by Geographic Area:
United States	$89,473,797	$94,852,985	$81,948,478
Europe	14,027,241	13,159,570	8,172,258
Canada	3,547,750	2,402,269	1,362,834
Hong Kong	940,748	850,419	106,506
Other	1,875,141	3,886,242	3,262,176

	$109,864,677	$115,151,485	$94,852,252

16.     Discontinued Operations

      Effective November 30, 2001, the Company sold the net assets of the Monogram and Candy Planet segments of the business to an entity controlled by David Chu, the former Chairman of the Company’s board of directors, for $2.25 million. A gain of $0.5 million was recognized on the sale.

      In March 2002, the Company decided to abandon and discontinue the operations of Maxverse, which commenced operations in fiscal 2001.

App-D-F-22

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The results of these operations, which have been classified as discontinued operations in the accompanying financial statements are as follows:

	Year Ended March 31,

	2000	2001	2002

Net sales	$29,899,125	$16,951,272	$7,358,207
Income (loss) before income taxes	349,691	(12,258,343)	(4,762,047)
Income tax expense (benefit)	483,850	(2,007,587)	(346,883)
Minority interest	—	(474,547)	(479,882)

Net loss from discontinued operations	$(134,159)	$(9,776,209)	$(3,935,282)

      As of March 31, 2001, the net assets of discontinued operations were as follows:

Due from factor	$1,933,457
Account receivable	36,307
Inventory	1,730,822
Prepaid expenses and other current assets	1,216,527

Current assets of discontinued operations	4,917,113

Property and equipment	894,868

Total assets of discontinued operations	$5,811,981

Accrued expenses	$1,090,704

Total liabilities of discontinued operations	$1,090,704

App-D-F-23

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year End

	(In thousands, except per share amounts)
Fiscal Year Ended March 31, 2001
Net sales Operating income (loss)	$21,688	$44,348	$34,601	$14,514	$115,151
Income (loss) before income taxes	1,371	8,099	261	(5,068)	4,663
Net income (loss) from continuing operations	1,021	7,414	(36)	(7,283)	1,116
Net income (loss) from discontinued operations	597	4,869	(155)	(5,283)	28
Net income	(846)	(1,314)	(1,444)	(6,172)	(9,776)
Basic and diluted earnings (loss) per share:	(249)	3,555	(1,599)	(11,455)	(9,748)
Continued operations	$0.06	$0.46	$(0.01)	$(0.44)	$—
Discontinued operations	$(0.08)	$(0.12)	$(0.12)	$(0.51)	$(0.86)
Total	$(0.02)	$0.34	$(0.13)	$(0.95)	$(0.86)

Fiscal Year Ended March 31, 2002
Net sales	$20,008	$39,104	$25,613	$10,127	$94,852
Operating income (loss)	(1,050)	7,130	(7,295)	(25,117)	(26,332)
Income (loss) before income taxes	(1,474)	6,750	(7,630)	(25,572)	(27,926)
Net income (loss) from continuing operations	(984)	5,282	(5,294)	(19,430)	(20,426)
Net income (loss) from discontinued operations	(747)	(444)	(1,110)	(1,634)	(3,935)
Gain on disposal of discontinued operations	—	—	500	—	500
Net income	(1,732)	4,838	(5,904)	(21,064)	(23,862)
Basic and diluted earnings (loss) per share:
Continued operations	$(0.08)	$0.44	$(0.44)	$(1.61)	$(1.69)
Discontinued operations	$(0.06)	$(0.04)	$(0.05)	$(0.13)	$(0.28)
Total	$(0.14)	$0.40	$(0.49)	$(1.74)	$(1.97)

      During the fourth quarter of fiscal 2001, based on continued losses and weak projections for the Company’s Monogram subsidiary and the uncertainty of the operations of the Company’s joint venture, Yaboom, the Company recognized an impairment loss of approximately $7.1 million related to the valuation of goodwill and the investment in and advances to the Company’s joint venture.

      During the fourth quarter of fiscal 2002, the Company had significant adjustments primarily related to the restructuring as a result of the acquisition by Jakks (Note 2). This affected operating income by approximately $15.6 million. The Company also discontinued the operations of Maxverse in the fourth quarter of fiscal 2002 (Note 16). Furthermore, in the fourth quarter the Company provided for $0.4 million for U.S. tax on previously untaxed Hong Kong income.

App-D-F-24

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON THE FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders of

Toymax International, Inc.

      The audits referred to in our report dated May 8, 2002 relating to the consolidated financial statements of Toymax International, Inc. included the audits of the financial statement schedule. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

      In our opinion the financial statement schedule presents fairly, in all material respects, the information set forth therein.

BDO Seidman, LLP

New York, New York
May 8, 2002

App-D-S-1

Toymax International, Inc.

and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS

SCHEDULE II

THREE YEARS ENDED MARCH 31, 2002

		Additions
		(1)	(2)

	Balance at	Charged to	Charged to
	Beginning	Costs and	Other			Balance at End
Description	of Period	Expenses	Accounts		Deductions	of Period

CONSOLIDATED VALUATION RESERVES:
YEAR ENDED MARCH 31, 2000:
Allowance for possible losses	$136,639	$53,749	$200,000	(a)	$110,623	$279,765

YEAR ENDED MARCH 31, 2001:
Allowance for possible losses	$279,765	$364,966	—		$168,944	$475,787

YEAR ENDED MARCH 31, 2002:
Allowance for possible losses	$475,787	$355,768	$(211,823	)(b)	$278,747	$340,985

a)	Acquisition of Monogram International, Inc.

b)	Write-off discontinued operations of Monogram International

App-D-S-2

APPENDIX E

[LETTERHEAD OF MORGAN, LEWIS, GITHENS & AHN, INC.]

February 10, 2002

Board of Directors

Toymax International, Inc.
125 East Bethpage Road
Plainview, NY 11803

Gentlemen:

      We understand that Toymax International, Inc. (the “Company”) has entered into a merger agreement with JAKKS Pacific, Inc. (the “Acquiror”) pursuant to which a wholly-owned subsidiary of the Acquiror will merge with and into the Company and each share of common stock, par value $0.01 per share, of the Company, other than any shares held by the Acquiror, will receive $3.00 in cash plus .0798 shares of common stock of the Acquiror, subject to certain adjustments (the “Merger Transaction”). The terms and conditions of the Merger Transaction are set forth in more detail in a definitive merger agreement (the “Merger Agreement”). The Merger Transaction is subject to a number of conditions, including the acquisition by the Acquiror of a majority of the Company’s outstanding common stock from certain of the Company’s existing stockholders (the “Stock Acquisition”). The terms and conditions of the Stock Acquisition are set forth in more detail in a stock purchase agreement (the “Stock Purchase Agreement”). The Stock Acquisition and the Merger Transaction are referred to collectively herein as the “Proposed Transaction”.

      You have requested our opinion, as investment bankers, as to the fairness from a financial point of view of the consideration to be received by the Company’s stockholders in the Proposed Transaction.

      In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

(i) the Merger Agreement dated February 10, 2002;

(ii) the Stock Purchase Agreement dated February 10, 2002;

(iii) the Company’s Form 10-K for the year ended March 31, 2001, the Company’s Forms 10-Q for the three months ended June 30, 2001 and the six months ended September 30, 2001, and the Company’s Form 8-K dated November 9, 2001;

(iv) the Acquiror’s Form 10-K for the year ended December 31, 2000, and the Acquiror’s Forms 10-Q for the three months ended March 31, 2001, the six months ended June 30, 2001, and the nine months ended September 30, 2001;

(v) certain other publicly available information concerning the Company and the Acquiror and the trading markets for their respective common stocks;

(vi) certain internal information and other data relating to the Company and the Acquiror and their business and prospects, including forecasts and projections provided to us by management of the Company and the Acquiror, respectively;

(vii) certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and the Acquiror and the trading markets for certain of such other companies’ securities; and

(viii) the financial terms of certain recent business combinations which we believe to be relevant.

      We have also met with or spoken to certain officers and employees of the Company and the Acquiror concerning their respective businesses and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

App-E-1

Board of Directors
Toymax International, Inc.
February 10, 2002

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the forecasts, projections and other financial information provided to us by the Company and the Acquiror have been reasonably prepared based on the best current estimates and judgment of the management of the Company and the Acquiror, respectively, as to the future financial condition and results of operations of their respective businesses. We have visited the Company’s corporate headquarters but have not otherwise conducted a physical inspection of the properties and facilities of the Company or the Acquiror, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. We have not been retained by the Company to solicit and we have not solicited offers to acquire or merge with the Company from third parties. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. However, we reserve the right but have no obligation to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based.

      This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. This opinion does not address the Company’s underlying business decision to approve the Proposed Transaction or constitute a recommendation to the stockholders of the Company as to how such stockholders should vote or as to any other action such stockholders should take regarding the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent (except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company’s stockholders).

      Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration to be received by the Company’s stockholders in the Proposed Transaction is fair, from a financial point of view, to such stockholders.

Very truly yours,

/s/ MORGAN LEWIS GITHENS & AHN, INC.

MORGAN LEWIS GITHENS & AHN, INC.

App-E-2

APPENDIX F

[MORGAN LEWINS LETTERHEAD]

July 9, 2002

Board of Directors

Toymax International, Inc.
22619 Pacific Coast Hwy.
Malibu, CA 90265

Board of Directors

JAKKS Pacific, Inc.
22619 Pacific Coast Hwy.
Malibu, CA 90265

Board of Directors

JP/ TII Acquisition Corp.
c/o JAKKS Pacific, Inc.
22619 Pacific Coast Hwy.
Malibu, CA 90265

Gentlemen:

      Toymax International, Inc. (the “Company”) entered into a merger agreement dated February 10, 2002, with JAKKS Pacific, Inc. (“JAKKS”) pursuant to which JP/TII Acquisition Corp., a wholly-owned subsidiary of JAKKS (“Newco”), will merge with and into the Company and each share of common stock, par value $0.01 per share, of the Company, other than any shares held by JAKKS, will receive $3.00 in cash plus 0.0798 shares of common stock of JAKKS, subject to certain customary adjustments (the “Merger Transaction”). The terms and conditions of the Merger Transaction are set forth in more detail in a definitive merger agreement dated February 10, 2002 (the “Merger Agreement”). In addition, on February 10, 2002, the Company and four of the Company’s principal shareholders (the “Selling Shareholders”) entered into a stock purchase agreement pursuant to which the Selling Shareholders sold to JAKKS approximately 8.1 million shares of common stock of the Company representing approximately 66.3% of the Company’s outstanding common stock (the “Stock Acquisition”). The terms and conditions of the Stock Acquisition are set forth in more detail in a stock purchase agreement dated February 10, 2002 (the “Stock Purchase Agreement”). The Stock Acquisition and the Merger Transaction are referred to collectively herein as the “Proposed Transaction”. Morgan Lewins & Co. Inc. (“ML&Co.”) rendered a written fairness opinion, dated February 10, 2002, to the Board of Directors of the Company that the consideration to be received by the Company’s shareholders in the Proposed Transaction is fair, from a financial point of view, to such shareholders.

      Each of the parties involved, JAKKS, Newco and Toymax, has requested our opinion, as investment bankers, as to the fairness from a financial point of view of the consideration to be received by the Company’s shareholders in the Merger Transaction.

      In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

(i) the Merger Agreement dated February 10, 2002;

(ii) the Stock Purchase Agreement dated February 10, 2002;

(iii) JAKKS’ Form S-4 registration statement filed with the Securities and Exchange Commission on May 21, 2002, and its Schedule 13E-3 dated May 22, 2002;

(iv) certain other publicly available financial statements and other business and financial information concerning the Company and JAKKS and the trading markets for their respective common stocks;

App-F-1

(v) certain internal information and other data relating to the Company and JAKKS and their business and prospects, including forecasts and projections provided to us by management of the Company and JAKKS, respectively;

(vi) certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and JAKKS and the trading markets for certain of such other companies’ securities; and

(vii) the financial terms of certain recent business combinations which we believe to be relevant.

      We have also met with or spoken to certain officers and employees of the Company and JAKKS concerning their respective businesses and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the forecasts, projections and other financial information provided to us by the Company and JAKKS have been reasonably prepared based on the best current estimates and judgment of the management of the Company and JAKKS, respectively, as to the future financial condition and results of operations of their respective businesses. We have visited the Company’s corporate headquarters but have not otherwise conducted a physical inspection of the properties and facilities of the Company or JAKKS, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. We have not been retained by the Company to solicit and we have not solicited offers to acquire or merge with the Company from third parties. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. However, we reserve the right but have no obligation to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based.

      This letter and the opinion expressed herein are for the use of the Board of Directors of each of the Company, JAKKS and Newco. This opinion does not address the underlying business decision by each of the Company, JAKKS and Newco to approve the Proposed Transaction or the Merger Transaction or constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the Merger Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent (except the Company or JAKKS may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company’s or JAKKS’ shareholders).

      Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration to be received by the Company’s shareholders in the Merger Transaction is fair, from a financial point of view, to such shareholders.

Very truly yours,

/s/ MORGAN LEWINS & CO. INC.

MORGAN LEWINS & CO. INC.

App-F-2

APPENDIX G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2002 (July 29, 2002)

Toymax International, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-23215	11-3391335
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

TOYMAX INTERNATIONAL, INC.

INDEX TO FORM 8-K

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
AUGUST 1, 2002

ITEMS IN FORM 8-K

Page

Facing page
Item 4.	Changes in Registrant’s Certifying Accountant	App-G-1
Item 7.	Financial Statements and Exhibits	App-G-1
Signatures		App-G-2
Exhibit Index

i

Item 4.     Changes in Registrant’s Certifying Accountant

      BDO Seidman, LLP was previously the principal accountants for Toymax International, Inc. (“the Registrant”). On July 29, 2002, that firm’s appointment as the Registrant’s principal accountants was terminated by the Registrant. PKF Certified Public Accountants, A Professional Corporation (“PKF”) was engaged as the Registrant’s principal accountants effective as of that date. The decision to change accountants was approved by the Board of Directors of the Registrant.

      On March 10, 2002, JAKKS Pacific, Inc. (“JAKKS”) acquired approximately 66.8% of the Registrant’s outstanding shares of common stock. As a result of such transaction, the Registrant became a majority-owned subsidiary of JAKKS. Because PFK is JAKKS’ principal accountants, the Registrant’s and JAKKS’ boards of directors determined that it is in the best interests of both companies to have the same principal accountants.

      In connection with the audits of the two fiscal years ended March 31, 2002, and the subsequent interim period through July 29, 2002, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of BDO Seidman, LLP on the consolidated financial statements of the Registrant as of and for the years ended March 31, 2001 and March 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      A letter from BDO Seidman, LLP is attached as Exhibit 16 to this Form 8-K.

      During the Registrant’s two most recent fiscal years and through the filing date of this Current Report on Form 8-K, neither the Registrant nor anyone acting on its behalf consulted with PKF with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

Exhibit
Number	Description

16	Letter of BDO Seidman, LLP dated July 29, 2002(1)

(1)	Filed herewith.

1

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYMAX INTERNATIONAL, INC.

By:	/s/ JOEL M. BENNETT

Joel M. Bennett
Chief Financial Officer

Dated: August 1, 2002

2

APPENDIX H

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934
For the quarterly period ended June 30, 2002
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934
For the transition period from to

Commission File Number: 0-23215

Toymax International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3391313
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

22619 Pacific Coast Highway

Malibu, California 90265
(Address, including zip code, of principal executive offices)

(310) 456-7799

(Registrant’s telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.          Yes ☑     No ☐

APPLICABLE ONLY TO CORPORATE ISSUERS:

      Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

      Common stock, par value $.01, 12,316,586 as of August 14, 2002.

TOYMAX INTERNATIONAL, INC. AND SUBSIDIARIES

FORM 10-Q

June 30, 2002

INDEX

Page

PART I — FINANCIAL INFORMATION
Item 1.	Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2002 and June 30, 2002 (Unaudited)
Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2002 and 2001 (Unaudited)
Condensed Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2002 and 2001 (Unaudited)
Notes to Condensed Consolidated Financial Statements
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3.	Quantitative and Qualitative Disclosures about Market Risk
PART II — OTHER INFORMATION
Item 1.	Legal Proceedings
Item 2.	Changes in Securities and Use of Proceeds
Item 3.	Defaults by the Company upon Its Senior Securities
Item 4.	Submission of Matters to a Vote of Security Holders
Item 5.	Other Information
Item 6.	Exhibits and Reports on Form 8-K
Signatures

1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Following Cautionary Statement Is Included in This Quarterly Report Pursuant to the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995:

      Certain expectations and projections regarding the future performance of Toymax International, Inc. and its subsidiaries (“Toymax”) discussed in this quarterly report are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial, and economic data along with Toymax’s operating plans and are subject to certain future events and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology, such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “project”, “continue”, “plans”, “intends” or other similar terminology. Management cautions you that the following factors, among others, could cause Toymax’s actual consolidated results of operations and financial position in fiscal 2003 and thereafter to differ significantly from those expressed in forward-looking statements:

Marketplace Risks

•	Dependence on the timely development, introduction and customer acceptance of new products, which may affect Toymax’s ability to successfully redesign, restyle and extend existing core products and product lines and successfully bring new products to market.

•	Possible weaknesses in economic conditions, both domestically and internationally, which may negatively affect the sales of Toymax’s products and the costs associated with manufacturing and distributing these products.

•	Dependence on the success of new licenses, which Toymax acquires for marketing with new and existing products.

•	Toymax’s inability to accurately predict future consumer demand.

•	Increased competitive pressure, both domestically and internationally, which may negatively affect the sales of Toymax’s products.

•	Changes in consumer preferences, which may negatively affect Toymax’s business.

Financial Considerations

•	Significant changes in interest rates, both domestically and internationally, which may negatively affect Toymax’s cost of financing its operations.

•	Currency fluctuations, which may affect Toymax’s reportable income.

Other Risks

•	Development of new technologies, including the Internet, which may create new risks to Toymax’s ability to protect its intellectual property rights.

•	Changes in laws or regulations, both domestically and internationally, including those affecting consumer products, environmental activities or trade restrictions, which may lead to increased costs or interruption in normal business operations of Toymax.

•	Other factors and risks that may be described from time to time in Toymax’s public announcements and filings with the Securities and Exchange Commission.

2

Results of Operations

      For purposes of the fiscal year comparisons which follow, figures referring to the financial performance of Toymax Inc. (“TMI”), Toymax (H.K.) Limited (“THK”), are referred to as Toymax Brands and those referring to the performance of Go Fly A Kite, Inc. (“GFK”) and the Funnoodle product line (“Funnoodle”) are referred to as Toymax Enterprises. The operations of Candy Planet, Monogram International, Inc, Monogram Products (H.K.) Limited (collectively with Monogram International, Inc.,“Monogram”) and Maxverse Interactive, Inc. (“Maxverse”) are reflected as discontinued operations.

Three months ended June 30, 2002 compared with the three months ended June 30, 2001

Recent Developments

      On March 11, 2002, Jakks Pacific, Inc (“JAKKS”), acquired approximately a 66.8% controlling interest in Toymax. In connection with this acquisition by JAKKS, Toymax developed and began to implement a restructuring plan to maximize its future operating results. As part of this plan Toymax has determined not to continue the operations of Maxverse. Thus, for the quarter ended June 30, 2001, Maxverse is treated as a discontinued operation along with Monogram and Candy Plant, which were both sold effective November 30, 2001.

      Net Sales. Net sales for the quarter ended June 30, 2002 decreased $1.3 million, or 6.3%, to $18.7 million from $20.0 million for the quarter ended June 30, 2001.

      Net sales of Toymax Brands for the quarter ended June 30, 2002 increased 5.7% to $7.2 million, or 38.3% of total net sales, from $6.8 million, or 34.0% of total net sales for the quarter ended June 30, 2001. The increase in net sales was primarily due to a concentrated effort to reduce on hand inventory in connection with the restructuring plan implemented in March 2002.

      Net sales of Toymax Enterprises for the quarter ended June 30, 2002, decreased 12.5% to $11.6 million, or 61.7% of total net sales, from $13.2, or 66.0% of total net sales for the quarter ended June 30, 2001. The decrease in net sales was primarily due to reduced sales of water leisure products and wind wheels.

      Gross Profit. Gross profit for the quarter ended June 30, 2002, increased by $0.5 million, or 8.8%, to $5.8 million, or 31.1% of net sales, from $5.4 million, or 26.8% of net sales, for the quarter ended June 30, 2001.

      The gross profit of Toymax Brands for the quarter ended June 30, 2002 increased by $0.5 million to $1.7 million, or 24.2% of net sales, from $1.2 million, or 18.6% of net sales for the quarter ended June 2001. The increase in gross margin was primarily the result of product mix. The gross profit of Toymax Enterprises remained unchanged at $4.1 million or 35.3% of net sales compared to 31.0% of net sales for the quarter ended June 30, 2001. The increase in the gross profit percentage was primarily due to the product mix of kites and banners and to a lesser extent water leisure products.

      Selling and Administrative Expenses. Selling and administrative expenses for the quarter ended June 30, 2002 decreased by $0.9 million, or 14.0%, to $5.5 million from $6.4 million for the quarter ended June 30, 2001.

      Selling and administrative expenses of Toymax Brands for the quarter ended June 30, 2002 decreased $0.7 million, or 17.9%, to $3.4 million from $4.1 million for the quarter ended June 30, 2001. The decrease was primarily due to the benefits being realized from the restructuring which began in March 2002. Selling and administrative expenses of Toymax Enterprises for the quarter ended June 30, 2002 decreased by $0.2 million, or 7.1%, to $2.1 million from $2.3 million for the quarter ended June 30, 2001. The decrease was primarily due to the benefits being realized from the restructuring which began in March 2002.

      Operating Income (Loss). As a result of the foregoing, operating income for the quarter ended June 30, 2002 increased by $1.4 million, to $0.3 million from a operating loss of $1.1 million.

3

      The operating loss of Toymax Brands for the quarter ended June 30, 2002 decreased by $1.2 million to $1.6 million from $2.8 million for the quarter ended June 30, 2001. Operating income for Toymax Enterprises increased by $0.2 million to $2.0 million from $1.8 million for the quarter ended June 30, 2001.

      Other Expense, Net. Other expense, net decreased to other income of $0.1 million for the quarter ended June 30, 2002 compared to other expenses of $0.4 million primarily due to the termination of both the bank facility and the factoring agreement.

      Income (Loss) Before Income Taxes. Income before income taxes for the quarter ended June 30, 2002 was $0.4 million compared to a loss before income taxes of $1.5 million for the quarter ended June 30, 2001. Toymax Brands had a loss before income taxes for the quarter ended June 30, 2002 of $1.6 million compared to a loss of $3.2 million for the quarter ended June 30, 2001. Toymax Enterprises had income before income taxes of $2.0 million for the quarter ended June 30, 2002 compared to $1.7 million for the quarter ended June 30, 2001.

      Provision (Benefit) For Income Taxes. The effective rate for the quarter ended June 30, 2002 is 27% compared to a benefit of 33% for the quarter ended June 30, 2001 which approximates the expected annual effective rate.

      Income (Loss) From Continuing Operations. Income from continuing operations is $0.3 million for the quarter ended June 30, 2002 compared to a loss of $1.0 million for the quarter ended June 30, 2001.

      Loss From Discontinued Operations. The loss from discontinue operations for the quarter ended June 30, 2001 was $0.7 million, for the quarter ended June 30, 2002 there was no discontinued operations.

      Net Income (Loss). As a result of the foregoing, net income for the quarter ended June 30, 2002 increased $2.0 million to $0.3 million ($0.02 per diluted share) from a net loss of $1.7 million ($0.14 per diluted share) for the quarter ended June 30, 2001.

Liquidity and Capital Resources

      The Company historically has funded its operations and capital requirements from cash generated from operations and from financing activities. During the three months ended June 30, 2002, cash and cash equivalents increased $4.1 million to $5.0 million.

      Cash used in operating activities was approximately $2.6 million in 2002, as compared to $3.4 million in 2001. The increase was primarily due to the net income for the period and the decrease in prepaid expenses and inventories, which was partially offset by the increase in due from factor and accounts receivable and the decrease in accounts payable and accrued expenses and income taxes payable.

      Investing activities used $0.1 million in net cash in 2002, as compared to $0.8 million in 2001. Investing activities in the current and prior year periods consisted of capital expenditures, principally for the purchase of molds and equipment for new products.

      Financing activities provided $6.8 million in net cash in 2002 primarily due to funding received by JAKKS partially offset by the decrease in long-term obligations. In 2001, financing activities provided $3.5 million in net cash due to an increase in our bank credit facility, partially offset by a decrease in long term obligations.

      In March 2002, Toymax’s $25.0 million bank facility was paid off in full and terminated.

      In April 2002, Toymax (H.K.) Limited subsidiary terminated its credit facility with The Hongkong and Shanghai Banking Corporation Limited. The facility had provided for an import line of credit of $500,000 and the acceptance of an export letter of credit guarantee for documents presented with discrepancies of up to approximately $2.3 million.

      Toymax expects to fund its near-term and long-term cash requirements from a combination of existing cash balances, cash flow from operations and borrowings from JAKKS. There can be no assurance that sufficient cash flows from operations will materialize or that financing from JAKKS will be available in

4

amounts, at rates, or on terms and conditions acceptable to Toymax. In such event, additional funding would be required.

New Accounting Standards

      In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. We believe the adoption of this statement will have no material impact on the financial statements.

Item 3.     Quantitative and Qualitative Disclosures About Market Risk

      The Company is exposed to certain market risks, which arise from transactions entered into in the normal course of business. The Company’s primary exposure is to foreign currency exchange fluctuations.

Foreign Currency Risk

      While the Company’s product purchases are transacted in U.S. dollars, most transactions among the suppliers and subcontractors of Tai Nam Industrial Company Limited, an OEM toy manufacturer that has been the Company’s most important manufacturer since inception, are effected in Hong Kong dollars. Accordingly, fluctuations in Hong Kong monetary rates may have an impact on the Company’s cost of goods. However, since 1983, the value of the Hong Kong dollar has been tied to the value of the United States dollar, eliminating fluctuations between the two currencies. Despite the announcements by the Hong Kong Government that it is determined to maintain such a fixed exchange rate, there can be no assurance that the Hong Kong dollar will continue to be tied to the United States dollar in the near future or longer term. Furthermore, appreciation of Chinese currency values relative to the Hong Kong dollar could increase the cost to the Company of the products manufactured in China, and thereby have a negative impact on the Company.

PART II.

OTHER INFORMATION

Item 1.     Legal Proceedings

      The Company is involved in various legal proceedings in the ordinary course of its business activities. The Company believes that the resolution of such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on its financial position or results of operations.

      Reference is made to Part I, Item 3, Legal Proceedings, in the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2002.

Item 2.     Changes in Securities and Use of Proceeds

      Reference is made to Part II, Item 5, Market for the Registrant’s Common Equity and Related Stockholder Matters, in the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2002.

      Under the Company’s stock repurchase program approved by the Board of Directors in May 1999, as of February 8, 2002, a total of 66,200 shares of Toymax common stock have been repurchased for a total purchase price of $210,403.

Item 3.     Defaults By the Company Upon Its Senior Securities

      None.

5

Item 4.     Submission of Matters to a Vote of Security Holders

      None.

Item 5.     Other Information

      At the Company’s Annual Meeting of Stockholders on August 9, 2001, the stockholders approved that the name of the Company be changed to Ma Enterprises, Inc. The steps to be taken to effectuate the name change from Toymax International, Inc. to Ma Enterprises, Inc. are not complete as of the date of this report.

Item 6.     Exhibits and Reports on Form 8-K

      a) Exhibits

99.1	Certification of Chief Executive Officer
99.2	Certification of Chief Financial Officer

      b) Reports on Form 8-K

      A current Report on Form 8-K relating to changes in our certifying accountants was filed on August 1, 2002.

6

SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYMAX INTERNATIONAL, INC.
(Registrant)

By:	/s/ JOEL M. BENNETT

Joel M. Bennett
Chief Financial Officer
(Principal Financial Officer)

Date: August 14, 2002

7

EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Toymax International, Inc. (“Toymax”), hereby certifies that Toymax’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Toymax.

/s/ JACK FRIEDMAN
Jack Friedman
President and Chief Executive Officer
Principal Executive Officer

Dated: August 14, 2002

EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Toymax International, Inc. (“Toymax “), hereby certifies that Toymax’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Toymax.

/s/ JOEL M. BENNETT
Joel M. Bennett
Chief Financial Officer
Principal Financial Officer

Dated: August 14, 2002

Appendix 2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
JAKKS PACIFIC, INC.

      The undersigned, Stephen G. Berman, hereby certifies that:

      A. He is the Secretary of JAKKS Pacific, Inc., a Delaware corporation (the “Corporation”).

      B. The restated certificate of incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 5, 1996.

      C. The amendment and restatement set forth herein has been duly approved by the board of directors and the stockholders of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the Delaware General Corporation Law.

      D. The text of the Corporation’s restated certificate of incorporation is hereby amended and restated to read in its entirety as follows:

      ARTICLE 1 The name of the corporation is JAKKS Pacific, Inc.

      ARTICLE 2 The address of the corporation’s registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, Delaware 19901, County of Kent, and the name of its registered agent at such address is Bridge Service Corp.

      ARTICLE 3 The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      ARTICLE 4 The total number of shares that the Corporation is authorized to issue is 105,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The board of directors is hereby expressly granted the authority to issue the preferred stock from time to time in one or more classes or series and by resolution or resolutions to establish the number of shares to be included in each such class or series and to fix the designations, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding.

      Each share of preferred stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to common stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of preferred stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

      ARTICLE 5 The Corporation is to have perpetual existence.

      ARTICLE 6 In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation.

      ARTICLE 7 No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that, if and to the extent required by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware.

      ARTICLE 8 The corporation shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, each person who may be so indemnified thereunder.

      ARTICLE 9 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

App-2-1

      The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Section 242 and 245 of the Delaware General Corporation Law.

JAKKS PACIFIC, INC.

BY:

STEPHEN G. BERMAN
Secretary

Dated:                     , 2002.

App-2-2

Appendix 3

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

1. Purpose	App-3-1
2. Definitions	App-3-1
3. Administration	App-3-2
4. Stock Subject to Plan	App-3-3
5. Eligibility; Per-Person Award Limitations	App-3-4
6. Specific Terms of Awards	App-3-4
7. Performance Awards, Including Annual Incentive Awards	App-3-7
8. Certain Provisions Applicable to Awards	App-3-9
9. Change in Control	App-3-10
10. Awards to Non-Employee Directors	App-3-12
11. General Provisions	App-3-12

App-3-i

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

      1.     Purpose. The purpose of this 2002 Stock Award and Incentive Plan (the “Plan”) is to aid JAKKS Pacific, Inc. a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees (including executive officers and employee directors), non-employee directors, and other persons (including consultants and advisors) who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

      2.     Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

App-3-1

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(q).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” shall mean the amount determined by the Board or the Committee, except that if the Stock is listed on a national securities exchange (or traded on the over-the-counter market), the fair market value shall be the closing price of the Stock on such exchange (or market as reported by the National Quotation Bureau) on the day on which an Award is granted hereby (or with respect to a Change in Control or other event requiring the valuation of the Stock, the closing price on the appropriate date as determined by the Board or Committee), or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

(o) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(p) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means a right, granted to a Participant under Sections 6(i) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

(t) “Preexisting Plan” means the Company’s Third Amended and Restated 1995 Stock Option Plan.

(u) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(v) “Restricted Stock” means Stock granted to a Participant under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x) “Stock” means the Company’s Common Stock, par value $.001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(y) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

      3.     Administration.

      (a) Authority of the Committee. The Plan shall be administered by the Committee (subject to the Board’s authority to restrict the Committee), which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an

App-3-2

Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

      (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. Notwithstanding the foregoing, no action may be taken pursuant to this Section 3(b) if such action would result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

      (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Stock Subject to Plan.

      (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,300,000, plus (ii) the number of shares that remain available for issuance under the Preexisting Plan after all awards thereunder have been settled, plus (iii) the number of shares subject to awards under the Preexisting Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, that (A) the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above and (B) no more than 2,000,000 shares shall be used

App-3-3

for Awards other than options or SARs. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

      (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

      5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant, advisor or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $5,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

      6.     Specific Terms of Awards.

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter

App-3-4

(subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

      (b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 9(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

      (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(d) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section
6(c), as the Committee may determine.

App-3-5

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

      (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

App-3-6

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

      (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, which are rights to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

      (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

      (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

      7.     Performance Awards, Including Annual Incentive Awards.

      (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use

App-3-7

such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

      (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

App-3-8

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee may increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

      (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, provided that the portion of such pool potentially payable to the Covered Employee shall be preestablished. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

      (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

      8.     Certain Provisions Applicable to Awards.

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of

App-3-9

a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

      (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at Participant’s election on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

      (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 (or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

      (e) Loan Provisions. With the Committee’s consent, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

      9.     Change in Control.

      (a) Effect of “Change in Control” on Non-Performance Based Awards. Unless otherwise provided by the Committee in the Award document, in the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b):

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the

App-3-10

Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

      (b) Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

      (c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (other than the Company), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30% of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or

App-3-11

resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s common stock immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom.

      For purposes of this definition:

(A) The term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

(B) The term “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

      (d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

      10.     Awards to Non-Employee Directors.

      Unless otherwise determined by the Board in writing, non-employee directors of the Company shall be entitled to receive Options in accordance with the following:

(a) On the date any non-employee director of the Company first becomes a director, such person shall automatically be granted, without further action by the Board or the Committee, an Option to purchase 37,500 shares of the Company’s Stock.

(b) On January 1 and July 1 of each year during the term of this Plan, non-employee directors of the Company then serving in such capacity, shall each be granted an Option to purchase 7,500 shares of the Company’s Stock.

(c) The exercise price of the shares subject to the Options set forth in Sections 10(a) and 10(b) hereof shall be the Fair Market Value of the Company’s Stock on the date such Options are granted. All of such Options shall be non-qualified Options. Unless otherwise determined by the Board in an award agreement at the time of the Award, the Options granted pursuant to this Section 10 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

(d) Non-employee directors of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as directors of the Company.

      11.     General Provisions.

      (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the

App-3-12

issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

      (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

      (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

      (d) Tax Provisions.

      (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially

App-3-13

payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

      (ii) Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

      (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

      (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may have a material adverse affect on the rights of such Participant under any outstanding Award.

      (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

      (i) Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other

App-3-14

Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.

      Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

      (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

      (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

      (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

      (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

App-3-15

      (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

      (p) Awards Under Preexisting Plans. Upon approval of the Plan by stockholders of the Company as required under Section 11(q) hereof, no further awards shall be granted under the Preexisting Plan; however, existing awards under the Preexisting Plan shall continue to be governed by the terms and conditions of such plan.

      (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

      (r) Repricing. No award that could be characterized as a “repricing” shall be made pursuant to this Plan without shareholder approval.

App-3-16

JAKKS PACIFIC, INC.

Proxy for Annual Meeting of Stockholders to be held September 27, 2002

    Know all men by these presents, that the undersigned hereby constitutes and appoints Jack Friedman and Stephen G. Berman, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote all of the shares of the common stock of JAKKS Pacific, Inc. standing in the name of the undersigned at the close of business on August 27, 2002, at the Annual Meeting of Stockholders of such Company to be held on September 27, 2002 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, beginning at 9:00 a.m. local time, and at any and all adjournments thereof, with all the rights and powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

☒ Please mark your votes as in this example

1.	Election of Directors ☐ For ☐ Against

Nominees are: Jack Friedman, Stephen G. Berman, David C. Blatte, Robert E. Glick, Michael G. Miller and Murray L. Skala

(Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(Continued and to be signed on the reverse side.)

2.	Ratification and approval of the amendment of the Company’s certificate of incorporation (i) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares; (ii) to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 1,000,000 shares, to 5,000,000 shares; and (iii) to implement changes to reflect recent changes to Delaware law and remove or revise certain obsolete provisions.

☐ For ☐ Against ☐ Abstain

3.	Ratification of appointment of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s auditor.

☐ For ☐ Against ☐ Abstain

4.	Ratification and approval of the Company’s 2002 Stock Award and Incentive Plan.

☐ For ☐ Against ☐ Abstain

5.	In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned:

Signature:

Date:

Signature:

Date:

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.